Exhibit 10.30

LOAN AGREEMENT

Dated as of July 17, 2006

by and among

515/555 FLOWER ASSOCIATES, LLC

as Borrower,

CITIGROUP GLOBAL MARKETS REALTY CORP.

as Agent,

LASALLE BANK NATIONAL ASSOCIATION

as Collateral Agent

and

Each Lender Signatory hereto

i

SCHEDULES

1            –            Affiliate Transactions as of Closing

2            –            Operations and Maintenance Plan

ii

LOAN AGREEMENT

THIS LOAN AGREEMENT, made as of July 17, 2006, is by and among 515/555 FLOWER ASSOCIATES, LLC, a Delaware limited liability company, having an address at c/o Thomas Properties Group, LLC, 515 South Flower Street, Sixth Floor, Los Angeles, California 90071 (“Borrower”); each of the financial institutions signatory hereto that is identified as a “Lender” on the signature pages hereto or that, pursuant to Section 8.9 hereof, shall become a “Lender” here under (individually, a “Lender”, and collectively, the “Lenders”); CITIGROUP GLOBAL MARKETS REALTY Corp., a New York corporation, having an address at 388 Greenwich Street, 11th Floor, New York, New York 10013 as agent for the Lenders (in such capacity together with its successors in such capacity, the “Agent”); and LA SALLE BANK NATIONAL ASSOCIATION, a national banking association, having an address at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, as a “bank” (as defined in Section 9-102(a)(8) of the UCC), as a “securities intermediary” (as defined in Section 8-102(a)(14) of the UCC) and as collateral agent for the Lenders (as used herein, “Collateral Agent” shall refer to LaSalle Bank National Association in each such capacity as the context requires together with any successor thereto).

RECITALS

WHEREAS, Borrower desires to obtain from the initial Lender the Loan in an amount equal to the Loan Amount (each as hereinafter defined) to refinance the Mortgaged Property (as hereinafter defined) and to pay certain other fees and expenses;

WHEREAS, the initial Lender is unwilling to make the Loan unless Borrower and Guarantor join in the execution and delivery of this Agreement, the Note and the Loan Documents (each as hereinafter defined) to which each of them is a party which shall establish the terms and conditions of, and provide security for, the Loan;

WHEREAS, Borrower has agreed to establish certain accounts and to grant to the Agent on behalf of, and for the benefit of, the Lenders, a security interest therein upon the terms and conditions of the security agreement set forth in Section 2.15; and

WHEREAS, LaSalle Bank National Association, in its capacity as collateral agent, bank and securities intermediary is willing to join in this Agreement in such capacities.

NOW, THEREFORE, in consideration of the making of the Loan by the Lenders and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereby covenant, agree, represent and warrant as follows:

ARTICLE I.

CERTAIN DEFINITIONS

Section 1.1. Definitions. For all purposes of this Agreement: (1) the capitalized terms defined in this Article 1 have the meanings assigned to them in this Article 1 and include the plural as well as the singular; (2) all accounting terms have the meanings assigned to them in accordance with GAAP (as hereinafter defined); (3) the words “herein”, “hereof”, and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, or other subdivision; and (4) the following terms have the following meanings:

“Accepted Practices” means such customary practices as commercial mortgage collateral agents or banks would follow in the normal course of their business in performing administrative and custodial duties with respect to collateral which is generally similar to the Account Collateral; provided, however, that “Accepted Practices” shall not be deemed to include any custodial practices now followed by Collateral Agent for any such collateral held for its own account to the extent that such practices are more stringent than the practices followed by commercial mortgage collateral agents or banks generally.

“Account Collateral” has the meaning set forth in Section 2.15(a) hereof.

“Accounts” means all accounts (as defined in the relevant UCC), now owned or hereafter acquired by Borrower, and arising out of or in connection with, the operation of the Mortgaged Property and all other accounts described in the Management Agreement and all present and future accounts receivable, inventory accounts, chattel paper, notes, insurance policies, Instruments, Documents or other rights to payment and all forms of obligations owing at any time to Borrower thereunder, whether now existing or hereafter created or otherwise acquired by or on behalf of Borrower, and all Proceeds thereof and all liens, security interests, guaranties, remedies, privileges and other rights pertaining thereto, and all rights and remedies of any kind forming the subject matter of any of the foregoing.

“Adjusted Operating Expenses” means, as of any date of calculation, the Operating Expenses with respect to the Mortgaged Property during the most recent twelve (12) month period for which such information was furnished to the Agent pursuant to Section 2.12(e)(v) hereof, as the same are adjusted by Agent as necessary to reflect

(1) expenses for management fees equal to the greater of actual management fees and 3.00% of Gross Revenues, and

(2) material increases in future Operating Expenses and increases in over-all actual Operating Expenses from amounts set forth in the Operating Budget as reasonably determined by the Agent.

“Adjusted Operating Revenue” means, as of any date of calculation, the sum of (A) the Operating Revenues reasonably projected by Borrower to be received with respect to the Mortgaged Property on a pro forma basis based upon the current annualized rent roll reflecting the base rent portion of the Rents and recoveries due pursuant to Leases which are currently paying and (B) any other income deemed recurring by Agent (which shall exclude interest income) with respect to the Mortgaged Property during the most recent twelve (12) month period for which such information was furnished to the Agent pursuant to Section 2.12(e)(v) hereof, as the same are adjusted by the Agent as necessary

(i) to reflect a reduction of above market Rents to market as reasonably determined by the Agent, and

(ii) to exclude Rents and recoveries attributable to space that the Agent reasonably believes will become vacant or to space occupied by any tenant that the Agent reasonably believes will suffer a material credit impairment during such period.

“Adjusted Property Net Cash Flow” for the Mortgaged Property, as of any date of calculation, shall mean the amount by which Adjusted Operating Revenues at such date exceeds Adjusted Operating Expenses at such date.

“Affiliate” of any specified Person means any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise; and the terms “controlling” and “controlled” have the meanings correlative to the foregoing.

“Agent” has the meaning provided in the first paragraph of this Agreement.

“Agreement” means this Loan Agreement, together with the Schedules and Exhibits hereto, as the same may from time to time hereafter be modified, supplemented or amended.

“Appraisal” means an appraisal with respect to the Mortgaged Property prepared by an Appraiser in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, in compliance with the requirements of Title 11 of the Financial Institution Reform, Recovery and Enforcement Act and utilizing customary valuation methods such as the income, sales/market or cost approaches.

“Appraiser” means a nationally recognized MAI appraiser selected by Borrower and reasonably approved by the Agent.

“Assignment of Rents and Leases” means, with respect to the Mortgaged Property, an Assignment of Rents and Leases, dated as of the Closing Date, granted by Borrower to Agent for the benefit of the Lenders with respect to the Leases, as same may thereafter from time to time be supplemented, amended, modified or extended by one or more agreements supplemental thereto.

“Basic Carrying Costs” means the following costs with respect to the Mortgaged Property: (i) Impositions and (ii) insurance premiums for policies of insurance required to be maintained by Borrower pursuant to this Agreement or the other Loan Documents.

“Base CPI” means the Consumer Price Index for the calendar month immediately preceding the calendar month in which the Closing Date occurs.

“Borrower” has the meaning provided in the first paragraph of this Agreement.

“Borrower’s Operating Account” shall mean an account established by Borrower into which disbursements from the Other Property Expenses Account are made, at a financial institution selected by Borrower and reasonably acceptable to Lender (initially City National Bank).

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in the State of New York, California or Illinois are authorized or obligated by law, governmental decree or executive order to be closed. When used with respect to an Interest Determination Date, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banks in London, England are closed for interbank or foreign exchange transactions.

“CALSTRS” means the California State Teachers’ Retirement System.

“Capital Budget” means Borrower’s $112,795,560 budget of Capital Improvement Costs for the Renovation of the Mortgaged Property (of which $64,912,537 remains to be completed, subject to confirmation by Construction Consultant), in the form approved by Junior Mezzanine Lender on the Closing Date, together with such amendments to such budget as may be approved by Junior Mezzanine Lender in accordance with the Junior Mezzanine Loan Agreement.

“Capital Event” means any transfer, sale, assignment, conveyance, liquidation, disposition (other than a Taking) or refinancing of the Mortgaged Property and “Capital Events” shall have a meaning correlative to the foregoing.

“Capital Event Proceeds” means any cash proceeds of a Capital Event received by Borrower net of any cash prorations, adjustments and credits with respect to such Capital Event and net of reasonable third-party expenses paid in connection with such Capital Event.

“Capital Improvement Costs” means costs incurred or to be incurred in connection with replacements and capital repairs made to the Mortgaged Property (including direct and indirect costs as stipulated under the Capital Budget approved by Junior Mezzanine Lender).

“Cash Flow Sweep Account” has the meaning set forth in Section 2.13(c) hereof.

“Chattel Paper” means all of Borrower’s right, title and interest, whether now owned or hereafter acquired, in, to and under all “chattel paper” as defined in the UCC (whether tangible chattel paper or electronic chattel paper).

“Closing Date” means the date of the funding of the Loan.

“Code” means the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Collateral” means, collectively, the Land, Improvements, Leases, Rents, Personalty, and all Proceeds, and (to the full extent assignable) Permits, which is or hereafter may become subject to a Lien in favor of the Agent on behalf of the Lenders as security for the Loan (whether pursuant to the Mortgage, any other Loan Document or otherwise), all whether now owned or hereafter acquired and all other property which is or hereafter may become subject to a Lien in favor of the Agent on behalf of the Lenders as security for the Loan and including all property of any kind described as part of the Mortgaged Property under the Mortgage.

“Collateral Agent” has the meaning specified in the introductory paragraph of this Agreement.

“Collateral Assignment of Hedge” means the Collateral Assignment of Hedge, dated as of the applicable date and executed by Borrower, the Agent and the hedge counterparty.

“Collateral Security Instrument” means any right, document or instrument, other than the Mortgage, given as security for the Loan, including, without limitation, the Assignment of Rents and Leases, the Collateral Assignment of Hedge, the Note Pledge Agreement and the Contract Assignment.

“Collection Account” has the meaning set forth in Section 2.12(a) hereof.

“Collection Period” means, with respect to any Payment Date, the period commencing on and including the eleventh (11th) day in the month preceding the month in which such Payment Date occurs through and including the tenth (10th) day in the month in which such Payment Date occurs; provided, however, that in the case of the first Payment Date, the “Collection Period” shall commence on the Closing Date.

“Condemnation Proceeds” means, in the event of a Taking with respect to the Mortgaged Property, the proceeds in respect of such Taking less any reasonable third party out-of-pocket expenses incurred in collecting such proceeds.

“Construction Consultant” means Inspection and Valuation International, Inc., a New York corporation, or such other construction consultant as Junior Mezzanine Lender shall select.

“Consumer Price Index” means the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, in the area where the Mortgaged Property is located, All Items (1982-84 = 100), or any successor index thereto, appropriately adjusted and if such Consumer Price Index ceases to be published and there is no successor thereto, such other index as Agent and Borrower shall mutually agree upon.

“Contingent Obligation” means, as used in the definition of Other Borrowings, without duplication, any obligation of Borrower guaranteeing any indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly. Without limiting the generality of the foregoing, the term “Contingent Obligation” shall include any obligation of Borrower:

(i) to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor;

(iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or

(iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof.

The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming Borrower is required to perform thereunder) as determined by Agent in good faith.

“Contract Assignment” means, with respect to the Mortgaged Property, the Assignment of Contracts, Licenses, Permits, Agreements, Warranties and Approvals, dated as of the Closing Date and executed by Borrower.

“Contracts” means the Management Agreement and all other agreements to which Borrower is a party or which are assigned to Borrower by the Manager in the Management Agreement and which are executed in connection with the construction, operation and management of the Mortgaged Property (including, without limitation, agreements for the sale, lease or exchange of goods or other property and/or the performance of services by it, in each case whether now in existence or hereafter arising or acquired) as any such agreements have been or may be from time to time amended, supplemented or otherwise modified.

“Debt Service Coverage Test” means, as of any date of calculation with respect to the Mortgaged Property, a test which shall be satisfied if the Adjusted Property Net Cash Flow at such date is at least equal to the product of 1.20 and the Loan Debt Service at such date. The Debt Service Coverage Test shall be calculated no less than monthly by the Agent based upon the Adjusted Property Net Cash Flow computed quarterly by the Agent from the most recent Quarterly Statement delivered by Borrower. If on any given calculation date, (a) the Debt Service Coverage Test has been satisfied and the Debt Service Coverage Test was not satisfied on the immediately preceding calculation date, or (b) the Debt Service Coverage Test has not been satisfied and the Debt Service Coverage Test was satisfied on the immediately preceding calculation date, then the Agent shall promptly inform Collateral Agent and Borrower of such satisfaction or non-satisfaction.

“Deed of Trust Trustee” means the trustee under the Mortgage that constitutes a “deed of trust” under applicable law.

“Default” means the occurrence of any event which, but for the giving of notice or the passage of time, or both, would be an Event of Default.

“Default Administration Fee” means an amount equal to the product of (x) 0.5% and (y) the Principal Indebtedness as of the date the Default Administration Fee becomes payable; provided, however, that if prior to the expiration of the Default Refinance Period, Borrower fully repays the Indebtedness, then the amount of the Default Administration Fee shall be reduced by the amount of the Exit Fee, regardless of whether payment of the Exit Fee is waived by Agent hereunder.

“Default Rate” means the per annum interest rate equal to the lesser of (a) 5.0% per annum in excess of the rate otherwise applicable hereunder and (b) the maximum rate allowable by applicable law.

“Default Refinance Period” means the period that commences as of the date the Default Administration Fee becomes payable hereunder, and ends on the date that is ninety (90) days thereafter; provided, however, that if Borrower has not fully repaid the Indebtedness on or prior to such ninetieth (90th) day, but Borrower has used commercially reasonable and diligent efforts to obtain a refinance loan, and delivers to Agent, on or before such ninetieth (90th) day, a fully-executed copy of a binding loan commitment from a bank or other bona fide commercial lender pursuant to which such bank or commercial lender has committed to make a loan to Borrower in an amount that is no less than the then-outstanding Indebtedness, then the Default Refinance Period shall be extended by thirty (30) days.

“Deficient Amount” has the meaning set forth in Section 5.1(x)(iv)(B).

“Demand Note” shall mean that certain Demand Note, dated of even date herewith, executed by TPG/CALSTRS to Guarantor, in the original principal amount of $15,000,000, payable upon demand from Guarantor to TPG/CALSTRS, in the event that Guarantor defaults in its payment obligations under the Guaranty of Non-Recourse Obligations.

“Deposit Account” means all of Borrower’s right, title and interest, whether now owned or hereafter acquired, in, to and under all “deposit accounts” as defined in the UCC.

“Disclosure Certificate” has the meaning set forth in Section 5.1(w).

“Disclosure Documents” has the meaning set forth in Section 5.1(w).

“Documents” means all of Borrower’s right, title and interest, whether now owned or hereafter acquired, in, to and under all “documents” as defined in the UCC (whether negotiable or non-negotiable) or other receipts covering, evidencing or representing goods.

“Eligible Account” means a separate and identifiable account from all other funds held by the holding institution that is: (i) an account maintained with a federal or state chartered depository institution or trust company whose (1) commercial paper, short-term debt obligations or other short-term deposits are rated by the Rating Agencies not less than “A-1”(or the equivalent), if the deposits are to be held in the account for thirty (30) days or less or (2) long-term unsecured debt obligations are rated at least “AA-” (or the equivalent), if the deposits are to be held in the account more than thirty (30) days or (ii) a segregated trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company subject to regulations regarding fiduciary funds on deposit similar to

Title 12 of the Code of Federal Regulations Section 9.10(b) which, in either case, has corporate trust powers, acting in its fiduciary capacity. An Eligible Account shall not be evidenced by a certificate of deposit, passbook, other instrument or any other physical indicia of ownership. Following a downgrade, withdrawal, qualification or suspension of such institution’s rating, each account must promptly (and in any case within not more than thirty (30) calendar days) be moved to a qualifying institution or to one or more segregated trust accounts in the trust department of such institution, if permitted. Notwithstanding the foregoing, an account maintained with City National Bank shall be deemed an “Eligible Account” for so long as the following conditions are satisfied: (A) the commercial paper, short-term debt obligations or other short-term deposits of City National Bank are rated by the Rating Agencies not less than “A-2”(or the equivalent), if the deposits are to be held in the account for thirty (30) days or less, and (B) the long-term unsecured debt obligations of City National Bank are rated at least “BBB” (or the equivalent), if the deposits are to be held in the account more than thirty (30) days.

“Engineer” means an Independent engineer selected by Borrower and reasonably approved by Agent.

“Engineering Report” means the structural engineering reports with respect to the Mortgaged Property prepared by an Engineer and delivered to Agent in connection with the Loan and any amendments or supplements thereto delivered to Agent.

“Environmental Auditor” means an Independent environmental auditor selected by Borrower and reasonably approved by Agent.

“Environmental Claim” means any notice, notification, request for information, claim, administrative, regulatory or judicial action, suit, judgment, demand or other written communication (whether written or oral) by any Person or Governmental Authority alleging or asserting liability with respect to Borrower or the Mortgaged Property (whether for damages, contribution, indemnification, cost recovery, compensation, injunctive relief, investigatory, response, remedial or cleanup costs, damages to natural resources, personal injuries, fines or penalties) arising out of, based on or resulting from (i) the presence, Use or Release into the environment of any Hazardous Substance at any location (whether or not owned, managed or operated by Borrower) that affects Borrower or the Mortgaged Property, (ii) any fact, circumstance, condition or occurrence forming the basis of any violation, or alleged violation, of any Environmental Law or (iii) any alleged injury or threat of injury to human health, safety or the environment.

“Environmental Indemnity Agreement” means the Environmental Indemnity Agreement dated as of the Closing Date, from Borrower and the Guarantor, as indemnitor, to the Lenders, Agent and Collateral Agent, as indemnitees.

“Environmental Laws” means any and all present and future federal, state or local laws, statutes, ordinances, rules or regulations, or any judicial interpretation thereof, any judicial or administrative orders, decrees or judgments thereunder issued by a Governmental Authority, and any permits, approvals, licenses, registrations, filings and authorizations, in each case as now or hereafter in effect, relating to the environment, human health or safety, or the Release or threatened Release of Hazardous Substances or otherwise relating to the Use of Hazardous Substances.

“Environmental Reports” means a “Phase I Environmental Site Assessment” (and, if such Phase I Environmental Site Assessment identifies any recognized environmental conditions requiring further investigation, a “Phase II Environment Site Assessment” with respect to such recognized environmental conditions) as referred to in the ASTM Standards on Environmental Site Assessments for Commercial Real Estate, E1527-2000 and an asbestos inspection report, with respect to the Mortgaged Property, prepared by an Environmental Auditor and delivered to Agent and any amendments or supplements thereto delivered to Agent.

“EO13224” has the meaning set forth in Section 4.1(v) hereof.

“Equipment” means all of Borrower’s right, title and interest, whether now owned or hereafter acquired, in, to and under (i) all “equipment” as defined in the UCC, and (ii) all of the following (regardless of how classified under the UCC): all building materials, construction materials, personal property constituting furniture, fittings, appliances, apparatus, leasehold improvements, machinery, devices, interior improvements, appurtenances, equipment, plant, furnishings, fixtures, computers, electronic data processing equipment, telecommunications equipment and other fixed assets now owned or hereafter acquired by Borrower, and all Proceeds of (i) and (ii) and as well as all additions to, substitutions for, replacements of or accessions to any of the items recited as aforesaid and all attachments, components, parts (including spare parts) and accessories, whether installed thereon or affixed thereto, all regardless of whether the same are located on such Mortgaged Property or are located elsewhere (including, without limitation, in warehouses or other storage facilities or in the possession of or on the premises of a bailee, vendor or manufacturer) for purposes of manufacture, storage, fabrication or transportation and all extensions and replacements to, and proceeds of, any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” means any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which Borrower is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which Borrower is a member.

“Event of Default” has the meaning set forth in Section 7.1 hereof.

“Exit Fee” means 0.25% of the Loan Amount, which amount shall be due and payable upon the earlier to occur of full repayment of the Loan and the Maturity Date (whether by acceleration or otherwise); provided, however, that notwithstanding the foregoing, in the event the initial Lender provides the funds for a refinancing of the Loan in an amount no less than $300,000,000, then the Exit Fee shall be waived.

“Expense Deposit” means $100,000.

“Extension Conditions,” “Extension Fee,” “Extension Notice,” and “Extension Option” have the respective meanings set forth in Section 2.17(a) hereof.

“Fee Letter” means the letter dated the date hereof entered into between Borrower and the Collateral Agent, with respect to the fees of the Collateral Agent under this Agreement.

“Final Maturity Date” and “First Extended Maturity Date” have the respective meanings set forth in Section 2.17(a) hereof.

“Fiscal Year” means the 12-month period ending on December 31st of each year (or, in the case of the first fiscal year, such shorter period from the Closing Date through such date) or such other fiscal year of Borrower as Borrower may select from time to time with the prior consent of Agent.

“Fund” has the meaning set forth in the definition of “Permitted Investments”.

“GAAP” means generally accepted accounting principles as required by the National Council for Real Estate Fiduciaries in the United States of America as of the date of the applicable financial report.

“General Intangibles” means all of Borrower’s right, title and interest, whether now owned or hereafter acquired, in, to and under (i) all “general intangibles” as defined in the relevant UCC, now owned or hereafter acquired by Borrower and (ii) all of the following (regardless of how characterized): all agreements, covenants, restrictions or encumbrances affecting the Mortgaged Property or any part thereof.

“Governmental Authority” means any national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Gross Revenue” means, for any period, the total dollar amount of all income and receipts received by, or for the account of, Borrower in the ordinary course of business with respect to the Mortgaged Property, but excluding Loss Proceeds (other than the proceeds of business interruption insurance or the proceeds of a temporary Taking in lieu of Rents).

“Guarantor” means 505 Flower Associates, LLC, a Delaware limited liability company.

“Guaranty of Non-Recourse Obligations” means, with respect to the Loan, the Guaranty of Non-Recourse Obligations guaranteeing the exceptions to the nonrecourse provisions of the Loan Documents for which liability is retained as described in Section 8.24 hereof from the Guarantor to the Agent for the benefit of the Lenders.

“Hazardous Substance” means, collectively, (i) any petroleum or petroleum products or waste oils, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls (“PCBs”), lead in drinking water, lead-based paint and radon, (ii) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definitions of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “extremely hazardous wastes”, “restricted hazardous wastes”, “toxic substances”, “toxic pollutants”, “contaminants”, “pollutants” or words of similar import under any Environmental Law and (iii) any other chemical or any other hazardous material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

“Impositions” means all taxes (including, without limitation, all real estate, ad valorem, sales (including those imposed on lease rentals), use, single business, gross receipts, value added, intangible transaction privilege, privilege or license or similar taxes), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed within the term of the Loan), ground rents, water, sewer or other rents and charges, excises, levies, governmental fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, in respect of the Mortgaged Property (including all interest and penalties thereon), accruing during or in respect of the term hereof and which may be assessed against or imposed on or in respect of or be a Lien upon (1) Borrower (including, without limitation, all income, franchise, single business or other taxes imposed on Borrower for the privilege of doing business in the jurisdiction in which the Mortgaged Property, or any other collateral delivered or pledged to Agent in connection with the Loan, is located) or Lenders, or (2) the Mortgaged Property, or any other collateral delivered or pledged to Lenders in connection with the Loan, or any part thereof or any Rents therefrom or any estate, right, title or interest therein, or (3) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Mortgaged Property or the leasing or use of the Mortgaged Property or any part thereof, or the acquisition or financing of the acquisition of the Mortgaged Property by Borrower.

“Improvements” means all buildings, structures, fixtures and improvements now or hereafter owned by Borrower of every nature whatsoever situated on any Land constituting part of the Mortgaged Property (including, without limitation, all gas and electric fixtures, radiators, heaters, engines and machinery, boilers, ranges, elevators and motors, plumbing and heating fixtures, carpeting and other floor coverings, water heaters, awnings and storm sashes, and cleaning apparatus which are or shall be affixed to the Land or said buildings, structures or improvements and including any additions, enlargements, extensions, modifications, repairs or replacements thereto).

“Indebtedness” means the Principal Indebtedness, together with all other obligations and liabilities due or to become due to the Lenders pursuant hereto, under the Note or in accordance with any of the other Loan Documents, and all other amounts, sums and expenses paid by or payable to the Lenders hereunder or pursuant to the Note or any of the other Loan Documents.

“Indemnified Parties” has the meaning set forth in Section 5.1(i).

“Independent” means, when used with respect to any Person, a Person that (i) does not have any direct financial interest or any material indirect financial interest in Borrower or in any Affiliate of Borrower, and (ii) is not connected with Borrower or any Affiliate of Borrower as an officer, employee, trustee, partner, director or person performing similar functions.

“Index Maturity” has the meaning set forth in the definition of LIBOR.

“Instruments” means all of Borrower’s right, title and interest, whether now owned or hereafter acquired, in, to and under all “instruments” as defined in the UCC.

“Insurance Escrow Account” has the meaning set forth in Section 2.13(b).

“Insurance Premiums” has the meaning set forth in Section 5.1(x)(iii).

“Insurance Proceeds” means, in the event of a casualty with respect to the Mortgaged Property, the proceeds received under any insurance policy applicable thereto.

“Insurance Requirements” means all material terms of any insurance policy required pursuant to this Agreement or the Mortgage and all material regulations, rules and other requirements of the National Board of Fire Underwriters or such other body exercising similar functions applicable to or affecting the Mortgaged Property or any part thereof or any use or condition thereof.

“Insured Casualty” has the meaning set forth in Section 5.1(x)(iv)(B).

“Intellectual Property” means all of Borrower’s right, title and interest, whether now owned or hereafter acquired, in, to and under the trademark licenses, trademarks, rights in intellectual property, trade names, service marks and copyrights, copyright licenses, patents, patent licenses or the license to use intellectual property such as computer software owned or licensed by Borrower or other proprietary business information relating to Borrower’s policies, procedures, manuals and trade secrets.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of the applicable date, by and among the Agent on behalf of the Lenders, Senior Mezzanine Lender and Junior Mezzanine Lender and/or the Intercreditor Agreement, dated as of the applicable date, between Senior Mezzanine Lender and Junior Mezzanine Lender.

“Interest Accrual Period” means, in connection with the calculation of interest accrued with respect to any Payment Date, the period commencing on and including the eleventh (11th) day in the month preceding the month in which such Payment Date occurs through and including the tenth (10th) day in the month in which such Payment Date occurs; provided, however, that the first Interest Accrual Period for the Loan shall commence on the Closing Date.

“Interest Determination Date” means, in connection with the calculation of interest to accrue for any Interest Accrual Period, the second Business Day preceding the fifteenth (15th) day of the month in which such Interest Accrual Period commences; provided, however, that the first Interest Determination Date for the Loan shall be the second Business Day preceding the Closing Date.

“Interested Parties” has the meaning set forth in Section 5.1(w).

“Interest Reserve Account” has the meaning set forth in Section 2.13(d).

“Inventory” means all of Borrower’s right, title and interest, whether now owned or hereafter acquired, in, to and under all “inventory” as defined in the UCC and shall include all Documents representing the same.

“Investment Property” means all of Borrower’s right, title and interest, whether now owned or hereafter acquired, in, to and under all “investment property” as defined in the UCC.

“Junior Mezzanine Borrower” means 515/555 Flower Junior Mezzanine Associates, LLC, a Delaware limited liability company.

“Junior Mezzanine Lender” means Citigroup Global Markets Realty Corp., a New York corporation, and its successors and assigns.

“Junior Mezzanine Loan” means the loan made pursuant to the Junior Mezzanine Loan Agreement.

“Junior Mezzanine Loan Account” means such account at such bank as Junior Mezzanine Lender shall notify in writing to Borrower, Collateral Agent and the Agent.

“Junior Mezzanine Loan Agreement” means the Loan Agreement, dated as of the date hereof, by and between Junior Mezzanine Borrower and Junior Mezzanine Lender.

“Junior Mezzanine Loan Market Constant” means, at any date of calculation, the higher of (a) the annual interest rate on the Junior Mezzanine Loan for the Interest Accrual Period in which such date occurs, and (b) 8.0%.

“Junior Mezzanine Loan Principal Indebtedness” has the meaning given to the term “Principal Indebtedness” in the Junior Mezzanine Loan Agreement.

“Land” has the meaning provided in the Mortgage.

“Leases” means all leases, subleases, lettings, occupancy agreements, tenancies and licenses by Borrower as landlord of the Mortgaged Property or any part thereof now or hereafter entered into, and all amendments, extensions, renewals and guarantees thereof, and all security therefor.

“Leasing Budget” means Borrower’s $146,720,081 budget of Leasing Commissions and TI Costs for the Renovation of the Mortgaged Property (of which $84,724,348 remains to be completed, subject to confirmation by Construction Consultant), in the form approved by Junior Mezzanine Lender on the Closing Date, together with such amendments to such budget as may be approved by Junior Mezzanine Lender in accordance with the Junior Mezzanine Loan Agreement.

“Leasing Commissions” means leasing commissions incurred by Borrower in connection with leasing the Mortgaged Property or any portion thereof (including renewals of existing Leases).

“Legal Requirements” means all governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities (including, without limitation, Environmental Laws) affecting Borrower or the Mortgaged Property or any part thereof or the construction, use, alteration or operation thereof, or any part thereof (whether now or hereafter enacted and in force), and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, at any time in force affecting the Mortgaged Property or any part thereof (including, without limitation, any which may (i) require repairs, modifications or alterations in or to the Mortgaged Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof).

“Lender” has the meaning provided in the first paragraph of this Agreement.

“Letter of Credit Rights” means all of Borrower’s right, title and interest, whether now owned or hereafter acquired, in, to and under all “letter of credit rights” as defined in the UCC.

“LIBOR” means the rate per annum calculated as set forth below:

(i) On each Interest Determination Date, LIBOR will be determined on the basis of the offered rate for deposits of not less than U.S. $1,000,000 for a period of one month (the “Index Maturity”), commencing on such Interest Determination Date, which appears on Dow Jones Market Service (formerly Telerate) Page 3750 as of 11:00 a.m., London time (or such other page as may replace the Dow Jones Market Service (formerly Telerate) Page on that service for the purposes of displaying London interbank offered rates of major banks). If no such offered rate appears, LIBOR with respect to the relevant Interest Accrual Period will be determined as described in (ii) below.

(ii) With respect to an Interest Determination Date on which no such offered rate appears on Dow Jones Market Service (formerly Telerate) Page 3750 as described in (i) above, LIBOR shall be the arithmetic mean, expressed as a percentage, of the offered rates for deposits in U.S. dollars for the Index Maturity which appears on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on such date. If, in turn, such rate is not displayed on the Reuters Screen LIBO Page at such time, then LIBOR for such date will be obtained from the preceding Business Day for which the Reuters Screen LIBO Page displayed a rate for the Index Maturity.

(iii) If on any Interest Determination Date, Agent is required but unable to determine LIBOR in the manner provided in paragraphs (i) and (ii) above, LIBOR for the next Interest Accrual Period shall be determined from such financial reporting service as Agent shall reasonably determine and use with respect to its other loan facilities on which interest is determined based on LIBOR.

All percentages resulting from any calculations of LIBOR referred to in this Agreement will be carried out to five decimal places and all U.S. dollar amounts used in or resulting from such calculations will be rounded upwards to the nearest cent.

“Lien” means any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, assignment, security interest, or any other encumbrance or charge on or affecting Borrower or the Mortgaged Property or any portion thereof, or any interest therein (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and mechanic’s, materialmen’s and other similar liens and encumbrances).

“Loan” means the loan made by Agent to Borrower pursuant to the terms of this Agreement.

“Loan Amount” means an amount equal to $420,000,000.

“Loan Debt Service” means, at any date of calculation, the sum of (i) the product of the Market Constant at such date and the Principal Indebtedness at such date, plus (ii) the product of the Senior Mezzanine Loan Market Constant at such date and the Senior Mezzanine Loan Principal Indebtedness at such date, plus (iii) the product of the Junior Mezzanine Loan Market Constant at such date and the Junior Mezzanine Loan Principal Indebtedness at such date.

“Loan Documents” means this Agreement, the Note, the Contract Assignment, the Manager’s Subordination, the Mortgage, the Assignment of Rents and Leases, the Environmental Indemnity Agreement, the Guaranty of Non-Recourse Obligations, the Collateral Assignment of Hedge, the Note Pledge Agreement, the Local Deposit Bank Agreements and all other agreements, instruments, certificates and documents delivered by or on behalf of Borrower or an Affiliate of Borrower to evidence or secure the Loan as same may be amended or modified from time to time.

“Loan to Value Test” means a test that shall be satisfied if (a) the sum of (i) the outstanding Principal Indebtedness plus (ii) the outstanding Senior Mezzanine Loan Principal Indebtedness is less than 75% of the value of the Mortgaged Property as determined by the Lender in its sole discretion; and (b) the sum of (i) the outstanding Principal Indebtedness plus (ii) the outstanding Senior Mezzanine Loan Principal Indebtedness plus (iii) the outstanding Junior Mezzanine Loan Principal Indebtedness is less than 80% of the value of the Mortgaged Property as determined by the Lender in its sole discretion.

“Local Collection Account” has the meaning set forth in Section 2.12(a).

“Local Deposit Bank” has the meaning set forth in Section 2.12(a).

“Local Deposit Bank Agreements” means the various account agreements, executed by Borrower, Agent and the Local Deposit Bank, governing the control and disposition of funds held in the Local Collection Account, the Parking Collection Account, the Security Deposit Account and Borrower’s Operating Account.

“Loss Proceeds” means Condemnation Proceeds and/or Insurance Proceeds.

“Losses” has the meaning set forth in Section 5.1(j).

“Management Agreement” means with respect to the Mortgaged Property, the Management Agreement entered into between Borrower and the Manager, or in such other form as may be reasonably approved by the Agent, as such agreement may be amended, modified or supplemented and in effect from time to time.

“Manager” means Thomas Development Partners, L.P., a California limited partnership.

“Manager’s Subordination” means, with respect to the Mortgaged Property, the Manager’s Consent and Subordination of Management Agreement, executed by the Manager, Borrower and the Agent, dated as of the Closing Date.

“Market Constant” means, at any date of calculation, the higher of (a) the annual interest rate on the Loan for the Interest Accrual Period in which such date occurs, and (b) 8.0%.

“Material Adverse Effect” means a material adverse effect upon (i) the business operations, properties, assets or condition (financial or otherwise) of Borrower, (ii) the ability of Borrower to perform, or of Agent to enforce, any of the Loan Documents or (iii) the aggregate value of the Mortgaged Property.

“Maturity Date” means the earlier of (a) the Original Maturity Date, or if Borrower exercises the Extension Option pursuant to Section 2.17, the First Extended Maturity Date or the Final Maturity Date, as applicable, or (b) such earlier date on which the entire Loan is required to be paid in full, by acceleration or otherwise under this Agreement or any of the other Loan Documents.

“Minimum CALSTRS Ownership Percentage” means 30%.

“Money” means all of Borrower’s right, title and interest, whether now owned or hereafter acquired, in, to and under (i) all “money” as defined in the UCC and (ii) all moneys, cash, or other items of legal tender generated from the use or operation of the Mortgaged Property.

“Monthly Property Expenses” means, with respect to any Payment Date, an amount equal to not less than 100% and up to 125% of the monthly Property Expenses projected by Borrower to be incurred during the applicable period commencing on such Payment Date and ending on the next Payment Date as set forth in the Operating Budget for the applicable Fiscal Year; provided, however, that the Agent’s prior written consent shall be required for any amount greater than 125% of the projected monthly amount in such Operating Budget for Property Expenses.

“Monthly Statement” has the meaning provided in Section 2.12(d).

“Mortgage” means, with respect to the Mortgaged Property, a first priority Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the Closing Date, granted by Borrower to or for the benefit of Deed of Trust Trustee for the benefit of Agent with respect to the Mortgaged Property as security for the Loan, as same may thereafter from time to time be supplemented, amended, modified or extended by one or more agreements supplemental thereto.

“Mortgaged Property” means, at any time, the Land, the Improvements, the Personalty, the Leases and the Rents, and all rights, titles, interests and estates appurtenant thereto, encumbered by, and more particularly described in, the Mortgage.

“Multiemployer Plan” means a multiemployer plan defined as such in Section 3(37) of ERISA and which is covered by Title IV of ERISA (i) to which contributions have been, or were required to have been made by Borrower or any ERISA Affiliate or (ii) with respect to which Borrower could reasonably be expected to incur liability.

“Net Proceeds” means either (x) the purchase price (at foreclosure or otherwise) actually received by Agent from a third party purchaser with respect to the Mortgaged Property, as a result of the exercise by Agent of its rights, powers, privileges and other remedies after the occurrence of an Event of Default or (y) in the event that Agent (or its nominee) or a Lender is the purchaser at foreclosure of the Mortgaged Property, the higher of (i) the amount of Agent’s or such Lender’s credit bid or (ii) such amount as shall be determined in accordance with applicable law, and in either case minus all reasonable third party, out of pocket costs and expenses (including, without limitation, all attorneys’ fees and disbursements and any brokerage fees, if applicable) incurred by Agent (and its nominee, if applicable) or such Lender in connection with the exercise of such remedies; provided, however, that such costs and expenses shall not be deducted to the extent such amounts previously have been added to the Indebtedness in accordance with the terms of the Loan Documents or applicable law.

“Note” means the promissory note made by Borrower to initial Lender pursuant to this Agreement, as such note may be modified, amended, supplemented or extended.

“Note Pledge Agreement” means the Note Pledge Agreement, dated as of the date hereof, executed by Guarantor, Agent, Senior Mezzanine Lender and Junior Mezzanine Lender.

“OFAC” has the meaning set forth in Section 4.1(v) hereof.

“Officer’s Certificate” means a certificate delivered to Agent by Borrower which is signed by an authorized officer of Borrower.

“On-going Leasing Costs/TI Costs Account” has the meaning set forth in Section 2.13(a).

“Operating Budget” means, with respect to any Fiscal Year, the operating budget for the Mortgaged Property reflecting Borrower’s projections of Gross Revenues and Property Expenses for the Mortgaged Property for such Fiscal Year on an annual and monthly basis and submitted by Borrower to Agent in accordance with the provisions of Section 5.1(r)(vi).

“Operating Expenses” means, for any period of calculation, all expenditures incurred and required to be expensed under GAAP during such period in connection with the ownership, operation, maintenance, repair and/or leasing of the Mortgaged Property. Notwithstanding the foregoing, Operating Expenses shall not include (a) Capital Improvement Costs, (b) any extraordinary items (unless Agent and Borrower approve of the inclusion of such items as Operating Expenses), (c) depreciation, amortization and other non-cash charges or (d) any payments of principal or interest on the Indebtedness or otherwise payable to the holder of the Indebtedness. Operating Expenses shall be calculated on the accrual basis of accounting.

“Operating Revenues” means, for any period, all regular ongoing income during such period from the operation of the Mortgaged Property that, in accordance with GAAP, is included in annual financial statements as operating income. Notwithstanding the foregoing, Operating Revenues shall not include (a) any Loss Proceeds (other than business interruption proceeds or Condemnation Proceeds in connection with a temporary Taking and, in either case, only to the extent allocable to such period or other applicable reporting period), (b) any proceeds resulting from the sale, exchange, transfer, financing or refinancing of the Mortgaged Property, (c) any Rent attributable to a Lease either more than one month prior to the date on which the actual payment of Rent is required to be made thereunder, (d) any interest income from any source, or (e) any other extraordinary items as reasonably determined by Agent. Operating Revenues shall be calculated on the accrual basis of accounting.

“Organizational Agreements” means the Certificate of Formation of Borrower, dated as of April 12, 2004, and the Amended and Restated Limited Liability Company Agreement of Borrower, dated as of July 17, 2006, in each case, as amended or restated from time to time.

“Original Maturity Date” means July 17, 2008.

“Origination Fee” means a fee in the amount of $2,100,000 (representing 0.50% of the Loan Amount) payable to Agent on the Closing Date.

“Other Borrowings” means, with respect to Borrower, without duplication (but not including the Indebtedness or any interest rate protection agreement entered into pursuant hereto) (i) all indebtedness of Borrower for borrowed money, (ii) all indebtedness of Borrower evidenced by a note, bond, debenture or similar instrument, (iii) the face amount of all letters of credit issued for the account of Borrower and, without duplication, all unreimbursed amounts drawn thereunder, and obligations evidenced by bankers’ acceptances, (iv) all indebtedness of Borrower secured by a Lien on any property owned by Borrower (whether or not such indebtedness has been assumed), (v) all Contingent Obligations of Borrower, (vi) liabilities and obligations for the payment of money relating to a capitalized lease obligation or sale/leaseback obligation, (vii) liabilities and obligations representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of Borrower’s business that would constitute ordinarily a trade payable to trade creditors, and (viii) all payment obligations of Borrower under any interest rate protection agreement (including, without limitation, any interest rate swaps, caps, floors, collars or similar agreements) and similar agreements.

“Other Property Expenses Account” has the meaning provided in Section 2.13(b).

“Parking Collection Account” has the meaning set forth in Section 2.12(a).

“Payment Date” has the meaning provided in Section 2.5(a).

“Payment Date Statement” has the meaning provided in Section 2.12(d).

“Payment Intangibles” means all of Borrower’s right, title and interest, whether now owned or hereafter acquired, in, to and under all “payment intangibles” as defined in the UCC.

“PBGC” means the Pension Benefit Guaranty Corporation established under ERISA, or any successor thereto.

“Permits” means all licenses, permits, variances and certificates required by Legal Requirements to be obtained by Borrower and used in connection with the ownership, operation, use or occupancy of the Mortgaged Property (including, without limitation, business licenses, state health department licenses, licenses to conduct business and all such other permits, licenses and rights, obtained from any Governmental Authority or private Person concerning ownership, operation, use or occupancy of the Mortgaged Property).

“Permitted Encumbrances” means, with respect to the Mortgaged Property, collectively, (i) the Lien created by the Mortgage, or any other Loan Documents of record, (ii) all Liens and other matters disclosed on the Title Insurance Policy concerning the Mortgaged Property, (iii) Liens, if any, for Impositions imposed by any Governmental Authority not yet delinquent or being contested in good faith and by appropriate proceedings in accordance with the Mortgage, (iv) mechanic’s or materialmen’s Liens, if any, being contested in good faith and by appropriate proceedings in accordance with the Mortgage, provided that no foreclosure has been commenced by the lien claimant, (v) rights of existing and future tenants and residents as tenants only pursuant to Leases, and (vi) Liens for public utilities, which Liens and encumbrances referred to in clauses (i)-(vi) above do not materially and adversely affect (1) the ability of Borrower to pay in full the Principal Indebtedness and interest thereon in a timely manner or (2) the use of the Mortgaged Property for the use currently being made thereof, the operation of the Mortgaged Property as currently being operated or the value of the Mortgaged Property.

“Permitted Intercreditor Transfer” means (x) the encumbrance, pledging, and hypothecation of and granting of a security interest in the ownership interests (including, but not limited to, equity, voting and/or beneficial ownership interests) in Borrower to Senior Mezzanine Lender in connection with the Senior Mezzanine Loan, or in Senior Mezzanine Borrower to

Junior Mezzanine Lender in connection with the Junior Mezzanine Loan, or (y) any conveyance, assignment, sale or other disposition (directly or indirectly) of such ownership interests in Borrower or Senior Mezzanine Borrower effectuated in connection with a foreclosure on such pledge and hypothecation referred to in clause (x) (or sale in lieu thereof) or other exercise of remedies by Senior Mezzanine Lender or Junior Mezzanine Lender carried out pursuant to and in accordance with the Intercreditor Agreement and any subsequent conveyance, assignment, sale or other disposition (directly or indirectly) of such ownership interests in Borrower or Senior Mezzanine Borrower which conforms to the requirements of the Intercreditor Agreement.

“Permitted Investments” shall mean to the extent available from Agent or Agent’s servicer for deposits in the Collection Account or Reserve Account, any one or more of the following obligations or securities acquired at a purchase price of not greater than par, including those issued by a servicer of the Loan, the trustee under any securitization or any of their respective Affiliates, payable on demand or having a maturity date not later than the Business Day immediately prior to the date on which the funds used to acquire such investment are required to be used under this Agreement and meeting one of the appropriate standards set forth below:

(a) obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) be rated “AAA” or the equivalent by each of the Rating Agencies, (iii) if rated by S&P, must not have an “r” highlighter affixed to their rating, (iv) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (v) such investments must not be subject to liquidation prior to their maturity;

(b) Federal Housing Administration debentures;

(c) obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by S&P, must not have an “r” highlighter affixed to their rating, (iii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (iv) such investments must not be subject to liquidation prior to their maturity;

(d) federal funds, unsecured certificates of deposit, time deposits, bankers’ acceptances and repurchase agreements with maturities of not more than 365 days of any bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities); provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by S&P, must not have an “r” highlighter affixed to their rating, (iii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (iv) such investments must not be subject to liquidation prior to their maturity;

(e) fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers’ acceptances with maturities of not more than 365 days and issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities); provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by S&P, must not have an “r” highlighter affixed to their rating, (iii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (iv) such investments must not be subject to liquidation prior to their maturity;

(f) debt obligations with maturities of not more than 365 days and at all times rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) in its highest long-term unsecured rating category; provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by S&P, must not have an “r” highlighter affixed to their rating, (iii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (iv) such investments must not be subject to liquidation prior to their maturity;

(g) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days and that at all times is rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) in its highest short-term unsecured debt rating; provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by S&P, must not have an “r” highlighter affixed to their rating, (iii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (iv) such investments must not be subject to liquidation prior to their maturity;

(h) units of taxable money market funds, with maturities of not more than 365 days and which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States, which funds have the highest rating available from each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) for money market funds; and

(i) any other security, obligation or investment which has been approved as a Permitted Investment in writing by (i) Agent and (ii) each Rating Agency, as evidenced by a written confirmation that the designation of such security, obligation or investment as a Permitted Investment will not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities by such Rating Agency;

provided, however, that no obligation or security shall be a Permitted Investment if (A) such obligation or security evidences a right to receive only interest payments, (B) the right to receive principal and interest payments on such obligation or security are derived from an underlying investment that provides a yield to maturity in excess of one hundred twenty percent (120%) of the yield to maturity at par of such underlying investment or (C) such obligation or security has a remaining term to maturity in excess of one (1) year.

“Permitted Transfer” means (a) any Permitted Intercreditor Transfer or (b) any conveyance, assignment or sale or other disposition (and not a mortgaging, encumbrance, pledging, hypothecation, or granting of a security interest)(directly or indirectly) of the voting and beneficial ownership interests in Borrower following which (1) CALSTRS owns (directly or indirectly) the Minimum CALSTRS Ownership Percentage or more of such voting and beneficial ownership interests in Borrower and (2) Thomas Properties Group, Inc. controls the operations and management of Borrower; provided, that if any such Transfer referred to above which takes the form of a Transfer of the equity ownership interests in Borrower either (i) is to a transferee which (collectively amongst itself and its Affiliates that own such equity ownership interests) acquires (directly or indirectly) a greater than 49% ownership interest in Borrower, or which acquires control over the operations and management of Borrower, or (ii) results in CALSTRS owning (directly or indirectly) less than 60% of the voting and beneficial ownership interests in Borrower, Senior Mezzanine Borrower or Junior Mezzanine Borrower, then such Transfer shall not be permitted unless Borrower delivers to the Agent (1) a substantive non-consolidation opinion in form and substance acceptable to the Agent and the Rating Agencies and (2) if the Loan has been included in a Secondary Market Transaction in which Securities are issued, a Rating Confirmation. Notwithstanding anything herein to the contrary, other than a Permitted Intercreditor Transfer, a Transfer of the direct equity ownership interest of Senior Mezzanine Borrower in Borrower shall not be a Permitted Transfer, and a Transfer of the direct equity ownership interest of Junior Mezzanine Borrower in Senior Mezzanine Borrower shall not be a Permitted Transfer.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Personality” means all right, title and interest of Borrower in and to all Equipment, Inventory, Accounts, General Intangibles, Instruments, Investment Property, Receivables, Pledged Accounts, Deposit Accounts, Contracts and Intellectual Property and all other personal property as defined in the relevant UCC, now owned or hereafter acquired by Borrower and now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Mortgaged Property or which may be used in or relating to the planning, development, financing or operation of such Mortgaged Property, including, without limitation, furniture, furnishings, equipment, machinery, money, insurance proceeds, accounts, contract rights, trademarks, goodwill, chattel paper, documents, trade names, licenses and/or franchise agreements, rights of Borrower under leases of fixtures or other personal property or equipment, inventory, all refundable, returnable or reimbursable fees, deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of Borrower with any governmental authorities, boards, corporations, providers of utility services, public or private, including specifically, but without limitation, all refundable, returnable or reimbursable tap fees, utility deposits, commitment fees and development costs.

“Plan” means an employee benefit or other plan, other than a Multiemployer Plan, that is covered by Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code, and (i) was established or maintained by Borrower or any ERISA Affiliate during the five year period ended prior to the date of this Agreement or to which Borrower or any ERISA Affiliate makes, is obligated to make or has, within the five year period ended prior to the date of this Agreement, been required to make contributions or (ii) with respect to which Borrower could reasonably be expected to incur liability.

“Pledged Accounts” means the Collection Account and the Reserve Account and any successor accounts thereto.

“Policies” has the meaning provided in Section 5.1(x)(iii).

“Principal Indebtedness” means the principal amount of the Loan outstanding as adjusted by each increase (including for advances made by Lenders to protect the Collateral), or decrease in such principal amount of the Loan outstanding, whether as a result of prepayment or otherwise, from time to time.

“Proceeds” shall have the meaning given in the UCC and, in any event, shall include, without limitation, all of Borrower’s right, title and interest in and to proceeds, product, offspring, rents, profits or receipts, in whatever form, arising from the Collateral.

“Prohibited Person” has the meaning provided in Section 4.1(v).

“Property Expenses” means, with respect to the Mortgaged Property, the following costs and expenses but only, in the case of costs and expenses in respect of goods and services, to the extent that they (x) are paid to Persons who are generally in the business of providing such goods and services, (y) are customary for the types of goods or services provided in the geographical area in which such goods or services are provided and (z) do not constitute Capital Improvement Costs:

(i) Impositions;

(ii) insurance premiums for policies of insurance required to be maintained by Borrower with respect to the Mortgaged Property pursuant to this Agreement or the other Loan Documents;

(iii) the cost of all electricity, oil, gas, water, steam, heat, ventilation, air conditioning and any other energy, utility or similar item and overtime services with respect to the Mortgaged Property;

(iv) payments required under service contracts (including, without limitation, service contracts for heating, ventilation and air conditioning systems, elevators, landscape maintenance, pest extermination, security, furniture, trash removal, answering service and credit checks);

(v) wages, benefits, payroll taxes, uniforms, the cost of cleaning supplies, insurance costs and all related expenses for on-site maintenance personnel (including, without limitation, housekeeping employees, porters and general repair, maintenance and security employees), whether hired by Borrower, Manager, Collateral Agent or any other Person;

(vi) costs required in connection with the enforcement of any Lease (including, without limitation, reasonable attorneys’ fees, charges for lock changes and storage and moving expenses for furniture, fixtures and equipment);

(vii) advertising and rent-up expenses (including, without limitation, leasing services, tenant rent concessions, promotions for existing and prospective tenants, banners and signs);

(viii) out-of-pocket cleaning, maintenance and repair expenses;

(ix) any expense the total cost of which is passed through to tenants pursuant to executed Leases;

(x) legal, accounting, auditing and other professional fees and expenses incurred in connection with the ownership, leasing and operation of the Mortgaged Property (including, without limitation, collection costs and expenses);

(xi) permits, licenses and registration fees and costs;

(xii) any expense necessary in order to prevent a breach under a Lease;

(xiii) any expense necessary in order to prevent or cure a violation of any Legal Requirement (including Environmental Law), regulation, code or ordinance;

(xiv) costs and expenses of any appraisals, valuations, surveys, inspections, environmental assessments or market studies;

(xv) costs and expenses of security and security systems provided to and/or installed and maintained with respect to the Mortgaged Property;

(xvi) costs of title, UCC, litigation and other searches and costs of maintaining the Lien of the Mortgage thereon and the security interest in any related Collateral;

(xvii) fees and expenses of property managers contracted with by Borrower to perform management, administrative, payroll or other services in connection with the operation of the Mortgaged Property (including, without limitation, the fees and expenses owed to Manager under the Management Agreement);

(xviii) any other costs and expenses contemplated by the Operating Budget and customarily incurred in connection with operating properties similar in type and character to the Mortgaged Property; and

(xix) any other category of property expense that is customary for a property of the type and size as the Mortgaged Property and is reasonably approved by Agent on behalf of the Lenders.

“Qualified Interest Rate Cap Provider” means an interest rate cap counterparty whose long-term debt obligations or counterparty rating are rated by the Rating Agencies not lower than “A+” (or the equivalent).

“Quarterly Statement” has the meaning provided in Section 2.12(e).

“Rating Agencies” means at least two of Fitch, Inc., Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services (or, if a Secondary Market Transaction has occurred in which Securities have been issued, each of the foregoing that rated such Securities).

“Rating Confirmation” means the written confirmation of the Rating Agencies that a proposed action shall not, in and of itself, result in the downgrading, withdrawal or qualification of the then-current ratings assigned to any of the Securities issued in connection with a Secondary Market Transaction.

“Real Estate Taxes Escrow Account” has the meaning provided in Section 2.13(b).

“Receivables” means all of Borrower’s right, title and interest, whether now owned or hereafter acquired, in, to and under (i) any Accounts, Chattel Paper, Instruments, Payment Intangibles, Letter of Credit Rights, Documents, insurance policies, drafts, bills of exchange, trade acceptances, notes or other indebtedness owing to Borrower from whatever source arising, (ii) to the extent not otherwise included above, (a) all income, Rents, issues, profits, revenues, deposits and other benefits from the Mortgaged Property and (b) all receivables and other obligations now existing or hereafter arising, or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by Borrower or any operator or manager of the Mortgaged Property or other commercial space located at the Mortgaged Property or acquired from others (including, without limiting the generality of the foregoing, from rental of space, halls, stores, and offices, and deposits securing reservations of such space, exhibit or sales space of every kind, license, lease, sublease and concession fees and rentals, health club membership fees, food and beverage wholesale and retail sales of merchandise, service charges, vending machine sales and proceeds, if any, from business interruption or other loss of income insurance, (iii) all of the books and records (whether in tangible, electronic or other form) now or hereafter maintained by or on behalf of Mortgagor in connection with the operation of the Mortgaged Property or in connection with any of the foregoing and (iv) all Supporting Obligations and all liens and security interests securing any of the foregoing and all other rights, privileges and remedies relating to any of the foregoing.

“Release” means any active or passive release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, the movement of Hazardous Substances through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata).

“Remedial Work” has the meaning set forth in Section 5.1(d)(i).

“Renovation” means the general upgrade of the Mortgaged Property, the upgrades of the plaza level at the Mortgaged Property (including level A-lobby and level B-retail), and the conversion of plaza level C to parking.

“Rentable Square Footage” means 2,648,920 square feet (or such other amount of square feet as to which Borrower and the Agent shall mutually agree).

“Rents” means all income, rents, issues, profits, revenues (including all oil and gas or other mineral royalties and bonuses), deposits (other than utility and security deposits) and other benefits from the Mortgaged Property.

“Replacement Reserve Account” has the meaning set forth in Section 2.13(a).

“Reserve Account” means the Replacement Reserve Account, the On-going Leasing Costs/TI Costs Account, the Real Estate Taxes Escrow Account, the Insurance Escrow Account, the Other Property Expenses Account, the Interest Reserve Account and the Cash Flow Sweep Account, collectively, and any successor accounts to any of the foregoing.

“Resizing Event” has the meaning set forth in Section 5.1(w).

“Secondary Market Transaction” has the meaning set forth in Section 5.1(w).

“Securities” means mortgage pass-through certificates or other securities issued in a Secondary Market Transaction and evidencing a beneficial interest in or secured in whole or in part by the Loan in a rated or unrated public offering or private placement.

“Security Deposit Account” has the meaning set forth in Section 2.12(a)(i).

“Seismic Study” means a study of the degree of seismic activity in the area in which the Mortgaged Property is located (including the probable maximum loss in the event an earthquake were to occur) prepared by an Engineer and delivered to Agent in connection with the Loan and any amendments or supplements thereto delivered to Agent.

“Senior Mezzanine Borrower” means 515/555 Flower Mezzanine Associates, LLC, a Delaware limited liability company, or its successor in interest.

“Senior Mezzanine Lender” means Citigroup Global Markets Realty Corp., a New York corporation, and its permitted assigns.

“Senior Mezzanine Loan” means the loan made pursuant to the Senior Mezzanine Loan Agreement.

“Senior Mezzanine Loan Account” means such account at such bank as Senior Mezzanine Lender shall notify in writing to Borrower, Collateral Agent and the Agent.

“Senior Mezzanine Loan Agreement” means the Loan Agreement, dated as of the date hereof, by and between Senior Mezzanine Borrower and Senior Mezzanine Lender.

“Senior Mezzanine Loan Market Constant” means, at any date of calculation, the higher of (a) the annual interest rate on the Senior Mezzanine Loan for the Interest Accrual Period in which such date occurs, and (b) 8.0%.

“Senior Mezzanine Loan Principal Indebtedness” has the meaning given to the term “Principal Indebtedness” in the Senior Mezzanine Loan Agreement.

“Senior Mezzanine Note” means the Promissory Note, dated as of the date hereof, made by Senior Mezzanine Borrower to the order of Senior Mezzanine Lender, evidencing the Senior Mezzanine Loan.

“Single-Purpose Entity” means a Person, other than an individual, which (i) is formed or organized under the laws of a state of the United States or the District of Columbia solely for the purpose of acquiring and directly holding an ownership interest in the Mortgaged Property, (ii) does not engage in any business unrelated to the Mortgaged Property, (iii) does not have any assets other than those related to its interest in the Mortgaged Property or any indebtedness other than as permitted by this Agreement, the Mortgage or the other Loan Documents, (iv) has its own separate books and records and has its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person, (v) is subject to all of the limitations on powers set forth in the Organizational Agreement of Borrower as of the Closing Date, (vi) holds itself out as being a Person separate and apart from any other Person and (vii) has, or is controlled, directly or indirectly, by a Person that has, at least one independent director that is not an employee, officer, director, or paid consultant of any Affiliate of such Person or of any principal or officer of such Person.

“Supporting Obligations” means all of Borrower’s right, title and interest, whether now owned or hereafter acquired, in, to and under (i) all “supporting obligations” as defined in the UCC and (ii) any other guarantee, letter of credit, secondary obligation, right or privilege that supports or pertains to any of the Mortgaged Property.

“Survey” means a certified ALTA/ACSM survey of the Mortgaged Property prepared by a registered Independent surveyor, containing the form of survey or certification provided to Borrower by the Agent and in form and content satisfactory to the Agent and the company issuing the Title Insurance Policy for the Mortgaged Property.

“Taking” means a taking or voluntary conveyance during the term hereof of all or part of the Mortgaged Property, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any condemnation or other eminent domain proceeding by any Governmental Authority affecting the Mortgaged Property or any portion thereof whether or not the same shall have actually been commenced.

“Terrorism Premium Cap” means, during any given calendar month, the product of $1,400,000, multiplied by a fraction, the numerator of which is the Consumer Price Index for the immediately preceding calendar month, and the denominator of which is the Base CPI.

“TI Costs” means tenant improvement costs and allowances incurred by Borrower in connection with renewing existing Leases or executing new Leases for space located in the Mortgaged Property.

“Title Insurance Policy” means a mortgagee’s title insurance policy or policies (i) issued by one or more title companies reasonably satisfactory to Agent which policy or policies shall be in form ALTA 1992 (with waiver of arbitration provisions) (with co-insurance or reinsurance as Agent may require reasonably satisfactory to Agent), naming Agent as the insured party for benefit of the Lenders, (ii) insuring the Mortgage as being a first and prior lien upon the Mortgaged Property, (iii) showing no encumbrances against the Mortgaged Property (whether junior or superior to the Mortgage) which are not acceptable to Agent other than Permitted Encumbrances, (iv) in an amount acceptable to Agent (but not more than the Loan Amount), and (v) otherwise in form and content reasonably acceptable to Agent. Such Title Insurance Policy shall include the following endorsements or affirmative coverages in form and substance reasonably acceptable to Agent, to the extent available in the jurisdiction in which the Land is located: variable rate endorsement; survey endorsement; comprehensive endorsement; zoning (ALTA 3.1 with parking added) endorsement; first loss, last dollar and tie-in endorsement; access coverage; separate tax parcel coverage; contiguity (if applicable) coverage; and such other endorsements as Agent shall reasonably require in order to provide insurance against specific risks identified by Agent in connection with the Mortgaged Property.

“TPG/CALSTRS” means TPG/CALSTRS, LLC, a Delaware limited liability company.

“Transaction” means the transactions contemplated by the Loan Documents.

“Transaction Costs” means all costs and expenses paid or payable by Borrower relating to the Transaction (including, without limitation, appraisal fees, legal fees and accounting fees and the costs and expenses described in Section 8.23).

“Transfer” means the conveyance, assignment, sale, mortgaging, encumbrance (other than a Permitted Encumbrance), pledging, hypothecation, granting of a security interest in, granting of options with respect to, or other disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) all or any portion of any legal or beneficial interest (a) in all or any portion of the Mortgaged Property; or (b) in the stock, partnership interests, membership interests or other ownership interests in Borrower, and shall also include, without limitation to the foregoing, the following: an installment sales agreement wherein Borrower agrees to sell the Mortgaged Property or any part thereof or any interest therein for a price to be paid in installments; an agreement by Borrower leasing all or a substantial part of the Mortgaged Property to one or more Persons pursuant to a single or related transactions, or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Rent; and any instrument subjecting the Mortgaged Property to a condominium regime or transferring ownership to a cooperative corporation.

“TRIA” means the Terrorism Risk Insurance Act of 2002.

“Treasury Rate” means the yield on the U.S. Treasury issue (primary issue) with a maturity date closest to, but not later than, the tenth anniversary of the date on which such rate is calculated with such yield being based on the bid price for such issue as reasonably determined by the Agent.

“UCC” means with respect to any Collateral, the Uniform Commercial Code as in effect from time to time in the State of New York; provided, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection or priority of the security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or priority. Wherever this agreement refers to terms as defined in the UCC, if such term is defined in more than one Article of the UCC, the definition in Article 9 of the UCC shall control.

“UCC Searches” has the meaning set forth in Section 3.1(v) hereof.

“Use” means, with respect to any Hazardous Substance, the generation, manufacture, processing, distribution, handling, use, treatment, recycling or storage of such Hazardous Substance or transportation of such Hazardous Substance in connection with or affecting Borrower or the Mortgaged Property.

“Welfare Plan” means an employee welfare benefit plan as defined in Section 3(1) of ERISA established or maintained by Borrower or any ERISA Affiliate or with respect to which Borrower or any ERISA Affiliate has an obligation to make contributions and covers any current or former employee of Borrower or any ERISA Affiliate.

ARTICLE II.

GENERAL TERMS

Section 2.1. The Loan.

(a) Subject to the terms and conditions of this Agreement, the Lenders shall lend to Borrower on the Closing Date the Loan Amount. The proceeds of the Loan shall be used solely for the purposes identified in Section 2.2 hereof. On the Closing Date, upon the satisfaction of the conditions set forth in Section 3.1, the Agent shall wire immediately available funds to an account designated by Borrower in an amount equal to (x) the Loan Amount, less (y) the sum of (i) the Origination Fee, (ii) the deposits to the Interest Reserve Account, the Real Estate Taxes Escrow Account and the Insurance Escrow Account required to be funded from Loan proceeds pursuant to Section 2.13, and (iii) the out-of-pocket expenses incurred by Agent in connection with the origination and funding of the Loan in excess of the Expense Deposit (including, but not limited to the reasonable fees and expenses of Agent’s and Collateral Agent’s counsel).

(b) The Loan shall constitute one general obligation of Borrower to Lenders and shall be secured by the security interest in and Liens granted upon all of the Collateral, and by all other security interests and Liens at any time or times hereafter granted by Borrower to Agent or to Collateral Agent on behalf of Lenders as security for the Loan.

Section 2.2. Use of Proceeds. Proceeds of the Loan shall be used only for the following purposes: (a) to refinance the Mortgaged Property, (b) to pay to Agent the Origination Fee, (c) to make the required deposits to the Interest Reserve Account, the Real Estate Taxes Escrow Account and the Insurance Escrow Account, (d) to pay Transaction Costs (including the reasonable out of pocket expenses incurred by Lenders in connection with the origination and funding of the Loan) and (e) to pay to counsel to each of Collateral Agent and the Agent their respective reasonable fees, expenses and disbursements. If any Loan proceeds remain after application thereof as set forth in the preceding sentence, such excess proceeds may be used for the general corporate purposes of Borrower (including an equity cash out to the Borrower’s principals).

Section 2.3. Security for the Loan. The Note and Borrower’s obligations hereunder and under all other Loan Documents shall be secured by (a) Liens upon the Mortgaged Property pursuant to the Mortgage, (b) the Contract Assignment, (c) the Manager’s Subordination, (d) the Assignment of Leases and Rents, (e) the Collateral Assignment of Hedge, (f) the Note Pledge Agreement, and (g) all other security interests and Liens granted in this Agreement and in the other Loan Documents.

Section 2.4. Borrower’s Note. Borrower’s obligation to pay the principal of and interest on the Loan and all other amounts due under the Loan Documents shall be evidenced initially by the Note, duly executed and delivered by Borrower on the Closing Date. The Note shall be payable as to principal, interest and all other amounts due under the Loan Documents, as specified in this Agreement, with a final maturity on the Maturity Date. The initial Lender shall have the right to have the Note subdivided, by exchange for promissory notes of lesser denominations in the form of the initial Note, upon written request to Borrower and, in such event, Borrower shall promptly execute additional or replacement Notes. At no time shall the aggregate original principal amount of the Note (or of such replacement Notes) exceed the Loan Amount.

Section 2.5. Principal and Interest; Exit Fee.

(a) Borrower shall pay to Agent interest on the Principal Indebtedness of the Loan from the Closing Date through the end of the Interest Accrual Period following or during which the Loan is paid in full at the interest rate provided below in this Section 2.5. Interest on the Loan shall accrue on the Principal Indebtedness commencing on the Closing Date and shall be payable in arrears on the eleventh (11th) day of the month following the month in which the Closing Date occurs and on the eleventh (11th) day of each and every month thereafter until such time as the Loan shall be repaid in full, unless, in any such case, such day is not a Business Day, in which event such interest shall be payable on the first Business Day following such date (such date for any particular month, the “Payment Date”). The Agent and the Collateral Agent shall calculate LIBOR on each Interest Determination Date for the related Interest Accrual Period and promptly communicate to Borrower such rate for such period. The entire outstanding Principal Indebtedness of the Loan and the Note, together with all accrued but unpaid interest thereon and all other amounts due under the Loan Documents (including, without limitation, the Exit Fee), shall be due and payable by Borrower to the Lenders on the Maturity Date. In addition, in the event that the Maturity Date occurs on a day other than a Payment Date, then on the Maturity Date, Borrower shall be required to pay to Lenders the amount of interest that would have accrued on the Principal Indebtedness from the day after the Maturity Date through and including the last day of the Interest Accrual Period in which the Maturity Date occurred, as if the Principal Indebtedness was not repaid on the Maturity Date. Interest shall be computed on the basis of a 360 day year and the actual number of days elapsed.

(b) For the initial Interest Accrual Period, the Principal Indebtedness shall bear interest at a rate per annum equal to 6.71875%. For each Interest Accrual Period thereafter, the Principal Indebtedness shall bear interest at a rate per annum equal to the sum of (x) LIBOR determined as of the Interest Determination Date for such Interest Accrual Period plus (y) 1.35%.

(c) Borrower shall make principal payments on the Loan on each Payment Date in an amount equal to the amount, if any, required to be paid pursuant to clause fourth of Section 2.12(b).

(d) While an Event of Default has occurred and is continuing, Borrower shall pay to Agent interest at the Default Rate on any amount owing to the Lenders not paid when due until such amount is paid in full.

(e) On the Payment Date on which the Borrower pays the outstanding Principal Indebtedness in whole, the Borrower shall pay to the Lender the Exit Fee.

Section 2.6. Voluntary Prepayment.

(a) Borrower may not voluntarily prepay the Loan on or before July 17, 2007. Thereafter, Borrower may voluntarily prepay the Loan in whole or in part on any Payment Date; provided, however, that, any such prepayment shall be accompanied by an amount representing all accrued interest on the portion of the Loan being prepaid and other amounts then due under the Loan Documents (including, without limitation, the Exit Fee); and provided further that any such prepayment shall be paid concurrently with a prepayment by Senior Mezzanine Borrower in reduction of the Senior Mezzanine Loan in a pro rata amount based upon the face amounts of the Note and the Senior Mezzanine Note.

(b) In the event of any such voluntary prepayment, Borrower shall give Agent written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay, which notice shall be given at least thirty (30) days’ prior to the date upon which prepayment is to be made and shall specify the Payment Date on which such prepayment is to be made and the amount of such prepayment (which shall not be less than $1,000,000). If any such notice is given, the amount specified in such notice shall be due and payable on the Payment Date specified therein (unless such notice is revoked by Borrower prior to the date specified therein in which event Borrower shall immediately reimburse Agent for any out-of-pocket costs incurred in connection with the giving of such notice and its revocation).

Section 2.7. Mandatory Prepayment; Capital Events; Certain Transfers.

(a) Borrower shall not effect a Capital Event with respect to the Mortgaged Property on or before July 17, 2007. Thereafter, Borrower may effect a Capital Event with respect to the Mortgaged Property on any Business Day on the condition that the Capital Event Proceeds, or such portion thereof required to fully repay the Indebtedness (and, if necessary, any contributions from the principals of Borrower necessary to make the payments required hereunder), are deposited in the Collection Account and applied on the date of deposit in the Collection Account to repay the Indebtedness in full (including (1) all accrued interest on the Principal Indebtedness through the end of the Interest Accrual Period during which such deposit occurs, (2) the Exit Fee and (3) other amounts then due under the Loan Documents). Notwithstanding, the foregoing, Borrower may effect a Transfer (other than a Capital Event of a Mortgaged Property as provided in this Section 2.7(a) or a Permitted Transfer), provided (1) if the Loan has not been included in a Secondary Market Transaction in which Securities are issued, Borrower obtains the prior written consent of the Agent or (2) if the Loan has been included in a Secondary Market Transaction in which Securities were issued, Borrower shall have delivered to the Agent a Rating Confirmation and (3) Borrower pays all reasonable out-of-pocket expenses incurred by the Agent in connection with the transaction.

(b) Except as otherwise provided in Section 2.12(f) in the event Loss Proceeds are required to be made available for restoration pursuant to Section 5.1(x) of this Agreement and excluding Loss Proceeds which Borrower is obligated to turn over to tenants or other third persons pursuant to applicable law, in the event of a casualty or a Taking of the Mortgaged Property, in whole or in part, Borrower shall cause all such Loss Proceeds otherwise payable with respect to the Mortgaged Property to be deposited directly into the Collection Account in accordance with Section 2.12(a)(iii) and shall on the Payment Date occurring immediately following the receipt of such Loss Proceeds, apply such portion of Loss Proceeds solely to make the payments required pursuant to clause fourth of Section 2.12(b) of this Agreement.

(c) Upon payment or prepayment of the Loan in full, Borrower shall pay to the Lenders, in addition to the amounts specified in Section 2.6, Section 2.7 and Section 2.12, as applicable, all other amounts then due and payable to the Lenders pursuant to the Loan Documents.

Section 2.8. Application of Payments After Event of Default. All proceeds relating to any repayments of the Loan after the Collateral Agent shall have received written notice of the occurrence of an Event of Default shall be applied by Agent, in Agent’s sole discretion, to amounts then outstanding under this Agreement (including, without limitation, any unpaid fees of the Collateral Agent payable pursuant to the Fee Letter and any reasonable out-of-pocket costs and expenses of Collateral Agent and the Lenders, in that order, reimbursable pursuant to the terms of this Agreement arising as a result of such repayment; any accrued and unpaid interest then payable with respect to the Loan or the portion thereof being repaid; any accrued and unpaid Exit Fee in respect of any such Principal Indebtedness being repaid; the Principal Indebtedness or the portion thereof being repaid; and any other sums then due and payable to or for the benefit of Agent pursuant to this Agreement or any other Loan Document(s)).

Section 2.9. Method and Place of Payment From the Collection Account to Agent.

(a) Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Agent not later than 2:00 p.m., New York City time, on the date when due and shall be made in lawful money of the United States of America by wire transfer in federal or other immediately available funds to its account at J.P. Morgan Chase Bank, New York, New York (ABA No. 021-000-021, Account No. 066-612-187, Reference: City National Bank Plaza) and Agent shall disburse such payments to the Person entitled thereto on the Business Day of receipt of such payments (or the next Business Day if the payments are received after 2:00 p.m., New York City time on such Business Day) to the account designated by such Person in writing to Agent from time to time. Any funds received by Agent after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day. Agent shall notify Borrower in writing of any changes in the account to which payments are to be made. All payments made by Borrower hereunder, or by Borrower under the other Loan Documents, shall be made irrespective of, and without any deduction for, any set-offs or counterclaims.

(b) Except to the extent otherwise provided herein, (i) each payment or prepayment of principal of the Loan by Borrower shall be made to Agent for the account of the Lenders pro rata in accordance with the respective unpaid portion of the Loan held by such Lenders and (ii)

each payment of interest on the Loan by Borrower shall be made to Agent for the account of the Lenders pro rata in accordance with the amounts of interest on the portion of the Loan held by such Lenders then due and payable to the respective Lenders.

Section 2.10. Taxes. All payments made by Borrower under the Note and this Agreement to or for the benefit of Lenders shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (other than taxes imposed on the income of the Lenders).

Section 2.11. Release of Collateral.

(a) Notwithstanding any other provision of this Agreement or any other Loan Document, upon the occurrence of a Capital Event with respect to the Mortgaged Property as described in Section 2.7(a) hereof, Agent, on behalf of the Lenders, shall, simultaneously with such Capital Event, release of record the Lien of the Mortgage and UCC-1 financing statements and any other Liens in favor of the Lenders relating to the Mortgaged Property or the portion thereof affected by such Capital Event provided, however, that the Agent shall not be required to release its Lien unless the Proceeds (or the requisite portion thereof) of such Capital Event are paid to Agent in full satisfaction of the Indebtedness as required hereunder.

(b) In the event Borrower satisfies the outstanding Indebtedness in full, Agent and, at the written direction of Agent, Collateral Agent shall withdraw and hold uninvested for Borrower in an Eligible Account at LaSalle Bank National Association from the Business Day immediately preceding the date upon which the release of funds is to be made to Borrower and release on the date on which the outstanding Indebtedness is repaid in full any and all amounts then on deposit in the Reserve Account and/or the Collection Account to Borrower. Upon repayment of the Loan and all other amounts due hereunder and under the Loan Documents in full in accordance with the terms hereof and thereof, the Lenders shall, promptly after such payment, release or cause to be released all Liens with respect to all Collateral (including, without limitation, terminating the tenant direction letters delivered pursuant to Section 2.12(a)) or, to the extent necessary to facilitate future savings of mortgage tax in states that impose mortgage taxes, assign such Liens to Borrower’s new lender(s), provided that any such assignments shall be without recourse, representation, or warranty of any kind, except that Agent and each Lender shall represent and warrant (1) the then outstanding amount of the Principal Indebtedness and (2) that such Liens have not been previously assigned by Agent or any Lender.

Section 2.12. Central Cash Management.

(a) Collection Account, Local Collection Account, Parking Collection Account and Security Deposit Account; Deposits to and Withdrawals from Collection Account, Local Collection Account, Parking Collection Account and Security Deposit Account.

(i) On or before the Closing Date, Borrower shall have established and shall maintain with a financial institution acceptable to the Agent in its sole reasonable discretion (a “Local Deposit Bank”), a local collection account for the Mortgaged Property (a “Local

Collection Account”), a Parking Collection Account for the Mortgaged Property (a “Parking Collection Account”), and a security deposit account for the Mortgaged Property (the “Security Deposit Account”). Each such Account shall be an Eligible Account with a separate and unique identification number and entitled “Citigroup Global Markets Realty Corp., as agent for 515/555 Flower Associates, LLC.” On or before the Closing Date, Borrower shall have caused the Local Deposit Bank to deliver to Agent on behalf of the Lenders the Local Deposit Bank Agreements in form and substance acceptable to Agent (A) acknowledging Agent’s security interest in and sole dominion and control over the Local Collection Account and the Parking Collection Account, and (B) acknowledging Agent’s security interest in the Security Deposit Account and Borrower’s Operating Account, and right, upon the occurrence and during the continuance of an Event of Default, to assert sole dominion and control over the Security Deposit Account and Borrower’s Operating Account. If any Lease requires that Borrower not commingle the security deposit given by the tenant thereunder with any other funds, then Borrower shall establish and maintain a separate security deposit account for each such Lease in accordance with the foregoing account requirements, all of which security deposit accounts shall be referred to herein, collectively, as the “Security Deposit Account.” On or before the Closing Date, Borrower shall establish and maintain with the Collateral Agent a collection account (the “Collection Account”), which shall be an Eligible Account with a separate and unique identification number and entitled “Citigroup Global Markets Realty Corp. as Agent, as secured party from 515/555 Flower Associates, LLC pursuant to a Loan Agreement dated as of July 17, 2006 among 515/555 Flower Associates, LLC, Citigroup Global Markets Realty Corp. as Agent and LaSalle Bank National Association as Collateral Agent.” On or before the Closing Date, Borrower shall have delivered to each tenant under a Lease an irrevocable direction letter in a form approved by Agent requiring the tenant to pay all Rents and Money received from Accounts or under Leases and derived from the Mortgaged Property and Proceeds thereof owed to Borrower directly to the Local Collection Account. Borrower shall provide to Agent proof of such delivery. In addition, Borrower shall deliver an irrevocable direction letter in such form to each tenant under a new Lease entered into after the date hereof prior to the commencement of such Lease. If a tenant under a Lease forwards such Rents, Money or Proceeds to Borrower rather than directly to the Local Collection Account, Borrower shall (i) deliver an additional irrevocable direction letter to the tenant and make other commercially reasonable efforts to cause the tenant to forward such Rents, Money or Proceeds directly to the Local Collateral Account and (ii) immediately deposit or cause the Manager to deposit in the Local Collection Account such Rents, Money or Proceeds. At all times during this Agreement, Borrower shall deposit or cause Manager to deposit in the Security Deposit Account all security deposits received from tenants at the applicable Mortgaged Property, by no later than the Business Day following the collection and receipt thereof. At all times during this Agreement, Borrower shall deposit or cause Manager or Borrower’s parking operator to deposit in the Parking Collection Account all Gross Revenues from the Mortgaged Property allocable to parking fees and expenses. The Local Deposit Bank shall perform clearing house services with respect to the Local Collection Account and the Parking Collection Account. Subject to Section 2.12(a)(ii), Borrower shall sweep or cause to be swept on each Business Day during a calendar month all Money on deposit in the Local Collection Account and the Parking Collection Account to the Collection Account. So long as no Event of Default shall have occurred and be continuing, Borrower and Manager shall be permitted on a monthly basis with the prior written approval of the Agent to make withdrawals from the Security Deposit Account for the payment, application or return of security deposits in accordance with the Leases. Borrower shall not have any right to withdraw Money from the Local Collection Account, the Parking Collection Account, the Collection Account or the Security Deposit Account (except for security deposits as described above), which shall be under the sole dominion and control and the “control” within the meaning of Sections 9-104 and 9-106 of the UCC, of the Agent. Any such Rents, Money or Proceeds held by Borrower or the Manager prior to deposit into the Collection Account shall be held in trust for the benefit of the Agent and the Lenders.

(ii) In the event that Agent has notified the Collateral Agent and Borrower that an Event of Default has occurred and is continuing,

(A) all Rents and Money received from Accounts or under Leases and derived from the Mortgaged Property and all Proceeds thereof shall be payable to Agent for the account of Lenders or as otherwise directed by Agent on behalf of Lenders (provided that such direction shall not result in the nonpayment of any outstanding fees payable to the Collateral Agent pursuant to the Fee Letter),

(B) Agent on behalf of the Lenders shall make deposits, or cause deposits to be made, of such Rents, Money and Proceeds directly to the Collection Account, and Borrower shall cooperate (and shall cause the Manager to cooperate) with Agent on behalf of the Lenders in the making of such deposits or causing such deposits to be made,

(C) Borrower shall not have any right to make or direct any withdrawals from the Collection Account or the Reserve Account without the prior written consent of Agent on behalf of the Lenders, and

(D) proceeds on deposit in the Collection Account and the Reserve Account may be applied by Collateral Agent on behalf of the Lenders for the payment of the Indebtedness pursuant to Section 2.8 of this Agreement.

(iii) So long as no Event of Default shall have occurred and be continuing, Borrower shall deposit in the Collection Account: (a) as and when required by Section 2.7(b), Loss Proceeds received by Borrower and (b) simultaneously with the consummation of any Capital Event, the Capital Event Proceeds resulting from such Capital Event and any contributions from Borrower’s principals required by Section 2.7(a) in connection with such Capital Event.

(b) Distribution of Cash. So long as the Collateral Agent shall not have received written notice from Agent on behalf of the Lenders that an Event of Default has occurred and is continuing, the Collateral Agent shall hold uninvested for Borrower or the Lenders in an Eligible Account at LaSalle Bank National Association, the funds on deposit in the Collection Account as of the close of business on the Business Day immediately preceding each Payment Date to such Payment Date and shall apply such funds on such Payment Date, in each case to the extent of the amounts set forth in the related Payment Date Statement delivered by the Collateral Agent, as follows:

first, to the Real Estate Taxes Escrow Account and the Insurance Escrow Account, in that order, in the respective amounts required to be deposited therein as described in Section 2.13(b);

second, to Agent for the payment of the interest then due and payable on the Note with respect to the related Interest Accrual Period;

third, to Agent for the payment of the Exit Fee and the Extension Fee, if any, then due and payable;

fourth, to Agent for the payment of the Principal Indebtedness in an amount equal to any amount to which the Agent is then entitled pursuant to Sections 2.7(a) or 2.7(b) of this Agreement;

fifth, to the payment to the Collateral Agent of its fees then due and payable pursuant to the Fee Letter;

sixth, to the Other Property Expenses Account in the amount, if any, required (or permitted) to be deposited therein as described in Section 2.13(b);

seventh, to the Replacement Reserve Account and the On-going Leasing Costs/TI Costs Account in that order, in the respective amounts, if any, required to be deposited therein as described in Section 2.13(a);

eighth, to the payment of any outstanding indemnification payment to which an Indemnified Party is then entitled pursuant to Sections 5.1(i) and 5.1(j), and any other amounts then due and payable to Agent pursuant to this Agreement and the other Loan Documents which are not paid from applications under clauses first through seventh above;

ninth, to the Senior Mezzanine Loan Account, in the amount of interest payments and any other amounts required to be paid pursuant to the Senior Mezzanine Loan Agreement (including, without limitation, the fees incurred by Senior Mezzanine Lender in connection with amendments or endorsements to Senior Mezzanine Lender’s Eagle 9 insurance policy) on such Payment Date;

tenth, to the Junior Mezzanine Loan Account, in the amount of interest payments and any other amounts required to be paid pursuant to the Junior Mezzanine Loan Agreement (including, without limitation, the fees and expenses of the Construction Consultant, and fees incurred by Junior Mezzanine Lender in connection with amendments or endorsements to Junior Mezzanine Lender’s Eagle 9 insurance policy) on such Payment Date;

eleventh, if the Agent shall have notified Borrower in writing that the Debt Service Coverage Test has not been satisfied, then all remaining available funds, if any, shall be distributed to the Cash Flow Sweep Account until the date that the Debt Service Coverage Test has been satisfied; and

twelfth, if all remaining available funds are not on such Payment Date being distributed to the Cash Flow Sweep Account pursuant to clause eleventh above, then all remaining available funds, if any, shall be distributed to Borrower.

Any payment made to Senior Mezzanine Lender or to the Senior Mezzanine Loan Account above shall be deemed to be a distribution in such amount by Borrower to Senior Mezzanine Borrower. Any payment made to Junior Mezzanine Lender or to the Junior Mezzanine Loan Account above shall be deemed to be a distribution in such amount by Borrower to Senior Mezzanine Borrower and a distribution in such amount by Senior Mezzanine Borrower to Junior Mezzanine Borrower.

(c) Permitted Investments. Borrower shall, or shall direct Collateral Agent in writing to, invest and reinvest any balance in the Collection Account, from time to time in Permitted Investments; provided, however, that

(i) maturity of the Permitted Investments on deposit therein shall be at the discretion of Borrower, but in any event no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn therefrom pursuant to Section 2.12(a) or 2.12(b) of this Agreement,

(ii) Collateral Agent has received written notice from Agent that an Event of Default has occurred and is continuing Borrower shall not have any right to direct investment of the balance in the Collection Account,

(iii) such Permitted Investments shall be held in the name of Collateral Agent and shall be credited to the Collection Account, and

(iv) no written investment direction is provided to Collateral Agent by Borrower, Collateral Agent shall invest any balance in the Collection Account in an investment of the type described in clause (vii) of the definition of Permitted Investments.

Agent, the Lenders and Collateral Agent shall have no liability for any loss in investments of funds in the Collection Account that are invested in Permitted Investments (unless, in the case of Collateral Agent, invested contrary to Borrower’s or Agent’s written direction) and no such loss shall affect Borrower’s obligation to fund, or liability for funding, the Collection Account. All interest paid or other earnings on the Permitted Investments of funds deposited into the Collection Account made hereunder shall be deposited into the Collection Account. Borrower shall include all earnings on the Collection Account as income of Borrower for federal and applicable state tax purposes.

(d) Monthly and Payment Date Statements. With respect to each Collection Period, Collateral Agent shall prepare and deliver, or shall cause to be prepared and delivered, to Agent a statement no later than ten (10) Business Days after the end of such Collection Period setting forth the aggregate deposits to and withdrawals from the Collection Account and each account of the Reserve Account and the opening and closing balances in such accounts (collectively, the “Monthly Statement”). With respect to each Payment Date and the related Collection Period and Interest Accrual Period, Collateral Agent shall prepare and deliver, or shall cause to be prepared and delivered to Borrower and Agent, a statement (each, a “Payment Date Statement”) no later than the Business Day prior to such Payment Date with respect to each of the items below, setting forth the following:

(i) the aggregate deposits to the Collection Account during the related Collection Period for each type of deposit under this Agreement and the opening and closing balances in the Collection Account;

(ii) the amount of interest then due and payable on the Note with respect to the Interest Accrual Period (including the applicable number of days and interest rate which were applied in determining such amount);

(iii) the amount of the Exit Fee and Extension Fee, if any, then due and payable;

(iv) the amount of the fees of the Collateral Agent and any expenses payable to the Collateral Agent and any outstanding indemnification payment to which an Indemnified Party is then entitled under this Agreement, in each case, at a reasonable and market rate;

(v) the following information with respect to the Principal Indebtedness in a format reasonably acceptable to Agent: (1) the Principal Indebtedness as of the preceding Payment Date, (2) any principal payable to the Lenders pursuant to Sections 2.6, 2.7 or 2.12 on such Payment Date, and (3) the Principal Indebtedness on the current Payment Date (taking into account such payments); and

(vi) the amount withdrawn from or remitted to each account of the Reserve Account in accordance with Sections 2.12 and 2.13 and the amount remitted to Borrower.

(e) Quarterly Statements. No later than thirty (30) days following the end of each of the months of December, March, June, and September, beginning with the month ending at June 30, 2006, Borrower shall prepare and deliver to the Agent and the Collateral Agent a statement (each a “Quarterly Statement”) in hard copy and on diskette and/or a copy through electronic mail, in form and substance reasonably satisfactory to Agent, setting forth with respect to the Mortgaged Property,

(i) a cash flow report detailing the Operating Revenues and the Operating Expenses, in each case on a trailing twelve month basis,

(ii) a rent roll dated as of the last day of such quarter identifying each of the Leases by the term, suite number, rentable square feet, rental and other charges required to be paid, any rental concessions or base stops, any defaults thereunder and any other information reasonably required by Lender;

(iii) a management report (including leasing updates and leasing prospects and Renovation progress) and an actual vacancy level for the Mortgaged Property (expressing the level as a percentage) for the most recent date available,

(iv) year-to-date operating statements and capital expense reports prepared for each calendar month during each such quarter, each of which shall include an itemization of actual (not pro forma) operating expenses and capital expenditures during the applicable period; and

(v) a comparison of the budgeted income and expenses with the actual income and expenses for such month and year to date, together with a detailed explanation of any variances between budgeted and actual amounts that are in excess of the greater of: (1) $10,000, and (2) ten percent (10%) or more for each line item therein.

(f) Loss Proceeds. In the event of a casualty or Taking with respect to the Mortgaged Property, unless pursuant to Section 5.1(x) of this Agreement or applicable law, the Loss Proceeds are to be made available to Borrower for restoration or to the tenants, all of Borrower’s interest in Loss Proceeds shall be paid directly to the Collection Account to satisfy the requirements of Section 2.7(b). If the Loss Proceeds are to be made available for restoration pursuant to this Agreement or to the tenants pursuant to applicable law, such Loss Proceeds shall be held by the Collateral Agent in a segregated interest-bearing Eligible Account in the name of the Collateral Agent on behalf of the Lenders to be opened by the Collateral Agent within three (3) Business Days after the Collateral Agent receives written notice of the necessity therefor from the Agent, to be withdrawn by the Collateral Agent and held uninvested in a LaSalle Bank National Association account from the Business Day immediately preceding the date upon which payment to Borrower or to the tenants is to be made to such payment date for delivery to Borrower or to the tenants from time to time to pay restoration costs pursuant to a schedule reasonably acceptable to Agent and Borrower. Funds on deposit in any such account opened by the Collateral Agent shall be invested in Permitted Investments in the same manner and subject to the same restrictions as set forth in Section 2.12(c) with respect to the Collection Account (except that the maturity shall be not later than as necessary to satisfy the schedule referred to in the preceding sentence). If any Loss Proceeds are received by Borrower, such Loss Proceeds shall be received in trust for the Lenders, shall be segregated from other funds of Borrower, and shall be forthwith paid to Collateral Agent to the extent necessary to comply with this Agreement.

(g) Collateral Agent’s Reliance. Collateral Agent may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. Collateral Agent may rely on written notice from Agent as to the occurrence and continuance of an Event of Default, without further written notice by the Lenders to the contrary.

Section 2.13. Reserve Account.

(a) Replacement Reserve Account and On-going Leasing Costs/TI Costs Account.

(i) On or before the Closing Date, Borrower shall establish and maintain with the Collateral Agent two separate accounts for Capital Improvement Costs, replacement reserves, Leasing Commissions and TI Costs, each of which shall be an Eligible Account and shall have the same title as the Collection Account, for the benefit of the Lenders until the Loan is paid in full. The two accounts shall be designated the Replacement Reserve Account (the “Replacement Reserve Account”) and the On-going Leasing Costs/TI Costs Account (the “On-going

Leasing Costs/TI Costs Account”). On each Payment Date after the initial Payment Date as of which Borrower shall have satisfied the Debt Service Coverage Test, the Agent shall have the right to instruct the Collateral Agent in writing to deposit from the Collection Account (or if the Agent has so instructed the Collateral Agent but the funds for such deposit are not available pursuant to Section 2.12(b), Borrower shall make a deposit of Borrower’s funds sourced from equity capital contributions) in the Replacement Reserve Account, an amount acceptable to the Agent (which shall not exceed one-twelfth (1/12th) of the product of $0.25 and the Rentable Square Footage of the Mortgaged Property) and in the On-Going Leasing Costs/TI Costs Account, an amount acceptable to the Agent (which shall not exceed one-twelfth (1/12 th) of the product of $1.50 and the Rentable Square Footage of the Mortgaged Property.)

(ii) Any and all Moneys remitted to the Replacement Reserve Account, together with any Permitted Investments in which such Moneys are or will be invested or reinvested during the term of this Agreement, shall be held in the Replacement Reserve Account (A) to be withdrawn by Collateral Agent upon written request by Borrower made not more than once each month in an amount not less than $50,000 and held uninvested for Borrower or the Lenders in an Eligible Account at LaSalle Bank National Association from the close of business on the Business Day immediately preceding the date upon which payment is to be made to Borrower to such date, and either applied to pay directly, or deposited into Borrower’s Operating Account to pay or to reimburse Borrower for, replacement reserve costs reasonably determined by Borrower or (B) for purposes otherwise requested by Borrower and reasonably approved by the Agent in writing.

(iii) Any and all Moneys remitted to the On-going Leasing Costs/TI Costs Account, together with any Permitted Investments in which such Moneys are or will be invested or reinvested during the term of this Agreement, shall be held in the On-going Leasing Costs/TI Costs Account (A) to be withdrawn by Collateral Agent upon written request by Borrower made not more than once each month in an amount not less than $50,000 and held uninvested for Borrower or the Lenders in an Eligible Account at LaSalle Bank National Association from the close of business on the Business Day immediately preceding the date upon which payment is to be made to Borrower to such date, and either applied to pay directly, or deposited into Borrower’s Operating Account to pay or to reimburse Borrower for, Leasing Commissions and TI Costs incurred in connection with leasing activities relating to the Mortgaged Property after the Closing Date specified by Borrower in a written request delivered to Collateral Agent and the Agent or (B) for purposes otherwise requested by Borrower and reasonably approved by the Agent in writing.

(iv) Not less than three (3) Business Days prior to the date on which Borrower desires to withdraw funds on deposit in the Replacement Reserve Account or On-going Leasing Costs/TI Costs Account, in whole or in part, Borrower shall provide the Agent with written notice (with a copy to Collateral Agent) of such request (including therein a statement of the purpose for the withdrawal and in the case of a reimbursement of Borrower, evidence that the related costs have been paid).

(b) Real Estate Taxes Escrow Account, Insurance Escrow Account, Other Property Expenses Account and Borrower’s Operating Account. On or before the Closing Date, Borrower shall establish and maintain with the Collateral Agent three separate accounts for Property

Expenses, each of which shall be an Eligible Account and shall have the same title as the Collection Account for the benefit of the Lenders until the Loan is paid in full. The three accounts shall be designated the Real Estate Taxes Escrow Account (the “Real Estate Taxes Escrow Account”), the Insurance Escrow Account (the “Insurance Escrow Account”) and the Other Property Expenses Account (the “Other Property Expenses Account”). On or before the Closing Date, Borrower shall establish and maintain the Borrower’s Operating Account with a separate and unique identification number and entitled in the same name as the Collection Account. On the Closing Date, the initial Lender shall deposit out of the Loan proceeds $3,044,680 in the Real Estate Taxes Escrow Account and $2,302,574 in the Insurance Escrow Account. Collateral Agent shall deposit from the Collection Account (or, if the funds for such deposit are not available pursuant to Section 2.12(b), Borrower shall make a deposit of Borrower’s funds sourced from equity capital contributions),

(1) with respect to each Payment Date, an amount equal to the Impositions portion of Monthly Property Expenses in the Real Estate Taxes Escrow Account,

(2) with respect to each Payment Date, an amount equal to the portion of Monthly Property Expenses equal to insurance premiums for policies of insurance required to be maintained by Borrower with respect to the Mortgaged Property pursuant to this Agreement or the other Loan Documents in the Insurance Escrow Account and

(3) with respect to any Payment Date as of which remaining available funds are not being remitted to Borrower pursuant to clausetwelfth of Section 2.12(b), the remainder of the Monthly Property Expenses in the Other Property Expenses Account.

Any and all Moneys remitted to the Real Estate Taxes Escrow Account, Insurance Escrow Account or Other Property Expenses Account together with any Permitted Investments in which such Moneys are or will be invested or reinvested during the terms of this Agreement, shall be held in the Real Estate Taxes Escrow Account, Insurance Escrow Account or Other Property Expenses Account, to be withdrawn and disbursed as provided below.

On each Payment Date on which funds are deposited in the Other Property Expenses Account as described above, Collateral Agent shall disburse into Borrower’s Operating Account funds from the Other Property Expenses Account in an amount equal to the Property Expenses set forth in the Operating Budget that are currently due to be paid and not previously paid or reimbursed; provided that such disbursement shall be conditioned upon the receipt by Collateral Agent, prior to such Payment Date, of an Officer’s Certificate certifying that the most recent disbursement from the Other Property Expenses Account to Borrower’s Operating Account has been used by Borrower in accordance with this Agreement and the other Loan Documents, together with a copy of Borrower’s check register supporting such Officer’s Certificate. If there are any Property Expenses that are not set forth on the Operating Budget but that have been approved by the Agent in writing, such approval not to be unreasonably withheld, Borrower may, prior to the Payment Date, make a written request to Collateral Agent and Agent to increase the disbursement being made from the Other Property Expenses Account on the ensuing Payment Date to cover such unbudgeted items. In the event Borrower is entitled to the release of funds from the Other Property Expenses Account following the delivery of written confirmation from the Agent that the Debt Service Coverage Test has been satisfied, Lenders and the Collateral

Agent (upon receipt of written notice thereof from the Agent) shall release any and all amounts on deposit in the Other Property Expenses Account to Borrower’s Operating Account on the Business Day on which Borrower satisfies such test.

Funds from the Real Estate Taxes Escrow Account and Insurance Escrow Account shall be withdrawn by the Collateral Agent upon written request of Borrower delivered to Agent and Collateral Agent. Such written request by Borrower shall include copies of bills or invoices for Impositions and insurance premiums toward which such funds are to be applied. The funds shall be withdrawn and held uninvested for Borrower or the Lenders in an Eligible Account at LaSalle Bank National Association from the close of business on the Business Day immediately preceding the date upon which direct payment is to be made to such date, and applied directly by Collateral Agent to pay (x) any Impositions (in the case of the Real Estate Taxes Escrow Account), or (y) any insurance premiums for policies of insurance required to be maintained by Borrower with respect to the Mortgaged Property pursuant to this Agreement or the other Loan Documents (in the case of the Insurance Escrow Account).

(c) Cash Flow Sweep Account. On or before the Closing Date, Borrower shall establish and maintain with the Collateral Agent an account designated the Cash Flow Sweep Account (the “Cash Flow Sweep Account”) which shall be an Eligible Account and shall have the same title as the Collection Account for the benefit of the Lenders until the Loan is paid in full. On any Payment Date as of which the Debt Service Coverage Test has not been satisfied, Agent shall deposit or cause to be deposited in the Cash Flow Sweep Account the remaining available funds pursuant to clause eleventh of Section 2.12(b). Any and all Moneys remitted to the Cash Flow Sweep Account, together with any Permitted Investments in which such Moneys are or will be invested or reinvested during the term of this Agreement, shall be held in the Cash Flow Sweep Account, to be withdrawn by Collateral Agent and held uninvested for Borrower or the Lenders in an Eligible Account at LaSalle Bank National Association from the Business Day immediately preceding the date upon which payment is to be made to such date, and applied to pay interest on the Loan, the Senior Mezzanine Loan or the Junior Mezzanine Loan then due and payable in the event sufficient funds are not available in the Collection Account and the Interest Reserve Account to make such payment. Upon Agent’s receipt of evidence satisfactory to Agent that the Debt Service Coverage Test has been satisfied, and provided that no Default or Event of Default has occurred and is continuing, Agent shall disburse all funds held in the Cash Flow Sweep Account to Borrower’s Operating Account.

(d) Interest Reserve Account. On or before the Closing Date, Borrower shall establish and maintain with the Collateral Agent an account designated the Interest Reserve Account (the “Interest Reserve Account”), which shall be an Eligible Account and shall have the same title as the Collection Account for the benefit of the Lenders until the Loan is paid in full. On the Closing Date, the initial Lender shall deposit out of the Loan proceeds $30,000,000 in the Interest Reserve Account. Any and all Moneys remitted to the Interest Reserve Account, together with any Permitted Investments in which such Moneys are or will be invested or reinvested during the term of this Agreement, shall be held in the Interest Reserve Account, to be withdrawn by Collateral Agent upon written request of Borrower, Senior Mezzanine Borrower or Junior Mezzanine Borrower, as applicable, and held uninvested for Borrower or the Lenders in an Eligible Account at LaSalle Bank National Association from the close of business on the Business Day immediately preceding the date upon which payment is to be made to such date, and applied on a Payment Date to pay interest then due and payable on the Loan in the event sufficient funds are not available in the Collection Account on such Payment Date to make such payment, or to pay interest then due and payable on the Senior Mezzanine Loan in the event sufficient funds are not available in the Senior Mezzanine Loan Account on such Payment Date to make such payment, or to pay interest then due and payable on the Junior Mezzanine Loan in the event sufficient funds are not available in the Junior Mezzanine Loan Account on such Payment Date to make such payment.

(e) Investment of Funds. All or a portion of any Moneys in the Reserve Account shall be invested and reinvested, so long as Collateral Agent has not received written notice from Agent that an Event of Default has occurred and is continuing, by Collateral Agent in accordance with written instructions delivered by Borrower, or after Collateral Agent has received written notice from Agent that an Event of Default has occurred and is continuing, by Agent, in one or more Permitted Investments. If no written investment direction is provided to Collateral Agent by Borrower, Collateral Agent shall invest such Moneys in an investment of the type described in clause (vii) of the definition of Permitted Investments. Agent, the Lenders and Collateral Agent shall have no liability for any loss in investments of funds in the Reserve Account that are invested in Permitted Investments (unless, in the case of Collateral Agent, invested contrary to Borrower’s or Agent’s written direction) and no such loss shall affect Borrower’s obligation to fund, or liability for funding, the Reserve Account. So long as an Event of Default has not occurred and is not continuing, all such Permitted Investments shall be made in the name of Collateral Agent on behalf of the Lenders or as otherwise directed by Agent. Agent shall cause all income or other gain from investments of Money held in the Reserve Account to be deposited in such respective account of the Reserve Account immediately upon receipt and any loss resulting from such investments shall be charged to such respective account of the Reserve Account. Unless and until title to the funds therein shall have vested in any Person other than Borrower, Borrower shall include all such income or gain on any account of the Reserve Account as income of Borrower for federal and applicable state tax purposes.

(f) Event of Default. After Collateral Agent has received written notice from Agent that an Event of Default has occurred and is continuing, Borrower shall not be permitted to make any withdrawal(s) from the Reserve Account and Collateral Agent at the written direction of Agent may liquidate any Permitted Investments of the amount on deposit in such account, withdraw and hold the proceeds of such liquidation uninvested for Lenders in a LaSalle Bank National Association account from the Business Day immediately preceding the date such funds are to be used and use such amount on deposit in the Reserve Account on the succeeding Business Day to make payments on account of the Loan in accordance with the priorities set forth in Section 2.8.

Section 2.14. Additional Provisions Relating to the Collection Account and the Reserve Account.

(a) The Collateral Agent covenants and agrees that: (i) all securities or other property underlying any financial assets credited to any Pledged Account shall be registered in the name of the Collateral Agent, indorsed to the Collateral Agent or indorsed in blank or credited to another securities account maintained in the name of the Collateral Agent and in no case will any financial asset credited to any Pledged Account be registered in the name of Borrower, payable to the order of Borrower or specially indorsed to Borrower except to the extent the foregoing have been specially indorsed to the Collateral Agent or in blank; and (ii) all Permitted Investments and all other property delivered to the Collateral Agent pursuant to this Agreement will be promptly credited to one of the Pledged Accounts.

(b) The Collateral Agent hereby agrees that each item of property (whether investment property, financial asset, security, instrument, cash or otherwise) credited to any Pledged Account shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC.

(c) If at any time the Collateral Agent shall receive from the Agent an entitlement order (i.e. an order directing transfer or redemption of any financial asset relating to a Pledged Account) or any instruction (within the meaning of Section 9-104 of the UCC) originated by the Agent (i.e. an instruction directing the disposition of funds in a Pledged Account), the Collateral Agent shall comply with such entitlement order or instruction without further consent by Borrower or any other Person.

(d) Regardless of any provision in any other agreement, for purposes of the UCC, with respect to each Pledged Account, New York shall be deemed to be the bank’s jurisdiction (within the meaning of Section 9-304 of the UCC) and the securities intermediary’s jurisdiction (within the meaning of Section 8-110 of the UCC). The Pledged Accounts shall be governed by the laws of the State of New York.

(e) Except for the claims and interest of the Agent and of Borrower in the Pledged Accounts, the Collateral Agent represents and warrants that it does not know of any Lien on or claim to, or interest in, any Pledged Account or in any “financial asset” (as defined in Section 8-102(a) of the UCC) credited thereto. If any Person asserts any Lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Pledged Accounts or in any financial asset carried therein, the Collateral Agent will promptly notify the Agent and Borrower thereof.

Section 2.15. Security Agreement.

(a) Pledge of Account. To secure the full and punctual payment and performance of all of the Indebtedness, Borrower hereby assigns, conveys, pledges and transfers to the Agent on behalf of the Lenders as secured party, and grants Agent on behalf of the Lenders a first and continuing security interest in and to, the following property, whether now owned or existing or hereafter acquired or arising and regardless of where located (collectively, the “Account Collateral”):

(i) all of Borrower’s right, title and interest in Borrower’s Operating Account, the Local Collection Account, the Parking Collection Account, the Security Deposit Account, and the Pledged Accounts and all Money and Permitted Investments, if any, from time to time deposited or held in Borrower’s Operating Account, the Local Collection Account, the Parking Collection Account, the Security Deposit Account, and the Pledged Accounts or purchased with funds or assets on deposit in Borrower’s Operating Account, the Local Collection Account, the Parking Collection Account, the Security Deposit Account, and the Pledged Accounts;

(ii) all of Borrower’s right, title and interest in interest, dividends, Money, Instruments and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any of the foregoing until such time as such items are disbursed from Borrower’s Operating Account, the Local Collection Account, the Parking Collection Account, the Security Deposit Account, and the Pledged Accounts; and

(iii) to the extent not covered by clause (i) or (ii) above, all Borrower’s right, title and interest in Proceeds of any or all of the foregoing until such time as such items are disbursed from Borrower’s Operating Account, the Local Collection Account, the Parking Collection Account, the Security Deposit Account and the Pledged Accounts.

(b) Covenants. So long as any portion of the Indebtedness is outstanding, Borrower shall not open (or permit Collateral Agent to open) any account other than the Local Collection Account, the Parking Collection Account or the Collection Account for the deposit of Rents or Money received from Accounts or under Leases and derived from the Mortgaged Property and all Proceeds to pay amounts owing hereunder, other than any account for amounts required by law to be segregated by Borrower. Borrower shall not have any right to withdraw Money from any Reserve Account, which shall be under the sole dominion and control, and the “control” within the meaning of Sections 9-104 and 9-106 of the UCC, of the Agent. Agent, Borrower and Collateral Agent agree that Collateral Agent will comply with instructions originated by Agent directing disposition of the funds in each Reserve Account and the Collection Account without further consent by Borrower. The Account Collateral shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other banking authority or Governmental Authority, as may now or hereafter be in effect, and to the rules, regulations and procedures of Collateral Agent relating to demand deposit accounts generally from time to time in effect.

(c) Financing Statements; Further Assurances. Borrower hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, in any jurisdictions and with any filing offices as the Agent may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to the Agent in connection herewith. Such financing statements may describe the collateral in the same manner as described in any security agreement or pledge agreement entered into by the parties in connection herewith or may contain an indication or description of collateral that describes such property in any other manner as the Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the collateral granted to the Agent in connection herewith, including, without limitation, describing such property as “all assets” or “all personal property” whether now owned or hereafter acquired. From time to time, at the expense of Borrower, Borrower shall promptly execute and deliver all further instruments, and take all further action, that Agent may reasonably request, in order to continue the perfection and protection of the pledge and security interest granted or purported to be granted hereby.

(d) Transfers and Other Liens. Borrower shall not sell or otherwise dispose of any of the Account Collateral other than pursuant to the terms of this Agreement and the other Loan Documents, or create or permit to exist any Lien upon or with respect to all or any of the Account Collateral, except for the Lien granted to Agent, and the rights of the institution acting as Agent, under or as contemplated by this Agreement.

(e) No Waiver. Every right and remedy granted to Agent under this Agreement or by law may be exercised by Agent at any time and from time to time, and as often as Agent may deem it expedient. Any and all of Agent’s rights with respect to the pledge of and security interest in the Account Collateral granted hereunder shall continue unimpaired, and to the extent permitted by law, Borrower shall be and remain obligated in accordance with the terms hereof, notwithstanding (i) any proceeding of Borrower under the United States Bankruptcy Code or any bankruptcy, insolvency or reorganization laws or statutes of any state, (ii) the release or substitution of Account Collateral at any time, or of any rights or interests therein or (iii) any delay, extension of time, renewal, compromise or other indulgence granted by Agent in the event of any Default with respect to the Account Collateral or otherwise hereunder. No delay or extension of time by Agent in exercising any power of sale, option or other right or remedy hereunder, and no notice or demand which may be given to or made upon Borrower by Agent, shall constitute a waiver thereof, or limit, impair or prejudice Agent’s right, without notice or demand, to take any action against Borrower or to exercise any other power of sale, option or any other right or remedy.

(f) Agent Appointed Attorney-In-Fact. Borrower hereby irrevocably constitutes and appoints Agent as Borrower’s true and lawful attorney-in-fact, with full power of substitution, at any time after the occurrence and during the continuation of an Event of Default, to execute, acknowledge and deliver any instruments and to exercise and enforce every right, power, remedy, option and privilege of Borrower with respect to the Account Collateral, and do in the name, place and stead of Borrower, all such acts, things and deeds for and on behalf of and in the name of Borrower with respect to the Account Collateral, which Borrower could or might do or which Agent may deem necessary or desirable to more fully vest in Agent the rights and remedies provided for herein with respect to the Account Collateral and to accomplish the purposes of this Agreement. The foregoing powers of attorney are irrevocable and coupled with an interest and shall terminate upon repayment of the Indebtedness in full.

(g) Continuing Security Interest; Termination. This Section 2.15 shall create a continuing pledge of and security interest in the Account Collateral and shall remain in full force and effect until payment in full by Borrower of the Indebtedness. Upon payment in full by Borrower of the Indebtedness, Agent shall return to Borrower such of the Account Collateral as shall not have been applied pursuant to the terms hereof, and shall execute such instruments and documents as may be reasonably requested by Borrower to evidence such termination and the release of the pledge and lien hereof.

(h) Right of Set-off. Collateral Agent waives any and all rights it may have at law or otherwise to set off or make any claim against the Account Collateral, except, with respect to any checks returned for insufficient funds, and the payment of Collateral Agent’s fees and expenses due under this Agreement (including reasonable attorney fees and disbursements) for the maintenance of the Account Collateral.

Section 2.16. Mortgage Recording Taxes. The Lien to be created by the Mortgage is intended to encumber the Mortgaged Property to the full extent of the Loan Amount. On the Closing Date, Borrower shall have paid all state, county and municipal recording and all other taxes imposed upon the execution and recordation of the Mortgage, if any.

Section 2.17. Extension Option.

(a) Borrower shall have the option (each, an “Extension Option”), to extend the Maturity Date of the Note from the Original Maturity Date to the Payment Date in July, 2009 (the “First Extended Maturity Date”), and from the First Extended Maturity Date to the Payment Date in July, 2010 (the “Final Maturity Date”), upon satisfaction of each of the following conditions (the “Extension Conditions”):

(i) Borrower shall have given written notice (each, an “Extension Notice”) to the Agent and Collateral Agent not less than sixty (60) days prior to the Original Maturity Date or the First Extended Maturity Date, as applicable, of its election to exercise the first or the second Extension Option, as the case may be;

(ii) no Default or Event of Default shall have occurred and be continuing on the Original Maturity Date or the First Extended Maturity Date, as applicable;

(iii) Agent shall have determined that the Loan to Value Test is satisfied;

(iv) Borrower shall have paid to the Agent for the benefit of the Lenders on the First Extended Maturity Date a fee in connection with an extension to the Final Maturity Date equal to the product of 0.125% and the Principal Indebtedness as of the First Extended Maturity Date (taking into account any principal payments made on the First Extended Maturity Date) (such fee, an “Extension Fee”) (i.e., no Extension Fee shall be due and payable on the Original Maturity Date in connection with an extension to the First Extended Maturity Date); and

(v) Borrower shall have purchased an interest rate cap for the term of the extension (or renewed the existing interest rate cap for such period) in each case from or with a Qualified Interest Rate Cap Provider, with a notional amount equal to the outstanding Principal Indebtedness and a strike rate equal to 5.50% and pursuant to documentation acceptable to the Agent and delivered to the Agent a fully executed Collateral Assignment of Hedge.

(b) In the event Borrower has timely given the Extension Notice for the first or second Extension Option to Agent, Agent shall be required to notify Borrower by not later than the penultimate Payment Date prior to the Original Maturity Date or the First Extended Maturity Date, as applicable, of Borrower’s compliance or non-compliance with the Loan to Value Test. Borrower may make a voluntary prepayment of the Loan on the Original Maturity Date or the First Extended Maturity Date, as applicable, in order to be in compliance with the Loan to Value Test on such date (including from equity capital contributions from its principals).

If Agent notifies Borrower that the Loan to Value Test has not been satisfied, and Borrower believes that Agent’s determination of the value of the Property in connection with such calculation is incorrect, then within five (5) Business Days after Agent notifies Borrower that the Loan to Value Test has not been satisfied, Borrower may notify Agent in writing (a “Dispute Notice”). If Borrower does not send a Dispute Notice within said five (5) Business Day period, Borrower shall be deemed to have agreed that Agent’s valuation of the Property for purposes of the Loan to Value Test is correct. If Borrower does send a Dispute Notice within said five (5) Business Day period, then such dispute shall be resolved as set forth in this paragraph. Within three (3) Business Days following Agent’s receipt of such Dispute Notice from Borrower, each of Agent and Borrower shall retain, at Borrower’s sole cost and expense, an independent MAI appraiser with at least five (5) years experience in appraising properties similar to such Property in Los Angeles, California (the “Initial Appraisers”), to appraise the Property, which appraisals shall be completed within twenty (20) days after each such Initial Appraisers’ retention. If the two appraisals vary by less than five percent (5%), the value of such Property for purposes of the Loan to Value Test shall be deemed to be the average of the two appraisals. If the two appraisals vary by more than five percent (5%), then the Initial Appraisers shall choose a third independent MAI appraiser with at least five (5) years experience in appraising properties similar to the Property in Los Angeles, California, within three (3) Business Days of either party’s request to do so, which third appraiser shall render its opinion of the value of the Property within fifteen (15) days of being retained. The cost of such third appraiser shall be borne by Borrower. If a third appraiser is so retained, the value of the Property for purposes of the Loan to Value Test shall be deemed to be the average of the two appraisals closest in value. If Borrower fails to retain an Initial Appraiser within three (3) Business Days following Agent’s receipt of the Dispute Notice, then the value of the Property for purposes of the Loan to Value Test shall be deemed to be the value initially determined by Lender. In any of the foregoing cases, the determination of the value of such Property for purposes of the Loan to Value Test so made shall be conclusive and binding on Agent and Borrower.

(c) Borrower may revoke any Extension Notice by written notice (or telephonic notice promptly confirmed in writing) to the Agent on behalf of the Lenders and to the Collateral Agent on or prior to the tenth (10th) Business Day prior to the Original Maturity Date or the First Extended Maturity Date, as applicable; provided, however, that Borrower shall pay the reasonable out-of-pocket costs incurred by the Agent and Collateral Agent in connection with the giving of any Extension Notice and its revocation. If the term of the Loan is extended pursuant to the provisions of this Section 2.17, then all the other terms and conditions of the Loan Documents shall remain in full force and effect and unmodified.

Section 2.18. General Collateral Agent Provisions.

(a) Appointment. The Lenders hereby designate and appoint LaSalle Bank National Association as Collateral Agent on behalf of the Lenders under this Agreement, and authorize LaSalle Bank National Association, as Collateral Agent for the Lenders, to take such actions on their behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to Collateral Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with the Lenders, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Collateral Agent.

(b) Collateral Agent’s Right to Perform. If an Event of Default shall have occurred and be continuing, then Collateral Agent may, but shall have no obligation to, itself perform, or cause performance of, such covenant or obligation giving rise to such Event of Default. The reasonable fees and expenses of Collateral Agent incurred in connection therewith shall be payable by Borrower to Collateral Agent upon demand, which obligation shall be secured by all Collateral.

(c) Standard of Care. Beyond the observance of Accepted Practices and the exercise of reasonable care in the custody or disbursements thereof, Collateral Agent shall not have any duty as to any Account Collateral or any income thereon in its possession or control or in the possession or control of any agents for, or of Collateral Agent, or the preservation of rights against any Person or otherwise with respect thereto. Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Account Collateral in its possession if the Account Collateral is accorded treatment in accordance with the Accepted Practices.

(d) Exculpatory Provisions. Neither Collateral Agent nor any of its officers, directors, employees, agents, attorneys, attorneys-in-fact or Affiliates shall be responsible in any manner to the Lenders for any recitals, statements, representations or warranties made by Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by Collateral Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Note or any other Loan Document or for any failure of Borrower to perform its obligations hereunder or thereunder. Collateral Agent shall not be under any obligation to the Lenders to ascertain or to inquire as to the agreements contained in, or conditions of, this Loan Agreement or any other Loan Document, or to inspect the properties, books or records of Borrower. Collateral Agent shall not be required to take any discretionary actions hereunder except at the written direction of Borrower or Agent, it being understood and agreed that Collateral Agent’s duties hereunder shall be wholly ministerial in nature and that Collateral Agent shall not be responsible for calculating any financial ratios or generating any reports (other than the Monthly Statement) for the Lenders or Borrower. In connection with any discretionary action which Borrower is permitted hereunder to direct Collateral Agent to take, if Collateral Agent shall follow Agent’s directions and not Borrower’s directions, it shall have no liability to Borrower (or to any other Person) for following any such directions of Agent and for not following such directions of Borrower (if expressly permitted herein). Collateral Agent shall not be under any obligation or duty to perform any act which, in Collateral Agent’s sole reasonable judgment, could involve it in expense or liability or to institute or defend any suit in respect hereof, or to advance any of its own monies, unless Agent or Borrower, as the case may be, shall have offered to Collateral Agent reasonable security or indemnity against such expense, liability, suit or advance.

(e) Indemnification. Borrower shall indemnify and hold Collateral Agent, and its agents, attorneys, employees and officers harmless from and against any loss, cost or damage (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Collateral Agent in connection with the transactions contemplated hereby, but excluding any such loss, cost or damage arising as a result of Collateral Agent’s failure to adopt and follow Accepted Practices, gross negligence, bad faith, willful misconduct or violation of applicable law. The indemnification set forth in this paragraph shall survive the satisfaction and payment of the Indebtedness and the termination of this Agreement.

(f) Collateral Agent’s Reliance. Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, fax, electronic mail message, telex or teletype message, statement, order or other document reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel and other experts selected in good faith by Collateral Agent. Collateral Agent may deem and treat the payee of the Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with Collateral Agent. Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of Agent as it deems appropriate or it shall first be indemnified to its satisfaction by Agent against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Provided that Collateral Agent acts in accordance with Accepted Practices, Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of Agent, and such request and any action taken or failure to act pursuant thereto shall be binding upon Agent and all future holders of the Note. All requests to Collateral Agent for wire transfers of funds, for transfers between accounts established pursuant to this Agreement or any other transfer not specifically described in this Agreement shall be in writing.

(g) Notice of Default. Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless Collateral Agent has received written notice from Agent referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. Collateral Agent shall take such action with respect to such Default or Event of Default as shall be directed by Agent, including any action under this Agreement.

(h) Non-Reliance on Collateral Agent. Neither Collateral Agent nor any of its officers, directors, employees, agents, attorneys, attorneys-in-fact or Affiliates has made any representations or warranties to the Lenders and no act by Collateral Agent hereinafter taken (including any review of the affairs of Borrower) shall be deemed to constitute any representation or warranty by Collateral Agent to the Lenders. Except for notices, reports and other documents expressly required to be furnished to Agent by Collateral Agent hereunder, Collateral Agent shall not have any duty or responsibility to provide the Lenders with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of Borrower which may come into the possession of Collateral Agent or any of its officers, directors, employees, agents, attorneys, attorneys-in-fact or Affiliates.

(i) Removal and Resignation. Collateral Agent shall have the right to resign as collateral agent hereunder and Agent shall have the right to remove Collateral Agent as collateral agent hereunder, in each case upon thirty (30) days’ written notice to the other parties to this Agreement. In the event of such resignation or removal, Agent shall appoint a successor Collateral Agent with the consent of Borrower (such consent not to be unreasonably withheld or delayed), or at Agent’s option in Agent’s sole and absolute discretion Agent may assume and perform the rights and obligations of Collateral Agent. No such removal of or resignation by Collateral Agent shall become effective until a successor Collateral Agent shall have accepted such appointment (or Agent shall have determined to designate itself as Collateral Agent) and executed an instrument by which it shall have assumed all of the rights and obligations of Collateral Agent hereunder. If no such successor Collateral Agent is appointed within sixty (60) days (or, if fees payable under the Fee Letter have not been paid, thirty (30) days) after receipt of the resigning Collateral Agent’s notice of resignation or removal, the resigning Collateral Agent may petition a court for the appointment of a successor Collateral Agent unless Agent elects, in its sole and absolute discretion, to assume the rights and obligations of Collateral Agent itself. In connection with any removal of or resignation by Collateral Agent, (A) the removed or resigning Collateral Agent shall (1) duly assign, transfer and deliver to the successor Collateral Agent this Agreement and all Money and Permitted Investments held by it hereunder, (2) execute such financing statements and other instruments as may be necessary to assign to the successor Collateral Agent the security interest existing in favor of the retiring Collateral Agent hereunder, and to otherwise give effect to such succession and (3) take such other actions as may be reasonably required by Borrower, Agent or the successor Collateral Agent in connection with the foregoing and (B) the successor Collateral Agent shall establish in its name, as agent for the Lenders, as secured party, the Collection Account and Reserve Account as Borrower is required to maintain pursuant to the terms of this Agreement.

(j) Individual Capacity. Collateral Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Borrower or any Affiliate, as though Collateral Agent were not Collateral Agent hereunder, or under the other Loan Documents.

ARTICLE III.

CONDITIONS PRECEDENT

Section 3.1. Conditions Precedent to Closing. The obligation of the initial Lender to make the Loan is subject to the satisfaction by Borrower (and Guarantor, where applicable) or waiver by Agent and initial Lender of the following conditions no later than the Closing Date:

(a) Loan Agreement. Borrower, Collateral Agent, Agent and initial Lender shall have executed and delivered this Agreement. Agent shall have received the fully-executed Local Deposit Bank Agreements.

(b) Note. Borrower shall have executed and delivered to initial Lender the Note.

(c) Environmental Indemnity Agreement; Guaranty of Non-Recourse Obligations; Interest Rate Cap. Borrower and Guarantor shall have executed and delivered the Environmental Indemnity Agreement to the Agent for benefit of the Lenders. Guarantor shall have executed and delivered the Guaranty of Non-Recourse Obligations. Borrower shall have delivered to the Agent the interest rate cap in a form acceptable to the Agent from a Qualified Interest Rate Cap Provider with a notional amount equal to the Loan Amount and a strike rate equal to 5.50% and the fully executed Collateral Assignment of Hedge.

(d) Opinions of Counsel. The initial Lender and Collateral Agent shall have received from counsel to Borrower and Guarantor legal opinions in form and substance acceptable to Agent, with respect to corporate matters and with respect to substantive non-consolidation of

Senior Mezzanine Borrower, Junior Mezzanine Borrower, Manager and TPG/CALSTRS, on the one hand, and Borrower on the other, in the event of the bankruptcy of Senior Mezzanine Borrower, Junior Mezzanine Borrower, Manager or TPG/CALSTRS. Such legal opinions shall be addressed to Agent and its successors and assigns, dated the Closing Date, and in form and substance reasonably satisfactory to Agent and its counsel.

(e) Organizational Documents. The initial Lender shall have received with respect to each of Borrower and the Guarantor its certificate of formation or certificate of incorporation, as applicable, as amended, modified or supplemented to the Closing Date, as filed with the Secretary of State in the jurisdiction of organization and in effect on the Closing Date and certified to be true, correct and complete by the appropriate Secretary of State as of a date not more than ten (10) days prior to the Closing Date, together with, if available, a good standing certificate from such Secretary of State and, for Borrower only, a good standing certificate from the Secretaries of State (or the equivalent thereof) of each other State in which Borrower is required to be qualified to transact business.

(f) Certified Resolutions, etc. The initial Lender shall have received a certificate of each of Borrower and the Guarantor dated the Closing Date, certifying (i) the names and true signatures of its incumbent officers authorized to sign the Loan Documents to which Borrower or Guarantor is a party, (ii) the Organizational Agreements of Borrower as in effect on the Closing Date, (iii) the resolutions of Borrower and the Guarantor, approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party, and (iv) that there have been no changes in any Organizational Agreement since the date of execution or preparation thereof.

(g) Additional Matters. The Agent shall have received such other certificates, opinions, documents and instruments relating to the Loan as may have been reasonably requested by Agent. All corporate and other organizational proceedings, all other documents (including, without limitation, all documents referred to herein and not appearing as exhibits hereto) and all legal matters in connection with the Loan shall be reasonably satisfactory in form and substance to Agent.

(h) Transaction Costs. Borrower shall have paid all Transaction Costs for which bills have been submitted in accordance with the provisions of Section 8.23.

(i) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on the Closing Date.

(j) No Injunction. No law or regulation shall have been adopted, no order, judgment or decree of any Governmental Authority shall have been issued, and no litigation shall be pending or threatened, which in the good faith judgment of the initial Lender would enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, the making or repayment of the Loan or the consummation of the Transaction.

(k) Representations and Warranties. The representations and warranties herein and in the other Loan Documents shall be true and correct in all material respects on the Closing Date.

(l) Survey; Appraisal. Agent shall have received the Survey and the Appraisal with respect to the Mortgaged Property, which shall be in form and substance reasonably satisfactory to Agent.

(m) Engineering Report; Seismic Study; Operations and Maintenance Plan. Agent shall have received each of the Engineering Report, the Seismic Study and an asbestos “operations and maintenance” plan with respect to the Mortgaged Property prepared by an Engineer, which Engineering Report shall be reasonably acceptable to Agent.

(n) Environmental Matters. Agent shall have received an Environmental Report prepared by an Environmental Auditor with respect to the Mortgaged Property, which Environmental Report shall be reasonably acceptable to Agent.

(o) Financial Information. Agent shall have received reasonably acceptable financial information relating to the Mortgaged Property. Such information shall include the following, to the extent reasonably available:

(i) operating statements for the current year (including actual to date information, an annual budget and trailing twelve month data in hard copy and on diskette) and for not less than the three preceding years (including tenant improvements costs, leasing commissions, capital reserves, major repairs, replacement items and occupancy rates in hard copy and on diskette);

(ii) copies of Leases with respect to the tenants of the Mortgaged Property, a copy of the standard lease form, if any, and tenant lease abstracts, if available;

(iii) current property rent roll data on a tenant by tenant basis in hard copy (including name, square footage, lease term, expiration date, renewal options, base rent per square foot, sales volume psf (if applicable), percentage rent terms (if applicable), additional rent clauses (including stops, offsets, and other special provisions), escalation clauses for increase in operating expense, maintenance, insurance, real estate taxes and utilities, assignment, sublet and cancellation provisions and purchase options);

(iv) current real estate tax bills and historical real estate tax bills of record for the Mortgaged Property for not less than the three preceding years;

(v) insurance certificates indicating the type and amount of coverage; and

(vi) the most recent annual financial statements and unaudited quarterly financial statements.

The annual financial statements relating to the Mortgaged Property shall be either (x) audited by a “Big Four” accounting firm or another firm of certified public accountants reasonably acceptable to Agent or (y) done in accordance with agreed upon procedures reasonably acceptable to Agent to be performed by a “Big Four” accounting firm or another firm of certified public accountants reasonably acceptable to Agent to create similar information.

(p) Capital Budget; Leasing Budget; Operating Budget; Personal Financial Statement. Agent shall have received the Capital Budget and the Leasing Budget which shall have been approved by Junior Mezzanine Lender. Agent shall have received Operating Budget for the Mortgaged Property for the following twelve months which is acceptable to the Agent. The Agent shall have received the financial statements of Guarantor, which shall be acceptable to the Agent.

(q) Site Inspection. Borrower shall have provided to Agent the opportunity to perform, or cause to be performed on its behalf, an on-site due diligence review of the Mortgaged Property to be refinanced with the Loan which inspection is satisfactory to Agent in its sole discretion.

(r) Mortgaged Property Documents.

(i) Mortgage; Assignment of Rents and Leases. Borrower shall have executed and delivered to Agent the Mortgage and the Assignment of Rents and Leases with respect to the Mortgaged Property and such Mortgage and Assignment of Rents and Leases shall have been filed of record in the appropriate filing office in the jurisdiction in which the Mortgaged Property is located or irrevocably delivered to a title agent for such recordation.

(ii) Financing Statements. Borrower shall have executed and delivered to Agent all financing statements required by Agent pursuant hereto and such financing statements shall have been filed of record in the appropriate filing offices in each of the appropriate jurisdictions or irrevocably delivered to a title agent for such recordation.

(iii) Management Agreement and Manager’s Subordination. With respect to the Mortgaged Property, Agent shall have received the executed Management Agreement and the Manager shall have executed and delivered the Manager’s Subordination to Agent.

(iv) Contract Assignment. With respect to the Mortgaged Property, Borrower shall have executed and delivered to Agent a Contract Assignment with respect to the Mortgaged Property.

(s) Opinions of Counsel. Agent shall have received from counsel to Borrower its legal opinion in form and substance satisfactory to Agent, as to the enforceability of the Mortgage and Assignment of Rents and Leases, perfection of Liens and security interests and other matters referred to therein. The legal opinions will be addressed to Agent and Lenders and their successors and assigns, dated the Closing Date, and in form and substance reasonably satisfactory to Agent and its counsel.

(t) Insurance. Agent shall have received certificates of insurance demonstrating insurance coverage in respect of the Mortgaged Property of types, in amounts, with insurers and otherwise in compliance with the terms, provisions and conditions set forth in this Agreement. Such certificates shall indicate that Agent is a named additional insured and shall contain a loss payee endorsement in favor of Agent with respect to the property policies required to be maintained under this Agreement.

(u) Title Insurance Policy. Agent shall have received an unconditional commitment (in form and substance reasonably satisfactory to Agent) to issue the Title Insurance Policy covering the Mortgaged Property with an amount of insurance reasonably acceptable to Agent up to maximum coverage equal to the Loan Amount.

(v) Lien Search Reports. Agent shall have received satisfactory reports of UCC (collectively, the “UCC Searches”), tax lien, judgment and litigation searches and title updates conducted by the companies issuing the Title Insurance Policy with respect to the Collateral, Borrower and each member of Borrower, such searches to be conducted in each of the locations required by Agent.

(w) Consents, Licenses, Approvals, etc. Agent shall have received copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by Borrower and Collateral Agent, and the validity and enforceability, of the Loan Documents, and such consents, licenses and approvals shall be in full force and effect.

(x) Additional Real Estate Matters. Agent shall have received such other real estate related certificates and documentation relating to the Mortgaged Property as Agent may have reasonably requested. Such documentation shall include the following as requested by Agent and to the extent reasonably available:

(i) certificates of occupancy issued by the appropriate Governmental Authority of the jurisdiction in which the Mortgaged Property is located reflecting, and consistent with, the use of the Mortgaged Property as of the Closing Date;

(ii) letters from the appropriate local Governmental Authority of the jurisdiction in which the Mortgaged Property is located, certifying that the Mortgaged Property is in compliance with all applicable zoning laws, rules and regulations, or a zoning endorsement to the applicable Title Insurance Policy with respect to the Mortgaged Property or an opinion of zoning counsel to such effect or a report from The Planning and Zoning Resources Corporation acceptable to the Agent;

(iii) abstracts of all Leases in effect at the Mortgaged Property and copies of such of the Leases as Agent may request (in addition to the copies delivered above);

(iv) estoppel certificates in form and substance acceptable to Agent in respect of all major tenants, representing no less than 75% of all currently leased space at the Mortgaged Property; and

(v) graphics (including interior and exterior photographs, rental brochures and a competitive properties map) as required by Agent.

(y) Closing Statement. The Agent and Borrower shall have agreed upon a detailed closing statement from Borrower in a form reasonably acceptable to the Agent, which includes a complete description of Borrower’s sources and uses of funds on the Closing Date.

(z) Loan to Value Test. The Agent shall have determined that the Loan to Value Test is satisfied.

Section 3.2. Execution and Delivery of Agreement. The execution and delivery of this Agreement by each party to this Agreement shall be deemed to constitute the satisfaction or waiver of the conditions set forth in Section 3.1.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

Section 4.1. Representations and Warranties as to Borrower. Borrower represents and warrants that, as of the Closing Date:

(a) Organization. Borrower (i) is a duly organized and validly existing limited liability company in good standing under the laws of the State of Delaware, (ii) has the requisite power and authority to own its properties (including, without limitation, the Mortgaged Property) and to carry on its business as now being conducted and is qualified to do business in the jurisdiction in which the Mortgaged Property is located, and (iii) has the requisite power to execute and deliver, and perform its obligations under, this Agreement, the Note and all of the other Loan Documents to which it is a party.

(b) Authorization; No Conflict; Consents and Approvals. The execution and delivery by Borrower of this Agreement, the Note and each of the other Loan Documents, Borrower’s performance of its obligations hereunder and thereunder and the creation of the security interests and liens provided for in this Agreement and the other Loan Documents to which it is a party (i) have been duly authorized by all requisite limited liability company action on the part of Borrower, (ii) will not violate any provision of any Legal Requirements, any order of any court or other Governmental Authority, the Organizational Agreement or any indenture or agreement or other instrument to which Borrower is a party or by which Borrower is bound, and (iii) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any Lien of any nature whatsoever upon the Mortgaged Property pursuant to, any such indenture or material agreement or instrument other than the Loan Documents. Other than those obtained or filed on or prior to the Closing Date, Borrower is not required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any Governmental Authority or other agency in connection with or as a condition to the execution, delivery or performance of this Agreement, the Note or the other Loan Documents executed and delivered by Borrower.

(c) Enforceability. This Agreement, the Note and each other Loan Document executed by Borrower in connection with the Loan (including, without limitation, any Collateral Security Instrument), is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles. This Agreement, the Note and such other Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower (including the defense of usury), and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

(d) Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending and served or, to the best knowledge of Borrower, threatened against Borrower or any Collateral, which actions, suits or proceedings, if determined against Borrower or such Collateral, are reasonably likely to result in a Material Adverse Effect.

(e) Agreements. Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or any Collateral is bound which is reasonably likely to have a Material Adverse Effect. Borrower is not a party to any agreement or instrument or subject to any restriction that is reasonably likely to have a Material Adverse Effect.

(f) No Bankruptcy Filing. Borrower is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property. To the best knowledge of Borrower, no Person is contemplating the filing of any such petition against it.

(g) Solvency. Giving effect to the transactions contemplated hereby, the fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s total liabilities (including, without limitation, subordinated, unliquidated, disputed and contingent liabilities). The fair saleable value of Borrower’s assets is and will, immediately following the making of the Loan, be greater than Borrower’s probable liabilities (including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured). Borrower’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including, without limitation, contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).

(h) Other Debt. Borrower has not borrowed or received other debt financing whether unsecured or secured by the Mortgaged Property or any part thereof.

(i) Full and Accurate Disclosure. No statement of fact made by or on behalf of Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. To the best knowledge of Borrower, there is no fact that has not been disclosed to Agent that is likely to result in a Material Adverse Effect, including without limitation, the terms and conditions of the purchase and sale agreement pursuant to which Borrower acquired the Mortgaged Property.

(j) Financial Information. All financial statements and other data concerning Borrower and the Mortgaged Property that has been delivered by or on behalf of Borrower to Agent is true, complete and correct in all material respects and has been prepared in accordance with GAAP. Since the delivery of such data, except as otherwise disclosed in writing to Agent, there has been no change in the financial position of Borrower or the Mortgaged Property, or in the results of operations of Borrower, which change results or is reasonably likely to result in a Material Adverse Effect. Borrower has not incurred any obligation or liability, contingent or otherwise, not reflected in such financial data, which is likely to have a Material Adverse Effect upon its business operations or the Mortgaged Property.

(k) Investment Company Act; Public Utility Holding Company Act. Borrower is not (i) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended, (ii) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money in accordance with this Agreement.

(l) Compliance. Borrower is in compliance with all applicable Legal Requirements, except for noncompliance that is not reasonably likely to have a Material Adverse Effect. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority except for defaults or violations which are not reasonably likely to have a Material Adverse Effect.

(m) Use of Proceeds; Margin Regulations. Borrower will use the proceeds of the Loan for the purposes described in Section 2.2. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements.

(n) Single-Purpose Entity.

(i) Borrower at all times since its formation has been a duly formed and existing limited liability company under the laws of the State of its formation and a Single-Purpose Entity.

(ii) Borrower at all times since its formation has complied with the provisions of its Organizational Agreement since such agreement was executed and delivered and the laws of the State of Delaware relating to limited liability companies.

(iii) All customary formalities regarding the limited liability company existence of Borrower have been observed at all times since the Organizational Agreement was executed and delivered.

(iv) Borrower has at all times since it began maintaining such items accurately maintained its financial statements, accounting records and other limited liability company documents separate from those of its members, Affiliates of its members and any other Person. Borrower has not at any time since its formation commingled its assets with those of its members, any Affiliates of its members, or any other Person. Borrower has at all times since establishing its own bank accounts accurately maintained its own bank accounts and separate books of account.

(v) Borrower has at all times since receiving funds paid its own liabilities from its own separate assets.

(vi) Borrower has at all times since its formation identified itself in all dealings with the public, under its own name and as a separate and distinct entity. Borrower has not at any time since its formation identified itself as being a division or a part of any other entity. Borrower has not at any time since its formation identified its members or any Affiliates of its members as being a division or part of Borrower.

(vii) Borrower is as of the date hereof adequately capitalized in light of the nature of its business.

(viii) Borrower has not at any time since its formation assumed or guaranteed the liabilities of its members (or any predecessor entity), any Affiliates of its members, or any other Persons, except for liabilities relating to the Collateral. Borrower has not at any time since its formation acquired obligations or securities of its members (or any predecessor entity), or any Affiliates of its members or any other Person. Borrower has not at any time since its formation pledged its assets for the benefit of any other entity (other than the Agent) or made loans or advances to its members (or any predecessor entity), or any Affiliates of its members or any other Person.

(ix) Borrower has not at any time since its formation entered into and was not a party to any transaction with its members (or any predecessor entity) or any Affiliates of its members, except for in the ordinary course of business of Borrower on terms which are no less favorable to Borrower than would be obtained in a comparable arm’s length transaction with an unrelated third party (other than in connection with the execution by Borrower and Manager of the Management Agreement).

(o) No Defaults. No Default or Event of Default exists under or with respect to any Loan Document.

(p) Plans and Welfare Plans. The assets of Borrower are not treated as “plan assets” under regulations currently promulgated under ERISA. Each Plan, and, to the best knowledge of Borrower, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, its terms and the applicable provisions of ERISA, the Code and any other federal or state law, and no event or condition has occurred and is continuing as to which Borrower would be under an obligation to furnish a report to Lender under Section 5.1(u)(i). Other than an application for a favorable determination letter with respect to a Plan, there are no pending issues or claims before the Internal Revenue Service, the United States Department of Labor or any court of competent jurisdiction related to any Plan or Welfare Plan. No event has occurred, and there exists no condition or set of circumstances, in connection with any Plan or Welfare Plan under which Borrower or, to the best knowledge of Borrower, any ERISA Affiliate, directly or indirectly (through an indemnification agreement or otherwise), is reasonably likely to be subject to any material risk of liability under Section 409 or 502(i) of ERISA or Section 4975 of the Code. No Welfare Plan provides or will provide benefits, including, without limitation, death or medical benefits (whether or not insured) with respect to any current or former employee of Borrower, or, to the best knowledge of Borrower, any ERISA Affiliate beyond his or her retirement or other termination of service other than (i) coverage mandated by applicable law, (ii) death or disability benefits that have been fully provided for by fully paid up insurance or (iii) severance benefits.

(q) Additional Borrower UCC Information. Borrower’s organizational identification number is 3789285 and the full legal name of Borrower is as set forth on the signature pages hereof and Borrower has not done in the last five (5) years, and does not do, business under any other name (including any trade-name or fictitious business name).

(r) Not Foreign Person. Borrower is not a “foreign person” within the meaning of § 1445(f)(3) of the Code.

(s) Labor Matters. Borrower is not a party to any collective bargaining agreements.

(t) Pre-Closing Date Activities. Borrower has not conducted any business or other activity on or prior to the Closing Date, other than in connection with the acquisition, management and ownership of the Mortgaged Property.

(u) No Bankruptcies or Criminal Proceedings Involving Borrower or Related Parties. No bankruptcy, insolvency, reorganization or comparable proceedings have ever been instituted by or against Borrower, any Affiliate of Borrower, Guarantor or any individual or entity owning, with his, her or its family members, 20% or more of the direct, or indirect beneficial ownership interests in Borrower (each such Guarantor, individual, or entity being herein referred to as a “Principal”), and no such proceeding is now pending or contemplated. None of Borrower, any Principal, or to Borrower’s knowledge, any other individual or entity directly or indirectly owning or controlling, or the family members of which own or control, any direct or indirect beneficial ownership interest in Borrower or in the Manager or asset manager for the Mortgaged Property, have been charged, indicted or convicted, or are currently under the threat of charge, indictment or conviction, for any felony or crime punishable by imprisonment.

(v) No Prohibited Persons. Neither Borrower, nor Guarantor nor any of their respective officers, directors, shareholders, partners, members or Affiliates, if applicable (including, without limitation, the indirect holders of equity interests in Borrower) is or will be an entity or person: (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 (“EO13224”); (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO13224; or (iv) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (i) through (iv) above are herein referred to as a “Prohibited Person”).

Section 4.2. Representations and Warranties as to the Mortgaged Property. Borrower hereby represents and warrants to the Agent that, as to the Mortgaged Property and the Mortgage, as of the Closing Date:

(a) Title to the Mortgaged Property. Borrower owns good, marketable and insurable fee simple title to the applicable Land, free and clear of all Liens, other than the Permitted Encumbrances applicable to the Land. Borrower owns the other Mortgaged Property free and clear of any and all Liens, other than Permitted Encumbrances. There are no outstanding options to purchase or rights of first refusal or restrictions on transferability affecting such Mortgaged Property.

(b) Utilities and Public Access. The Mortgaged Property has adequate rights of access to public ways and is served by water, electric, sewer, sanitary sewer and storm drain facilities. All public utilities necessary to the continued use and enjoyment of the Mortgaged Property as presently used and enjoyed are located in the public right-of-way abutting the premises, and all such utilities are connected so as to serve the Mortgaged Property without passing over other property except for land or easement areas of or available to the utility company providing such utility service. All roads necessary for the full utilization of the Mortgaged Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities or are the subject of access easements for the benefit of the Mortgaged Property.

(c) Condemnation. No Taking has been commenced or, to the best of Borrower’s knowledge, is contemplated with respect to all or any portion of the Mortgaged Property or for the relocation of roadways providing access to the Mortgaged Property.

(d) Compliance. The Mortgaged Property is in compliance with all applicable Legal Requirements (including, without limitation, building and zoning ordinances and codes) and all applicable Insurance Requirements, except for noncompliance which is not reasonably likely to have a Material Adverse Effect.

(e) Environmental Compliance. Except for matters set forth in the Environmental Reports delivered to Agent in connection with the Loan (true, correct and complete copies of which have been provided to Agent by Borrower):

(i) Borrower is in full compliance with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession by Borrower or the Manager of all environmental, health and safety permits, licenses and other governmental authorizations required in connection with the ownership and operation of the Mortgaged Property under all Environmental Laws), except for noncompliance which is not reasonably likely to have a Material Adverse Effect.

(ii) There is no Environmental Claim pending or, to the actual knowledge of Borrower, threatened, and no penalties arising under Environmental Laws have been assessed, against Borrower or the Manager or, to the actual knowledge of Borrower, against any Person whose liability for any Environmental Claim Borrower or the Manager has or may have retained or assumed either contractually or by operation of law, and no investigation or review is pending or, to the actual knowledge of Borrower, threatened by any Governmental Authority, citizens group, employee or other Person with respect to any alleged failure by Borrower or the Manager or the Mortgaged Property to have any environmental, health or safety permit, license or other authorization required under, or to otherwise comply with, any Environmental Law or with respect to any alleged liability of Borrower or the Manager for any Use or Release of any Hazardous Substances.

(iii) There are no present and, to the best of Borrower’s knowledge, there have been no past Releases of any Hazardous Substance that are reasonably likely to form the basis of any Environmental Claim against Borrower, the Manager or against any Person whose liability for any Environmental Claim Borrower or the Manager has or may have retained or assumed either contractually or by operation of law.

(iv) Without limiting the generality of the foregoing, there is not present at, on, in or under the Mortgaged Property, PCB-containing equipment, asbestos or asbestos containing materials, underground storage tanks or surface impoundments for Hazardous Substances, lead in drinking water (except in concentrations that comply with all Environmental Laws), or lead based paint, the presence of which is reasonably likely to result in a Material Adverse Effect.

(v) No liens are presently recorded with the appropriate land records under or pursuant to any Environmental Law with respect to the Mortgaged Property and no Governmental Authority has been taking or, to the actual knowledge of Borrower, is in the process of taking any action that could subject the Mortgaged Property to Liens under any Environmental Law.

(vi) There have been no environmental investigations, studies, audits, reviews or other analyses conducted by or that are in the possession of Borrower in relation to the Mortgaged Property which have not been made available to the Agent.

(f) Mortgage and Other Liens. The Mortgage creates a valid and enforceable first priority Lien on the Mortgaged Property described therein, as security for the repayment of the Indebtedness, subject only to the Permitted Encumbrances applicable to the Mortgaged Property. This Agreement creates a valid and enforceable first priority Lien on all Account Collateral. Each Collateral Security Instrument establishes and creates a valid, subsisting and enforceable Lien on and a security interest in, or claim to, the rights and property described therein. All property covered by any Collateral Security Instrument in which a security interest can be perfected by the filing of a financing statement is subject to a UCC financing statement filed and/or recorded, as appropriate (or irrevocably delivered to an agent for such recordation or filing) in all places necessary to perfect a valid first priority Lien with respect to the rights and property that are the subject of such Collateral Security Instrument to the extent governed by the UCC.

(g) Assessments. There are no pending nor, to the best knowledge of Borrower, proposed special or other assessments for public improvements or otherwise affecting the Mortgaged Property, nor are there any contemplated improvements to the Mortgaged Property that may result in such special or other assessments.

(h) No Joint Assessment; Separate Lots. Borrower has not suffered, permitted or initiated the joint assessment of the Mortgaged Property (i) with any other real property constituting a separate tax lot, and (ii) with any portion of the Mortgaged Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Mortgaged Property as a single lien. The Mortgaged Property is comprised of one or more parcels, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot.

(i) No Prior Assignment. The Agent is the collateral assignee of Borrower’s interest under the Leases. There are no prior assignments of the Leases or any portion of the Rent due and payable or to become due and payable which are presently outstanding.

(j) Permits; Certificate of Occupancy. Borrower has obtained all Permits necessary to the use and operation of the Mortgaged Property except where the failure to obtain such Permits is not reasonably likely to have a Material Adverse Effect. The use being made of the Mortgaged Property is in conformity with the certificate of occupancy and/or such Permits for the Mortgaged Property and any other restrictions, covenants or conditions affecting the Mortgaged Property.

(k) Flood Zone. Except as shown on the Survey, the Mortgaged Property described therein is not located in a flood hazard area as defined by the Federal Insurance Administration.

(l) Physical Condition. Except as set forth in the Engineering Report, to the best knowledge of Borrower, the Mortgaged Property is free of structural defects and all building systems contained therein are in good working order subject to ordinary wear and tear.

(m) Security Deposits. Borrower and the Manager are in compliance with all Legal Requirements relating to all security deposits with respect to the Mortgaged Property, except where the failure to comply is not reasonably likely to result in a Material Adverse Effect.

(n) Intellectual Property. All material Intellectual Property that Borrower owns or has pending, or under which it is licensed, are in good standing and uncontested. There is no right under any Intellectual Property necessary to the business of Borrower as presently conducted or as Borrower contemplates conducting its business. Borrower has not infringed, is not infringing, and has not received notice of infringement with respect to asserted Intellectual Property of others. There is no infringement by others of material Intellectual Property of Borrower.

(o) No Encroachments. Except as shown on the Survey, to the best knowledge of Borrower, (i) all of the Improvements which were included in determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property, (ii) no improvements on adjoining properties encroach upon the Mortgaged Property, (iii) no easements or other encumbrances upon the Mortgaged Property encroach upon any of the Improvements, so as to materially and adversely affect the value or marketability of the Mortgaged Property and (iv) all of the Improvements comply with all material requirements of any applicable zoning and subdivision laws and ordinances.

(p) Management Agreement. The Management Agreement is in full force and effect. There is no default, breach or violation existing thereunder by Borrower or, to the best knowledge of Borrower, any other party thereto and no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or violation by Borrower or, to the best knowledge of Borrower, any other party thereunder or entitle Borrower or, to the best knowledge of Borrower, any other party thereto to terminate any such agreement.

(q) Leases. The Mortgaged Property is not subject to any Leases other than the Leases described in the rent roll delivered to Agent in connection with the making of the Loan. No person has any possessory interest in the Mortgaged Property or right to occupy the same except under and pursuant to the provisions of the Leases. The current Leases are in full force and effect and there are no defaults thereunder by either party and no conditions which with the passage of time and/or notice would constitute defaults thereunder, except for such defaults as are not reasonably likely to result in a Material Adverse Effect.

Section 4.3. Survival of Representations. Borrower agrees that (i) all of the representations and warranties of Borrower set forth in Section 4.1 and 4.2 and in the other Loan Documents delivered on the Closing Date are made as of the Closing Date, and (ii) all representations and warranties made by Borrower shall survive the delivery of the Note and making of the Loan and continue for so long as any amount remains owing to the Lenders under this Agreement, the Note or any of the other Loan Documents; provided, however, that the representations set forth in Section 4.2(e) shall survive in perpetuity. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents shall be deemed to have been relied upon by the Lenders and Collateral Agent notwithstanding any investigation heretofore or hereafter made by the Lenders and Collateral Agent or on their behalf.

ARTICLE V.

AFFIRMATIVE COVENANTS

Section 5.1. Affirmative Covenants. Borrower covenants and agrees that, from the date hereof and until payment in full of the Indebtedness:

(a) Existence; Compliance with Legal Requirements: Insurance. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence as a limited liability company, rights, licenses, Permits and franchises necessary for the conduct of its business and comply with all Legal Requirements and Insurance Requirements applicable to it and the Mortgaged Property, except for such non-compliance which is not reasonably likely to result in a Material Adverse Effect. Borrower shall at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property necessary for the continued conduct of its business and keep the Mortgaged Property in good repair, working order and condition, except for reasonable wear and use (and except for casualty losses as to which other provisions hereof shall govern), and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto. Borrower shall or shall cause its tenants to keep the Mortgaged Property insured at all times, by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as more fully provided in this Agreement, and otherwise perform and comply with all obligations of Borrower under the Mortgage.

(b) Basic Carrying Costs and Other Claims. Borrower shall pay and discharge all Impositions, as well as all lawful claims for labor, materials and supplies or otherwise when due and payable all as more fully provided in, and subject to any rights to contest contained in, the

Mortgage. Borrower shall pay all Basic Carrying Costs with respect to Borrower and the Mortgaged Property in accordance with the provisions of the Mortgage and this Agreement, subject, however, to Borrower’s rights to contest payment of Impositions in accordance with the Mortgage. Borrower’s obligation to pay Basic Carrying Costs pursuant to this Agreement shall include, to the extent permitted by applicable law, Impositions resulting from future changes in law which impose upon a Lender an obligation to pay any property taxes on the Mortgaged Property or other Impositions. Borrower shall (x) pay its trade payables within forty-five (45) days from the date such trade payables are incurred and (y) not permit its trade payables to exceed 2% of the Principal Indebtedness.

(c) Litigation. Borrower shall give prompt written notice to Agent of any litigation or governmental proceedings pending or threatened (in writing) against Borrower, or the Mortgaged Property which is reasonably likely to have a Material Adverse Effect.

(d) Environmental Remediation.

(i) If any investigation, site monitoring, cleanup, removal, restoration or other remedial work of any kind or nature is required pursuant to an order or directive of any Governmental Authority or under any applicable Environmental Law, because of or in connection with the current or future presence, suspected presence, Release or suspected Release of a Hazardous Substance on, under or from the Mortgaged Property or any portion thereof (collectively, the “Remedial Work”), Borrower shall promptly commence and diligently prosecute to completion all such Remedial Work, and shall conduct such Remedial Work in accordance with the National Contingency Plan promulgated under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., if applicable, and in accordance with other applicable Environmental Laws. In all events, such Remedial Work shall be commenced within such period of time as required under any applicable Environmental Law; provided, however, that Borrower shall not be required to commence such Remedial Work within the above specified time periods: (x) if prevented from doing so by any Governmental Authority, (y) if commencing such Remedial Work within such time periods would result in Borrower or such Remedial Work violating any Environmental Law or (z) if Borrower, at its expense and after prior notice to Agent, is contesting by appropriate legal, administrative or other proceedings conducted in good faith and with due diligence the need to perform Remedial Work, as long as (1) Borrower is permitted by the applicable Environmental Laws to delay performance of the Remedial Work pending such proceedings, (2) neither the Mortgaged Property nor any part thereof or interest therein shall be sold, forfeited or lost if Borrower does not perform the Remedial Work being contested, and Borrower would have the opportunity to do so, in the event of Borrower’s failure to prevail in the contest, (3) the Lenders would not, by virtue of such permitted contest, be exposed to any risk of any civil liability for which Borrower has not furnished additional security as provided in clause (4) below, or to any risk of criminal liability, and neither the Mortgaged Property nor any interest therein would be subject to the imposition of any lien for which Borrower has not furnished additional security as provided in clause (4) below, as a result of the failure to perform such Remedial Work and (4) Borrower shall have furnished to the Agent additional security in respect of the Remedial Work being contested and the loss or damage that may result from Borrower’s failure to prevail in such contest in such amount as may be reasonably requested by the Agent.

(ii) If requested by the Agent, all Remedial Work under clause (i) above shall be performed by contractors, and under the supervision of a consulting Engineer, each approved in advance by the Agent which approval shall not be unreasonably withheld or delayed. Borrower shall pay all costs and expenses reasonably incurred in connection with such Remedial Work. If Borrower does not timely commence and diligently prosecute to completion the Remedial Work, the Agent may (but shall not be obligated to), upon 30 days prior written notice to Borrower of its intention to do so, cause such Remedial Work to be performed. Borrower shall pay or reimburse the Agent on demand for all expenses (including reasonable attorneys’ fees and disbursements, but excluding internal overhead, administrative and similar costs of the Lenders) reasonably relating to or incurred by the Agent in connection with monitoring, reviewing or performing any Remedial Work in accordance herewith.

(iii) Borrower shall not commence any Remedial Work under clause (i) above, nor enter into any settlement agreement, consent decree or other compromise relating to any Hazardous Substances or Environmental Laws without providing notice to the Agent as provided in Section 5.1(f). Notwithstanding the foregoing, if the presence or threatened presence of Hazardous Substances on, under, about or emanating from the Mortgaged Property poses an immediate threat to the health, safety or welfare of any Person or the environment, or is of such a nature that an immediate response is necessary or required under applicable Environmental Law, Borrower may complete all necessary Remedial Work. In such events, Borrower shall notify Agent as soon as practicable and, in any event, within three Business Days, of any action taken.

(e) Environmental Matters: Inspection.

(i) Borrower shall not permit a Hazardous Substance to be present on, under or to emanate from the Mortgaged Property, or migrate from adjoining property controlled by Borrower onto or into the Mortgaged Property, except under conditions permitted by applicable Environmental Laws and, in the event that such Hazardous Substances are present on, under or emanate from the Mortgaged Property, or migrate onto or into the Mortgaged Property, Borrower shall cause the removal or remediation of such Hazardous Substances, in accordance with this Agreement and Environmental Laws (including, where applicable, the National Contingency Plan promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42, U.S.C. § 9601 et seq.), either on its own behalf or by causing a tenant or other party primarily at fault to perform such removal and remediation. Borrower shall use commercially reasonable efforts to prevent, and to seek the remediation of, any migration of Hazardous Substances onto or into the Mortgaged Property from any adjoining property.

(ii) Upon reasonable prior written notice, the Agent shall have the right, except as otherwise provided under Leases, at all reasonable times during normal business hours to enter upon and inspect all or any portion of the Mortgaged Property, provided that such inspections shall not unreasonably interfere with the operation or the tenants, residents or occupants of the Mortgaged Property. If the Agent has reasonable grounds to suspect that Remedial Work may be required, the Agent shall notify Borrower and, thereafter, may select a consulting Engineer to conduct and prepare reports of such inspections (with notice to Borrower prior to the commencement of such inspection). Borrower shall be given a reasonable opportunity to review any reports, data and other documents or materials reviewed or prepared by the Engineer, and to submit comments and suggested revisions or rebuttals to same. The inspection rights granted to the Agent in this Section 5.1(e) shall be in addition to, and not in limitation of, any other inspection rights granted to the Agent in this Agreement, and shall expressly include the right (if the Agent reasonably suspects that Remedial Work may be required) to conduct soil borings, establish ground water monitoring wells and conduct other customary environmental tests, assessments and audits.

(iii) Borrower agrees to bear and shall pay or reimburse the Lenders on demand for all sums advanced and reasonable expenses incurred (including reasonable attorneys’ fees and disbursements, but excluding internal overhead, administrative and similar costs of the Lenders) reasonably relating to, or incurred by Lenders in connection with, the inspections and reports described in this Section 5.1(e) (to the extent such inspections and reports relate to the Mortgaged Property) in the following situations:

(x) If the Agent has reasonable grounds to believe, at the time any such inspection is ordered, that there exists an occurrence or condition that could lead to an Environmental Claim;

(y) If any such inspection reveals an occurrence or condition that is reasonably likely to lead to an Environmental Claim; or

(z) If an Event of Default with respect to the Mortgaged Property exists at the time any such inspection is ordered, and such Event of Default relates to any representation, covenant or other obligation pertaining to Hazardous Substances, Environmental Laws or any other environmental matter.

(iv) Attached hereto as Schedule 2 is a true, correct and complete copy of the operations and maintenance plan to operate and maintain the Mortgaged Property in compliance with Environmental Laws and in such a manner as to minimize the risks posed by such Hazardous Substances (including asbestos) as may exist at the Mortgaged Property (the “O&M Plan”). Borrower shall at all times diligently implement the O&M Plan. The O&M Plan and its implementation shall be in all respects satisfactory to Agent in its reasonable discretion.

(f) Environmental Notices. Borrower shall promptly provide notice to Agent of:

(i) any Environmental Claim asserted by any Governmental Authority with respect to any Hazardous Substance on, in, under or emanating from the Mortgaged Property, which might involve remediation cost or liability greater than $25,000;

(ii) any proceeding, investigation or inquiry commenced or threatened in writing by any Governmental Authority, against Borrower, with respect to the presence, suspected presence, Release or threatened Release of Hazardous Substances from or onto, in or under any property not owned by Borrower (including, without limitation, proceedings under the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C. §9601, et seq.), which might involve remediation cost or liability greater than $25,000;

(iii) all Environmental Claims asserted or threatened against Borrower, against any other party occupying the Mortgaged Property or any portion thereof which become known to Borrower or against the Mortgaged Property, which might involve remediation cost or liability greater than $25,000;

(iv) the discovery by Borrower of any occurrence or condition on the Mortgaged Property or on any real property adjoining or in the vicinity of the Mortgaged Property which could involve remediation cost or liability greater than $25,000;

(v) the commencement or completion of any Remedial Work; and

(vi) any of the foregoing clauses (i) – (v) that a tenant notifies to Borrower under a Lease with respect to such tenant.

(g) Copies of Notices. Borrower shall transmit to the Agent copies of any citations, orders, notices or other written communications received from any Person and any notices, reports or other written communications submitted to any Governmental Authority with respect to the matters described in Section 5.1(f).

(h) Environmental Claims. The Agent may join and participate in, as a party if the Agent so determines, any legal or administrative proceeding or action concerning the Mortgaged Property or any portion thereof under any Environmental Law, if, in the Agent’s reasonable judgment, the interests of the Lenders shall not be adequately protected by Borrower; provided, however, that the Lenders shall not participate in day-to-day decision making with respect to environmental compliance. Borrower shall pay or reimburse the Lenders on demand for all reasonable sums advanced and reasonable expenses incurred (including reasonable attorneys’ fees and disbursements, but excluding internal overhead, administrative and similar costs of the Lenders) by the Lenders in connection with any such action or proceeding.

(i) Environmental Indemnification. Borrower shall indemnify, reimburse, defend, and hold harmless the Agent, each Lender, the Collateral Agent and each of its respective parents, subsidiaries, Affiliates, shareholders, directors, officers, employees, representatives, agents, successors, assigns and attorneys (collectively, the “Indemnified Parties”) for, from, and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses (including, without limitation, interest, penalties, reasonable attorneys’ fees, disbursements and expenses, and reasonable consultants’ fees, disbursements and expenses (but excluding internal overhead, administrative, lost opportunity and similar costs of the Lenders and the Collateral Agent)), asserted against, resulting to, imposed on, or incurred by any Indemnified Party, directly or indirectly, in connection with any of the following (except to the extent same are directly and solely caused by the gross negligence or willful misconduct of any Indemnified Party and except that any Indemnified Party shall not be indemnified against claims resulting from actions taken or events occurring with respect to the Mortgaged Property after the Agent forecloses its Lien or security interest upon the Mortgaged Property or accepts a deed in lieu of foreclosure or is a so-called “mortgagee-in-possession” unless and to the extent such indemnification relates to any of the following which occurred while Borrower owned the Mortgaged Property):

(i) events, circumstances, or conditions which form the reasonable basis for an Environmental Claim;

(ii) any pollution or threat to human health or the environment that is related in any way to Borrower’s or any previous owner’s or operator’s management, use, control, ownership or operation of the Mortgaged Property (including, without limitation, all on-site and off-site activities involving Hazardous Substances), and whether occurring, existing or arising prior to or from and after the date hereof, and whether or not the pollution or threat to human health or the environment is described in the Environmental Reports;

(iii) any Environmental Claim against any Person whose liability for such Environmental Claim Borrower has or may have assumed or retained either contractually or by operation of law; or

(iv) the breach of any representation, warranty or covenant set forth in Section 4.2(e) and Sections 5.1(d) through 5.1(i), inclusive.

The provisions of and undertakings and indemnification set forth in this Section 5.1(i) shall survive the satisfaction and payment of the Indebtedness and termination of this Agreement.

(j) General Indemnity.

(i) Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties for, from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), administrative and judicial actions and proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, and litigation costs, of whatever kind or nature and whether or not incurred in connection with any judicial or administrative proceedings (including, but not limited to, reasonable attorneys’ fees and other reasonable costs of defense) (the “Losses”) imposed upon or incurred by or asserted against any Indemnified Parties (except to the extent same are directly and solely caused by the gross negligence or willful misconduct of any Indemnified Party) and directly or indirectly arising out of or in any way relating to any one or more of the following:

(A) ownership of the Note, any of the other Loan Documents or the Mortgaged Property or any interest therein or receipt of any Rents or Accounts;

(B) any untrue statement of any material fact contained in any information concerning Borrower, the Mortgaged Property or the Loan or the omission to state therein a material fact required to be stated in such information or necessary in order to make the statements in such information or in light of the circumstances under which they were made not misleading;

(C) any and all lawful action that may be taken and is taken by the Lender in connection with the enforcement of the provisions of this Agreement, the Note or any of the other Loan Documents, whether or not suit is filed in connection with same, or in connection with Borrower or any Affiliate of Borrower becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding;

(D) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Mortgaged Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways;

(E) any use, nonuse or condition in, on or about the Mortgaged Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways;

(F) any failure on the part of Borrower to perform or be in compliance with any of the terms of this Agreement or any of the other Loan Documents;

(G) performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof pursuant to provisions of this Agreement;

(H) the failure of Borrower to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with this Agreement;

(I) any failure of the Mortgaged Property to be in compliance with any Legal Requirement;

(J) the enforcement by any Indemnified Party of the provisions of this Section 5.1(j); and

(K) any and all claims and demands whatsoever which may be asserted against the Lenders by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease.

Any amounts payable to an Indemnified Party by reason of the application of this Section 5.1(j)(i) shall become due and payable ten (10) days after written demand and shall bear interest at the Default Rate from the tenth (10th) day after demand until paid.

(ii) Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any of the Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of this Agreement, the Note or any of the other Loan Documents.

(iii) Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (including, without limitation, reasonable attorneys’ fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in the Lender’s reasonable discretion) that the Indemnified Parties may incur, directly or indirectly, as a result of a default under Borrower’s covenants with respect to ERISA and employee benefits plans contained herein.

(iv) Promptly after receipt by an Indemnified Party under this Section 5.1(j) of notice of the making of any claim or the commencement of any action, such Indemnified Party shall, if a claim in respect thereof is to be made by such Indemnified Party against Borrower under this Section 5.1(j), notify Borrower in writing, but the omission so to notify Borrower will not relieve Borrower from any liability which it may have to any Indemnified Party under this Section 5.1(j) or otherwise unless and to the extent that Borrower did not otherwise possess knowledge of such claim or action and such failure resulted in the forfeiture by Borrower of substantial rights and defenses. In case any such claim is made or action is brought against any Indemnified Party and such Indemnified Party seeks or intends to seek indemnity from Borrower, Borrower will be entitled to participate in, and, to the extent that it may wish, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party; and, upon receipt of notice from Borrower to such Indemnified Party of its election so to assume the defense of such claim or action and only upon approval by the Indemnified Party of such counsel (such approval not to be unreasonably withheld or delayed), Borrower will not be liable to such Indemnified Party under this Section 5.1(j) for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof. Notwithstanding the preceding sentence, each Indemnified Party will be entitled to employ counsel separate from such counsel for Borrower and from any other party in such action if such Indemnified Party reasonably determines that a conflict of interest exists which makes representation by counsel chosen by Borrower not advisable. In such event, Borrower shall pay the reasonable fees and disbursements of such separate counsel, subject to reimbursement of such costs if the Indemnified Party requiring such separate counsel is found not to be entitled to the indemnity protection of this Section 5.1(j). Borrower shall not, without the prior written consent of an Indemnified Party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Indemnified Party is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, suit or proceeding. Each Indemnified Party shall not enter into a settlement of or consent to the entry of any judgment with respect to any action, claim, suit or proceeding as to which an Indemnified Party would be entitled to indemnification hereunder without the prior written consent of Borrower.

The provisions of and undertakings and indemnification set forth in this Section 5.1(j) shall survive the satisfaction and payment of the Indebtedness and termination of this Agreement.

(k) Access to Mortgaged Property. Borrower shall permit agents, representatives and employees of the Agent to inspect the Mortgaged Property or any part thereof at such reasonable times as may be requested by Agent upon reasonable advance written notice, subject, however, to the rights of Borrower and of the tenants of the Mortgaged Property.

(l) Notice of Default. Borrower shall promptly advise Agent in writing of any change in Borrower’s condition, financial or otherwise, that is reasonably likely to have a Material Adverse Effect, or of the occurrence of any Default or Event of Default.

(m) Cooperate in Legal Proceedings. Except with respect to any claim by Borrower, Senior Mezzanine Borrower, Junior Mezzanine Borrower, the Guarantor or any of their

Affiliates against the Agent or any Lender, Borrower shall reasonably cooperate with Agent with respect to any proceedings before any Governmental Authority that are reasonably likely to in any way materially affect the rights of the Lenders hereunder or any rights obtained by the Lenders under any of the Loan Documents and, in connection therewith, shall not prohibit Agent, at its election, from participating in any such proceedings.

(n) Perform Loan Documents. Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions required to be observed, performed or satisfied by it, and shall pay when due all costs, fees and expenses required to be paid by it, under the Loan Documents.

(o) Insurance Benefits. Borrower shall reasonably cooperate with Agent in obtaining for the Lenders the benefits of any Insurance Proceeds lawfully or equitably payable to Borrower or Lenders in connection with the Mortgaged Property. Agent shall be reimbursed for any expenses reasonably incurred in connection therewith (including reasonable attorneys’ fees and disbursements, but excluding internal overhead, administrative and similar costs of Agent) out of such Insurance Proceeds, all as more specifically provided in this Agreement.

(p) Further Assurances. Borrower shall, at Borrower’s sole cost and expense:

(i) upon Agent’s reasonable request therefor given from time to time, pay for (a) reports of UCC, tax lien, judgment and litigation searches with respect to Borrower, and (b) searches of title to the Mortgaged Property, each such search to be conducted by search firms designated by Agent in each of the locations designated by Agent;

(ii) furnish to Agent all instruments, documents, certificates, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished pursuant to the terms of the Loan Documents;

(iii) execute and deliver to Agent such documents, instruments, certificates, assignments and other writings, and do such other acts necessary, to evidence, preserve and/or protect the Collateral at any time securing or intended to secure the Note, as Agent may reasonably require (including, without limitation, tenant estoppel certificates, an amended or replacement Mortgage, UCC financing statements or Collateral Security Instruments); and

(iv) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Agent shall reasonably require from time to time.

(q) Management of Mortgaged Property.

(i) The Mortgaged Property shall be managed at all times by the Manager or another manager reasonably satisfactory to Agent, pursuant to a Management Agreement. Any such manager may be an Affiliate of Borrower, provided that: (a) the terms and conditions of such manager’s engagement are at arm’s length, reasonable, competitive and customary in the applicable marketplace; and (b) Agent has approved such manager and such terms, which approval shall not be unreasonably withheld or delayed. Borrower shall cause the manager of the Mortgaged Property to agree that such manager’s management agreement is subject and subordinate in all respects to the Lien of the Mortgage. A Management Agreement may be terminated (1) by Borrower at any time in accordance with the provisions of such Management Agreement so long as a successor manager as specified below shall have been appointed and such successor manager has (i) entered into a Management Agreement, subject to any modifications approved by Agent, which approval shall not be unreasonably denied, conditioned or delayed, and (ii) has executed and delivered the Manager’s Subordination to Agent, and (2) by Agent upon thirty (30) days’ prior written notice to Borrower and the Manager (a) upon the occurrence and continuation of an Event of Default or (b) if the Manager commits any act which would permit termination under the Management Agreement (subject to any applicable notice, grace and cure periods provided in the Management Agreement) or (c) if a change of majority control occurs with respect to the Manager. Borrower may from time to time appoint a successor manager to manage the Mortgaged Property with Agent’s prior written consent, such consent not to be unreasonably withheld. Notwithstanding the foregoing, any successor manager selected hereunder by Agent or Borrower to manage the Mortgaged Property shall be a reputable management company having substantial experience in the management of real property of a similar type, size and quality in the state in which the Mortgaged Property is located. Notwithstanding anything herein to the contrary, if the Loan has been included in a Secondary Market Transaction in which Securities are issued, neither the Agent or Borrower shall appoint a successor or replacement manager, without first having obtained a Rating Confirmation. Borrower further covenants and agrees that any manager of Mortgaged Property shall at all times while any Indebtedness is outstanding maintain worker’s compensation insurance as required by Governmental Authorities.

(ii) Borrower further covenants and agrees that the Mortgaged Property shall be operated pursuant to the Management Agreement and that Borrower shall: (w) promptly perform and/or observe all of the material covenants and agreements required to be performed and observed by it under the Management Agreement and do all things reasonably necessary to preserve and to keep unimpaired its material rights thereunder; (x) promptly notify the Agent of any material default under the Management Agreement of which it is aware; (y) promptly deliver to the Agent a copy of each financial statement, business plan, capital expenditures plan, notice and report received by it under the Management Agreement, including, but not limited to, financial statements; and (z) promptly enforce the performance and observance of the covenants and agreements required to be performed and/or observed by the Manager under the Management Agreement.

(r) Financial Reporting.

(i) Borrower shall keep and maintain or shall cause to be kept and maintained on a Fiscal Year basis in accordance with GAAP consistently applied, books, records and accounts reflecting in reasonable detail all of the financial affairs of Borrower and all items of income and expense in connection with the operation of the Mortgaged Property and ownership of the Mortgaged Property and in connection with any services, equipment or furnishings provided in connection with the operation of the Mortgaged Property, whether such income or expense may be realized by Borrower or by any other Person whatsoever. Agent shall have the right from time to time at all times during normal business hours upon reasonable prior written notice to Borrower to examine such books, records and accounts at the office of Borrower or other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Agent shall desire. During the continuation of an Event of Default (including, without limitation, an Event of Default resulting from the failure of the Borrower to deliver any of the financial information required to be delivered pursuant to this Section 5.1(r)), Borrower shall pay any reasonable costs and expenses incurred by Agent to examine Borrower’s accounting records, as Agent shall reasonably determine to be necessary or appropriate in the protection of the Lenders’ interest.

(ii) Borrower shall furnish to Agent annually, within ninety (90) days following the end of each Fiscal Year, a complete copy of TPG/CALSTRS’ financial statements audited by a “Big Four” accounting firm or such other Independent certified public accountant acceptable to Agent in accordance with GAAP consistently applied covering TPG/CALSTRS’ financial position and results of operations, for such Fiscal Year and containing a statement of revenues and expenses, a statement of assets and liabilities and a statement of TPG/CALSTRS’ equity, all of which shall be in form and substance reasonably acceptable to Agent. Such audited financial statements shall include a supplementary schedule presenting a condensed consolidating statement of revenues and expenses and a statement of assets and liabilities of TPG/CALSTRS, and shall include the statement of revenues and expenses and statement of assets and liabilities of Borrower. Agent shall have the right from time to time to review and consult with respect to the auditing procedures used in the preparation of such annual financial statements. Together with TPG/CALSTRS’ annual financial statements, Borrower shall furnish to Agent an Officer’s Certificate certifying as of the date thereof (x) that the annual financial statements present fairly in all material respects the results of operations and financial condition of TPG/CALSTRS all in accordance with GAAP consistently applied, and (y) whether there exists an Event of Default or Default, and if such Event of Default or Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy same.

(iii) Borrower shall furnish to Agent, within sixty (60) days following the end of each Fiscal Year quarter true, complete and correct quarterly unaudited financial statements prepared with respect to Borrower for the fiscal quarter then ended, accompanied by an Officer’s Certificate certifying that such financial statements are true, complete and correct.

(iv) Borrower shall furnish to Agent, within fifteen (15) Business Days after request, such further information with respect to the operation of the Mortgaged Property and the financial affairs of Borrower as may be reasonably requested by Agent, including all business plans prepared for Borrower.

(v) Borrower shall furnish to Agent, within fifteen (15) Business Days after request, such further information regarding any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA as may be reasonably requested by Agent in writing.

(vi) At least thirty (30) days prior to the end of each of Borrower’s Fiscal Years, Borrower shall submit or cause to be submitted to Agent for its approval, such approval not to be unreasonably withheld or delayed, an Operating Budget for the next Fiscal Year for the Mortgaged Property. Until so approved by Agent for the subsequent Fiscal Year, the Operating Budget approved by Agent for the preceding Fiscal Year shall remain in effect for purposes of

Section 2.12; provided, that for so long as such prior Operating Budget remains in effect, amounts set forth in the prior Operating Budget with respect to Property Expenses shall be deemed increased on a percentage basis by an amount equal to the greater of (x) actual increases then known to Borrower and (y) the increase in the Consumer Price Index (expressed as a percentage) as measured over the calendar year that the prior Operating Budget was in effect. No more often that once per fiscal quarter, Borrower may submit an amendment to an Operating Budget during the Fiscal Year covered by such Operating Budget. If Agent does not respond to Borrower’s request for approval of a new or amended Operating Budget within ten (10) days after Agent’s receipt of such request, Borrower may send a second request for approval. Such second request shall contain on the face thereof, in large, bold and otherwise conspicuous font, the following notice: “TIME SENSITIVE BUDGET APPROVAL REQUEST. AGENT’S FAILURE TO RESPOND TO THIS REQUEST WITHIN TEN (10) DAYS AFTER AGENT’S RECEIPT OF THE SAME SHALL BE DEEMED AN APPROVAL BY AGENT.” Provided that Borrower’s second request contains the above notice, Agent’s failure to respond to such request within ten (10) days after receipt of such second notice shall be deemed an approval by Agent.

(s) Operation of Mortgaged Property. Borrower shall cause the operation of the Mortgaged Property to be conducted at all times in a manner consistent with at least the level of operation of the Mortgaged Property as of the Closing Date, including, without limitation, the following:

(i) to maintain or cause to be maintained the standard of the Mortgaged Property at all times at a level not lower than that maintained by prudent managers of similar facilities or land in the region where the Mortgaged Property is located;

(ii) to operate or cause to be operated the Mortgaged Property in a prudent manner in compliance in all material respects with applicable Legal Requirements and Insurance Requirements relating thereto and maintain or cause to be maintained all licenses, Permits and any other agreements necessary for the continued use and operation of the Mortgaged Property; and

(iii) to maintain or cause to be maintained sufficient Inventory and Equipment of types and quantities at the Mortgaged Property to enable Borrower to operate the Mortgaged Property and to comply in all material respects with all Leases affecting the Mortgaged Property.

(t) Single-Purpose Entity.

(i) Borrower at all times will continue to be a duly formed and validly existing limited liability company under the laws of the State of its formation and a Single-Purpose Entity.

(ii) Borrower shall at all times comply with the provisions of its Organizational Agreement and the laws of the State of its formation relating to limited liability companies.

(iii) Borrower shall observe all customary formalities regarding its existence.

(iv) Borrower shall accurately maintain its financial statements, accounting records and other limited liability company documents separate from those of its members, Affiliates of its members and any other Person. Borrower shall not commingle its assets with those of its members, any Affiliates of its members, or any other Person. Borrower shall continue to accurately maintain its own bank accounts and separate books of account.

(v) Borrower shall continue to pay its own liabilities from its own separate assets.

(vi) Borrower shall continue to identify itself in all dealings with the public, under its own name or trade names and as a separate and distinct entity. Borrower shall not identify itself as being a division or a part of any other entity. Borrower shall not identify its members or any Affiliates of its members as being a division or part of Borrower.

(vii) Borrower shall continue to be adequately capitalized in light of the nature of its business.

(viii) Borrower shall not assume or guarantee the liabilities of its members (or any predecessor entity), any Affiliates of its members or any other Persons, except for liabilities relating to the Mortgaged Property. Borrower shall not acquire obligations or securities of its members (or any predecessor entity), or any Affiliates of its members or any other Persons. Except for the Liens granted pursuant to the Loan Documents, Borrower shall not pledge its assets for the benefit of any other Person (other than the Agent) or make loans or advances to its members (or any predecessor entity), or any Affiliates of its members or any other Persons.

(ix) Borrower shall not enter into or be a party to any transaction with its members (or any predecessor corporation, partnership or limited liability company) or any Affiliates of its members, except for in the ordinary course of business on terms which are no less favorable to Borrower than would be obtained in a comparable arm’s length transaction with an unrelated third party (other than in connection with the execution by Borrower and the Manager of the Management Agreement).

(u) ERISA. Borrower shall deliver to Agent as soon as possible, and in any event within ten days after Borrower knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, an Officer’s Certificate setting forth details respecting such event or condition and the action, if any, that Borrower or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by Borrower or an ERISA Affiliate with respect to such event or condition):

(i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

(ii) the distribution under Section 4041(c) of ERISA of a notice of intent to terminate any Plan or any action taken by Borrower or an ERISA Affiliate to terminate any Plan;

(iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by Borrower or any ERISA Affiliate of Borrower of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

(iv) the complete or partial withdrawal from a Multiemployer Plan by Borrower or any ERISA Affiliate of Borrower that results in material liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by Borrower or any ERISA Affiliate of Borrower of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

(v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against Borrower or any ERISA Affiliate of Borrower to enforce Section 515 of ERISA, which proceeding is not dismissed within thirty (30) days;

(vi) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if Borrower or an ERISA Affiliate of Borrower fails to timely provide security to the Plan in accordance with the provisions of said Sections; and

(vii) the imposition of a lien or a security interest in connection with a Plan.

(v) Reserved.

(w) Secondary Market Transaction.

(i) Borrower acknowledges that Agent and its successors and assigns may (A) sell the Loan to one or more investors as a whole loan, (B) participate the Loan to one or more investors, (C) deposit the Loan with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets, or (D) otherwise sell the Loan or interest therein to investors (the transactions referred to in clauses (A) through (D) above are hereinafter each referred to as a “Secondary Market Transaction”). Borrower shall cooperate with Agent in attempting to effect or effecting any such Secondary Market Transaction and shall cooperate in attempting to implement or implementing all requirements imposed by any Rating Agency involved in any Secondary Market Transaction, including but not limited to,

(A) providing Agent an estoppel certificate and such information, legal opinions and documents (including updated non-consolidation opinions) relating to Borrower, the Guarantor, Senior Mezzanine Borrower, Junior Mezzanine Borrower, the Mortgaged Property and any tenants of the Mortgaged Property as Agent or the Rating Agencies or other Interested Parties (as defined below), may reasonably request in connection with such Secondary

Market Transaction, including, without limitation, updated financial information, appraisals, market studies, environmental reviews (Phase I’s and, if appropriate, Phase II’s), Mortgaged Property condition reports and other due diligence investigations together with appropriate verification of such updated information and reports through letters of auditors and consultants, as of the closing date of the Secondary Market Transaction,

(B) amending the Loan Documents and Organizational Agreement of Borrower, updating and/or restating officer’s certificates, title insurance and other closing items, and providing updated representations and warranties in Loan Documents and such additional representations and warranties as may be required by Agent or the Rating Agencies, (including, without limitation, amending Section 5.1(z)(ii) of this Agreement to establish the size of proposed Lease which requires the prior written consent of the Agent, provided such threshold shall not be more restrictive to Borrower than the standard set forth in the Senior Mezzanine Loan Agreement or the Junior Mezzanine Loan Agreement),

(C) participating in bank, investors and Rating Agencies’ meetings if requested by Agent,

(D) upon Agent’s request, amending the Loan Documents (and updating and/or restating officer’s certificates, title insurance and other closing items in connection therewith) to divide the Loan into a first and a second mortgage loan, or into a one or more loans secured by mortgages and by ownership interests in Borrower in whatever proportion Agent determines, which separated loans may have different interest rates and amortization schedules (but with aggregated financial terms which are equivalent to that of the Loan prior to such separation, including, so long as an Event of Default has not occurred and is not continuing, a ratable allocation of prepayments among the Loan components) and thereafter to engage in separate Secondary Market Transactions with respect to all or any part of the indebtedness and loan documentation, and

(E) reviewing the offering documents relating to any Secondary Market Transaction to ensure that all information concerning Borrower, the Guarantor, the Mortgaged Property, and the Loan is correct, and certifying to the accuracy thereof.

(ii) Borrower covenants and agrees that in connection with any Secondary Market Transaction, upon Agent’s request, Borrower shall deliver one or more new component notes to replace the original note or modify the original note to reflect multiple components of the Loan or create one or more mezzanine loans (including amending Borrower’s organizational structure to provide for one or more mezzanine borrowers) (each a “Resizing Event”). Agent agrees that such new notes or modified note or mezzanine notes shall immediately after the Resizing Event have the same initial weighted average coupon as the original note prior to such Resizing Event, notwithstanding that such new notes or modified note or mezzanine notes or may, in connection with the application of principal to such new notes or modified note or mezzanine notes, subsequently cause the weighted average spread of such new notes or modified note or mezzanine notes to change and apply principal, interest rates and amortization of the Loan between such new components and/or mezzanine loans in a manner specified by Agent in its sole discretion such that the pricing and marketability of the Securities and the size of each class of Securities and the rating assigned to each such class by the Rating Agencies shall provide the most favorable rating levels and achieve the optimum bond execution for the Loan. In connection with any Resizing Event, Borrower covenants and agrees to modify the cash management provisions of this Agreement and/or resize the interest rate cap agreement with respect to the newly created components and/or mezzanine loans.

(iii) Agent shall be permitted to share all such information with the investment banking firms, Rating Agencies, accounting firms, law firms and other third-party advisory firms and trustees, purchasers, transferees, assignees, trustees, servicers and actual or potential investors involved with the Loan and the Loan Documents or the applicable Secondary Market Transaction (collectively, “Interested Parties”). Lender and all of the aforesaid Interested Parties shall be entitled to rely on the information supplied by, or on behalf of, Borrower. Lender may publicize the existence of the Loan in connection with its marketing for a Secondary Market Transaction or otherwise as part of its business development. Borrower shall provide such reasonable access to the Mortgaged Property and personnel of the Manager and of Borrower’s constituent members and the business and operations of all of the foregoing as Lender or other Interested Parties may request in connection with any such Secondary Market Transaction. Borrower understands that any such information may be incorporated into any offering circular, prospectus, prospectus supplement, private placement memorandum or other offering documents for any Secondary Market Transaction. Without limiting the foregoing, Borrower and Guarantor shall provide in connection with each of (A) a preliminary and a final private placement memorandum or (B) a preliminary and final prospectus or prospectus supplement, as applicable (the documents referred to in the foregoing clauses (A) and (B), collectively, the “Disclosure Documents”), an agreement certifying that Borrower and Guarantor have examined such Disclosure Documents specified by Agent and that each such Disclosure Document, as it relates to Borrower, Guarantor, any Affiliates, the Mortgaged Property and Manager, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading (a “Disclosure Certificate”). Borrower and Guarantor shall indemnify, defend, protect and hold harmless Agent, each Lender, its Affiliates, directors, employees, agents and each Person, if any, who controls Agent, such Lender or any such Affiliate within the meaning of Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934, and any other placement agent or underwriter with respect to any Secondary Market Transaction from and against any losses, claims, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) that arise out of or are based upon any untrue statement of any material fact contained in any Disclosure Certificate or other information or documents furnished by Borrower, Guarantor or their Affiliates or in any representation or warranty of any Borrower contained herein or in the other Loan Documents or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such information or necessary in order to make the statements in such information not materially misleading. In any Secondary Market Transaction, Agent may transfer its obligations under this Loan Agreement and under the other Loan Documents (or may transfer the portion thereof corresponding to the transferred portion of the Indebtedness), and thereafter Agent shall be relieved of any obligations hereunder and under the other Loan Documents arising after the date of said transfer with respect to the transferred interest. Each transferee investor shall become a “Lender” hereunder. The holders from time to time of the Loan and/or any other interest of the “Lender” under this Loan Agreement and the other Loan Documents may from time to time enter into one or more co-lender or similar agreements in their discretion. Borrower acknowledges and agrees that such agreements, as the same may from time to time be amended, modified or restated, may govern the exercise of the powers and discretionary authority of the Agent hereunder and under the other Loan Documents, but Borrower shall be entitled to rely upon any actions taken by Agent or the designated servicer(s) or agent(s) for Agent, whether or not within the scope of its power and authority under such other agreements. The Agent shall be responsible for the payment of the reasonable out-of-pocket expenses incurred by the Borrower in complying with this Section 5.1(w).

(x) Insurance.

(i) Borrower, at its sole cost and expense, shall keep the Improvements and Equipment insured (including, but not limited to, any period of renovation, alteration and/or construction) during the term of the Loan with the coverage and in the amounts required under this Agreement for the mutual benefit of Borrower and Agent against loss or damage by fire, lightning, wind and such other perils as are customarily included in a standard “all-risk” form and against loss or damage by other risks and hazards covered by a standard extended coverage insurance policy (including, without limitation, riot and civil commotion, vandalism, malicious mischief and such other coverages as may be reasonably required by Agent on the special form (also known as an all risk form)). Such insurance shall be in an amount (i) equal to at least the greater of then full replacement cost of the Improvements and Equipment (exclusive of the cost of foundations and footings), without deduction for physical depreciation and the outstanding Principal Indebtedness, and (ii) such that the insurer would not deem Borrower a co-insurer under said policies. The policies of insurance carried in accordance with this Section 5.1(x) shall contain the “Replacement Cost Endorsement” with a no co-insurance provision. If terrorism coverage is excluded on an “all-risk” basis, then Borrower shall obtain coverage for “certified acts of terrorism” (as defined in TRIA) and “fire following” by endorsement to such policy or by a separate policy in the standalone terrorism market. Such terrorism coverage shall be in an amount equal to the lesser of (A) the sum of the Principal Indebtedness, the Senior Mezzanine Loan Principal Indebtedness and the Junior Mezzanine Loan Principal Indebtedness, and (B) the amount of terrorism insurance coverage that Borrower can purchase (using reasonably diligent efforts) for an annual premium equal to the Terrorism Premium Cap. If terrorism coverage is obtained, in whole or in part, through a blanket policy, then, with respect to the blanket policy, the premium to be used in determining the amount of coverage that is required under clause (B) above shall be the portion of such blanket policy premium allocable to the Mortgaged Property as reasonably determined by Borrower (and reasonably approved by Lender). By way of example, if Borrower has $250 million of terrorism insurance coverage on the Mortgaged Property carried under a blanket insurance policy with an insurance premium equal to $750,000 per year (of which $350,000 is allocable to the Mortgaged Property as reasonably determined by Borrower (and reasonably approved by Lender)), then although it may cost Borrower an additional $450,000 to purchase the full amount of terrorism insurance required under clause (A) above, because of the limitation under clause (B) above, Borrower would only be required to expend an additional $425,000 to obtain whatever additional terrorism insurance is available for that premium. Notwithstanding the foregoing, Agent shall not unreasonably withhold its consent to reductions in the stated amounts and types of coverage required to be maintained by Borrower hereunder if such levels of coverage or types of insurance (A) are not available at commercially reasonable rates (except for terrorism coverage, for which Borrower agrees that premiums for terrorism coverage not in excess of the Terrorism Premium Cap are commercially reasonable), and (B) are not at the time commonly maintained for properties similar to the Mortgaged Property and located in or around the region in which the Mortgaged Property is located.

(ii) Borrower, at its sole cost and expense, for the mutual benefit of Borrower and Agent, shall also obtain and maintain or cause to be obtained and maintained during the entire term of the Loan the following policies of insurance:

(A) flood insurance, if any part of the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994 (and any amendment or successor act thereto) in an amount at least equal to the maximum limit of coverage available with respect to the Improvements and Equipment under said Act;

(B) Comprehensive General Liability or Commercial General Liability insurance, including a broad form comprehensive general liability endorsement and coverage for broad form property damage, contractual damages, personal injuries (including death resulting therefrom) and a liquor liability endorsement if liquor is sold by Borrower on the Mortgaged Property, containing minimum limits of liability of $1 million for both injury to or death of a person and for property damage per occurrence and $2 million in the aggregate for the Mortgaged Property, and such other liability insurance reasonably requested by Agent; in addition, at least $75 million excess and/or umbrella liability insurance shall be obtained and maintained for any and all claims, including all legal liability imposed upon Borrower and all court costs and attorneys’ fees incurred in connection with the ownership, operation and maintenance of the Mortgaged Property;

(C) business interruption insurance (including rental value) in an annual aggregate amount equal to the estimated gross revenues from the Leases of the Mortgaged Property (including, without limitation, the loss of all Rents and additional Rents payable by all of the lessees under the Leases (whether or not such Leases are terminable in the event of a fire or casualty)), such insurance to cover losses for a period of the longer of (x) one year (or, if the Loan has been included in a Secondary Market Transaction in which Securities are issued and the Rating Agencies so require, eighteen (18) months) after the date of the fire or casualty in question or (y) the period from the time of loss until all repairs are fully completed with reasonable diligence and dispatch, plus an extended period of indemnity commencing at the time repairs are completed for a period of not less than 180 days and to be increased or decreased, as applicable, from time to time during the term of the Loan if, and when, the gross revenues from the Leases of the Mortgaged Property materially increase or decrease, as applicable (including, without limitation, increases from new Leases and renewal Leases entered into in accordance with the terms of this Agreement), to reflect all increased Rent and increased additional Rent payable by all of the lessees under such renewal Leases and all Rent and additional Rent payable by all of the lessees under such new Leases;

(D) insurance against loss or damage from (x) leakage of sprinkler systems and (y) explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed in the

Improvements (without exclusion for explosions), covering all boilers or other pressure vessels, machinery and equipment located in, on, or about the Improvements; coverage is required in an amount at least equal to the full replacement cost of such equipment and the building or buildings housing same and shall extend to electrical equipment, sprinkler systems, heating and air conditioning equipment, refrigeration equipment and piping;

(E) worker’s compensation insurance coverage (in amounts not less than the statutory minimums for all persons employed by Borrower or its tenants at the Mortgaged Property and in compliance with all other requirements of applicable local, state and federal law) and “Employers Liability” insurance in an amount not less than $1,000,000;

(F) during any period of repair or restoration, builder’s “all risk” insurance in an amount equal to not less than the full insurable value of the Mortgaged Property against such risks (including, without limitation, fire and extended coverage and collapse of the Improvements to agreed limits) as Agent may request, in form and substance acceptable to Agent;

(G) ordinance or law coverage to compensate for the cost of demolition, increased cost of construction, and loss to any undamaged portions of the Improvements, if the current use of the Mortgaged Property or the Improvements themselves are or become “nonconforming” pursuant to the applicable zoning regulations, or full rebuildability following casualty is otherwise not permitted under such zoning regulations;

(H) if required by Agent as a result of the Mortgaged Property being located in an area with a high degree of seismic activity, earthquake damage insurance; and

(I) such other insurance as may from time to time be reasonably required by Agent in order to protect its interests with respect to the Loan and the Mortgaged Property and to conform such requirements to then current standards for a Secondary Market Transaction in which Securities are issued.

(iii) All policies of insurance (the “Policies”) required pursuant to this Section 5.1(x):

(A) shall be issued by an insurer approved by Agent which has a claims paying ability rating of not less than “A-” (or the equivalent) by Rating Agencies satisfactory to Agent (one of which shall be Standard & Poor’s Ratings Group) and A-:VII or better as to claims paying ability by AM Best; provided, however, that as respects the Property insurance program, a minimum of 60% of the policy limits will be provided by carriers rated not less than “A-” (with no rating less then “BBB” unless an exception is consented to by Lender with such consent not to be unreasonably withheld,

(B) shall name Agent as an additional insured and contain a standard noncontributory mortgagee clause and a Agent’s Loss Payable Endorsement, or their equivalents, naming Agent (and/or such other party as may be designated by Agent) as the party to which all payments made by such insurance company shall be paid,

(C) shall be maintained throughout the term of the Loan without cost to Agent,

(D) shall contain such provisions as Agent deems reasonably necessary or desirable to protect its interest (including, without limitation, endorsements providing that neither Borrower, Agent nor any other party shall be a co-insurer under said Policies and that Borrower shall endeavor to provide at least thirty (30) days prior written notice of any modification, reduction or cancellation),

(E) shall contain a waiver of subrogation against Agent,

(F) shall be for a term of not less than one year,

(G) shall be issued by an insurer licensed in the state in which the Mortgaged Property is located,

(H) shall provide that Agent may, but shall not be obligated to, make premium payments to prevent any cancellation, endorsement, alteration or reissuance, and such payments shall be accepted by the insurer to prevent same, and

(I) shall be reasonably satisfactory in form and substance to Agent and reasonably approved by Agent as to amounts, form, risk coverage, deductibles, loss payees and insureds to the extent not otherwise specified in this Section 5.1(x).

Copies of said Policies, certified as true and correct by Borrower, or insurance certificates thereof, shall be delivered to Agent. At the expiration of each of the Policies, Borrower shall deliver to Agent satisfactory evidence of the renewal of each Policy as soon as possible. The insurance coverage required under this Section 5.1(x) may be effected under a blanket policy or policies covering the Mortgaged Property and other property and assets not constituting a part of the Collateral; provided that any such blanket policy shall provide at least the same amount and form of protection as would a separate policy insuring the Mortgaged Property individually, which amount shall not be less than the amount required pursuant to this Section 5.1(x) and which shall in any case comply in all other respects with the requirements of this Section 5.1(x). Upon demand therefor, Borrower shall reimburse Agent for all of Agent’s or its designee’s reasonable costs and expenses incurred in obtaining any or all of the Policies or otherwise causing the compliance with the terms and provisions of this Section 5.1(x), including (without limitation) obtaining updated flood hazard certificates and replacement of any so-called “forced placed” insurance coverages to the extent Borrower was required to obtain and maintain any such Policy or Policies hereunder and failed to do so. Borrower shall pay the premiums for such Policies (the “Insurance Premiums”) as the same become due and payable and shall furnish to Agent evidence of the renewal of each of the Policies with receipts for the payment of the Insurance Premiums or other evidence of such payment reasonably satisfactory to Agent (provided, however, that Borrower is not required to furnish such evidence of payment to Agent in the event that such Insurance Premiums have been paid by Agent or the Collateral Agent). If Borrower does not furnish such evidence and receipts, then Agent may procure, but shall not be obligated to procure, such insurance and pay the Insurance Premiums therefor, and Borrower agrees to reimburse Agent for the cost of such Insurance Premiums promptly on demand. Within thirty (30) days after request by Agent, Borrower shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Agent, based on then industry-standard amounts of coverage then being obtained by prudent owners of properties similar to the Mortgaged Property in the same applicable market region as the Mortgaged Property. Borrower shall give Agent prompt written notice if Borrower receives from any insurer any written notification or threat of any actions or proceedings regarding the non-compliance or non-conformity of the Mortgaged Property with any insurance requirements.

(iv) If the Mortgaged Property shall be damaged or destroyed, in whole or in part, by fire or other casualty, Borrower shall give prompt notice thereof to Agent.

(A) In case of loss covered by Policies, Agent may either (a) jointly with a Borrower settle and adjust any claim and agree with the insurance company or companies on the amount to be paid on the loss or (b) allow Borrower to agree with the insurance company or companies on the amount to be paid upon the loss; provided, that Borrower may settle and adjust losses aggregating not in excess of $50,000, agree with the insurance company or companies on the amount to be paid upon the loss and collect and receipt for any such Insurance Proceeds; provided, further, that if (x) at the time of the settlement of such claim an Event of Default has occurred and is continuing or (y) the Agent and Borrower are unable to agree upon a joint settlement or (z) the Agent disapproves of Borrower’s proposed settlement with the insurance company, then Agent shall settle and adjust such claim without the consent of Borrower. In any such case Agent shall and is hereby authorized to collect and receipt for any such Insurance Proceeds subject to and to the extent provided for in this Agreement. The reasonable out-of-pocket expenses incurred by Agent in the adjustment and collection of Insurance Proceeds shall become part of the Indebtedness and be secured by the Mortgage and shall be reimbursed by Borrower to Agent upon demand therefor.

(B) In the event of any insured damage to or destruction of the Mortgaged Property or any part thereof (herein called an “Insured Casualty”) where the aggregate amount of the loss, as reasonably determined by an Independent insurance adjuster, is less than ten percent (10%) of the Principal Indebtedness, and if, in the reasonable judgment of Agent, the Mortgaged Property can be restored by not later than the first to occur of (a) twelve (12) months of settlement of the claim and (b) the expiration of the business interruption insurance and, in any case, not later than six (6) months prior to the Maturity Date to an economic unit not less materially valuable (including an assessment of the impact of the termination of any Leases due to such Insured Casualty) and not less useful than the same was prior to the Insured Casualty, or if Agent otherwise elects to allow a Borrower to restore the Mortgaged Property, then, if no Event of Default shall have occurred and be continuing, the Insurance Proceeds (after reimbursement of any reasonable out-of-pocket expenses incurred by Agent in connection with the collection of any applicable Insurance Proceeds) shall be made available to reimburse Borrower for the cost of restoring, repairing, replacing or rebuilding the Mortgaged Property or part thereof subject to the Insured Casualty, as provided for below. Borrower hereby covenants and agrees to commence and diligently to prosecute such restoring, repairing, replacing or rebuilding. Borrower shall pay all out-of-pocket costs (and if required by Agent, Borrower shall deposit the total thereof with Agent in advance) of such restoring, repairing, replacing or rebuilding in excess of the Insurance Proceeds made available pursuant to the terms hereof (the “Deficient Amount”).

(C) Except as provided above, the Insurance Proceeds collected upon any Insured Casualty shall, at the option of Agent in its sole discretion, be applied to the payment of the Indebtedness as provided in Section 2.7(b) of this Agreement or applied to the cost of restoring, repairing, replacing or rebuilding the affected Mortgaged Property or part thereof subject to the Insured Casualty, in the manner set forth below.

(D) In the event that Insurance Proceeds (after reimbursement of any reasonable expenses incurred by Agent in connection with the collection of any applicable Insurance Proceeds), if any, shall be made available to Borrower for the restoring, repairing, replacing or rebuilding of any portion of the affected Mortgaged Property, Borrower covenants to restore, repair, replace or rebuild the same to be of at least comparable value as prior to such damage or destruction, all to be effected in accordance with Legal Requirements and plans and specifications approved in advance by Agent, such approval not to be unreasonably withheld or delayed.

(E) In the event Borrower is entitled to reimbursement out of Insurance Proceeds, such proceeds shall be held in an Eligible Account as provided in Section 2.12(f) and disbursed from time to time as the restoration progresses upon Agent being furnished with (1) evidence reasonably satisfactory to it (which evidence may include inspection(s) of the work performed) that the restoration, repair, replacement and rebuilding covered by the disbursement has been completed in accordance with plans and specifications approved by Agent, (2) evidence reasonably satisfactory to it of the estimated cost of completion of the restoration, repair, replacement and rebuilding, (3) funds, or, at Agent’s option, assurances reasonably satisfactory to Agent that such funds are available and sufficient in addition to the Insurance Proceeds to complete the proposed restoration, repair, replacement and rebuilding, and (4) such architect’s certificates, waivers of lien, contractor’s sworn statements, title insurance endorsements, bonds and other evidences of cost, payment and performance of the foregoing repair, restoration, replacement or rebuilding as Agent may reasonably require and approve. Agent may, in any event, require that all plans and specifications for such restoration, repair, replacement and rebuilding be submitted to and reasonably approved by Agent prior to commencement of work. Agent may retain a construction consultant to inspect such work and review Borrower’s request for payments and Borrower shall, on demand by Agent, reimburse Agent for the reasonable fees and disbursements of such consultant. No payment made prior to the final completion of the restoration, repair, replacement and rebuilding shall exceed ninety percent (90%) of the hard construction costs value of the work performed from time to time (except for restoration work on a trade by trade basis or on an hourly basis for professional services in which event, payment may be made in full upon the completion of such work); funds other than Insurance Proceeds shall be disbursed prior to disbursement of such proceeds; and, at all times, the undisbursed balance of such proceeds remaining in the accounts of Agent, together with funds deposited for that purpose or irrevocably committed to the repayment of Agent by or on behalf of Borrower for that purpose, shall be at least sufficient in the reasonable judgment of Agent to pay for the cost of completion of the restoration, repair, replacement or rebuilding, free and clear of all liens or claims for lien, except for Permitted Encumbrances. Any surplus which may remain out of Insurance Proceeds held by Agent after payment of such costs of restoration, repair, replacement or rebuilding shall be paid to Borrower so long as no Event of Default has occurred and is continuing.

(v) Borrower shall not carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any insurance required under this Agreement that would be considered “co-insurance” or adversely affect the ability to collect under a policy of insurance required hereunder.

(y) Condemnation.

(i) Borrower shall promptly give Agent written notice of the actual or threatened commencement of any proceeding for a Taking and shall deliver to Agent copies of any and all papers served in connection with such proceedings. Agent is hereby irrevocably appointed as Borrower’s attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any Condemnation Proceeds for said Taking. With respect to any compromise or settlement in connection with such proceeding, Agent shall jointly with Borrower compromise and reach settlement unless at the time of such Taking an Event of Default has occurred and is continuing and the Indebtedness has been accelerated, in which event Agent shall compromise and reach settlement without the consent of Borrower. Notwithstanding the foregoing provisions of this Section 5.1(y), Borrower is authorized to negotiate, compromise and settle, without participation by Agent, Condemnation Proceeds of up to $1,000,000 in connection with any Taking. Notwithstanding any Taking, Borrower shall continue to pay the Indebtedness at the time and in the manner provided for in this Agreement and the other Loan Documents and the Indebtedness shall not be reduced except in accordance therewith.

(ii) Borrower shall cause the Condemnation Proceeds to be paid directly to the Collection Account as provided in Section 2.7(b) of this Agreement. Agent may, in its sole discretion, apply any such Condemnation Proceeds to the reduction or discharge of the Indebtedness (whether or not then due and payable).

(iii) With respect to a Taking in part, which shall mean any Taking which does not render the affected Mortgaged Property physically or economically unsuitable in the reasonable judgment of Agent for the use to which it was devoted prior to the Taking, Borrower shall cause the Condemnation Proceeds to be paid to Agent as described above or deposited into the applicable account pursuant to the provisions of this Agreement, to be applied to the cost of repairing, replacing, restoring or rebuilding the affected Mortgaged Property as follows:

(A) Provided that Condemnation Proceeds shall be made available to Borrower for the restoring, repairing, replacing or rebuilding of the affected Mortgaged Property, Borrower hereby covenants to restore, repair, replace or rebuild the same to be of at least comparable value and, to the extent commercially practicable, of substantially the same character as prior to the Taking, all to be effected in accordance with applicable law and plans and specifications reasonably approved in advance by Agent. Borrower shall pay all costs (and if required by Agent, Borrower shall deposit the total thereof with Agent in advance) of such restoring, repairing, replacing or rebuilding in excess of the Condemnation Proceeds made available pursuant to the terms hereof.

(B) The Condemnation Proceeds held by Agent shall be held in an Eligible Account as provided in Section 2.12(f) and disbursed from time to time as the restoration progresses upon Agent being furnished with (1) evidence reasonably satisfactory to it (which evidence may include inspection(s) of the work performed) that the restoration, repair, replacement and rebuilding covered by the disbursement has been completed in accordance with plans and specifications approved by Agent, (2) evidence reasonably satisfactory to it of the estimated cost of completion of the restoration, repair, replacement and rebuilding, (3) funds, or, at Agent’s option, assurances satisfactory to Agent that such funds are available and sufficient in addition to the Condemnation Proceeds to complete the proposed restoration, repair, replacement and rebuilding, and (4) such architect’s certificates, waivers of lien, contractor’s sworn statements, title insurance endorsements, bonds and other evidences of cost, payment and performance of the foregoing repair, restoration, replacement or rebuilding as Agent may reasonably require and approve. Agent may, in any event, require that all plans and specifications for such restoration, repair, replacement and rebuilding be submitted to and reasonably approved by Agent prior to commencement of work. Agent may retain a construction consultant to inspect such work and review any request by Borrower for payments and Borrower shall, on demand by Agent, reimburse Agent for the reasonable fees and disbursements of such consultant. No payment made prior to the final completion of the restoration, repair, replacement and rebuilding shall exceed ninety percent (90%) of the hard construction costs value of the construction work performed from time to time (except for restoration work on a trade by trade basis or on an hourly basis for professional services in which event, payment may be made in full upon the completion of such work); funds other than Condemnation Proceeds shall be disbursed prior to disbursement of such proceeds; and at all times, the undisbursed balance of such proceeds remaining in the hands of Agent, together with funds deposited for that purpose or irrevocably committed to the repayment of Agent by or on behalf of Borrower for that purpose, shall be at least sufficient in the reasonable judgment of Agent to pay for the cost of completion of the restoration, repair, replacement or rebuilding, free and clear of all liens or claims for lien. Any surplus which may remain out of Condemnation Proceeds held by Agent after payment of such costs of restoration, repair, replacement or rebuilding shall be paid to Borrower so long as no Event of Default has occurred and is continuing.

(C) If the affected Mortgaged Property is sold, through foreclosure or otherwise, prior to the receipt by Agent of any such Condemnation Proceeds to which it is entitled hereunder, Agent shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to have reserved in any foreclosure decree a right to receive said award or payment, or a portion thereof sufficient to pay the Indebtedness. In no case shall any such application reduce or postpone any payments otherwise required pursuant to this Agreement, other than the final payment on the Note.

(z) Leases and Rents.

(i) Borrower absolutely and unconditionally assigns to Agent, Borrower’s right, title and interest in all current and future Leases and Rents as collateral for the Loan, it being intended by Borrower that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Such assignment to Agent shall not be construed to bind Agent to the performance of any of the covenants, conditions or provisions contained in any such Lease or otherwise impose any obligation upon Agent. Borrower shall execute and deliver to Agent such additional instruments, in form and substance reasonably satisfactory to Agent, as may hereafter be reasonably requested in writing by Agent to further evidence and confirm such assignment. Nevertheless, subject to the terms of this Section 5.1(z), Agent grants to Borrower a license to lease, own, maintain, operate and manage the Mortgaged Property and to collect, use and apply the Rent, which license is revocable only upon the occurrence and during the continuance of an Event of Default under this Agreement. Any portion of the Rents held by Borrower shall be held in trust for the benefit of Agent for use in the payment of the Indebtedness. Upon the occurrence of an Event of Default and during the continuance thereof, the license granted to Borrower herein shall automatically be revoked, and Agent shall immediately be entitled to possession of all Rents, whether or not Agent enters upon or takes control of the Mortgaged Property. Agent is hereby granted and assigned by Borrower the right, at its option, upon revocation of the license granted herein, to enter upon the Mortgaged Property in person, by agent or by court-appointed receiver to collect the Rents. Any Rents collected after the revocation of the license shall be applied toward payment of the Indebtedness as set forth in Section 2.8 hereof.

(ii) All Leases entered into by Borrower shall provide for rental rates comparable to then-existing local market rates and terms and conditions commercially reasonable and consistent with then-prevailing local market terms and conditions for similar type properties. With respect to any Lease for more than 100,000 square feet of the Mortgaged Property, Borrower shall not enter into such Lease, unless Borrower shall have obtained the prior written consent of the Agent and, if the Loan has been included in a Secondary Market Transaction in which Securities were issued, a Rating Confirmation. Borrower shall furnish Agent with (1) detailed term sheets in advance in the case of any Leases, modifications, amendments or renewals for which Agent’s consent is required and (2) in the case of any other Leases, executed copies of such Leases upon written request. All renewals or amendments or modifications of Leases that do not satisfy the requirements of the first sentence of this Section 5.1(z)(ii) shall be subject to the prior approval of Agent. All Leases shall be written on the standard lease form previously approved by Agent which form shall not be materially changed without Agent’s prior written consent which consent shall not be unreasonably withheld. All Leases executed after the date hereof shall provide that they are subordinate to the Mortgage, and that the lessee agrees to attorn to Agent. Borrower,

(A) shall observe and perform all of the material obligations imposed upon the lessor under the Leases and shall not do or permit to be done anything to materially impair the value of the Leases as security for the Indebtedness;

(B) shall promptly send copies to Agent of all written notices of default which Borrower shall send or receive thereunder;

(C) shall enforce all of the material terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed and shall effect a termination or diminution of the obligations of tenants under leases, only in a manner that a prudent owner of a similar property to the Mortgaged Property would enforce such terms covenants and conditions or effect such termination or diminution in the ordinary course of business;

(D) shall not collect any of the Rents more than one (1) month in advance;

(E) shall not execute any other assignment of lessor’s interest in the Leases or Rents; and

(F) shall not convey or transfer or suffer or permit a conveyance or transfer of the Mortgaged Property or of any interest therein so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, lessees thereunder.

(iii) Borrower shall deposit security deposits of lessees which are turned over to or for the benefit of Borrower or otherwise collected by or on behalf of Borrower, into an Eligible Account with the same name as the Collection Account and shall not commingle such funds with any other funds of Borrower. Any bond or other instrument which Borrower is permitted to hold in lieu of cash security deposits under any applicable Legal Requirements shall be maintained in full force and effect unless replaced by cash deposits as hereinabove described, shall, if permitted pursuant to Legal Requirements, name Agent as payee or mortgagee thereunder (or at Agent’s option, be fully assignable to Agent) and shall, in all respects, comply with any applicable Legal Requirements and otherwise be reasonably satisfactory to Agent. Borrower shall, upon request, provide Agent with evidence reasonably satisfactory to Agent of Borrower’s compliance with the foregoing. Upon the occurrence and during the continuance of any Event of Default, Borrower shall, upon Agent’s request, if permitted by any applicable Legal Requirements, turn over to Agent the security deposits (and any interest theretofore earned thereon) with respect to all or any portion of the Mortgaged Property, to be held by Agent subject to the terms of the Leases.

(aa) Maintenance of Mortgaged Property. Borrower shall cause the Mortgaged Property to be maintained in a good and safe condition and repair, subject to wear and tear and damage caused by casualty or condemnation. The Improvements and the Equipment shall not be removed, demolished or altered (except for normal replacement of the Equipment, Improvements contemplated in an approved Operating Budget or pursuant to Leases in effect from time to time or for removals, demolition or alterations that cost up to $1,000,000) without the consent of the Agent which consent shall not be unreasonably withheld. Except with respect to an Insured Casualty which shall be governed by the terms and conditions provided herein, Borrower shall, or shall cause any tenants obligated under their respective Leases to, promptly repair, replace or rebuild any part of the Mortgaged Property that becomes damaged, worn or dilapidated except where the failure to do so is not reasonably likely to have a Material Adverse Effect. Borrower shall complete and pay for any structure at any time in the process of construction or repair on the Land. Borrower shall not initiate, join in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Mortgaged Property or any part thereof which can be reasonably likely to result in a Material Adverse Effect without consent of the Agent. If under applicable zoning provisions the use of all or any portion of the Mortgaged Property is or shall become a nonconforming use, Borrower will not cause or permit such nonconforming use to be discontinued or abandoned if such discontinuance of abandonment would cause such nonconforming use to no longer be permitted without the express written consent of the Agent. Borrower shall not (i) change the use of the Land in any material respect, (ii) permit or suffer to occur any waste on or to the Mortgaged Property or to any portion thereof or (iii) take any steps whatsoever to convert the Mortgaged Property, or any portion thereof, to a condominium or cooperative form of management.

(bb) Taxes on Security. Borrower shall pay all taxes, charges, filing, registration and recording fees, excises and levies payable with respect to the Note or the Lien created or secured by the Loan Documents, other than income, franchise and doing business taxes imposed on Agent or any Lender or Collateral Agent. If there shall be enacted any law (1) deducting the Loan from the value of the Collateral for the purpose of taxation, (2) affecting Agent’s Lien on the Collateral or (3) changing existing laws of taxation of mortgages, deeds of trust, security deeds, or debts secured by realty, or changing the manner of collecting any such taxes, Borrower shall promptly pay to Agent, on demand, all taxes, costs and charges for which Agent is or may be liable as a result thereof; provided, however, if such payment would be prohibited by law or would render the Loan usurious, then instead of collecting such payment, Agent may declare all amounts owing under the Loan Documents to be immediately due and payable.

(cc) Qualified Interest Rate Cap Provider. If the rating of a Qualified Interest Rate Cap Provider that has provided an interest rate cap which Borrower pledges to the Agent pursuant to the Collateral Assignment of Hedge falls below the rating criteria specified in the definition of a Qualified Interest Rate Cap Provider, then within ten (10) Business Days following written request from Agent, the Borrower shall deliver to Agent a replacement interest rate cap satisfying all of the criteria set forth in Section 3.1 (as of the Closing Date) or Section 2.17 (as of any date the maturity of the Loan is extended), as applicable.

ARTICLE VI.

NEGATIVE COVENANTS

Section 6.1. Negative Covenants. Borrower covenants and agrees that, until payment in full of the Indebtedness, it will not do, directly or indirectly, any of the following unless Agent consents thereto in writing:

(a) Liens on the Mortgaged Property. Incur, create, assume, become or be liable in any manner with respect to, or permit to exist, except as permitted by the Mortgage, any Lien with respect to the Mortgaged Property, except: (i) Liens in favor of the Lenders and (ii) the Permitted Encumbrances.

(b) Ownership and Transfer. Except as expressly permitted by or pursuant to this Agreement or the other Loan Documents, own any property of any kind other than the Mortgaged Property, or Transfer the Mortgaged Property or any portion thereof.

(c) Other Borrowings. Incur, create, assume, become or be liable in any manner with respect to Other Borrowings.

(d) Dissolution; Merger or Consolidation. Dissolve, terminate, liquidate, merge with or consolidate into another Person.

(e) Change In Business. Cease to be a Single-Purpose Entity, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

(f) Debt Cancellation. Cancel or otherwise forgive or release any material claim or debt owed to Borrower by any Person, except for adequate consideration or in the ordinary course of Borrower’s business.

(g) Affiliate Transactions. Except as listed on Schedule 1, enter into, or be a party to, any transaction with an Affiliate of Borrower, except in the ordinary course of business and on terms which are fully disclosed to Agent in advance and which are no less favorable to Borrower or such Affiliate than would be obtained in a comparable arm’s length transaction with an unrelated third party (other than the Management Agreement).

(h) Creation of Easements. Except as expressly permitted by or pursuant to the Mortgage or this Agreement, create, or permit the Mortgaged Property or any part thereof to become subject to, any easement, license or restrictive covenant, other than a Permitted Encumbrance, provided, that the consent of Agent shall not be unreasonably withheld or delayed to the extent that any such easement, license or restrictive covenant is reasonably necessary for the continued use, enjoyment, access to or operation of the applicable Mortgaged Property.

(i) Misapplication of Funds. Distribute any Rents or Moneys received from Accounts in violation of the provisions of Section 2.12, or fail to pledge any security deposit to Agent, or misappropriate any security deposit or portion thereof.

(j) Certain Restrictions. Enter into any agreement that expressly restricts the ability of Borrower to enter into amendments, modifications or waivers of any of the Loan Documents.

(k) Assignment of Licenses and Permits. Assign or transfer any of its interest in any Permits pertaining to the Mortgaged Property, or assign, transfer or remove or permit any other Person to assign, transfer or remove any records pertaining to the Mortgaged Property.

(l) Place of Organization. Change its jurisdiction of organization, creation or formation, as applicable, without giving Agent at least fifteen (15) days’ prior written notice thereof and promptly providing Agent such information as Agent may reasonably request in connection therewith.

(m) Leases. Enter into, amend or cancel Leases, except as permitted by or pursuant to or would not result in a violation of this Agreement.

(n) Management Agreement. Except in accordance with this Agreement, (i) terminate or cancel the Management Agreement, (ii) consent to either the reduction of the term of or the assignment of the Management Agreement, (iii) increase or consent to the increase of the amount of any charges under the Management Agreement, or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Management Agreement in any material respect.

(o) Plans and Welfare Plans. Knowingly engage in or permit any transaction in connection with which Borrower or any ERISA Affiliate could be subject to either a material civil penalty or tax assessed pursuant to Section 502(i) or 502(1) of ERISA or Section 4975 of the Code, permit any Welfare Plan to provide benefits, including without limitation, medical benefits (whether or not insured), with respect to any current or former employee of Borrower beyond his or her retirement or other termination of service other than (i) coverage mandated by applicable law, (ii) death or disability benefits that have been fully provided for by paid up insurance or otherwise or (iii) severance benefits (unless such coverage is provided after notification of and with the reasonable approval of Agent), permit the assets of Borrower to become “plan assets”, whether by operation of law or under regulations promulgated under ERISA or adopt, amend (except as may be required by applicable law) or increase the amount of any benefit or amount payable under, or permit any ERISA Affiliate to adopt, amend (except as may be required by applicable law) or increase the amount of any benefit or amount payable under, any Plan or Welfare Plan, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits expense to Borrower or any ERISA Affiliate.

(p) Transfer of Ownership Interests. Permit any Transfer of a direct or indirect ownership interest or voting right in Borrower (other than a Permitted Transfer).

(q) Equipment and Inventory. Except pursuant to the Management Agreement, permit any Equipment owned by Borrower to be removed at any time from the Mortgaged Property unless the removed item is consumed or sold in the usual and customary course of business, removed temporarily for maintenance and repair or, if removed permanently, replaced by an article of equivalent suitability and not materially less value, owned by Borrower free and clear of any Lien.

(r) [Intentionally Omitted]

(s) Management Fees. Pay Borrower or any Affiliate of Borrower any management fees with respect to the Mortgaged Property except as contemplated by the Management Agreement.

(t) Modification of Interest Rate Cap Agreement. Amend, modify, cancel or terminate any interest rate cap entered into by Borrower pursuant to this Agreement or permit same to be amended, modified, cancelled or terminated; provided, however, that Borrower shall have the right to extend the term of any such interest rate cap.

(u) Prohibited Persons. With respect to Borrower, Guarantor and any of their respective officers, directors, shareholders, partners, members or Affiliates, if applicable (including, without limitation, the indirect holders of equity interests in Borrower): (i) conduct any business, nor engage in any transaction or dealing, with any Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person; or (ii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in EO13224.

ARTICLE VII.

EVENT OF DEFAULT

Section 7.1. Event of Default. The occurrence of one or more of the following events shall be an “Event of Default” hereunder:

(a) if on any Payment Date Borrower fails to pay any accrued and unpaid interest on the Loan then due and payable in accordance with the provisions hereof;

(b) if Borrower fails (a) to pay (1) the outstanding Indebtedness on the Maturity Date or (2) the fees and expenses then due and payable to Collateral Agent pursuant to the Fee Letter on any Payment Date or (b) to deposit into the Collection Account, the amount required pursuant to Sections 2.7(a) or 2.7(b), respectively;

(c) if Borrower fails to make any required deposit to a Reserve Account or to pay any other amount payable pursuant to this Agreement or any other Loan Document when due and payable in accordance with the provisions hereof or thereof, as the case may be, and such failure continues for ten (10) days after Agent delivers written notice thereof to Borrower;

(d) if any representation or warranty made herein or in any other Loan Document, or in any report, certificate, financial statement or other Instrument, agreement or document furnished by Borrower in connection with this Agreement, the Note or any other Loan Document executed and delivered by any Borrower shall be false as of the date such representation or warranty was made (or if such representation or warranty relates to an earlier date, then as of such earlier date);

(e) if Borrower or Guarantor makes an assignment for the benefit of creditors;

(f) if a receiver, liquidator or trustee shall be appointed for Borrower or Guarantor or if Borrower or Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower or Guarantor, or if any proceeding for the dissolution or liquidation of Borrower or Guarantor shall be instituted; provided, however, that if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower or Guarantor, upon the same not being discharged, stayed or dismissed within ninety (90) days, or if Borrower or Guarantor shall generally not be paying its debts as they become due;

(g) if Borrower attempts to delegate its obligations or assign its rights under this Agreement, any of the other Loan Documents or any interest herein or therein, or if any Transfer occurs other than in accordance with or as permitted under this Agreement, and such delegation or assignment of rights or impermissible Transfer continues or is not corrected for five (5) Business Days after Lender delivers written notice thereof to Borrower;

(h) if any provision of the Organizational Agreement affecting the purpose for which Borrower is formed is amended or modified in any material respect which is reasonably likely to adversely affect the Lenders, Agent or Collateral Agent, or if Borrower fails to perform or enforce the provisions of the Organizational Agreement and such failure has a Material Adverse Effect or attempts to dissolve Borrower without Agent’s consent;

(i) if an Event of Default as defined or described in the Note or any other Loan Document occurs, whether as to Borrower or the Mortgaged Property or any portion thereof;

(j) if any of the assumptions made with respect to Borrower and its Affiliates in that certain substantive non-consolidation opinion letter of even date herewith delivered by Fulbright & Jaworski L.L.P. in connection with the Loan is not true and correct in all material respects;

(k) if Borrower fails to maintain any insurance required to be maintained pursuant to Section 5.1(x) hereof;

(l) if, without the prior written consent of Agent, the Demand Note shall be terminated or cancelled, or otherwise modified, changed, supplemented, altered or amended, or if Guarantor shall waive or release any of its rights or remedies under the Demand Note; or

(m) if Borrower shall fail to perform any of the terms, covenants or conditions of this Agreement, the Note, the Mortgage or the other Loan Documents, other than as specifically otherwise referred to above in this definition of “Event of Default,” for ten (10) days after notice to Borrower from Agent or its successors or assigns, in the case of any Default which can be cured by the payment of a sum of money (other than Events of Default pursuant to Sections 7.1(a) and 7.1(b) above as to which the grace period, if any, set forth therein is applicable), or for thirty (30) days after notice from Agent or its successors or assigns, in the case of any other Default (unless a longer notice period is otherwise provided herein or in such other Loan Document); provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and Borrower shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for an additional sixty (60) days; then, upon the occurrence of any such Event of Default and at any time thereafter, Agent or Collateral Agent or its successors or assigns, may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents, or at law or in equity, take such action, without further notice or demand, as Agent on behalf of the Lenders or its successors or assigns, deems advisable to protect and enforce its rights against Borrower and in and to all or any portion of the Collateral (including, without limitation, declaring the entire Indebtedness to be immediately due and payable) and may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and/or the Collateral (including, without limitation, all rights or remedies available at law or in equity).

Section 7.2. Remedies.

(a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, or other remedies available to Agent or Collateral Agent or the Lenders against Borrower under this Agreement or any of the other Loan Documents executed by or with respect to Borrower, or at law or in equity may be exercised by Lenders at any time and from time to time, whether or not all or any portion of the Indebtedness shall be declared due and payable, and whether or not Agent shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any portion of the Collateral. Any such actions taken by Agent or Collateral Agent shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Agent may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Agent and the Lenders permitted by law, equity or contract or as set forth herein or in the other Loan Documents.

(b) In the event of the foreclosure or other action by Agent or Collateral Agent to enforce Agent’s remedies in connection with all or any portion of the Collateral, Agent shall apply all Net Proceeds received to repay the Indebtedness in accordance with Section 2.8, the Indebtedness shall be reduced to the extent of such Net Proceeds and the remaining portion of the Indebtedness shall remain outstanding and secured by the Loan Documents, it being understood and agreed by Borrower that Borrower is liable for the repayment of all the Indebtedness; provided, however, that the Note shall be deemed to have been accelerated only to the extent of the Net Proceeds actually received by Agent with respect to the Collateral and applied in reduction of the Indebtedness evidenced by the Note in accordance with the provisions of this Agreement, after payment by Borrower of all Transaction Costs and costs of enforcement.

(c) Upon and during the continuation of an Event of Default, the Agent shall have the right, but not the obligation, with respect to any and all bankruptcy proceedings that are now or hereafter commenced in connection with the Mortgaged Property, to (i) vote to accept or reject any plans of reorganization, (ii) vote in any election of a trustee, (iii) elect the treatment of secured claims as specified in Section 1111(b) of the Bankruptcy Code, and (iv) make any other decisions requested of holders of claims or interests that Borrower would have had the right to do in such bankruptcy proceedings in the absence of an Event of Default.

Section 7.3. Remedies Cumulative. The rights, powers and remedies of Agent, Collateral Agent, or any Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Agent, Collateral Agent or any Lender may have against Borrower pursuant to this Agreement or the other Loan Documents executed by or with respect to Borrower, or existing at law or in equity or otherwise. Agent or any Lender’s rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Agent may determine in Agent’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of any Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon. Notwithstanding any other provision of this Agreement, Agent for the benefit of the Lenders reserves the right to seek a deficiency judgment or preserve a deficiency claim, in connection with the foreclosure of the Mortgage on the Mortgaged Property, to the extent necessary to foreclose on other parts of the Collateral.

Section 7.4. Default Administration Fee. At any time after the occurrence of an Event of Default and the acceleration of the Indebtedness, as reimbursement and compensation for the additional internal expenditures, administrative expenses, fees and other costs associated with actions to be taken in connection with such Event of Default, and regardless of whether Agent shall have commenced the exercise of any remedies pursuant to Section 7.2, the Default Administration Fee shall be payable by Borrower to Agent upon demand.

Section 7.5. Curative Advances. If any Event of Default occurs and is not cured by Borrower after notice from the Agent, then Agent or Collateral Agent may expend such sums as either shall reasonably deem appropriate to cure or attempt to cure such Event of Default. Borrower shall immediately repay all such sums so advanced, which sums shall immediately become part of the Indebtedness, bear interest at the Default Rate from the date advanced until the date repaid, and be secured by all Collateral.

ARTICLE VIII.

MISCELLANEOUS

Section 8.1. Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the execution and delivery of this Agreement, the making by the initial Lender of the Loan hereunder and the execution and delivery by Borrower to the initial Lender of the Loan Documents, and shall continue in full force and effect so long as any portion of the Indebtedness is outstanding and unpaid. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All covenants, promises and agreements in this Agreement contained, by or on behalf of Borrower, shall inure to the benefit of the respective successors and assigns of Agent and each Lender. Nothing in this Agreement or in any other Loan Document, express or implied, shall give to any Person other than the parties and the holder of the Note and the other Loan Documents, and their legal representatives, successors and assigns, any benefit or any legal or equitable right, remedy or claim hereunder.

Section 8.2. Agent’s Discretion. Whenever pursuant to this Agreement, Agent exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Agent, the decision of Agent to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Agent and shall be final and conclusive.

Section 8.3. Governing Law.

(a) This Agreement was negotiated in New York and made by the initial Lender and accepted by Borrower in the State of New York, and the proceeds of the Note delivered pursuant hereto were disbursed from New York, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects (including, without limitation, matters of construction, validity, performance, and maximum permissible rates of interest), this Agreement and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such State and any applicable law of the United States of America.

(b) Any legal suit, action or proceeding against the Lenders or Borrower arising out of or relating to this Agreement may be instituted in any federal or state court in New York, New York. Borrower hereby (i) irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum, and (ii) irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding. Borrower does hereby designate and appoint Corporation Services Company, whose address is 80 State Street, Albany, New York 12207-2543, as Borrower’s authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action or proceeding in any federal or state court in New York, New York, and agrees that service of process upon said agent at said address (or at such other office in the State of New York as may be designated by Borrower from time to time in accordance with the terms hereof) with a copy to Borrower at its principal executive offices, and written notice of said service of Borrower mailed or delivered to Borrower in the manner provided herein shall be deemed in every respect effective service of process upon Borrower, in any such suit, action or proceeding in the State of New York. Borrower (i) shall give prompt notice to Agent of any change in address of its authorized agent hereunder, (ii) may at any time and from time to time designate a substitute authorized agent with an office in New York, New York (which office shall be designated as the address for service of process), and (iii) shall promptly designate such a substitute if its authorized agent ceases to have an office in New York, New York or is dissolved without leaving a successor.

Section 8.4. Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or any other Loan Document, or consent or waiver referred to in any Loan Document or consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on Borrower shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

Section 8.5. Delay Not a Waiver. Neither any failure nor any delay on the part of Agent or any Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Agent and each Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

Section 8.6. Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, or (b) expedited prepaid delivery service, either commercial or United States Postal

Service, with proof of attempted delivery, and by facsimile transmission, addressed if to Lender at its address set forth on the first page hereof, Attention: Christopher J. Albano, if to Collateral Agent at its address set forth on the first page hereof, Attention: Thomas F. Quinlan, Jr., and if to Borrower at its addresses set forth on the first page hereof, Attention: John R. Sischo, or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 8.6. A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or three Business Days after mailing; or in the case of expedited prepaid delivery and facsimile transmission, on the Business Day after the same was sent. A party receiving a notice which does not comply with the technical requirements for notice under this Section 8.6 may elect to waive any deficiencies and treat the notice as having been properly given.

Section 8.7. TRIAL BY JURY. BORROWER, TO THE FULLEST EXTENT THAT IT MAY LAWFULLY DO SO, WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY TORT ACTION, BROUGHT BY ANY PARTY HERETO WITH RESPECT TO THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS.

Section 8.8. Headings. The Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 8.9. Assignment.

(a) Borrower may not sell, assign or transfer any interest in the Loan Documents, or any portion of the foregoing (including, without limitation, Borrower’s rights, title, interests, remedies, powers and duties hereunder and thereunder) without Agent’s prior written consent. Each Lender shall have the right to assign or participate this Agreement and/or its interest in any of the other Loan Documents and the obligations hereunder to any Person. In the event of an assignment by any Lender, (a) the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would have if it were an original “Lender” hereunder; (b) the assignee shall be deemed for all purposes to be a “Lender” hereunder; and (c) upon any such substitution of Lender, a replacement or addition “Lender signature page” shall be executed by the new Lender and attached to this Agreement and thereupon become a part of this Agreement. After the effectiveness of any assignment, the new Lender shall provide notice to Borrower of the identity, address and other pertinent information pertaining to the new Lender. Notwithstanding anything in this Agreement to the contrary, after an assignment by any Lender, the “Lender” (prior to such assignment) shall continue to have the benefits of any rights or indemnifications and shall continue to have the obligations contained herein which such Lender had during the period such party was a “Lender” hereunder.

(b) The Agent may from time to time elect to enter into a servicing agreement with a servicer, pursuant to which the servicer shall be appointed to service and administer the Loan and the Account Collateral in accordance with the terms hereof and to exercise any and all other rights of the Lenders with respect to the Loan as set forth in such servicing agreement. The Agent shall promptly notify the Borrower if the Agent shall elect to appoint or change the servicer, and all notices and other communications from the Borrower to the Agent shall be delivered to the servicer with a copy concurrently delivered to the Agent, and any notice, direction or other communication from the servicer to the Borrower shall have the same force and effect as a notice, direction or communication from the Agent. The parties hereto acknowledge and agree that the servicer shall be a third party beneficiary to this Agreement and the other Loan Documents.

Section 8.10. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 8.11. Preferences. Agent and the Lenders shall have no obligation to marshal any assets in favor of Borrower or any other party or against or in payment of any or all of the obligations of Borrower pursuant to this Agreement, the Note or any other Loan Document. The Lenders shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder, provided that such application or reapplication is performed by the Lenders in accordance with the terms of this Agreement or any other applicable Loan Document. To the extent Borrower makes a payment or payments to Agent or any Lender for Borrower’s benefit, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Agent or such Lender.

Section 8.12. Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Agent, any Lender or Collateral Agent except with respect to matters for which this Agreement or another Loan Document specifically and expressly provides for the giving of notice by Agent, such Lender and/or Collateral Agent to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Except for notices required by applicable Legal Requirements that are not waivable by Borrower under such applicable Legal Requirements, Borrower hereby expressly waives the right to receive any notice from Agent, any Lender and Collateral Agent with respect to any matter for which this Agreement or the other Loan Documents does not specifically and expressly provide for the giving of notice by Agent or such Lender or Collateral Agent to Borrower.

Section 8.13. Failure to Consent. If Borrower shall seek the approval by or consent of Agent or the Lenders hereunder or under the Note, or any of the other Loan Documents, and Agent or the Lenders shall fail or refuse to give such consent or approval, then Borrower shall not be entitled to any damages for any withholding or delay of such approval or consent by Agent or the Lenders, it being intended that Borrower’s sole remedy shall be to bring an action for an injunction or specific performance.

Section 8.14. Schedules Incorporated. The information set forth on the cover, heading and recitals hereof, and the Schedules attached hereto, are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 8.15. Offsets, Counterclaims and Defenses. Any assignee of any Lender’s interest in and to this Agreement and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to this Agreement and the other Loan Documents which Borrower may otherwise have against any assignor or this Agreement and the other Loan Documents. No such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon this Agreement or upon any other Loan Document. Any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 8.16. No Joint Venture or Partnership. Borrower, Agent and each Lender intend that the relationship created hereunder be solely that of borrower and lender. Nothing herein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and any Lender nor to grant any Lender any interest in the Collateral other than that of secured party, mortgagee or lender.

Section 8.17. Waiver of Marshalling of Assets Defense. To the fullest extent Borrower may legally do so, Borrower waives all rights to a marshalling of the assets of Borrower, and others with interests in Borrower, and of the Collateral, or to a sale in inverse order of alienation in the event of foreclosure of the interests hereby created, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of any Lender under the Loan Documents to a sale of any Collateral for the collection of the Indebtedness without any prior or different resort for collection, or the right of any Lender to the payment of the Indebtedness out of the Net Proceeds of the Collateral in preference to every other claimant whatsoever.

Section 8.18. Waiver of Counterclaim. To the extent permitted by applicable law, Borrower hereby waives the right to assert a counterclaim, other than compulsory counterclaim, in any action or proceeding brought against it by Agent or its agents.

Section 8.19. Conflict; Construction of Documents. In the event of any conflict between the provisions of this Agreement and the provisions of any of the other Loan Documents, the provisions of this Agreement shall prevail. The parties hereto acknowledge that they were represented by counsel in connection with the negotiation and drafting of the Loan Documents and that the Loan Documents shall not be subject to the principle of construing their meaning against the party that drafted same.

Section 8.20. Brokers and Financial Advisors. Borrower and the initial Lender hereby represent that they have dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement (other than Secured Capital Corp, whose fees and expenses shall be paid exclusively by Borrower). Borrower and initial Lender hereby agree to indemnify and hold the other and Collateral Agent harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any other Person that such Person acted on behalf of the indemnifying party in connection with the transactions contemplated herein. The provisions of this Section 8.20 shall survive the expiration and termination of this Agreement and the repayment of the Indebtedness.

Section 8.21. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

Section 8.22. Estoppel Certificates. Agent, Borrower and each Lender hereby agree at any time and from time to time upon not less than fifteen (15) days prior written notice by Borrower or such Lender to execute, acknowledge and deliver to the party specified in such notice, a statement, in writing, certifying that this Agreement is unmodified and in full force and effect (or if there have been modifications, that the same, as modified, is in full force and effect and stating the modifications hereto), and stating whether or not, to the knowledge of such certifying party, any Default or Event of Default has occurred and is then continuing, and, if so, specifying each such Default or Event of Default; provided, however, that it shall be a condition precedent to any Lender’s obligation to deliver the statement pursuant to this Section 8.22, that such Lender shall have received, together with Borrower’s request for such statement, an Officer’s Certificate stating that, to the knowledge of Borrower, no Default or Event of Default exists as of the date of such certificate (or specifying such Default or Event of Default).

Section 8.23. Payment of Expenses. Borrower shall pay all Transaction Costs, which shall include, without limitation, (a) reasonable out-of-pocket costs and expenses of Agent in connection with (i) the negotiation, preparation, execution and delivery of the Loan Documents and the documents and instruments referred to therein; (ii) the creation, perfection or protection of Lenders’ Liens in the Collateral (including, without limitation, fees and expenses for title and lien searches or amended or replacement Mortgages, UCC financing statements or Collateral Security Instruments, title insurance premiums and filing and recording fees, third party due diligence expenses for the Mortgaged Property plus travel expenses, accounting firm fees, costs of the Appraisals, Environmental Reports (and an environmental consultant), and the Engineering Reports and costs and fees incurred in connection with arranging, setting up, servicing and maintaining the Account Collateral); (iii) the negotiation, preparation, execution and delivery of any amendment, waiver, restructuring or consent relating to any of the Loan Documents, and (iv) the preservation of rights under and enforcement of the Loan Documents and the documents and instruments referred to therein, including any communications or discussions relating to any action that Borrower shall from time to time request Agent to take, as well as any restructuring or rescheduling of the Indebtedness, (b) the reasonable fees, expenses and other charges of counsel to Agent in connection with all of the foregoing, (c) all reasonable fees and expenses of each of the servicer appointed pursuant to Section 8.9(b) and Collateral Agent and its respective counsel and (d) Agent’s (or, where reasonably deemed necessary by Agent, any other Lender’s) reasonable out-of-pocket travel expenses in connection with site visits to the Mortgaged Property.

Section 8.24. Non-Recourse. Anything contained herein, in the Note or in any other Loan Document to the contrary notwithstanding, no recourse shall be had for the payment of the principal or interest on the Loan or for any other Indebtedness, obligation or liability hereunder or under any other Loan Document or for any claim based hereon or thereon or otherwise in respect hereof or thereof against (i) any agent, contractor, director, officer, member, consultant, manager, stockholder, subscriber to capital stock, incorporator, beneficiary, participant, trustee or advisor of Borrower, or any partner or member therein; (ii) any legal representative, heir, estate, successor or assign of any thereof; (iii) any corporation (or any officer, director, employee or shareholder thereof), limited liability company (or member thereof), partnership (or any partner thereof), individual or entity to which any ownership interest in Borrower shall have been directly or indirectly transferred; (iv) any purchaser of any asset of Borrower; or (v) any other Person (except Borrower), for any deficiency or other sum owing with respect to the Note or any other Indebtedness, obligation or liability or arising under this Agreement or any Loan Document. It is understood that neither the Note nor any other Indebtedness, obligation or liability under or with respect to this Agreement and any other Loan Document may be enforced against any Person described in clauses (i) through (v) above; provided, however, that the foregoing provisions of this paragraph shall not:

(A) prevent recourse to Borrower, the assets of Borrower, the Mortgaged Property or any other instrument or document which is pledged by Borrower to the Lenders pursuant to the Loan Documents, including all Collateral;

(B) have any applicability whatsoever to the collateral pledged pursuant to the Collateral Security Instruments, or limit the liability of Guarantor under the Guaranty of Non-Recourse Obligations; or

(C) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Note or secured by the Loan Documents, and the same shall continue until paid or discharged in full; or

(D) prevent recourse to Borrower and, to the extent provided in the Guaranty of Non-Recourse Obligations, Guarantor and their respective assets for repayment of the Indebtedness, and the Indebtedness shall be fully recourse to Borrower and, to the extent provided in the Guaranty of Non-Recourse Obligations, the Guarantor, in the event that any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed (A) by Borrower or (B) against Borrower with the consent or acquiescence of Borrower or Guarantor or their respective Affiliates; or

(E) prevent recourse to Borrower and, to the extent provided in the Guaranty of Non-Recourse Obligations, Guarantor and their respective assets, and Borrower and, to the extent provided in the Guaranty of Non-Recourse Obligations, Guarantor shall be fully and personally liable, for any loss, costs, liability, damage or expense suffered or incurred by Agent or any Indemnified Party related to or arising from:

(1) any fraud, misappropriation or misapplication of funds (including Loss Proceeds or Rents) committed by or on behalf of Borrower in contravention of the Loan Documents, or intentional misrepresentation contained in any Loan Documents or report furnished pursuant to any Loan Document;

(2) any Transfer in violation of the terms of the Loan Documents;

(3) violation of any of the terms, covenants and conditions to maintain Borrower as a Single Purpose Entity;

(4) additional financing obtained by Borrower (whether secured or unsecured) in violation of the terms of the Loan Documents;

(5) actual physical waste to the Mortgaged Property;

(6) breach of any representation, warranty or covenant in this Agreement or the Environmental Indemnity Agreement, concerning Environmental Laws and Hazardous Substances;

(7) any security deposits received by Borrower or Manager from tenants not being properly applied, returned to tenants when due or delivered to Agent, a receiver or a purchaser of the Mortgaged Property in the event of a foreclosure sale upon such Person taking possession of the Mortgaged Property;

(8) any Legal Requirement mandating the forfeiture by Borrower of the Collateral or any portion thereof because of the conduct or purported conduct of criminal activity by Borrower or any Affiliate in connection therewith;

(9) if any Lien is voluntarily placed on the Collateral or any portion thereof in contravention of the Loan Documents and such Lien is not discharged and removed within ten (10) days after notice;

(10) Borrower or any Affiliate contesting or in any way interfering with, directly or indirectly (collectively, a “Contest”), any foreclosure action or sale commenced by Agent or with any other enforcement of Agent’s rights, powers or remedies under any of the Loan Documents or under any document evidencing, securing or otherwise relating to any of the Collateral (whether by making any motion, bringing any counterclaim, claiming any defense, seeking any injunction or other restraint, commencing any action seeking to consolidate any such foreclosure or other enforcement with any other action, or otherwise) (except this clause (10) shall not apply if Borrower or such Affiliate successfully asserts a Contest and obtains a final non-appealable order as to same);

(11) the cost of enforcement of any of Agent’s rights or remedies hereunder or under any of the other Loan Documents, or costs incurred in any bankruptcy or similar proceeding which may be brought by or against Borrower, or any pledgor or Guarantor; or

(12) the failure to pay Impositions assessed against the Mortgaged Property to the extent there was sufficient funds available to pay the same, or the failure to maintain insurance as required under the Loan Documents, or the failure to pay any deductible amount in respect of any insurance maintained in respect of the Mortgaged Property, or the failure to pay and discharge any mechanic’s or materialmen’s Liens against the Mortgaged Property to the extent there was sufficient funds available to pay and discharge the same or the work relating to such Liens was not approved by Agent in writing or permitted by the Loan Documents or the failure to pay brokerage commissions.

ARTICLE IX.

THE AGENT

Section 9.1. Appointment, Powers and Immunities. Each Lender hereby irrevocably appoints and authorizes Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to Agent by the terms of this Agreement and of the other Loan Documents, together with such other powers as are reasonably incidental thereto. Agent (which term as used in this sentence and in Section 9.5 and the first sentence of Section 9.6 hereof shall include reference to its Affiliates and its own and its Affiliates’ officers, directors, employees and agents): (a) shall have no duties or responsibilities to the Lenders except those expressly set forth in this Agreement and in the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Lender; (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by Borrower, or any other Person to perform any of their obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document; and (d) shall not be responsible to the Lenders for any action taken or omitted to be taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. Agent may employ agents and attorneys-in-fact and shall not be responsible to the Lenders for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

Section 9.2. Reliance by Agent. Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, facsimile transmission, telex, electronic mail, or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent in good faith. As to any matters not expressly provided for by this Agreement or any other Loan Document, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with the instructions given by all of the Lenders, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

Section 9.3. Defaults. Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless Agent has received written notice from a Lender or Borrower specifying such Default and stating that such notice is a “Notice of Default”. In the event that Agent receives such a notice of the occurrence of a Default or Event of Default, Agent shall give prompt notice thereof to the Lenders. Agent shall (subject to Section 9.7 hereof) take such action with respect to such Default or Event of Default as shall be directed by all Lenders, provided that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of all of the Lenders.

Section 9.4. Rights as a Lender. With respect to the Loan made by it, Agent in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Agent, and the term “Lender” or “Lenders” shall, unless the context otherwise indicates, include Agent in its individual capacity. Agent and its affiliates may (without having to account therefor to any Lender) lend money to, make investments in and generally engage in any kind of business with Borrower or any of their Affiliates as if it were not acting as Agent, and Agent and its Affiliates may accept fees and other consideration from Borrower or such Affiliate for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

Section 9.5. Indemnification. The Lenders agree to indemnify Agent (to the extent not reimbursed by Borrower, but without limiting the obligations of Borrower under the Loan Documents) ratably in accordance with their respective interests in the Loan, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the Transaction (including, without limitation, the costs and expenses that Borrower is obligated to pay under the Loan Documents, but excluding, unless a Default or Event of Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

Section 9.6. Non-Reliance on Agent and Other Lenders. Each Lender agrees and acknowledges that it has, independently and without reliance on Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower and its own decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under any other Loan Document. Agent shall not be required to keep itself informed as to the performance or observance by Borrower of this Agreement or any of the other Loan Documents or to inspect the properties or books of Borrower or any of their Affiliates. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by Agent hereunder, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of Borrower or any of their Affiliates that may come into the possession of Agent or any of its Affiliates.

Section 9.7. Failure to Act. Except for action expressly required of Agent hereunder and under the other Loan Documents, Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 9.5 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

Section 9.8. Resignation of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign upon giving notice thereof to the Lenders; provided, however, that such resignation shall not be effective until such time as the successor Agent is in place and shall deliver written notice of such appointment to Borrower. Upon any such resignation, the Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Lenders and shall have accepted such appointment within 30 days after the retiring Agent’s giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders appoint a successor Agent, that shall be a sophisticated financial institution. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

Section 9.9. Agency Fee. Each Lender will pay to Agent an agency fee as may be agreed upon between such Lender and Agent. Borrower shall not be liable for the payment of such fee.

Section 9.10. Consents under Loan Documents. Agent may consent to any modification, supplement or waiver under any of the Loan Documents, provided that, without the prior consent of each Lender, Agent shall not release any Collateral or otherwise terminate any Lien under any Loan Document providing for collateral security, or agree to additional obligations being secured by such collateral security (unless the Lien for such additional obligations shall be junior to the Lien in favor of the Obligations), except that no such consent shall be required, and Agent is hereby authorized, to release any Lien covering Collateral that is the subject of a disposition permitted hereunder.

Section 9.11. Notices, Reports and Other Communications. Agent shall provide, at its expense, copies of each notice, report, document, correspondence or other written communication delivered to Agent by Borrower or any Affiliate of Borrower pursuant to any Loan Document, to each Lender identified in such notice, report, document, correspondence or other written communication or reasonably determined by Agent to be entitled thereto or affected thereby, as soon as practicable after Agent’s receipt thereof.

[SIGNATURES FOLLOW ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

AGENT AND INITIAL LENDER:

CITIGROUP GLOBAL MARKETS REALTY CORP., a New York corporation

By:

Name:

Title:

BORROWER:

515/555 FLOWER ASSOCIATES, LLC, a Delaware limited liability company

By:
John R. Sischo
Vice President

COLLATERAL AGENT:

LASALLE BANK NATIONAL ASSOCIATION, a national banking association (as Collateral Agent for the Lenders only)

By:
Rachel M. Kahsen
Assistant Vice President

Signature Page 1

SCHEDULE 1

Affiliate Transactions as of Closing

Schedule 1

(i)	Management and Leasing Agreement by and between TPG Plaza Investments, LLC and Thomas Development Partners, L.P.*
(ii)	First Amendment to Management and Leasing Agreement by and between 515/555 FLOWER ASSOCIATES, LLC and Thomas Properties Group, L.P.
(iii)	Development Agreement by and between TPG Plaza Investments, LLC and Thomas Development Partners, L.P. *
(iv)	Office Lease Agreement by and between TPG Plaza Investments, LLC as Landlord and Thomas Development Partners, L.P. as Tenant (TPG Corporate Lease)*
(v)	Office Lease Agreement by and between TPG Plaza Investments, LLC as Landlord and Thomas Development Partners, L.P. as Tenant (Property Management Office Lease)*
(vi)	Office Lease Agreement by and between TPG Plaza Investments, LLC as Landlord and Tenant (6th Floor Showcase Lease)*

*	As of July 15, 2004 these agreements have been assigned by TPG Plaza Investments, LLC to 515/555 Flower Associates, LLC.

SCHEDULE 2

Operations and Maintenance Plan

Schedule 2

OPERATIONS AND MAINTENANCE PROGRAM

FOR

ASBESTOS-CONTAINING MATERIALS

ARCO Plaza

515-555 South Flower Street

Los Angeles, California 90071

Prepared for:

Thomas Properties Group LLC

515 South Flower Street, 12th Floor

Los Angeles, California 90071

Prepared by:

CTL Environmental Services

24404 South Vermont Avenue, Suite 307

Harbor City, California 90710

(310) 530-5006

February 2004

CTL Project No. 104-0019

OPERATIONS AND MAINTENANCE MANUAL

FOR

ARCO PLAZA

515 – 555 SOUTH FLOWER STREET

LOS ANGELES, CALIFORNIA 90071

INTENDED USE

This document has been prepared by CTL Environmental Services under the direction of Marie Tullai, Cal-OSHA Certified Asbestos Consultant. The manual has been prepared using the degree of care and skill customarily exercised under similar circumstances by reputable environmental consultants practicing in equivalent localities.

No other warranty, expressed or implied, is made as to the information or professional advice included in this manual. This document has been prepared expressly for Thomas Properties Group LLC and is intended to serve as a guidance document for the above named facility.

Any other use, interpretation or emphasis, other than that contained herein is done at the reader’s own risk. CTL Environmental Services cannot be held responsible for implementation or ongoing management of this Operations and Maintenance Plan.

ref:disclaim.o&m

Operations and Maintenance Program

for Asbestos-Containing Materials

Table of Contents

		Page
1.	ASBESTOS MAINTENANCE PROGRAM SUMMARY	1
	Operations and Maintenance
	Record Keeping
	Long Term Management

2.	RESPONSIBILITIES AND ROLE DEFINITION	5
	Role Definitions
	Responsibilities

3.	BUILDING SURVEILLANCE	10
	Visual Inspection
	Periodic Air Sampling

4.	HEALTH EFFECTS ASSOCIATED WITH ASBESTOS EXPOSURE	13
	The Respiratory System
	Asbestos Related Diseases
	Exposure Control

5.	ASBESTOS CONTAINING MATERIALS (ACM)	17
	Definition
	ACM Classifications
	ACM Applications
	Regulatory Controls

6.	REGULATIONS GOVERNING ASBESTOS	25
	Federal
	State
	Local
	Notifications and Registrations
	Overview of Regulations
	Emergency Notification Requirements

7.	MAINTENANCE WORK PERMIT SYSTEM	41
	Minor Asbestos-Related Work
	Major Asbestos-Related Work

i

8.	RECORD KEEPING	43

9.	MEDICAL SURVEILLANCE PROGRAM	44
	Requirements
	Regulations
	Record Keeping

10.	RESPIRATORY PROTECTION PROGRAM	50
	Respiratory Protection Program Manager
	Employee Training Requirements
	Respiratory Hazards
	Types and Selections of Respiratory Protection
	Medical Surveillance Summary
	Fit-Testing Procedures
	Protection Factors
	Routine Maintenance

11.	ASBESTOS WORK PRACTICES	71
	Small Scale, Short Duration Operations
	Work Practice Controls
	Enclosure and Encapsulation
	O & M Cleaning Practices

12.	EMERGENCY RESPONSE ACTION	86
	Minor Release Episodes
	Major Release Episodes

13.	ASBESTOS ABATEMENT CONTRACTORS	93

14.	ASBESTOS WASTE HANDLING, TRANSPORT AND DISPOSAL	95
	Packaging
	Transporting
	Disposal
	Fees and Taxes

	Appendices

A.	GLOSSARY

B.	EQUIPMENT LIST

C.	FORMS

D.	SURVEY REPORT

ii

1

Asbestos Maintenance Program Summary

ASBESTOS MAINTENANCE PROGRAM SUMMARY

Operations and Maintenance Program

This asbestos Operations and Maintenance (O&M) program is designed to guide you on how to properly manage asbestos within your building. In conjunction with appropriate training, this manual will be used to inform building occupants and employees about asbestos and its health effects and to formulate plans for cleaning, work practices, surveillance and record keeping.

The O&M procedures described in this program are designed to accomplish the following:

A.	Minimize the exposure of your tenants and staff to airborne asbestos.

B.	Prevent the uncontrolled disturbance of asbestos-containing material (ACM) by your staff and by outside contractors you hire.

C.	Safely remove asbestos which has been released from the respective sources over time.

D.	Allow your trained maintenance staff to safely perform routine maintenance tasks in the areas containing ACM.

The O&M program can be divided into three (3) types of projects:

A.	Projects which are unlikely to involve any direct contact with ACM. An example of this type of work may include routine maintenance in an area where nonfriable ACM is present, but not being handled (i.e., work in a room where nonfriable pipe elbows are present).

B.	Projects which may cause accidental disturbance of ACM. This type of project may include maintenance work in an area where friable ACM is present (i.e., work above a suspended ceiling where friable asbestos fireproofing is present).

C.	Projects which involve small disturbances of ACM. This type of project will include small scale, short duration maintenance, repair or installation projects.

In addition to an O&M program, ACM may be enclosed, encapsulated or removed.

The decision to use one of these options will be determined by the Asbestos Coordinator and the Environmental Consultant.

PROGRAM SUMMARY

ARCO Plaza, Los Angeles, California

Enclosure of a material involves isolating the material in an airtight encasement that will reduce the chance of the ACM being disturbed.

Encapsulation of a material involves spraying the material with an approved binder that will reduce the chance of asbestos fibers becoming airborne. The encapsulant can reduce the life of the ACM by adding weight to this material and possibly causing it to break away or delaminate from the underlying surface. Both enclosure and encapsulation allows ACM to remain in the building where it must be monitored according to an operations and maintenance program.

Removal eliminates the source of asbestos and ends the threat of future exposure. However, removal of ACM, is very expensive and time-consuming, and it may be necessary to replace the removed material.

Record Keeping

The Asbestos Maintenance Program shall include record keeping, documentation and tracking reports of the following:

A.	Procedures for inventory of all identified ACM.

B.	Procedure for periodic examination of all ACM to detect deterioration.

C.	Procedures for establishing the Maintenance Activity Permit System.

D.	Written procedures for handling ACM during the performance of small scale, short duration maintenance and renovation activities.

E.	Written procedures for disposal of asbestos and ACM.

F.	Procedures for dealing with asbestos related emergencies.

All members of the building’s maintenance staff (custodians, electricians, heating/air conditioning engineers, plumbers, etc.) who are likely to be required to handle ACM must be trained in accordance with asbestos regulation requirements, the O&M Program and emergency response procedures.

2

PROGRAM SUMMARY

ARCO Plaza, Los Angeles, California

The Asbestos Coordinator shall ensure all survey reports for the property are kept in an area easily referenced (in the case of an emergency) by maintenance personnel.

Inspection of the property will be conducted annually to allow the Environmental Consultant and the Asbestos Coordinator to report any deterioration or change in condition of the ACM. Evaluation of the material(s) will be conducted at that time to assign Risk Assessments Factors. Air monitoring will be conducted at this time, if required.

Asbestos related disease is correlated with airborne asbestos fibers. If ACM is properly managed, the airborne asbestos levels in the building can be kept very low.

Long Term Management

The primary reason for establishing an O&M Program is to implement a satisfactory long-term management approach for controlling exposure to asbestos which is retained in the building. This long term approach encompasses all ACM which is in good condition, not damaged, and not likely to be disturbed.

Maintaining the good physical condition of the ACM identified in the building is the primary task until a decision is reached to remove the material completely due to necessity (i.e. forecasted major renovation or demolition projects).

Major points of this Operations and Management Program are:

A.	Instruct and train building occupants and employees regarding the areas identified as containing ACM and the hazards associated with the exposures to asbestos.

B.	Restrict access to the material(s) by implementing a permit system to prevent the accidental access or disturbance of the ACM during routine maintenance operations conducted on the property.

C.	Implement and train employees on the Fiber Release Episode Response Plan.

D.	Implement procedures to limit exposure to asbestos during small scale, short duration asbestos removal activities.

3

PROGRAM SUMMARY

ARCO Plaza, Los Angeles, California

E.	Implement a Respiratory Protection Program for those employees who are to be trained in small scale, short duration work activities.

F.	Establish a Medical Surveillance Program for those employees who are identified for placement on the Respiratory Protection Program.

G.	Conduct a continuing Environmental Monitoring and Surveillance Program.

4

2

Responsibilities and Role Definitions

RESPONSIBILITIES AND ROLE DEFINITION

Role Definitions

The success of the O&M Program depends on the active participation and interaction of the building management, maintenance staff and outside contractors. Each party must clearly understand their role in the O&M Program. Participation and role definition are as follows:

A.	Asbestos Coordinator - Provides the overall responsibility for implementation of the O&M Program and serves as the coordinator of all activities related to asbestos-containing material control. Assures that all maintenance personnel are aware of the location of identified asbestos-containing material, educated in the potential hazards of asbestos, and trained in the proper use of personal protective equipment and safe work practices. Perform periodic evaluations of the asbestos-containing material for damage or deterioration. Implement the Maintenance Activity Work Permit System and the Medical and Respiratory Protection Programs. The asbestos coordinator should be trained (at minimal) by 16 hours of specialized O&M training.

B.	Respiratory Program Manager - This person is responsible for implementation of and adherence to the provisions of the Respiratory Protection Program. This individual should have supervision of maintenance staff assignments and duties.

C.	Maintenance Staff - shall be trained in the recognition of asbestos-containing material, potential health hazards associated with ACM, and trained to use appropriate techniques and procedures to work around ACM. Responsible for notifying the Asbestos Coordinator if asbestos-containing materials are to be disturbed.

D.	Building Occupants/Tenants - Be notified of identified ACM within the building, aware of the potential hazards of asbestos-containing material. Report to the Asbestos Coordinator any incidents where damage to ACM have been observed. Building occupants shall not disturb identified ACM.

E.	Environmental Consultant - Advises the Asbestos Coordinator in recommended techniques and procedures. Performs material sampling, visual inspections, risk assessment and air monitoring. Provides Asbestos Awareness training and conducts training for maintenance personnel for Asbestos Work Activities involving small scale, short duration projects. Performs semi-annual Respiratory Fit-Tests and assists in the annual program review.

F.	Asbestos Abatement Contractor - Perform asbestos abatement activities in areas deemed necessary. Demonstrate ability to perform asbestos abatement activities by submitting evidence of the successful completion of training courses covering asbestos abatement.

RESPONSIBILITIES AND ROLES

ARCO Plaza, Los Angeles, California

Specific Responsibilities

A.	Asbestos Coordinator:

Coordinates Notifications and Activities involving ACM with:

•	Building Occupants

•	Maintenance Staff

•	Asbestos Abatement Contractors

•	Environmental Consultant

Maintain O&M Program Records to include the following:

•	Survey Inspection Reports

•	Notification Records

•	Training Records

•	Maintenance Staff Work Records

•	Maintenance Activity Work Permit

•	Asbestos Abatement Contractor Documentation

•	Air Monitoring Results

•	Waste Disposal Manifests

•	Implements Standard Operating Procedures

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RESPONSIBILITIES AND ROLES

ARCO Plaza, Los Angeles, California

B.	Respiratory Protection Manager:

Ensures Maintenance Personnel are adequately trained and fit-tested for Respiratory protection for small scale, short duration projects as specified. Maintains records of the following:

•	Medical Surveillance

•	Respiratory Training

•	Respiratory Fit-Tests

•	Asbestos Work Activities Training

•	Maintenance Activities Work Permit

C.	Maintenance Staff Responsibilities:

Performs activities in the vicinity of asbestos-containing materials following appropriate procedures including:

•	Obtaining prior approval for the work activity to commence using the Permit System

•	Avoiding disturbance to the asbestos-containing material during the work task.

•	Observing material deterioration or damage and reporting to the Asbestos Coordinator.

•	Reporting of the presence of debris from damaged or deteriorated asbestos-containing materials to the Asbestos Coordinator for immediate clean-up.

•	Adhering to work practices and control specified in the O&M Program (Standard Operating Procedures).

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RESPONSIBILITIES AND ROLES

ARCO Plaza, Los Angeles, California

•	Ensuring compliance in the Respiratory Protection Program.

D.	Building Occupants/Tenants:

Be aware of the hazards associated with asbestos-containing material fiber release by:

•	Attending an Asbestos Awareness Briefing.

•	Signing and returning Notification Letters.

•	Reporting any potential ACM fiber release episodes.

E.	Environmental Consultants:

Provide analytical laboratory, assist the in the initial building inspection, develop contract specifications for abatement projects, and provide training to include:

•	Advise on the appropriate asbestos related practices and procedures.

•	Conducts Asbestos Awareness Training

•	Trains necessary maintenance personnel on Asbestos Work Activities

•	Conducts Respiratory and Personal Protection Program and Semi-annual Fit-Testing.

•	Conducts Air monitoring as necessary

•	Conducts annual re-inspection of ACM conditions including air monitoring surveillance.

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RESPONSIBILITIES AND ROLES

ARCO Plaza, Los Angeles, California

F.	Asbestos Abatement Contractor:

Performs the removal of asbestos-containing material in areas assessed by the Environmental Consultant and the Asbestos Coordinator.

•	Perform all work according to current EPA and OSHA Regulations.

•	Reports to the Asbestos Coordinator

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3

Building Surveillance

BUILDING SURVEILLANCE

Building Surveillance, including visual inspection of material and periodic air sampling, is an important part of the O&M program.

Visual Inspection

Periodic Building Surveillance will ensure that the condition of ACM present within a building is monitored and documented. Inspections to evaluate ACM condition will be conducted by the maintenance staff on an annual basis. The Asbestos Coordinator will initiate and organize these inspections. All findings will be reported to the Asbestos Coordinator for historical record keeping.

All areas containing ACM will be checked. Those areas not accessible will be checked to ensure that the status of inaccessibility has not changed. All pipe insulation in all areas must also be inspected. Inspection of the pipe elbows accessible through the temporary removal of ceiling tiles or access panels will also be performed as part of the pipe insulation inspections to check for water damage.

Inspection records shall be maintained to document the location and condition of the ACM. The record will include information on the type of material inspected, general material condition, movement in the area or the presence of a ventilation plenum or other air disturbance in the area. The inspection will also include an investigation of any previously unidentified debris or damage and report all findings to the Asbestos Coordinator.

An annual visual inspection of all areas of the building known to contain ACM will be conducted by the Environmental Consultant. The purpose of the inspection will be to check for any damage, deterioration or change in the condition of the ACM (i.e. delamination, water damage, vandalism). Air sampling will be conducted during this time to document compliance with the Permissible Exposure Limits (PELs) during Asbestos Work Activities.

Results of the first year inspections will be evaluated by the Environmental Consultant. After the initial year of implementing the Operations and Maintenance Program (O&M), the frequency of inspections conducted by the Environmental Consultant will be decided.

Additional inspections shall be conducted prior to any renovation or other major activity that could lead to the disturbance of ACM.

Quarterly building inspection forms used for the assessment of ACM are provided in Appendix E.

BUILDING SURVEILLANCE

ARCO Plaza, Los Angeles, California

Periodic Air Sampling

Air monitoring, a significant part of a complete O&M program, is used to detect airborne asbestos fibers. Air monitoring may provide useful supplemental information when conducted along with a comprehensive visual ACM inspection and reinspection program. If the ACM is currently in good condition, increases in airborne asbestos fiber levels at some later time may provide an early warning of deterioration or disturbance of the material.

To use air monitoring in an “early warning” context, a baseline asbestos level should be established soon after the O&M program is initiated. Multiple air samples should be collected throughout the building over a long enough period of time to be representative of “normal” conditions, in order to adequately determine prevailing fiber levels in the building.

The most accurate analysis of air samples would require the use of transmission electron microscopy (TEM). Phase contrast microscopy (PCM), which has been typically used in the past and is required by OSHA for personal monitoring, cannot distinguish between asbestos fibers and other types of fibers.

Building owners should note that some of the exposure of persons to airborne asbestos fibers in buildings may result from episodic events, such as repair work, the accidental jarring of the ACM or the disturbance of ACM debris by maintenance activities inside the building. Air monitoring may not be done frequently enough or in the appropriate area to include such episodic events.

Examining settled dust for accumulations of asbestos fibers is another assessment method currently being experimented with as part of an O&M program. Although building owners may gain additional information through this analysis, no standard protocols currently exist for sampling and analysis.

An environmental monitoring plan shall be established by the Environmental Consultant to characterize airborne asbestos levels for all operations. Sampling of all areas where repetitious asbestos-related work is performed shall be conducted at intervals of one year or less to verify that the work site/operations have remained stable or if deterioration has occurred. Repetitious asbestos related work is defined here as any continued work in an area previously identified as containing airborne asbestos at a level of one-half the Permissible Exposure Limit (PEL) listed in the document, or where a high possibility of further material damage is evident. Each non-repetitious asbestos removal operation will be sampled at least once to determine the maximum potential exposure. Each asbestos removal operation in a closed space will require at least one air sample to be taken upon completion of the operation to verify that clean-up operations were effected and the area is safe for personnel to enter without protective equipment.

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BUILDING SURVEILLANCE

ARCO Plaza, Los Angeles, California

Environmental air monitoring documentation, which represents the maximum potential exposure to workers involved with asbestos removal operations, shall be retained for a period of 30 years.

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4

Health Effects Associated with Asbestos Exposure

HEALTH EFFECTS ASSOCIATED WITH ASBESTOS EXPOSURE

The adverse health effects associated with asbestos exposure have been extensively studied for many years. Results of these studies and epidemiologic investigations have demonstrated that inhalation of asbestos fibers may lead to an increased risk of developing one or more diseases. The respiratory system and the diseases associated with airborne asbestos exposure will be examined in the following section. The risk factor and how that risk may be minimized will additionally be examined.

It is important to recognize that the majority of people who have developed a disease as a result of asbestos exposure were asbestos workers. Typically, these workers were involved in the direct manufacturing or applications of the products and were therefore frequently exposed to high concentrations of asbestos fibers each working day with little or no protection. Today’s asbestos abatement worker follows specific work practices and wears appropriate protection, including respirators, to minimize the risk of exposure.

The Respiratory System

The primary health effects of asbestos are due to inhalation of asbestos fibers. A brief discussion of the respiratory system will help in understanding these effects. As air is breathed into the body, it passes through the mouth and nose into the windpipe or trachea. The trachea splits into two smaller airways called the bronchi. Each bronchus divides into smaller and smaller tubes which terminate into air sacs called alveoli. In these air sacks, oxygen is absorbed into small blood vessels and waste gases such as carbon dioxide pass out of the blood.

The lung itself is divided into two halves and sits in the pleural cavity. Lung linings are in contact with each other and are very moist. Just like two panes of glass with a drop of water between them, these linings slide easily across each other, but are very difficult to pull apart. Accordingly, as the chest cavity expands, the lungs expand and the air rushes in. If these linings (mesothelia) were to become damaged, inhalation would be impaired.

The body has several mechanisms by which it filters the air it breathes. First, very large particles are removed in the nose and the mouth. Many smaller particles impact on the mucous-coated walls of the airways and are caught. These airways have a hair-like lining (ciliated cells) which constantly beats upward. Accordingly, particles caught in the mucous are swept up into the back of the mouth. From here they are swallowed or expelled.

Cigarette smoking temporarily paralyzes these ciliated cells, inhibiting one of the body’s natural defenses against unwanted dust. As the smoker sleeps, the hair-like cells start working again and carry large amounts of mucous into the back of the mouth, thus producing the so-called “smoker’s

HEALTH EFFECTS

ARCO Plaza, Los Angeles, California

hack” in the morning. After the first cigarette or two, the cleansing mechanism is paralyzed again and the coughing stops. It should now be evident why cigarette smokers who are exposed to asbestos appear to be at greater risk. Other reasons will also be discussed later in this section.

Some dust particles may inevitably reach the tiny air sacs even with the above mentioned cleansing mechanisms. Macrophages (large immune cells) attempt to engulf these particles and digest them. As a secondary defense mechanism, these cells deposit a coating on the trapped fibers that are inhaled and scar tissue is formed. In some instances, the likelihood of getting an asbestos related disease is associated to the time one is exposed. This is called a dose-response relationship. It should be noted, however, that no safe level has been determined.

Asbestos Related Diseases

Asbestosis

Asbestosis is a disease characterized by fibrotic scarring of the lung tissue around inhaled asbestos fibers trapped in the lungs. It is a restrictive lung disease which reduces the capacity of the lung, the most common symptom of which is shortness of breath. Asbestosis is prevalent among workers who have been exposed to large doses of asbestos fibers over a long period of time. The dose-response relationship between asbestos exposure and the development of this disease has been indicated. This means that the greater the asbestos exposure, the more likely asbestosis will develop. All forms of asbestos have demonstrated the ability of developing the disease. Usually there is a period of time between the initial exposure and the first appearance of symptoms. This is known as a latency period. A latency period for developing asbestosis is typically fifteen to thirty years from the time of exposure.

Lung Cancer

Asbestos exposure is only one of many causes of lung cancer. Industrial exposures to asbestos in past years have increased the risks of persons developing the disease, however, their risk is not as great as those who smoke. (The risk factor for those exposed to asbestos is five times the national average, while the risk factor to those who smoke is ten times the national average). These two factors are synergistic. The cigarette smoker who works with asbestos is more than fifty times more likely to contract lung cancer than the normal population.

There exists a lag time between exposure and occurrence of lung cancer, typically 20-30 years. There appears to be a dose response relationship between asbestos exposure and lung cancer.

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HEALTH EFFECTS

ARCO Plaza, Los Angeles, California

These figures relate to past industrial situations where workers wore little or no protective equipment. Proper protection and work practices will substantially lessen the risk.

Mesothelioma

Mesothelioma is the rarest asbestos related disease. Although exposure to asbestos has been strongly associated with most cases of mesothelioma, some cases may occur without asbestos exposure. Mesothelioma is a cancer of the chest cavity lining (mesothelium). This disease can also occur in the lining of the abdominal cavity, it is known as peritoneal mesothelioma. This type of cancer spreads very rapidly and is always fatal. The exact cause remains unknown.

There does not appear to be any increased risk of mesothelioma for smokers and there does not appear to be a dose relationship between asbestos exposure and mesothelioma. Cases have been recorded where the person’s asbestos exposure has been limited. If the disease is to occur it will take 30 to 40 years to develop after the initial exposure.

Pleural Plaques

Pleural plaques are a thickening of the pleura—the covering of the chest wall and lining. While not a disease, these plaques are actually composed of scar tissue due to the body’s reaction to asbestos; it is easily recognized on medical x-rays. When present, pleural plaques indicate past exposure to asbestos but they are not cancerous and do not necessarily indicate that asbestos diseases will develop.

Other Diseases

Several other diseases are found more often among persons exposed to asbestos than in the normal population. These include cancer of the esophagus, stomach, colon, and pancreas, pleural thickening, and pleural effusion. The incidence of these health effects is much less than lung cancer. Again, the importance of using the proper work practices and protective equipment cannot be overemphasized to minimize the occurrence of these diseases due to unnecessary asbestos exposure.

The National Institute for Occupational Safety and Health (NIOSH) and the Environmental Protection Agency (EPA) have concluded that there is no known threshold of exposure to asbestos below which there is no risk.

Underestimating the hazards associated with asbestos exposure will lead to an inadequate level of personal protection.

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5

Asbestos Containing Materials (ACM)

HEALTH EFFECTS

ARCO Plaza, Los Angeles, California

Many employers and workers underestimate or ignore the health risks associated with exposure to asbestos because: (1) most asbestos fibers are invisible to the human eye; (2) breathing or swallowing asbestos fibers does not produce an immediate effect, such as pain or bleeding; and (3) the development of diseases caused by asbestos exposure usually takes many years.

It should be noted that studies reveal a statistically excessive number of cases of pleural abnormalities have been observed among the dependents (household contacts) of asbestos workers. Presumably, nonoccupational exposures would result in qualitatively similar effects.

Exposure Control

Asbestos related diseases are associated with inhalation of airborne asbestos fibers. Conditions that make asbestos a hazard are controlled through a successful Operations and Maintenance Program. The following points will be assessed through surveys and reoccurring inspections of the property:

A.	Friability of the asbestos containing material (ACM), friability is defined here as being easily crumbled or reduced to a powder by hand or through mechanical means.

B.	Condition of the ACM

C.	Location of the ACM

D.	Physical damage - material deterioration due to water, steam, drilling, vibration, sanding, air currents, abuse.

E.	Periodic air monitoring surveillance will be performed to assess the levels of ambient airborne asbestos fibers.

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ASBESTOS-CONTAINING MATERIAL (ACM)

Definition

Asbestos is the generic name applied to a group of six fibrous silicate minerals which occur naturally in the earth’s crust. Within the definition of asbestos are included two mineralogical classifications: serpentine and amphibole.

Each of these classifications is again sub-divided into specific mineralogical species. Some of these species are “non-fibrous” and therefore, are not “asbestos”. The other species are fibrous and therefore, are included in the definition of asbestos. The breakdown of species is as follows:

Serpentine Minerals

Asbestos Species - Chrysotile *

Non-Asbestos Species - Lizardite, Antigonite

*	Chrysotile comprises 90% of all asbestos in the United States in use.

Amphibole Minerals

Asbestos Species - Amosite (comprises 9% of all U.S. usage), crocidolite (comprises 1% of all U.S. usage), fibrous tremolite, fibrous anthophyllite, fibrous actinolite

Non-Asbestos Species - Cummingtonite-grunerite, riebeckite, non-fibrous tremolite, non-fibrous anthophyllite, non-fibrous actinolite

The corresponding asbestos and non-asbestos species can be chemically identical to each other. However, in the asbestos form, the molecules arrange themselves in very long, thin fibers which are flexible and very strong. The non-asbestos species form plates or other shapes rather than fibers. Unfortunately, sometimes the non-asbestos plates break into long thin needles which resemble asbestos but actually are not asbestos. Analysis by polarized light microscopy methods must be performed to determine the species.

Note: The industrial use and supply of fibrous tremolite, fibrous anthophyllite and fibrous actinolite are extremely rare. It is highly unlikely that these three types of asbestos will be discovered on a property within the United States.

ACM

ARCO Plaza, Los Angeles, California

Asbestos fibers have been used in two to three thousand different applications in our society. The most common uses of asbestos have been:

•	Thermal and acoustic insulation

•	Fireproofing

•	Textiles

•	Asbestos concrete

•	Plastic products (vinyl floor tile)

•	Paper products

•	Gaskets, packaging

•	Roofing felts, papers

•	Electrical insulation

ACM Classifications

ACM is categorized according to its ability to be crushed and release fibers into the air. The categories are as follows:

Friable - Any ACM which can be crumbled, pulverized or reduced to powder by hand pressure. This may include previously nonfriable material which has become broken or damaged.

Nonfriable - Any ACM which, in its current state, cannot be crumbled, pulverized or reduced to powder by hand pressure.

Class I Nonfriable - Nonfriable ACM which may be broken or reduced to powder in the course of demolition or renovation activities (i.e., mechanical force, sanding, blasting, scraping, etc.).

Class II Nonfriable - ACM that is neither friable or Class I nonfriable.

ACM Applications

Surfacing Fireproofing

Many office buildings and schools are constructed with non-fireproof structural steel frames. The exposed metal beams, decking and supports could melt or loose their strength if exposed to the excessive heat of a building fire. Therefore, the steel components in many of these buildings were sprayed with a mineral fireproofing which often contained asbestos.

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ACM

ARCO Plaza, Los Angeles, California

Asbestos content varies from a few percent up to forty to fifty percent. Usually, structural fireproofing can vary from fairly hard to very soft (friable). The thickness of this material can vary from one to six inches. The use of asbestos containing fireproofing was banned in 1972.

Acoustical Insulation

Asbestos was very commonly included in the formulation of spray or trowel applied acoustic insulation on buildings ceilings and walls. The asbestos concentration can vary from less than 1% to approximately 25%. Chrysotile is by far the most common variety of asbestos found in acoustic applications but amosite occurs occasionally. Spray applied products are almost always friable. Trowelled-on insulation can be somewhat friable but is often very hard and cement-like. The use of this material was banned in 1978, including decorative material.

Textured Paints and Plasters

Various textured paints and plasters have been found to contain asbestos. Textured paints and plasters run the range from fairly friable and soft to very hard and non-friable. In 1975, there was a voluntary removal from the market of textured paint containing asbestos.

Ceiling Tiles

A very small percent of acoustic ceiling tiles contain asbestos. Usually, these tiles are made of pressed cellulose, wood pulp, fiberglass, or other mineral wools, alone or in combination. When present, the concentration of asbestos is usually in the range of five to twenty percent. Most ceiling tiles are considered slightly to moderately friable.

HVAC Insulation and Thermal System Insulation

Pipe Insulation - Hot steam and water pipes were very commonly insulated with ACM. The use of insulating mechanical systems with ACM was banned in 1976. The asbestos was used in several forms:

Aircell - A corrugated asbestos paper product which looks like grey cardboard. Usually, several layers of aircell are found around a pipe and covered with canvas or asbestos lagging cloth. Aircell is almost always chrysotile, usually containing very high concentrations ranging from 50% to 90%. Aircell can be very friable if damaged. Covered aircell, while intact, is not very friable.

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ACM

ARCO Plaza, Los Angeles, California

Block Insulation - Asbestos may be mixed with other binders and cast into rigid forms to create block pipe insulation. Designed to be wrapped around pipe, the forms are held in place with metal bands, ties or cloth. Block insulation is usually covered with lagging cloth made of canvas, tar paper, metal jackets or woven asbestos.

In some instances, block insulation may be designed to be used without any surface covering. Asbestos contents range from 10% to 80%. Friability of this material largely depends on the condition of the outside covering. Moderately soft and easily gouged with a minimal pressure, block insulation can be highly friable if the lagging cloth or outer surface has decayed. This insulation often contains amosite asbestos.

Elbow/Joint Mud - Insulation mud can be found at pipe elbows, valves and joints. Elbow mud while intact and undamaged, is usually non-friable. Decayed or damaged, elbow mud can be extremely friable. Percentages of asbestos content range from five to thirty. This mud can also be hidden from sight by fiberglass insulation surrounding pipes. This insulation often contains amosite asbestos.

Air Supply Duct Wrap

The hot air supply ducts common to forced air and gravity heaters in homes, small apartments and school buildings were very often wrapped with one or more varieties of asbestos containing products. The most common application is air cell, similar to the corrugated, cardboard-like product found around pipes.

Sometimes the exterior surface of the aircell is coated with a thin metal foil (foil-faced). Another common product is asbestos taping, a thick, textured asbestos paper tape (similar to paper mache) used on registers and duct work seams or return air ducts. Asbestos tape was often applied inside air return registers. In large buildings asbestos tape was very commonly applied at the edges of fiberglass sheets installed over air ducts for acoustic insulation purposes. Asbestos paper products manufactured contain concentrations of asbestos ranging from 30-90%. Well adhered, thin products usually have low friability while poorly adhered or deteriorated applications can be highly friable.

Boiler Insulation

Boilers are commonly insulated with asbestos block and mud products similar to those formed on pipes. Pre-formed blocks, sheets and bricks of asbestos plus binders were wrapped around the exterior metal surface of the boiler and held in place with asbestos mud and covering cloth of canvas or asbestos. As in block pipe insulation, asbestos concentration can vary widely, in this instance from 10% to 80%.

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ACM

ARCO Plaza, Los Angeles, California

Chrysotile is the most common asbestos variety. Amosite is often found, especially in the muddying compounds. Intact boiler insulation is non-friable. However, damaged or decaying insulation can be extremely friable.

Furnace Insulation

Hot air furnaces and plenums were often wrapped with asbestos paper products identical to those used on pipe insulation. Occasionally, some internal components all have been insulated with asbestos products. Characteristics of these products are described above under pipe and duct insulation.

Exhaust Systems

Many exhaust ventilation ducts running off water heaters, small furnaces and some laboratory fume hoods are made of asbestos cement, commonly referred to by the trade name transite. Asbestos cement contains ten to fifty percent chrysolite, amosite or crocidolite. Intact transite ductwork is non-friable. However, any activity which disturbs the ACM integrity such as drilling or sawing, will release asbestos fibers into the air. Portions of these exhaust ducts are often made of copper or sheet metal and the seams are commonly wrapped with 4” (four inch) wide asbestos taping.

Fabric Vibration Isolation Joints

Large HVAC fans are often isolated from their associated ductwork with a flexible cloth made of asbestos. This cloth is fifty to ninety percent chrysotile asbestos and is usually friable.

Structural Products

These are comprised of the following materials:

Walls - Building walls were constructed with a number of products which might contain asbestos. Asbestos was very common in joint or taping compounds used to fill the cracks in drywall barriers. Drywall itself rarely contains asbestos. Plaster can contain asbestos but it is fairly rare.

Walls made of asbestos cement (transite) sheets may contain ten to fifty percent asbestos. All of these wall applications for asbestos are non-friable unless they are cut into, subject to abrasion or decaying.

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ACM

ARCO Plaza, Los Angeles, California

Roofing - Asbestos was and continues to be used extensively in roofing products. Asbestos containing roofing products include asphalt shingles, roofing felt, roofing paint and roof patching compounds.

All of these products are considered non-friable when they are new. Heat, water and time can cause these products to become moderately friable. Asbestos content varies widely, although chrysotile is by far the most common type.

Flooring

Flooring can be divided into two main categories:

Vinyl or Asphalt Floor Tiles - Asbestos was very commonly used to reinforce vinyl or asphalt floor tiles. Many nine by nine inch square tiles and some larger twelve inch square tiles were produced with five to twenty-five percent asbestos. Vinyl asbestos floor tiles are generally considered non-friable unless severely disturbed or subjected to abrasion. However, the compounds used to adhere these tiles to the sub-floor often contains asbestos. Old adhesive (mastic) can be quite friable and may release fibers if the overlying tile is removed.

Vinyl Sheet Floor Covering (Linoleum) - Old linoleum can possess a semi-friable backing of twenty to sixty percent chrysotile asbestos. This backing is not very friable on the non-installed product; however, tearing up old linoleum which was glued down can severely disrupt this backing material and release asbestos fibers.

NOTE: Other building materials, in addition to these, may be found to contain asbestos.

Regulatory Controls

Overwhelming scientific evidence regarding the adverse health effects of asbestos on public health initiated governmental agencies to take a series of actions since 1972 to reduce public exposure to asbestos. These actions include a ban on most sprayed-on and trowelled-on products of asbestos; a ban on the use of asbestos to wrap pipes, regulations on the removal, transport, and the disposal of asbestos, and the establishment of a program requiring every primary and secondary school in the country to inspect for asbestos.

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ACM

ARCO Plaza, Los Angeles, California

The following is a historical schedule of imposed bans of ACM:

Year of Imposed Ban	Material
1972	Sprayed-on Insulation

1975	Textured Paint (voluntary removal)

1976	Mechanical Systems Applications

1977	Patching Compounds/Emberizing Materials

1978	Acoustical and Decorative Materials

1980	Hand-held Dryers (voluntary removal)

1986	Proposed Ban by the Environmental Protection Agency for a Ten Year Phase-out of all other ACM.

The Ten Year Phase-out plan by the Environmental Protection Agency to control all other ACM under a staged ban rule prohibits the future manufacture, importation, processing and distribution of most asbestos products.

First Stage Ban (1991):

•	Felt Products - pipeline wrap, roofing felt, and flooring wrap

•	Asbestos Cement and asbestos containing (A/C) products

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ACM

ARCO Plaza, Los Angeles, California

•	A/C Sheet - corrugated, A/C Sheet - flat

•	Vinyl asbestos floor tile

•	Asbestos clothing

Second Stage Ban (1993):

•

Friction Products - drum brake linings, disc products for light, medium-weight and heavy vehicles, clutch facings, automatic transmission components, industrial and commercial friction products, and gaskets

Third Stage Ban (1997):

•	Coatings, roofing and non-roofing

•	Paper Products - Commercial, rollboard, millboard, corrugated paper, specialty paper

Products Outside the Ban

The following asbestos products are not banned by the rule. They constitute a relatively small percentage of asbestos use. These products are not only costly to ban because of the unavailability of reasonable-cost, suitable substitutes. In most cases the release of asbestos over the products life cycle does not result in a particularly high exposure concern. Relative to the products that are banned by this rule examples of asbestos products which are not scheduled for regulation are acetylene cylinders, arc chutes, asbestos diaphragms, battery separators, high-grade electrical paper, missile liners, reinforced plastic, sealant tape, asbestos thread, packing, certain industrial uses of both sheet gaskets and beater-add gaskets.

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6

Regulations Governing Asbestos

REGULATIONS GOVERNING ASBESTOS

The following is an overview of federal, state, and local regulations which govern asbestos.

Federal

Occupational Safety and Health (OSHA)

29 Code of Federal Regulations (CFR)

Part 1910.1001 - general industry standards for asbestos

Part 1910.134 - use of respirators

Part 1926.1101- construction industry standards

Environmental Protection Agency (EPA)

40 CFR part 61, subpart M - National Emissions Standard for Hazardous Air Pollutants (NESHAP)

40 CFR part 763

Subpart D - Commercial and industrial uses of asbestos

Subpart E - AHERA, ACM in school

Subpart F - AHERA, friable ACM in schools

Subpart G - asbestos abatement, worker protection

Subpart I - ban and phase-out

State

California Occupational Safety and Health (Cal OSHA)

Title 8, Section 5208

Department of Health Services (DOHS)

Title 22 Division 4, chapter 30, section 66699

Regulates asbestos waste in California

REGULATIONS

ARCO Plaza, Los Angeles, California

Other State Regulations

Prop. 65

AB3713 and Amendment 1564 - Connelly Bill

Notification rule

Local

San Diego Air Pollution Control District (SDAPCD)

Rule 361.145 Standard for Demolition and Renovation

Notifications and Registrations

State

SDAPCD - Rule 361.145 - Standard for Demolition and Renovation

AB 3713 - Connelly Bill - Notification to building occupants

Cal OSHA - Contractors notify for all asbestos work Carcinogen user registration (one time for contractor)

DOHS - Hazardous waste manifests for asbestos disposal

CSLB (Contractors State Licensing Board)

Federal

EPA / NESHAPS - Contractor notify for asbestos work over 100 square feet

AHERA - AHERA training required to work in schools

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REGULATIONS

ARCO Plaza, Los Angeles, California

Overview of Asbestos Regulations

Occupational Safety and Health Administration (Federal OSHA)

29 CFR Part 1910.1001 Asbestos Standard (General Industry)

29 CFR Part 1926.1101 Asbestos Standard (Construction Industry)

OSHA is concerned with worker protection and procedures used to control Asbestos Containing Materials (ACM).

In general, OSHA coverage extends to all private sector employers and employees in the 50 states and all territories under federal jurisdiction. Those not covered under the standard include: certain state and local government employees, and federal employees covered under other federal statutes. Persons engaged in inspection, management planning, and other asbestos-related work in schools fall under OSHA’s construction industry standard.

To enforce its standards, OSHA is authorized to conduct workplace inspections. In addition, employees have the right to file an OSHA complaint without fear of punishment from the employer. In tum, employees have the responsibility to follow all safety and health rules. OSHA may not conduct warrantless inspection without the employer’s consent. Citations are issued by OSHA during an inspection if the compliance officer finds a standard being violated. The citation informs the employer and employees of the regulations or standards alleged to have been violated and of the proposed length of time for correction. Monetary penalties may also be imposed.

29 CFR 1910.1001 is the general industry standard which applies to all workplaces in all industries and obligates all commercial employers to maintain a workplace free of hazards.

29 CFR 1926.1101 is the construction industry standard which covers employees engaged in demolition, construction, and the following related activities likely to involve asbestos exposure: removal, encapsulation, alteration, repair, maintenance, insulation, spill/emergency clean-up, transportation, disposal and storage of asbestos-containing material.

Both 29 CFR 1910.1001 and 29 CFR 1926.1101 include similar requirements. A basic summary of all major points in these federal OSHA regulations is as follows:

A.	Permissible exposure to airborne concentration of asbestos

Permissible Exposure Limit (PEL) at 0.1 f/cc or an 8-hour time weighted average - Currently, the OSHA PEL for asbestos is 0.1 fibers per cubic centimeter of air, (0.1 f/cc) as an eight-hour time-

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REGULATIONS

ARCO Plaza, Los Angeles, California

weighted average (TWA). the building owner shall ensure that no employee is exposed to this level without proper respiratory protection. A PEL of 0.1 f/cc is currently proposed by OSHA and should become effective shortly.

Short term exposure limit (STEL) at 1.0 f/cc over a 30 minute period - for worker exposure to asbestos of one fiber/cc averaged over 30 minutes. Check daily.

For the purposes of an effective O&M Program, these limits will be used and enforced as law. The employer shall ensure that no employee is exposed to an airborne concentration of asbestos in excess of 0.1 f/cc over an eight hour TWA or 1.0 fiber per cubic centimeter of air (1.0 f/cc) as averaged over a sampling period of thirty (30) minutes.

B.	Respirators

This section describes procedures for respirator selection, fit testing, and care.

•

Where a respirator is required, it shall be selected from those approved by the Bureau of Mines, Safety and Health Administration (MSHA) and the National Institute for Occupational Safety and Health (NIOSH) under the provisions of 30 CFR Part 11, Number II. Respirators that are altered in any way voids the approval (check daily).

•	The employer shall establish a respirator program in accordance with the requirements of the OSHA regulation 29 CFR 1910.134

•

Qualitative and/or Quantitative fit testing shall be repeated every six months (test shall not be conducted if there is any hair growth between skin and the face piece) check initially and periodically.

•

Where unknown concentrations of airborne asbestos dust are expected contractor must show documentation of past work experience to utilize respiratory protection other than supplied air (Type C) systems.

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REGULATIONS

ARCO Plaza, Los Angeles, California

C.	Medical Surveillance

All employees who are to wear respirators must receive medical surveillance and must receive a written opinion from a physician stating that they are fit to wear a respirator.

•	To be administered within 30 calendar days of first employment and then annually (check initially).

•	Within 30 calendar days before or after termination (suggested).

•	Maintain records for at least 30 years.

•	Medical questionnaires must be administered to all employees who are exposed.

D.	Method of Measurement

•	OSHA reference method at 400-450 X magnifications with phase contrast (check daily).

E.	Monitoring

•	Initial monitoring to establish exposure level (check initially)

•	Personal monitoring is required by any employer.

•	Daily monitoring may be dispensed with when Type C respiratory protection is being used.

F.	Training

The employer shall institute a training program for all employees who are exposed to airborne concentrations of asbestos. The components of the training program are described.

•	Asbestos abatement workers must be “worker trained” and there must be a trained supervisor on-site.

•	Individuals performing asbestos analysis must have taken the NIOSH course.

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REGULATIONS

ARCO Plaza, Los Angeles, California

G.	Method of Compliance (check daily)

•	Engineering controls shall be used to meet the exposure limits.

•	Work practices only to include wet method unless variance is obtained.

•	Establish regulated area with decontamination facility when fiber levels are expected to exceed the (PEL).

•	Seal work area.

•	Provide protective clothing.

•	Low pressure supply lines can not exceed 300 feet.

•	No visible residue requirement (for visual clearance).

•	Small scale jobs, which include roofing jobs, total isolation not required by OSHA if alternative techniques can prevent worker exposure in excess of action level of 0.1 f/cc.

•	Employer shall ensure that employees do not eat, drink, smoke, chew tobacco or gum in regulated areas

•

Except for small scale removal, demolition employer shall establish a decontamination unit that is adjacent and connected to the regulated area for purpose of decontamination; shall consist of equipment, shower and clean room.

29 CPR 1910.134 Respiratory Protection Standard

This regulation describes the requirements to be included in a respiratory protection program.

Respiratory Selection

•	Not in excess of 2 f/cc; 10 X PEL; use 1/2 mask air purifying respirator

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REGULATIONS

ARCO Plaza, Los Angeles, California

•	Not in excess of 10 f/cc; 50 X PEL; use full face air purifying respirator

•	Not in excess of 20 f/cc; 100 X PEL; use PAPR

•	Not in excess of 200 f/cc; 1000 X PEL; use supplied air pressure demand mode (not NIOSH approved).

•	Greater than 200 f/cc; 1000 X PEL; use supplied air equipped with an auxiliary positive pressure self-contained breathing apparatus

•	Requirements for a respiratory protection program

OSHA Notifications

Contractors must notify OSHA of all asbestos related work. In addition a one time carcinogen user registration is required.

Environmental Protection Agency (EPA)

The Federal EPA is responsible for taking direct action to abate environmental problems. Additionally, the agency is divided into a number of state wide and local agencies. The agency with the strictest role will enforce its regulations, some of the state and local regulations include the Air Quality Management District and the Department of Health Services. The federal EPA enforces several regulations regarding asbestos including 40 CFR part 61, subpart M and 40 CFR part 763.

40 CFR part 61, subpart M - National Emissions Standards for Hazardous Air Pollutants (NESHAP)

EPA’s rules concerning the application, removal and disposal of asbestos containing materials were issued under NESHAP.

•	Regulates environmental exposure of asbestos

•

Friable asbestos and asbestos addressed under NESHAPS -Friable asbestos means any material containing greater than 1% asbestos by weight, that hand pressure can crumble, pulverize, or reduce the powder when dry

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REGULATIONS

ARCO Plaza, Los Angeles, California

•	<80 linear meter (260 feet) or 15 square meters (160 square feet of friable asbestos) require notification 10 days before demolition. If more than above quantified requires 20 days of notification.

•	Use wet methods for removal.

•	Discharge no visible emissions to the outside air: meaning any emissions containing particulate asbestos material that are visually detectable without the aid of instruments.

•	Transport material to the ground via dust-tight chutes or containers if they have been removed more than 50 feet above ground level and were not removed as units.

•	Material disposed of in specifically designated disposal sites.

Also included in NESHAP are rules concerning manufacturing, spraying and fabrication of asbestos containing materials.

NESHAP Asbestos Notifications

Effective January 1, 1990, the owner of any renovation or demolition activity shall notify the District, Office of Operations of the intent to demolish or renovate any facility involving more than 100 square feet of asbestos-containing surface material, within (10) working days prior to the commencement of the demolition or renovation work.

The exemptions from this rule include the owner occupant of a residential single-unit dwelling or the owner or operator of any renovation activity or any demolition activity in which less than 100 square feet of surface area of asbestos-containing material on any facility components are removed or stripped.

Telephone notification is restricted to emergency demolition or emergency renovation only. The following guidelines apply:

•	Emergency Renovation - notify as soon as possible before the asbestos stripping or removal work begins.

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REGULATIONS

ARCO Plaza, Los Angeles, California

•

Emergency Demolition - notify as soon a possible before the demolition begins. Include the information required and identify the agency, name, title and telephone number and authority of the representative who ordered the emergency demolition.

•

Confirm the telephone notification with a follow-up type written notification of the District, Office of Operations, postmarked within 48 hours of the telephone notification or the following business day.

It is important when notifying to distinguish between renovation and demolition because the notification requirements are different.

Demolition - as defined by NESHAP, means the wrecking or taking out of any load-supporting structure member of a facility along with any related handling operation.

Renovation - as defined by NESHAP, means altering in any way one or more facility components. Operations in which load supporting members are wrecked or taken out are excluded. Some examples of renovation are remodeling projects where asbestos must be removed because the remodeling work would break up the material, industrial system repairs where asbestos must be removed to reach the affected parts, removal of damaged asbestos materials from areas of public exposure or removal of undamaged asbestos because of its potential hazard.

Toxic Substance Control Act (TSCA)

The Toxic Substance Control Act (TSCA) was enacted to deal with gaps in federal law relating to regulating toxic substances, EPA asbestos abatement and worker protection (40CFR Part 763 subpart G), the ban and phase out of asbestos products (40 CFR part 763 subpart I), and AHERA Regulations are included in TSCA.

40 CFR Part 763 subpart E.

Asbestos Hazard Emergency Response Act (AHERA)

AHERA covers extensive regulations governing the inspection, maintenance, and disposal of asbestos in schools.

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REGULATIONS

ARCO Plaza, Los Angeles, California

•	All public and private schools have inspections and management plans conducted by accredited inspectors

•	Local education authority (LEA) to conduct air testing

•	Routine visual inspections by LEA to conduct air testing

•	T.E.M. - Clearance sampling; a minimum of 13 samples is required; five samples collected outside the abatement area and five inside the work area, two field blanks and one sealed blank.

Existing EPA Guidelines for each step that a building Owner may take to control ACM

The following is a summary of EPA written documents that may be referred to when containing ACM within your building.

A.	Inspect the facility to determine if ACM is present.

•	“Guidance for Controlling Asbestos Containing Materials in Buildings” (Purple Book) EPA publication number 560/5-85-024

B.	Appoint Asbestos Program Manager and Develop an Organizational Policy

•	“Guidance for Controlling Asbestos Containing Materials in Buildings” (Purple Book) EPA publication number 560/5-85-024

•	“Simplified Sampling Scheme for Surfacing materials” (Pink Book) EPA publication number 560/5-85-030A

•	Final regulations of the Asbestos Hazard Emergency Response Act (AHERA). Federal Register - October 30, 1987 sections 763.85 to 763.88

•	Model training course materials for accrediting asbestos building inspectors in accordance with AHERA (inspection/assessment materials).

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REGULATIONS

ARCO Plaza, Los Angeles, California

C.	Establish an O&M Program

•	“Purple Book”, chapter 3

•	This document

•	AHERA regulations, section 763.91 and 763.92

•	EPA Guidance for Service and Maintenance Personnel (EPA publication number 560/5-85-018)

D.	Implement and Conscientiously Manage the O&M Program; Assess the Potential for Exposure to Asbestos and Select Response Actions.

•	“Purple Book”, chapter 4

•	Model training course materials for accrediting asbestos management planners in accordance with AHERA (assessment materials).

•	AHERA regulations, section 763.88 and 793.92

E.	Select and Implement Abatement Actions other than O&M when necessary.

•	“Purple Book”, chapter 6

•	AHERA regulations, section 763.93 (including 763.85 through 763.92)

•	AHERA regulations Appendix A “Determining Completion of Response Actions”

•	“Abatement of Asbestos-Containing Pipe Insulation” (U.S. EPA)

•	U.S. EPA Nations Emissions Standards for Hazardous Air Pollutants (NESHAPS) Regulations

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REGULATIONS

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•	Model training course materials for accrediting asbestos management planners in accordance with AHERA (assessment materials).

CAL/OSHA General Industry Safety Orders, Title 8, Sect. 5208

•	Regulates occupational exposure to asbestos for employees of California State and Local Government employers only (as of July 1, 1987).

•	California initiative Proposition 92 passed that CAL/OSHA will be in effect starting May, 1989

•	Title 8 CAC (5208) requires asbestos spills to be cleaned up promptly

•	Report job to CAL/OSHA (public employers only)

•	Register as carcinogen use (public employers only)

•	Title 26 involving toxics, incorporated all California laws

California Department of Health Services (DOHS) Title 22

  (see Waste Handling and Disposal Section)

•	Regulates asbestos waste in California

•	friable asbestos more than 1% by weight asbestos as hazardous waste

•	Any hazardous asbestos waste (>50 lbs) which are transported to a disposal site must be accompanied by a properly completed Uniform Hazardous Waste Manifest

•	Generator must obtain EPA number to qualify

•	Asbestos removals or more than 50 lbs must be transported by a registered waste hauler

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REGULATIONS

ARCO Plaza, Los Angeles, California

Proposition 65

•	Safe Drinking Water and Toxic Enforcement Act

•

The original unmeasurable significant risk level of 100 f/day above ambient air has been modified. According to current regulations, if asbestos fibers are not detectable, there is no significant risk.

•

In California the voter-passed initiative Proposition 65 forbids the discharge of asbestos. This required that the contaminated water be filtered down to technologically feasible minimum (0.2 microns).

•	Required warning before exposure to chemicals known to cause cancer or reproductive toxicity (12 months after this chemical is listed in the original Proposition 65 or the annual update).

Connelly Bill AB 3713, AB 1564

California division of health and safety (assembly bill no.3713) Requires building owners constructed prior to 1979, who are knowledgeable that the building contains asbestos-containing material (ACM) provide a specified written notice to all employees working within the building.

The building owner provides that any owner required by this provision to give notice to their employees also deliver a copy of that notice to other persons with whom the owner has privity of contract. This will include any contracted maintenance personnel, or repair personnel.

The notification shall include the following information:

A.	survey information conducted to determine the existence and location of ACM within the building.

B.	specific locations within the building identified by the survey where ACM is present in any quantity.

C.	procedures and handling restrictions necessary to prevent, and, if appropriate; minimize disturbance of that material and the release of asbestos fibers. (If intricate procedures are required, the notice can indicate where those instructions are available).

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REGULATIONS

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D.	results of bulk sampling analysis, air monitoring or monitoring conducted prior to the implementation of this bill. This information shall include the sampling and laboratory procedures utilized.

E.	health risks or impacts that may result from exposure to the asbestos in the building as identified in survey or tests referenced, or otherwise known to the owner.

Time Requirements

Notifications will be provided in writing to each employee (or shall be mailed to be received within 15 days) of the receipt by the owner of the information identifying the presence or location of asbestos-containing material in the building. This notice shall also include new employees.

New employees shall be notified within 15 days after the commencement of work in the building.

Information identifying the presence or location of asbestos-containing material in the building shall be provided annually thereafter.

Amendments to the Connelly Act

On August 26, 1989, Assembly Bill 1564 was approved and thereafter signed by the Governor on September 26, 1989 becoming effective immediately. This bill changed the Connelly Act (AB 3713) in several ways.

New notice requirements apply to building owners who elect to prepare an Asbestos Management Plan. Owners who prepare such a plan are subject to different notice provisions which are specified in the new Section 24915.1 (California Health and Safety code section 24915 (a).

This new provision provides that an owner may elect to prepare an Asbestos Management Plan, and in that case, on the implementation of the plan, may comply with the Act by providing notice to other owners and all employees of that owner working within the building of these aspects of the plan:

•	Specific locations in the building where the ACM is present

•	Potential health risks or impacts that may result from exposure

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REGULATIONS

ARCO Plaza, Los Angeles, California

•	Convey the information that disturbing the material (moving, drilling, boring, sanding) may present a health risk, and

•	Only trained and qualified individuals are to handle the asbestos-containing material.

Requirements of the Asbestos Management Plans

•	Periodic reinspection and surveillance of the material

•	Fiber Release Episodes Procedures

•	Training and record-keeping procedures, and

•	The preparation of this plan by a person accredited under federal law to prepare such plans for schools.

Notification requirements to new discoveries of ACM

Notification of employees identifying the presence of and the location of the ACM must be given within 15 days of the first receipt of the information. New discoveries of asbestos-containing material can be on a 90 day period (quarterly). In these cases supplemental notifications must be given.

Warning Signs

This act now provides for two alternatives for the content of the warning signs.

Designated Owner to provide notices:

•	If the building is owned by more than one owner, the owners may agree in writing as to designated owner who will be responsible for complying the notifications according to the Act.

Survey and monitoring data availability:

•	This Act now requires that any management plan, as well as survey and monitoring data be made available (within the building) to other owners or employees.

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REGULATIONS

ARCO Plaza, Los Angeles, California

Criminal Penalty Added:

Criminal sanctions are added for any owner who knowingly or intentionally presents any false or misleading information to any other owner.

SDAPCD Rule 361.145 (Standard for Demolition and Renovation)

EPA has promulgated an emission standard for asbestos under NESHAP, 40 CFR Part 61 Subpart (M), pursuant to Section 112 of the Clean Air Act, 42 U.S.C. & 7412. EPA has delegated authority to SDAPCD to enforce the asbestos NESHAP rules.

Rule 361 expands the definition of ACM to include both friable ACM and a new classification, “Category I nonfriable” ACM. Friable ACM is defined as material which when dry can be broken, crumbled, pulverized or reduced to powder by hand pressure and contains more than one percent (1%) asbestos by area or by weight.

“Category I nonfriable” ACM is defined by Rule 361 as non-friable material containing more than one percent (1%) asbestos by area or by weight and that can potentially be broken, crumbled, pulverized, or reduced to powder in the course of demolition or renovation activities. Non-friable ACM may become friable when physically worn, disturbed by mechanical force, such as by sanding, sandblasting, cutting or scraping, improper handling or removal, disposal or leaching of matrix binders.

The “Owner or Operator” of any “demolitions or renovation activity” shall notify SDAPCD’s Control Officer of the intent to “demolish” or “renovate” any “facility”, Rule 361.145(c).

The owner or operator of any demolition or renovation activity shall provide the required notification in typewritten form and postmarked or delivered to SDAPCD’s Control Officer not later than ten (10) calendar days prior to commencement of demolition or renovation work, Rule 361.145(c). SDAPCD has prepared notification forms.

The owner or operator must notify the SDAPCD Control Officer by telephone prior to any emergency demolition or emergency renovation, then confirm the telephone notification with a follow-up typewritten notification, postmarked within forty-eight hours (48) of the telephone notification or the following business day, Rule 361.145 (c).

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REGULATIONS

ARCO Plaza, Los Angeles, California

The notification requirements and worker training requirements do not apply where renovation of the facility or part of the facility will involve removal or stripping of less than 260 linear feet on pipes and less than 160 square feet of surface area of RACM on facility components, and less than 35 cubic feet off facility components where length or area could not be measured previously, Rule 361.145(b).

Rule 361.145 requires that at least one onsite representative be trained as a Competent Person as described in Rule 361.145 (d)(8).

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7

Maintenance Work Permit System

MAINTENANCE WORK PERMIT SYSTEM

All requests for maintenance/renovation activities to be performed in the building must have prior approval before the commencement of work.

The permit is assessed by the Asbestos Coordinator to control any disruption of asbestos containing material (ACM). Work assignments will be coordinated through the Maintenance Supervisor and assigned only to individuals that are properly trained to perform small scale, short duration activities. The Asbestos Coordinator will assess the Permit Request using the following criteria:

A.	Review the Permit for the possibility of disturbing ACM.

1.	Review the Survey Report for the presence and location of ACM.

2.	Review the Inspection Report for the Risk Factor assigned to the area.

B.	Issue Permit to Proceed if NO ASBESTOS is present.

C.	If ACM is present in a quantity of possible disturbance of less than 100 square feet per year, issue appropriate Asbestos Work Activity Procedure to trained personnel.

D.	If ACM is present in a quantity of possible disturbance of greater than 100 square feet per year, contact the Environmental Consultant for individual assessment of the project. In this case, the work will be performed by a certified Asbestos Abatement Contractor.

If an outside Contractor is to perform work within your building and there is a possibility that this work will disturb ACM, then the Contractor should complete a form acknowledging the existence of ACM in the work area.

Suggested forms for the above stated purposes are included in the appendix.

For the purposes of the Permit System, all maintenance, renovation, and repair work is classified as either major or minor by the Asbestos Coordinator.

PERMIT SYSTEM

ARCO Plaza, Los Angeles, California

Minor Asbestos-Related Work

A.	May be employed by an in-house response team

B.	Employs small scale, short duration, O&M work practices

C.	Does not require an accredited Project Design (uses O&M Program prescriptions)

D.	Usually presents minimal potential for significant fiber release

E.	Can be performed by in-house personnel (see Worker Training Section) using the techniques prescribed in the Special Practices Section of this O&M Program.

F.	Involves less than 100 square feet of ACM per year

Major Asbestos-Related Work

A.	Involves more than 100 square feet of ACM per year

B.	Requires more elaborate asbestos control techniques

C.	Requires that an accredited Management Planner prescribe response action options and an accredited Project Designer design specification for performing the work

D.	Presents a serious potential for fiber release

E.	May only be performed by accredited Asbestos Workers under the supervision of an accredited Contractor/Supervisor

F.	Requires clearance air monitoring

Suspect ACM may exist in areas which were inaccessible to the original inspector but which may be disturbed by the proposed activity. Such materials require confirmation through sampling and analysis (e.g. - mastic underneath floor tiles). Prior to any activity which may disturb inaccessible building materials, perform a new round of material sampling using destructive techniques.

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8

Record Keeping

RECORDKEEPING

All the written documentation discussed in this Manual should be stored in permanent files. OSHA and EPA also require that employers retain:

•	Personal air sampling records for at least thirty (30) years. Personal air samples are those collected near the worker’s face during the performance of a job.

•	Records for each employee subject to the medical surveillance program for the duration of employment plus thirty (30) years.

All written records discussed in this program shall be maintained as part of a thorough record keeping process. Records should be kept for thirty (30) years. These include:

•	The written O&M Program itself, including work practices

•	Building plans and drawings

•	Survey data

•	Copies of notifications and warning programs

•	Descriptions, times, dates, and attendants of training programs

•	Written respiratory protection program

•	Training and fit testing records

•	Records of fiber release episodes

•	Copies of all permits and documentation of custodial, maintenance, renovation and emergency response actions performed

•	Periodic asbestos containing materials (ACM) surveillance records - including physical condition of ACM and periodic air surveillance

•	Application for maintenance work

•	Approval forms for work

9

Medical Surveillance Program

MEDICAL SURVEILLANCE PROGRAM

Through the implementation of a sound medical surveillance program the Asbestos Coordinator will be able to track the worker’s medical status and comply with OSHA standards on medical surveillance and respiratory protection. The three principle areas of concern addressed by this program are:

•	Safety and Health of Workers

•	Regulatory Requirements

•	Other Legal Liability

Requirements

Because of the increased public awareness concerning the hazards associated with exposure to airborne asbestos fibers, and because of the recent requirements of worker and tenant notification, employers and building owners are finding that they must provide regular and periodic medical surveillance for their employees. Asbestos Coordinators are required to provide a medical surveillance program for their employees because they are regularly exposed to airborne asbestos fibers and because they are required to wear negative pressure air purifying respirators.

There are three objectives of a medical surveillance program:

•	Establish the individual’s baseline health status.

•	Monitor their health during the duration of their employment.

•	Provide documentation of the worker’s health status along with their work history upon completion of their employment.

Employees who wear a respirator as a routine part of their job, must always be medically evaluated prior to receiving the respirator and on an annual basis thereafter. This is to ensure that the employee is sufficiently healthy so that continued use of the respirator will not affect his or her health.

The following regulations concerning medical surveillance are summarized from OSHA, Title 29 CFR 1926.1101.

MEDICAL SURVEILLANCE

ARCO Plaza, Los Angeles, California

Pre-Placement Physical

Pre-placement medical examinations must be made available prior to assignment of the employee to an area where negative pressure respirators are worn.

Annual Exams

Medical exams shall be made available at least annually. If a new employee can document that they received the necessary exam within the last twelve months, they are not required to have a pre-placement exam. The physician has the option of scheduling exams more frequently, if necessary, and the employer must provide these exams at the specified frequency. Exams are required within 10 days following the 30th day of exposure at or above the permissible exposure level of 0.1 f/cc.

Termination of Employment Physical

The employer shall make available, a termination of employment medical examination for any employee who has been exposed to airborne concentrations of asbestos fibers. The medical examination shall be in accordance with the requirements of the periodic examinations and shall be given within 30 calendar days before or after the date of termination of employment.

No medical examination is required of any employee if adequate records show that the employee has been examined in accordance with the above requirements (i.e. Annual Examinations) within the past one year period.

Initial Examinations

As a Minimum, a comprehensive medical evaluation must be performed. This should include the following:

A.	A complete physical examination of all systems with an emphasis on the respiratory system, the cardiovascular system and digestive tract

B.	A chest X-ray (posterior-anterior roentrogram, 14 by 17 inches) to be administered at the discretion of the examining physician

C.	A pulmonary function test including Forced Vital Capacity (FVC), (the maximum amount of air that can be expired from the lung after full inhalation) and Forced Expiratory Volume after one second (FEV 1.0) (the amount of air forcibly expired in one second after full inhalation)

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MEDICAL SURVEILLANCE

ARCO Plaza, Los Angeles, California

The FVC (Forced Vital Capacity) and FEV 1.0 (Forced Expiratory Volume) are conducted through the use of a spirometer. If the FEV 1.0 is reduced, this may signify a possible obstruction or other problems with the employee’s lungs. If the FVC or the ratio of FEV 1.0 to FVC is reduced, this may signify restrictive changes in the employee’s lungs.

Pulmonary History

This part of the examination is a standardized questionnaire that is completed by the employee. Examples of questionnaires used for initial and periodic medical exams are at the end of this section. It is used to identify the potential for respiratory diseases. Several questions relate to chronic lung diseases, while others address the employee’s personal habits, such as smoking. There is often particular concern for the health of a person who smokes and is also exposed to asbestos. Smoking is known to have a synergistic effect with asbestos exposure. That is, it compounds or intensifies the effects. Recent studies indicate that an asbestos worker who smokes is 50-90 times more likely to develop lung cancer than non-smokers who do not work with asbestos.

The OSHA medical questionnaire, part one, is to be filled out during the initial exam. The following information will be requested (the OSHA medical questionnaire is enclosed in this section).

Any History of Respiratory Disease - identifies workers with a history of asthma, emphysema, or chronic lung disease. These people may be at risk when wearing a respirator.

A Past Work History - identifies workers who have been exposed to asbestos, silica, cotton dust, beryllium, radioisotopes, etc., within the past 10 years, or workers who have worked in occupations or industries where such exposure is probable. If past exposures are identified, medical tests can be obtained for comparison. These specific items of information shall be obtained: a) Previous occupations, b) Problems associated with breathing during normal work activities and c) Past problems with respirator use. Other medical information which might offer evidence of the worker’s ability or inability to wear and use respirators should also be required such as: a) Psychological problems or symptoms including claustrophobia, b) Any known physical deformities or abnormalities, including those which may interfere with respirator use and c) Tolerance to increased heart rate, which can be produced by the extra weight, increased work load, and heat stress associated with wearing respirators and protective clothing.

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MEDICAL SURVEILLANCE

ARCO Plaza, Los Angeles, California

Regulations

Regulations specifically require the employer to provide the examining physician with the following information:

A.	A copy of the standard (20 CFR 1926.1101) including the questionnaires and appendices requirements for chest X-ray interpretation and the non-mandatory medical surveillance guidelines.

B.	A description of the employee duties as they relate to the employees exposure.

C.	The employee’s representative exposure levels or anticipated exposure level.

D.	A description of any personal protective and respiratory equipment used or that is to be used.

E.	Information from previous medical examinations of the affected employee that is not otherwise available to the examining physician.

The results of the pre-placement examination will be used to establish the employee’s baseline health status and also to determine whether or not they are capable of wearing respirators. A physicians’s written opinion (approved to wear a respirator, detected medical conditions that place the employee at increased risk of developing asbestos-related disease, and a statement that the employee has been informed by the physician of the exam results and of any medial conditions that may result from asbestos exposure) will then be furnished to the employer, (Asbestos Coordinator) for their files.

The Asbestos Coordinator must provide a copy of the written opinion for the affected employee within thirty days of its receipt. Individual test results are normally kept by the physician or clinic to maintain confidentiality. The employer shall instruct the physician not to reveal any findings or diagnoses unrelated to the exposure to asbestos in the written opinion.

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MEDICAL SURVEILLANCE

ARCO Plaza, Los Angeles, California

Record Keeping

It is required by regulation (29 CFR 1926.1101) that the medical records be kept for 30 years subsequent to the date of the last employment of the individual. The employer shall keep an accurate record of all measurements taken to monitor employee exposure to asbestos. These records shall be kept for at least thirty years subsequent to the date of the testing.

The following information should be maintained either on file or at the clinic where the examinations are conducted:

A.	The name and social security number of the employee

B.	A copy of the employee’s medical examination results, including medical history questionnaire responses, results of any tests and physicians recommendations

C.	A physicians written opinion

D.	Any employee medical complaints related to exposure to asbestos

E.	A copy of the information provided to the physician as required by 29 CFR 1926.1101

Justification for the Individual Tests:

Chest X-Rays: (posterior and anterior 14 by 17 inches, and oblique projections from right and left side required only by CAL-OSHA). These are performed primarily to detect irregularities in the lungs or the heart, including any fibrosis or pleural plaques induced by exposure to asbestos. Chest X-Rays may also be used as a baseline for comparing future X-Rays.

Chest X-Rays must be interpreted and classified in accordance with a professionally accepted classification system and recorded on a Roentrographic Interpretation Form. Chest X-Rays must be interpreted by either a certified “B Reader”, a boarded eligible certified radiologist or an experienced physician with known expertise in pnyenonconsises (pulmonary function related diseases).

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MEDICAL SURVEILLANCE

ARCO Plaza, Los Angeles, California

A “B Reader” is a physician (often a radiologist or pulmonologist) who has received specialized training in the interpretation of chest X-rays specifically relating to occupational lung diseases. “B” readers are require to pass a proficiency test administered by the centers for disease control (NlOSH) in Morgantown, West Virginia.

Pulmonary Function Tests

These tests are conducted to determine if a person’s lungs are expanding normally and if there is adequate air movement in and out of the lungs. Remember that as the lungs fill up with scar tissue, they become leathery and inflexible, which restricts the afflicted worker’s ability to inhale.

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10

Respiratory Protection Program

RESPIRATORY PROTECTION PROGRAM

To provide employees with adequate respiratory protection in compliance with OSHA 1910.134. A program to monitor and define the use of respiratory protection equipment is required.

This Respiratory Protection Program will consist of the following sections:

•	Respiratory Protection Program Manager

•	Employee Training Requirements

•	Respiratory Hazards

•	Types and Selection of Respiratory Protection

•	Medical Surveillance Summary

•	Fit-Testing Procedures

•	Protection Factors

•	Routine Maintenance

Respiratory Protection Program Manager

This person is responsible for the implementation of and adherence to the provisions of the Respiratory Protection Program. As part of the Respiratory Protection Program the following records must be maintained by the Respiratory Protection Program Manager:

•	Medical Examinations

•	Respiratory Fit Tests

•	Training Records

•	Routine Maintenance and Periodic Inspections

RESPIRATORY PROTECTION

ARCO Plaza, Los Angeles, California

Employee Training Requirements

Individuals recognized as working with materials that could lead to exposures to hazardous substances must be fitted with proper respiratory protection. The method for selecting the proper respiratory protection required for the each is explained in the Respiratory Protection Program.

Maintenance personnel who perform small scale, short duration tasks or tasks in which asbestos containing materials, (ACM) may be disturbed, and who are medically fit to wear respiratory protection, will be trained and issued proper respiratory protection.

Respiratory Training will be conducted initially by the Environmental Consultant to include initial respiratory fit testing for identified employees. Fit testing is required to be up dated every 6 months by the Environmental Consultant.

Each worker assigned a respirator will be required to attend a Personal Protection and Work Activities briefing. Upon completion of this training, the worker will attend the Respiratory Protection Program briefing. Re-training and Fit testing will be performed every 6 months.

Workers assigned respirators must understand the selection, limitations, proper use, care and maintenance of respiratory protection equipment.

Respiratory Hazards

The control of respiratory hazards involves three steps:

•	assessing the hazard

•	reducing or eliminating the hazards

•	providing respiratory protective equipment

The asbestos abatement industry relies primarily on the first two steps. Buildings and structures are surveyed to assess potential asbestos hazards. When a potential asbestos hazard exists, a consultant or contractor is called upon to reduce or eliminate the hazard through removal, encapsulation or enclosure. Thus the third step, respirators, is generally avoided for the building occupants.

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Several hazard reduction techniques can be used when working with asbestos including wetting with amended water, using negative pressure machines, prompt bagging of removed materials, wet cleaning and HEPA vacuuming.

These techniques reduce the airborne fiber concentrations during asbestos projects but they often cannot get fiber concentrations down to the 0.01 f/cc level which is specified. Since it cannot be assured that the airborne fiber level is acceptable before it is measured, the employer (contractor) must provide proper respirators and an adequate respiratory program for the workers. The respirators must be selected and the respiratory program established based on OSHA Standards, the actual or anticipated air sampling results and other guidelines, e.g., recommendations from respirator manufacturers.

Types and Selection of Respiratory Protection

As required by the OSHA Respirator Standard (29 CFR 1910.134) only approved respirators should be considered during the selection process and the respirators must be approved for protection against the specific hazard, e.g. asbestos.

The National Institute for Occupational Safety and Health (NIOSH) is the testing agency which decides if a respirator model can receive approval. If the entire respirator assembly including cartridges and filters, meets their standards, then NIOSH and the Mine Safety Health Administration (MSHA) issue a joint NIOSH/MSHA approval number for the respirator assembly.

HEPA Filters

High Efficiency Particulate Air (HEPA) filters must be used for work with asbestos. HEPA filters specific for asbestos are purple. Filters must be periodically replaced according to work conditions and contract specifications. Change the filter if: 1) The filter gets wet, 2) It becomes difficult to breath through your respirator.

The approval number assigned by NIOSH for any specific manufacturer and model is TC-xxC-xxx (see label). The TC indicates Tested and Certified; the -xxC indicates what style/category or respirator it is, and the -xxx is a unique number assigned to this specific manufacturer and model.

When fumes will be present, i.e. when mastic is being removed, special chemical filters will be worn in addition to HEPA filters.

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Respirators

The types of respirators worn for jobs involving asbestos depends upon the level of exposure (fibers/cc) and individual preference. There are 3 major categories of respirators used for asbestos work.

•	Air-Purifying (APR)

•	Air-Supplied (Type C)

•	Self-Contained (SCBA)

Air Purifying Respirators

APRs remove limited concentrations of air contaminants from the breathing air, but do nothing to improve or change the oxygen content. Thus they can only be used in atmospheres where there is enough oxygen and where air contaminants do not exceed the specified range of the respirator and cartridges.

These respirators generally consist of a soft, rubber facepiece and some kind of replacement filter or cartridge. Two major sub- categories of air purifying respirators are the (1) mechanical filter type, and (2) the chemical cartridge type.

The mechanical filter is designed to protect against particulate matter such as dust and asbestos fibers.

The chemical cartridge is used to protect against light concentrations of chemicals such as solvent vapors. There are even combination models approved for both types of protection. Respirator face pieces (including those for the air-purifying category) are used to further describe specific subcategories based on the construction and face coverage.

The major subcategories are:

•	Half Mask (APR)

•	Full Face (APR)

•	Powered air purifying respirator (PAPR)

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Half Mask respirators cover half of the face, from under the chin to the bridge of the nose. Most, but not all, half-mask respirators are NIOSH/MSHA approved. It is still necessary to choose the correct approved model for the identified air contaminant.

Full Face type respirators cover the face from the chin up to the forehead. This broader coverage provides a better face fit, a higher degree of protection, and gives some eye protection. Many full-face respirators have four or more straps. Regardless of the number of straps, the respirator should be put on by first placing the chin into the chin cup, and then tightening the straps, going from the bottom to the top.

The Powered Air Purifying (PAPR) type of air-purifying respirator has received considerable use on asbestos abatement projects. Half and Full Face APR units depend on breathing energy to draw the air in through the respirator cartridge or filter. However, PAPR units use a battery-powered blower that passes the contaminated air through the cartridge or filter where the air is cleaned and forced through a hose to the facepiece. The face covering can be a half-mask, full-face mask, helmet (hat) or hood.

An advantage of using a Powered Air Purifying Respirator is that it supplies air at a positive pressure within the facepiece, helmet or hood so that any leak is drawn outward. They provide a higher degree of protection than do half-mask or full-face air purifying respirators.

Powered respirators must deliver at least four cubic feet of air per minute (4 cfm) to a tight-fitting facepiece and at least 7 cfm to a loose-fitting helmet or hood. They are reportedly designed to operate a full 8-hour work shift. This is usually possible if the battery is allowed to run down completely and re-charged for a shift prior to using the battery. Employees have the option of selecting a PAPR from their employer as specified in OSHA 1926.1101.

Air Supplied Respirators (Type C Respirators)

The second major category of respirators, Air Supplied Respirators or airline respirators, deliver breathing air through a supply hose connected to the face piece (half or full-mask). They cannot be used in atmospheres immediately dangerous to life or health (IDLH). If the air supply fails, the worker will be without the outside air supply and will be operating on the respirator’s backup system. Since the worker is connected to an outside air source by a hose there is some restriction in movement. Since air must meet certain quality specifications, either a tank system or a compressor is used. There are regulations on the use of air line respirators:

•	The length of the air line cannot exceed 300 feet

•	The maximum inlet pressure cannot exceed 125 psi

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Type C, continuous flow, positive pressure respirators are used with half or full face masks. The air is supplied at a constant flow rate of at least 4 cfm. In this respect, they are similar to a PAPR. They are not commonly used on abatement activities because of the high air usage compared to the type C PPPD systems described below. The Type C continuous flow respirator is approved up to 20 f/cc.

Type C, positive pressure, pressure demand (PPPD), respirators are usually used with a full face mask. An air regulator on the mask insures that there is always a slightly positive pressure inside the mask, no matter how much the worker is breathing.

•	With a HEPA filter back-up cartridge, it may be used for concentrations of up to 200 f/cc.

•	With a compressed air tank back-up, it may be used for higher concentrations.

Good practices generally require the use of type C PPPD respirators at the beginning of any asbestos removal project.

The OSHA regulations require that type C PPPD respirators be used until it has been conclusively proven by personal air monitoring that a lesser respirator will be adequate.

As a rule of thumb, cartridge filter respirators are usually adequate protection for the worker during work area preparation and final wipe-down following gross clean-up.

Some removals require the use of type C PPPD respirators once gross removal begins through gross clean-up of the work area.

A type C PPPD demand system normally consists of a compressor, air delivery lines, air cleaning apparatus, a reserve air supply, and NIOSH approved masks. At a minimum, a type C system should provide the following:

•	A sufficient supply of air

•	Supplied air which meets Grade D requirements

•	Adequate escape time and back-up cartridges for escape

•	Worker comfort and protection

•	NIOSH-approved respirators and supply hose

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Self-Contained Respirators (SCBA)

Self-contained respirators (also known as self-contained breathing apparatus or SCBA) provide a separate air supply, thus allowing the worker to be independent of his/her surrounding atmosphere.

A.	The SCBA can be used in atmospheres that are immediately dangerous to life or health (IDLH) such as an oxygen deficient atmosphere, provided a PPPD regulator is used.

B.	The quality of air must meet certain specifications and the unit can be used in combination with an air-line respirator.

C.	The amount of air provided and the use time depends on the air pressure and tank size as well as on the breathing demands of the user. A typical air supply lasts 30-60 minutes.

D.	The self-contained units provide increased freedom of movement to the worker but they are heavy and awkward to wear and require extensive training to use.

E.	The self-contained respirator can be used initially in an asbestos abatement job until air sampling can prove lower exposure levels.

Types and Selection of Respiratory Protection

The respirators used shall be selected from those approved by the Mine Safety and Health Administration (MSHA) or National Institute for Occupational Safety and Health (NIOSH) for use in atmospheres containing asbestos fibers. A NlOSH approved respirator contains the following:

•	An Assigned Identification Number

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•	A Label identifying the hazard the respirator is designed to protect against.

•	Information on the label which indicates limitations and identifies the component parts approved for use with the basic unit.

Selected respirators shall be provided at no cost to the employee as specified for protection for asbestos as follows:

Airborne Asbestos Concentration	Required Respirator
Below 2.0 f/cc Factor (PF)=10	Reusable Half-Mask, Air Purifying Protection Respirator with HEPA filters.

Below 5.0 f/cc PF=25	Helmet or Hood Powered Air Purifying Respirator with HEPA filters.

Below 10.0 f/cc PF=50	1. Full-Facepiece Air-Purifying Respirator with HEPA filters. 2. Half-Mask, Powered Air-Purifying Respirator with HEPA filters.

Below 20.0 f/cc PF= 100	1. A Full Facepiece Powered Air Purifying Respirator with HEPA filters. 2. Any Supplied-Air Respirator Operated in Continuous Flow Mode.

Below 200.0 f/cc PF= 1000	Full Facepiece Supplied-Air Respirator Operated in Pressure Demand Mode.

Greater Than 200.0 f/cc PF= >1000

1. Full Facepiece Supplied-Air Respirator Operated in Pressure Demand Mode Equipped with an Auxiliary Positive Pressure Self-Contained Breathing Apparatus.

2. Full Facepiece Self-Contained Breathing Apparatus Operated in Pressure Demand Mode.

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Medical Surveillance Summary

Only those individuals who are deemed medically fit to wear respiratory protective equipment shall be issued a respirator. Before being issued a respirator, an employee will undergo testing to evaluate his/her medical and physical condition. Medical tests to be considered by a physician include:

•	Pulmonary Function Tests (FVC and FEV)

•	Chest X-Ray

•	Electrocardiogram

Other tests may be deemed necessary by the examining physician. Medical factors to be considered by the physician include emphysema, asthma, chronic bronchitis, heart disease, anemia, hemophilia, poor eyesight, poor hearing, hernia, lack of use of fingers or hands, epileptic seizures or factors which might inhibit the ability of an employee to wear respiratory equipment. The establishment of a Medical Surveillance Program is also needed as a control measure.

Fit Testing Procedures

Respiratory fit testing of workers who are assigned to wear negative-pressure respirators for the purpose of compliance with the permissible exposure limit (PEL) for asbestos is required to consist of one of the following qualitative or quantitative protocols.

One of the following fit tests will be conducted for use in atmospheres in which the concentration of asbestos will not exceed 10 times the PEL.

Procedures

Respirator Selection

A.	The test subject shall be allowed to pick the most comfortable respirator from a selection including respirators of various sizes manufacturers. The selection shall include at least five sizes of elastomeric (elastic band) half face pieces and at least two manufacturers. Full facepiece respirators may be fitted by qualitative fit testing for use in atmospheres where the concentration of asbestos does not exceed 10 times the PEL. Full facepiece respirators for use in atmospheres which may reasonably be expected to exceed 10 times the PEL are required to be fit tested using the quantitative fit test protocol.

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B.	Prior to the selection process, the test subject shall be shown how to put on a respirator, how it should be positioned on the face, how to set strap tension and how to determine a comfortable fit. A mirror shall be available to assist the subject in evaluating the fit and positioning of the respirator. Respirators shall be cleaned and sterilized between trials by test subjects.

Over-tightening the straps will sometimes reduce facepiece leakage, but the wearer may be unable to tolerate the respirator for a sufficient period of time to complete the task. The facepiece should not press into the face, shut off blood circulation or cause major discomfort.

C.	The most comfortable mask is donned and worn at least five minutes to assess comfort. All don ning and adjustments of the facepiece shall be performed by the test subject without assistance from the test conductor or other person. Assessing comfort shall include reviewing the following points with the test subject fitting with half-mask respirators:

•	Positioning of mask on the nose

•	Room for eye protection

•	Room to talk

•	Positioning mask on face and cheeks

D.	The following criteria shall be used to help determine the adequacy of the respirator fit:

•	Chin properly placed

•	Strap tension

•	Fit across nose bridge

•	Distance from nose to chin

•	Tendency to slip

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•	Self-observation in a mirror

Fit Test Exercises

Prior to entering the test chamber, the test subject shall be given complete instructions as to his/her or her part in the test procedures. The test subject shall perform the following exercises, in the order given for each independent test.

A.	Normal Breathing. The test subject shall breathe normally for the least one minute, without talking.

B.	Deep Breathing. The test subject shall do deep breathing for at least one minute, pausing so as not to hyperventilate.

C.	Turning the Head Side-to-Side. The test subject shall slowly turn his or her head from side to side. The head shall be held at each extreme side position for at least 5 seconds. The test subject shall be instructed to perform at least three complete cycles, and to avoid bumping the respirator against their shoulders.

D.	Nodding the Head Up and Down. The test subject shall slowly nod his or her head up and down between the extreme position straight up and the extreme position straight down and inhale when the head is at a full-up position (looking toward the ceiling). The subject’s head shall be held at each extreme position for at least 5 seconds. The test subject shall be instructed to perform at least three complete cycles and to avoid bumping the respirator against the chest.

E.	Reading. The test subject shall talk for a minute so as to be heard clearly by the test conductor or monitor.

F.	Grimace. The test subject shall grimace, smile, frown, and generally contort the face using the facial muscles. Continue for at least 15 seconds.

G.	Bend Over and Touch the Toes. The test subject shall bend at the waist and touch toes and return to the upright position. Repeat for at least 30 seconds.

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H.	Jogging in Place. The test subject shall perform jogging in place for at least 30 seconds.

I.	Resume Normal Breathing. (Same as initial exercise.)

Additional Requirements

A.	The test shall not be conducted if there is any hair growth between the skin and the facepiece sealing surface.

B.	If hair growth or apparel interfere with a satisfactory fit, then they shall be altered or removed so as to eliminate interference and allow a satisfactory fit.

C.	If a satisfactory fit is still not attained, the test subject must use a positive-pressure respirator such as a powered air-purifying respirator, supplied air respirator, or self-contained breathing apparatus.

D.	If a test subject exhibits difficulty in breathing during the tests, they shall be referred to a physician trained in respiratory diseases or pulmonary medicine to determine whether the test subject can wear a respirator while performing their duties.

E.	Fit testing shall be repeated at least every six months.

F.	In addition, because the sealing of the respirator may be affected, fit testing shall be repeated immediately when the test subject has one of the following:

•	Weight change of 20 pounds or more

•	Significant facial scarring in the areas of the face

•	Significant dental changes

•	Reconstructive or cosmetic surgery

•	Any other condition that may interfere with sealing

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Qualitative and Quantitative Fit Checks

The test subject is now ready to conduct the qualitative positive pressure and negative pressure fit checks. There are two major categories of fit testing, Qualitative (pass/fail basis) and Quantitative (scientific measure basis).

A.	Qualitative (Pass/Fail)

These tests require the wearer’s response, is not complicated and is easy to perform. It is performed in three sequences, a negative pressure check, a positive pressure check, and an irritant smoke test.

Negative Pressure Test

Start by closing off the inlet of the cartridges or filters by covering them with the palms or squeezing the breathing tube so it does not allow air to pass. Inhale gently so the facepiece collapses slightly. Hold your breath for approximately 10 seconds. It is possible to use a piece of foam to cover the inlet port sufficiently. If the seal of the respirator is appropriate to the shape of the face, the facepiece will remain collapsed, while the still holding your breath. If the seal is incorrect, the facepiece will fill with air drawn from a break in the seal surrounding the face. If this should occur, look for damage to the facepiece or choose another respirator from a different manufacturer.

Positive Pressure Test

Start by closing off the exhalation valve and exhaling gently into the facepiece. The respirator fit is considered good if slight positive pressure can be built up inside the facepiece without any evidence of outward leakage around the facepiece.

For some respirators, it is necessary to remove the exhalation valve cover. This removal often disturbs the respirator fit if not done before the respirator is put on. The test is easy with respirators whose valve cover has a single small port that can be closed by the palm or a finger.

Irritant Smoke Test

If the worker passes the visual, negative pressure and positive pressure tests, they are ready to be tested with irritant smoke. This test can be used for both air-purifying and air-supplied respirators. An air-purifying respirator however, must have high-efficiency filters. The test substance is an irritant smoke (stannic chloride or titanium tetrachloride). Sealed glass and plastic tubes with substances to generate this smoke are available from safety supply companies. When the tube ends are broken and air passes through them with a squeeze tube, a dense irritation smoke is emitted.

1.	The test subject shall be exposed to a weak concentration of the irritant smoke to familiarize the subject with the characteristic odor.

If the subject cannot detect the irritant smoke then another qualitative fit testing protocol or quantitative fit testing shall be used.

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2.	Advise the test subject that the smoke can be irritating to the eyes and instruct the subject to keep the eyes closed while the test is being performed.

3.	The test conductor will review this protocol with the test subject before testing.

4.	The test subject shall enter the test chamber and be advised that the irritant smoke can be irritating to the eyes and should keep his/her eyes closed while the test is being conducted.

5.	The test conductor shall direct the stream of irritant smoke from the tube towards the face seal area of the test subject. The person conducting the test shall begin with the tube at least 12 inches from the facepiece and gradually move to within one inch, moving around the entire perimeter of the facepiece.

6.	The test subject shall be instructed to perform exercises prior to entering the test chamber. If the irritant smoke can not be detected, the respirator seal is considered to maintain a proper fit.

7.	Respirators successfully tested by this protocol may be used in atmospheric concentrations of up to ten times the PEL for asbestos.

This test has a distinct advantage in that the wearer usually reacts involuntarily to leakage by coughing or sneezing. The likelihood of merely pretending to pass the fit test is very low.

NOTE: The irritant smoke test must be performed with caution because the aerosol in highly irritating to the eyes, skin and mucous membranes. With half-mask facepieces, the eyes must be kept closed.

B. Quantitative Fit Testing

This type of test requires a test substance which can be generated into the air, specialized equipment to measure the airborne concentration of the substance and a trained tester.

The test subject wearing a respirator is placed into the chamber which contains the test substance in the air. The airborne concentration of the substance is measured outside the respirator and inside the respirator while the wearer performs several work related activities.

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The specific degree of protection (protection factor) can be determined for that wearer/respirator combination by performing calculations with a measured concentrations.

Quantitative fit testing is usually performed in a laboratory under research conditions. However, portable fit-testing units are now available and some organizations will come to the job site and perform quantitative fit tests on workers.

Protection Factors

Respirators offer varying degrees of protection against asbestos fibers. The key to understanding the differences between types of respirators (air-purifying, powered-air purifying, air supplies, etc), is the amount of protection afforded to the wearer. To compare these, one must understand the concept of a protection factor (PF).

A protection factor is a number obtained when the concentration of a contaminant outside the mask is divided by the concentration found inside the mask. This formula is illustrated below.

Protection Factor (PF) =	Concentration Outside the Mask
Concentration Inside the Mask

The protection factor depends on the fit of the mask to the wearer’s face. The protection offered by any one respirator will therefore be different for each individual persons. Further, the protection constantly changes depending on the worker’s activities and even shaving habits. When a worker laughs or coughs inside a respirator, the protection factor will decrease since the mask will not fit as well during laughing or coughing. Similarly, a worker who forgot to shave one morning will not receive as much protection that day since the mask will not fit as well to the face. The importance of properly fitting the mask should now be obvious.

It is virtually impossible to measure the concentration inside the mask (where the worker is breathing) for each worker, all the time, during all the various activities he or she may be conducting. Accordingly, protection factors, based on extensive research, have been developed for different categories of respirators. Using these protection factors, it is easy to determine what type of respirator is appropriate to maintain the concentration of asbestos inside the mask below a certain level. Using established protection factors, one may select for the type task required. (Reference Section 2).

It should be noted that protection factors should only be used when the respirator is properly fitted and maintained, and used as intended.

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Routine Maintenance

Individuals assigned to wear respiratory protection must be knowledgeable in the following basic services for respiratory protection care and maintenance are outlined and discussed:

•	Inspection for Defects (including leak checks)

•	Cleaning and Disinfection

•	Proper Storage

Inspection for Defects

All respirators shall be inspected routinely before and after each use and kept ready for emergency use, if required. Any respirator that is not used routinely but kept for emergency use shall be inspected at least monthly to assure that it is in satisfactory working condition.

A respirator inspection shall include a check of the tightness of connections and the condition of the headbands and filters. The rubber of elastomer parts shall be inspected for pliability and signs of deterioration. Stretching and manipulation of rubber or elastomer parts with a massaging action will keep them pliable and flexible and prevent them from taking a set during storage.

Records of such inspections will be kept by the Respiratory Program Manager.

Cleaning and Disinfecting

Routinely used respirators will be cleaned and disinfected whenever they are to leave the work site. In areas where work is performed using a HEPA vacuum, the facepiece should be HEPA vacuumed and then wet wiped with a Sanicom pad to remove soot or dirt.

Wipe the inside sealing surfaces with clean Sanicom pads. Alcohol or alcohol pads should not be used for wipe cleaning.

Thorough cleaning will be performed by each individual to include disassembly, washing, disinfection inspection, re-assembly and storage.

Respirators will not be taken home and must remain in a designated area for storage.

Disinfecting will consist of a thorough cleaning at least once a week. Alcohol should not be used as a disinfectant. Alcohol tends to dry-out most rubber products. Use a solution specifically designed to clean rubber that is odorless and non drying. MSA Cleaner-Sanitizer II is one solution that could be used.

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First remove the HEPA filters from the facepiece. Then rinse the outside of the facepiece in warm water. Rinse the inside of the facepiece, ensuring the rubber valve covers have been removed and properly cleaned.

Do not attempt to force dry the facepiece with a blow dryer, heater or in direct sunlight. Lay the facepiece on a flat surface to air dry.

Storage

After cleaning and sufficient drying time has elapsed, each assembled facepiece should be stored in a clean plastic bag that is sealed by a twist tie or zip lick with the date of the cleaning marked on the outside of the bag.

Bagged respirators should be stored lying flat in a secured drawer or shelf of a storage locker. Each should be marked identifying the owner. Use only the respirator that is assigned to you.

Appendix

Working and breathing in some environments can pose a hazard to worker’s health. Inhalation of some substances can cause immediate or quick injury to the respiratory system or other major organ systems of the body.

Carbon monoxide and some paint solvents are examples of relatively quick acting substances. The injuries/illnesses caused by other contaminants may not be obvious for years or even decades. Asbestos and other cancer causing agents fall into this category of long latency (developing) periods. Respirators are commonly used to help protect against inhalation hazards, especially on asbestos abatement projects. However, the protection program is not limited to choosing a respirator, giving it to an employee, and expecting it to provide adequate protection.

There is a need to have and apply knowledge about lung structure and function, hazard recognition, and evaluation and control. Governmental regulations and human characteristics also play a role.

There are three ways through which hazardous materials can enter the body:

•	The Gastrointestinal (GI) Tract

•	The Skin (or cause harmful effects to the skin)

•	The Respiratory System

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The most prevalent disease causing entry way is through the respiratory tract. The respiratory system is a gaseous air pump with a series of airways leading from the nose and mouth down into air sacks (alveoli) where there is an exchange of oxygen and carbon dioxide. At the air sacs, oxygen enters the blood and carbon dioxide exits the blood. The main components of the respiratory system going from top to bottom are: nose, mouth, throat, larynx (voice box), trachea (windpipe), bronchi (main branches), alveoli (air sacs), diaphragm and chest muscles.

Air ways of the upper respiratory tract (trachea through bronchi) are lined with “cilia”. Cilia are hairlike protrusions covered with a sheet of mucous. These cilia are constantly sweeping upward quickly then down slowly, and thus moving mucous and trapped materials up at a rate of approximately one inch per minute. This is an important clearance mechanism which serves to remove large particles of matter from the lungs. Particles are brought back up to the throat where they are swallowed or expectorated.

Unfortunately, smoking retards this cleansing mechanism of the lungs by causing paralysis of the cilia. Just a few puffs on a cigarette drastically reduces the cilia motion. Smoking several cigarettes retards the cilia for several hours, often taking and overnight period for them to recover. This paralyzing effect may be one of the main reasons the combination of smoking and asbestos exposure is so hazardous.

Past the bronchi are the alveoli. These air sacs are ultimately surrounded by a vast network of blood capillaries through which gas exchange occurs: oxygen in and carbon dioxide out. Oxygenated blood is then delivered to the heart where it is pumped to millions of tissue cells throughout the body.

The heart and lungs are highly dependent upon each other in the process of getting oxygen into the body. When the lungs become restricted, damaged or ineffective the heart must work harder. Bad cases of asbestosis often result in death by heart attack. Also, the wearing of respirators can be too much of a strain for some people (very few), and thus it is necessary to check this possibility before assigning or wearing a respirator.

A body’s need for oxygen varies, so the breathing rate varies as does the heart rate, respiratory rates tend to fall into ranges according to the level of activity:

Resting:	5-7 liters per minute (5000-7000 cc per minute*)
Working:	25-30 liters per minute (25,000 - 30,000 cc*)
Exercising:	100-150 liters per minute (100,000 - 150,000 cc*)

*NOTE:	CC = cubic centimeters. The same cc as when referring to fibers per cc.

These breathing rates are useful in determining how many asbestos fibers workers breathe in during different periods and exposure conditions. For example, a worker without respiratory protection,

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breathing at a rate of 25,000 cubic centimeters (cc) per minute, in an area for 480 minutes (8-hours) where the fiber levels are two fibers per cubic centimeter (2f/cc), would breath in 24 million fibers. The calculation is as follows:

25,000 cc/min x 480 min x 2f/cc = 24,000,000 fibers.

Inhalation Hazards

The same method of calculation can be used for other breathing rates, exposure periods and fibers counts. It is also important to recognize that most of these fibers will be breathed out again, as part of the natural immune system and will not be retained inside the body.

Respiratory hazards are generally divided into two categories: toxic contaminants and oxygen deficiency. The potential for either or both must be considered when addressing respiratory protection. Normal air contains about 21% percent (20.9%) oxygen. For breathing purposes, air should not contain less than 19.5% or more than 23.5 percent oxygen. Oxygen deficiency generates a variety of symptoms ranging from increased breathing and pulse rate to unconsciousness and death.

Asbestos abatement projects generally do not pose oxygen deficiency hazards; however, since there are abatement projects and circumstances where it can be a problem, it must always be considered. For example, there could be an oxygen deficiency problem while working in steam tunnels mechanical chases or boilers. It is also a consideration during the use of Type C supplied-air respirators (discussed later in this section).

Failing to consider oxygen deficiency could result in a quick fatality on an asbestos abatement project. Toxic contaminants are the more common category of respiratory hazards on asbestos abatement jobs. Those toxic contaminants are generally subdivided into three categories, particles and gaseous materials or a combination of the two. Asbestos fibers are an example of the particles subcategory. It is possible to have both these hazardous substances, plus others (such as encapsulant solvents) in a work area at the same time.

As mentioned earlier, the effects of these contaminants can develop quickly or slowly, and they can be mild or fatal. For example, mesothelioma (special cancer of lung or abdomen linings) may take 20 to 45 years to develop. Once detected, it causes death within a few months or may leave no residual damage if promptly detected and treated.

Acceptable limits of exposure for respiratory hazards are based on concentrations documented through research by such organizations as the American Conference of Governmental Industrial Hygienists (ACGIH), the National Institute for Occupational Health and Safety (NIOSH), the Occupational Safety and Health Administration (OSHA) and others.

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These organizations publish allowable exposures limits and standards for a variety of substances. The ACGIH limits are called Threshold Limit Values (TLVs).

NIOSH publishes Recommended Standards, and the OSHA limits are called Permissible Exposure Limits (PELs). Only the OSHA PELs are legally enforceable, the others should be considered standards to be attained in good work practices.

Limits are expressed as time weighted averages or exposure durations, usually over a full work shift. For example the current OSHA limits for exposure to carbon monoxide is 50 parts per million (PPM) in the work place air and 20 ppm in air supplied to type C respirators. The current limits and recommended guidelines for asbestos exposures range from 0.2 f/cc (OSHA) down to 0.01 f/cc, the lower, generally accepted “clearance level” in the asbestos abatement industry.

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insert “Respirator Selection” chart here

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11

Asbestos Work Practices

ASBESTOS WORK PRACTICES

The decision of whether Asbestos Containing Material (ACM) should be removed and the determination of whether it should be removed by trained building employees or a certified asbestos abatement contractor, shall be decided by both the Asbestos Coordinator and the Environmental Consultant.

A Maintenance Work Activity Permit must be authorized prior to the start of all maintenance work.

PROHIBITED ACTIVITIES

The following activities are prohibited without proper training, personal protection and proper work procedures:

1)	Removing ceiling tiles located below asbestos containing fireproofing.

2)	Drilling holes in materials suspected of containing asbestos.

3)	Hanging plants or pictures on walls or ceilings covered with ACM or composed of ACM.

4)	Sanding asbestos containing floor tile.

5)	Dry sweeping or dusting of asbestos containing floors, ceiling, moldings or other asbestos-containing surfaces.

6)	Installing curtains, drapes or dividers in such a way as to disturb ACM.

7)	Using an ordinary vacuum to clean up asbestos containing debris.

8)	Disturbing ventilation system filters.

9)	Entry to areas where ACM debris has accumulated.

This portion of your manual is intended to describe methods of handling some of the situations listed above.

WORK PRACTICES

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Small Scale, Short Duration Operations

Small scale, short duration operations (SS,SD) are not specifically described in current regulations. A definition of SS,SD is proposed in amendments to 29 CFR 1910 & 1926.

The SS,SD is described as a demolition, repair, renovation, maintenance or removal which is non-repetitive, effects small surfaces of ACM, will be completed in one work day and is not expected to expose bystanders to asbestos fibers.

Although amendments to this rule are pending, there are currently no quantities of ACM, which will define a SS,SD operation. Determination of a SS,SD operation will be at the discretion of the Asbestos Coordinator and the Environmental Consultant. Removal other than SS,SD should be performed by a qualified abatement contractor. Removal of more than 100 square feet must be removed by a certified asbestos abatement contractor (according to SCAQMD).

Employers who are to implement SS,SD operations should be appropriately trained in removal procedure. Training should include set-up glove bag and mini enclosures, wet method removals, regulations, standards, and health effects. Employees should have hands-on practice and respirator training before performing SS,SD removals. The following are examples of small scale operations:

A.	Removal of small quantities of asbestos insulation on pipe

B.	Removal of small quantities of asbestos insulation on beams or above ceilings,

C.	Removal of small quantities of floor tile,

D.	Replacement of an asbestos gasket on a valve,

E.	Installation or removal of a small section of drywall,

F.	Installation of electrical conduits through or adjacent to ACM.

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Work Practice Controls

Several controls and work practices, used either singly or in combination, should be employed effectively to reduce asbestos exposures during small maintenance and renovation operations. These include:

•	A Maintenance Work Permit Program

•	Overall Work Practice

•	Glove Bagging

•	Mini-Enclosures

•	Specific Removal Procedures

•	Enclosure or Encapsuation of Asbestos Materials

•	Operations and Maintenance Cleaning Practices

Maintenance Work Permit System

(see maintenance work permit section)

The Maintenance Work Permit system is a necessary fundamental aspect of the O&M Program.

Through the Permit System, all work orders or requests which may involve ACM are brought to the attention of the Asbestos Coordinator. Applicable asbestos survey reports are then accessed to determine if ACM is present in the area where the work is to be performed. The area shall also be physically inspected to ensure records reflect actual present conditions. If there is any doubt, a second sample should be taken.

If ACM is found to be present in the area, the Asbestos Coordinator will advise on the proper methods to be used. Confirmational testing and subsequent recommendations by the Environmental Consultant is advised.

The Asbestos Coordinator shall ensure only those maintenance workers specially trained in these special work activities and who are currently in compliance with the Medical Surveillance and Respirator Protection Program are to perform the asbestos-related work.

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WORK PROCEDURES

General Preparation of the Area

Remove from the immediate work area all movable objects to protect them from potential asbestos contamination. Objects that cannot be moved should be covered and sealed with 6-mil polyethylene sheeting before the task begins.

NOTE: The following step is to be performed with the proper HEPA filtered respirator and impermeable full-body covering.

Clean any contaminated objects with a HEPA filtered vacuum and/or wet wipe prior to sealing covering or removing from the work area.

Wet methods shall be used during small scale, short duration maintenance and renovation activities that involve disturbing ACM.

Handling asbestos materials wet is one of the most reliable methods of ensuring that airborne asbestos fibers are kept at a minimum.

Dry removal of ACM is strictly PROHIBITED without prior written approval from the South Coast Air Quality Management District Office, and should be considered only when wetting procedures in renovation work would unavoidably damage electrical equipment or present a significant safety hazard. Contact an qualified environmental consultant before undergoing a procedure which may require dry removal.

Amended water is water in which a surfactant has been added which enables the water to more adequately penetrate the material. Common laundry soap powders are the most common example of a surfactant. The amended water shall be applied by means of an airless sprayer or manual pump sprayer to minimize the extent to which the materials containing asbestos are disturbed.

Keep materials wet throughout the maintenance or renovation operation.

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GLOVE BAGS

Glove bags are approximately 40” x 64” bags fitted with arms through which the work can be performed. When properly installed and used, they permit workers to remain completely isolated from the asbestos material being removed or replaced inside the bag. Glove bags can thus provide a flexible, easily installed and quickly dismantled temporary small work area enclosure that is ideal for small scale asbestos renovation and maintenance jobs. The bags are single-use control devices that are disposed of at the end of each job.

The bags are made of transparent, 6-mil thick polyethylene plastic. The bags must say:

DANGER

CONTAINS ASBESTOS FIBERS

Avoid Creating Dust

Cancer and Lung Disease

PIPE WRAP REPAIR OR REMOVAL

This procedure shall be performed with two trained persons.

Equipment Required

*	6-mil thick polyethylene sheeting

*	Glove bag

*	Disposable cloths

*	Duct tape

*	Spray adhesive

*	Bone Saw, razor knife, or scissors

*	Portable pump sprayer with amended water

*	Portable pump sprayer with encapsulant

*	Nylon brush, disposable

*	HEPA vacuum

*	Asbestos disposal bags

*	Impermeable disposable full body suit

*	Negative pressure half-mask respirator equipped with HEPA filters

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Set-Up

A.	Prepare the work area according to the procedure described earlier in this section.

B.	Post Asbestos DANGER signs at the entrances and exits to the work area.

C.	Cover the work floor area under the pipe to be repaired with a ten foot by ten foot square layer of at least 6-mil thick polyethylene plastic sheeting.

D.	Don a disposable full body suit.

E.	Don respirator and perform positive and negative pressure checks.

F.	Place all necessary equipment inside the glove bag.

G.	Attach the glove bag to the section of pipe to be repaired:

1)	Glove bags must be installed so that they completely cover the pipe. Cut the sides of the glove bag to fit the size of the pipe from which asbestos is to be removed. Attach the bag by folding the open edges together and sealing them securely with tape. All openings in the glove bag must be sealed. The bottom seam of the glove bag must also be sealed with duct tape or an equivalent as a strengthening measure.

2)	Ensure that the glove bag is secured and sealed so it will be sufficient to hold the material being removed.

H.	Cut a small slit that will be large enough for the insertion of a vacuum hose in the upper half of the bag. Make another slit for the insertion of the airless sprayer nozzle.

I.	Insert the HEPA vacuum hose and seal the area with duct tape. Insert the portable pump sprayer nozzle and seal the slit with duct tape.

J.	Perform the smoke test described at the end of this section.

K.	Note: It is suggested that a mini-enclosure is constructed around the area to be glovebagged (see mini-enclosure section).

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Removal/Repair

A.	Thoroughly wet the section of the pipe to be removed using the portable pump sprayer filled with amended water.

B.	Remove the ACM from the pipe using the tools sealed inside the glove bag. Keep the material wet while performing the removal, including the debris that may fall to the bottom of the glove bag. Throughout the removal of the ACM check the integrity of the bag. Ensure that no punctures, cuts or holes of the bag occur. Use duct tape to re-enforce weakened areas if necessary.

C.	After the removal of the ACM from the pipe, thoroughly clean the fresh surface with a nylon brush and wipe with a moistened cloth.

D.	Drop all the wet disposable cloths into the debris at the bottom of the glove bag.

E.	Thoroughly clean all tools with amended water and place them in the glove bag pouch.

F.	Use encapsulant in the portable pump sprayer to seal the cleaned surface, remaining pipe ends, and the interior surfaces of the glove bag.

G.	Twist the glove bag just below the attached area to seal the debris in the bottom of the bag. Secure with duct tape.

H.	Using the HEPA vacuum, collapse the glove bag. Remove the portable pump sprayer nozzles. Reseal the bag.

I.	Remove the HEPA vacuum hose from the bag. Re-enforce the seal.

Clean-Up

A.	Remove the tools from the glove bag pouch, put tools in arm, reverse arm, seal and tape shut.

B.	Dispose of the glove bag in a properly labeled asbestos disposal bag.

C.	Clean, with a HEPA vacuum, your full body suit while standing on the poly covering the floor.

D.	Remove the full body suit and place it on the plastic floor covering.

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E.	Mist and roll up, in an inwardly fashion, the plastic floor covering and place it in a labeled asbestos disposal bag.

F.	Remove your respirator and wipe it with a wet cloth. Place the respirator in a bag, sealed for future use.

G.	Double bag all waste materials in a properly labeled asbestos disposal bag.

H.	Dispose of all waste according to directions outlined in the Hazardous Waste section of this manual.

Glove Bag Smoke Test Procedures

To insure complete containment within the glove bag, a smoke test may be performed, prior to initiation of work, using the following procedure.

A.	After the glove bag is securely attached, break both ends of the ventilation smoke tube. Suggested smoke tube: stannic oxychloride commonly used for irritant smoke respirator fit-tests (qualitative).

B.	Attach a short length of tubing to one end of the smoke tube.

C.	Using a squeeze pump or other device, aspirate the smoke into the bag through the water port access sleeve.

D.	After twist sealing the access sleeve, squeeze the bag gently to check for leakage.

E.	Repair if necessary and repeat steps 1-4 until no leakage is detected.

MINI-ENCLOSURES

In some instances, such as removal of asbestos from a small ventilation system or from a short length of duct, a glove bag may not be large enough or of the proper shape to enclose the work area. In such cases, a mini-enclosure can be built around the area where small scale, short duration asbestos maintenance or renovation work is to be performed. Such an enclosure should be constructed of 6-mil thick polyethylene plastic sheeting. It can be small enough to restrict entry to the asbestos work area to only one worker.

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For example, a mini-enclosure can be built in a small utility closet when asbestos containing duct covering is to be removed.

Equipment Required

*	6-mil-thick polyethylene plastic

*	2-inch by 4-inch lumber, or PVC piping

*	Wood staples

*	Spray adhesive

*	Duct tape

*	Razor Knife

Mini Enclosure Construction

A.	Affix 6-mil thick plastic sheeting to the walls with spray adhesive and tape.

B.	Cover the floor with plastic and seal the plastic covering the floor to the plastic on the walls. To aid in the sealing of the enclosure, both ends of the plastic should overlap at least six inches.

C.	Seal any penetration such as pipes, electrical conduits, or ventilation ducts with duct tape.

D.	Construct a small change room (approximately 3 feet square) made of six-mil-thick polyethylene plastic supported by 2-inch by 4-inch lumber or PVC piping. The plastic should be attached to the supports with staples. After attaching the plastic sheeting to the supports, the holes made in the sheeting by the staples can be sealed using spray glue and duct tape.

The change room must of course be attached to the mini-enclosure. This room is necessary to allow the worker to vacuum off protective full body suit(s) and remove them before leaving the work area. While inside the enclosure the worker should wear disposable full body suit and use appropriate respiratory protection.

CEILING TILE REMOVAL

This procedure should be performed with two trained persons.

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Equipment Required

*	6-mil thick polyethylene sheeting

*	Disposable cloths

*	Duct tape

*	Spray adhesive

*	Razor knife

*	Portable pump sprayer with amended water

*	Portable pump sprayer with encapsulant

*	HEPA vacuum

*	Asbestos disposal bags

*	Impermeable full-body suit (Klean-Guard)

*	Negative Pressure half-mask respirator equipped with HEPA filters

*	Ladder

Set-Up

A.	Prepare the area to be worked in according to the procedure described for a glove bag operation.

B.	Build the mini enclosure described earlier.

C.	Post Asbestos DANGER signs at the entrances and exits to the work area.

D.	Double suit with two disposable full body suits.

E.	Don a respirator and perform positive and negative pressure checks.

F.	Place the equipment inside the mini-enclosure that will be used to remove the ceiling tile. This is to include both portable pump sprayers. (DO NOT place the body of the HEPA vacuum inside the mini-enclosure, only the hose.)

G.	Make a hole in the enclosure large enough to insert the HEPA vacuum hose and insert enough hose to reach the subceiling and suspended ceiling. Seal the hole with duct tape.

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H.	Ensure that the HEPA vacuum hose is secured to an area in the mini-enclosure, and turn the vacuum on. The HEPA vacuum is to remain on throughout the entire work procedure.

I.	Have enough asbestos disposal bags ready both inside and outside the mini-enclosure to accept waste as it is generated.

Removal

A.	Remove the ceiling tile carefully by sliding it atop an adjacent tile.

B.	If any ACM is found on the ceiling tile, remove it by spraying it lightly with amended water. Then place it in an asbestos disposal bag.

C.	Clean all tracks where ceiling tiles have been removed using disposable wet rags.

D.	Use extreme care in handling the tiles. Many brands are fragile and break easily. Vacuum the ceiling tile on all sides.

E.	Spray encapsulant on all area surfaces.

F.	Replace the tile. If the ceiling tile is to be replaced with a new tile, dispose of the tile in an asbestos disposal bag.

Clean-up

A.	Using the portable pump sprayer, spray encapsulant inside the mini-enclosure, covering all sides.

B.	Collapse the waste disposal bag by using the HEPA vacuum. Twist and tape asbestos disposal bags for removal from the area.

C.	Thoroughly clean and wet wipe all equipment to be removed from the mini-enclosure, and position it next to the entrance to the change room.

D.	Wet wipe face, hands and respirator with a dampened cloth prior to entering the change room of the mini-enclosure. The cloth should be disposed of as hazardous waste.

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E.	HEPA vacuum your outside protective suit.

F.	Enter the Change Room and remove all equipment from the mini-enclosure; remove remaining full body suit.

G.	After ensuring adequate time for the encapsulant to dry, dismantle the mini-enclosure.

H.	Dispose of all used polyethylene plastic sheeting as contaminated waste by sealing it in two 6-mil labeled asbestos waste bags.

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FLOOR TILE REMOVAL

Small amounts of floor tile may be removed, using the mini-enclosure described earlier.

Equipment Required

*	6-mil thick polyethylene sheeting

*	Disposable cloths

*	Duct tape

*	Spray adhesive

*	Razor knife

*	Portable pump sprayer with amended water

*	Portable pump sprayer with encapsulant

*	HEPA vacuum

*	Asbestos disposal bags

*	Impermeable full-body suit (Klean-Guard)

*	Negative Pressure half-mask respirator equipped with HEPA filters

Set-Up

A.	Build the mini-enclosure described earlier without a poly lined floor.

B.	Post Asbestos DANGER signs at the entrances and exits to the work area.

C.	Double suit with two disposable full body suits.

D.	Don a respirator and perform positive and negative pressure checks.

E.	Place the equipment inside the mini-enclosure that will be used to remove the floor tile. This is to include both portable pump sprayers. (DO NOT place the body of the HEPA vacuum inside the mini-enclosure, only the hose.)

F.	Make a hole in the enclosure large enough to insert the HEPA vacuum hose and insert enough hose to reach the subceiling and suspended ceiling. Seal the hole with duct tape.

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H.	Ensure that the HEPA vacuum hose is secured to an area in the mini-enclosure, and turn the vacuum on. The HEPA vacuum is to remain on throughout the entire work procedure.

I.	Have enough asbestos disposal bags ready both inside and outside the mini-enclosure to accept waste as it is generated.

Removal

A.	Insure that the tile is adequately wetted prior to removing.

B.	Using an ice chipper, carefully lift the tiles one tile at a time, trying not to break the tiles. If mastic is to be removed, a citric terpene degreaser works well. Big Orange, manufactured by ZEP Industries (or equivalent), does not release any hazardous vapors and aids in the removal of mastic. In every case, proper ventilation is necessary.

C.	Place removed material in properly labeled bags as the work progresses.

Clean-Up

A.	Using the portable pump sprayer, spray encapsulant inside the mini-enclosure, covering all sides.

B.	Collapse the waste disposal bag by using the HEPA vacuum. Twist and tape asbestos disposal bags for removal from the area.

C.	Thoroughly clean and wet wipe all equipment to be removed from the mini-enclosure, and position it next to the entrance to the change room.

D.	Wet wipe face, hands and respirator with a dampened cloth prior to entering the change room of the mini-enclosure.

E.	HEPA vacuum your outside protective suit.

F.	Enter the Change Room and remove all equipment from the mini-enclosure; remove remaining full body suit.

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G.	After ensuring adequate time for the encapsulant to dry, dismantle the mini-enclosure.

H.	Dispose of all used polyethylene plastic sheeting as contaminated waste, sealing it in two 6-mil labeled asbestos waste bags.

DRYWALL/DRYWALL MUD REMOVAL

Small amounts of drywall may be removed, using the mini-enclosure described earlier.

Equipment Required

*	6-mil thick polyethylene sheeting

*	Disposable cloths

*	Duct tape

*	Spray adhesive

*	Razor knife

*	Portable pump sprayer with amended water

*	Portable pump sprayer with encapsulant

*	HEPA vacuum

*	Asbestos disposal bags

*	Impermeable full-body suit (Klean-Guard)

*	Negative Pressure half-mask respirator equipped with HEPA filters

Set-Up

A.	Build the mini-enclosure described earlier without a poly lined floor.

B.	Post Asbestos DANGER signs at the entrances and exits to the work area.

C.	Double suit with two disposable full body suits.

D.	Don a respirator and perform positive and negative pressure checks.

E.	Place the equipment inside the mini-enclosure that will be used to remove the drywall. This is to include both portable pump sprayers. (DO NOT place the body of the HEPA vacuum inside the mini-enclosure, only the hose.)

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F.	Make a hole in the enclosure large enough to insert the HEPA vacuum hose and insert enough hose to reach the subceiling and suspended ceiling. Seal the hole with duct tape.

H.	Ensure that the HEPA vacuum hose is secured to an area in the mini-enclosure, and turn the vacuum on. The HEPA vacuum is to remain on throughout the entire work procedure.

I.	Have enough asbestos disposal bags ready both inside and outside the mini-enclosure to accept waste as it is generated.

Removal

A.	Insure that the drywall is adequately wetted prior to removing.

B.	Remove drywall by use of hand tools. Keep material wet during removal.

C.	Place removed material in disposal bags as the work progresses. If a composite sample of drywall and drywall mud is <1% asbestos by weight, the material may be disposed of as construction debris.

Clean-Up

A.	Using the portable pump sprayer, spray encapsulant inside the mini-enclosure, covering all sides.

B.	Collapse the waste disposal bag by using the HEPA vacuum. Twist and tape asbestos disposal bags for removal from the area.

C.	Thoroughly clean and wet wipe all equipment to be removed from the mini-enclosure, and position it next to the entrance to the change room.

D.	Wet wipe face, hands and respirator with a dampened cloth prior to entering the change room of the mini-enclosure.

E.	HEPA vacuum your outside protective suit.

F.	Enter the Change Room and remove all equipment from the mini-enclosure; remove remaining full body suit.

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G.	After ensuring adequate time for the encapsulant to dry, dismantle the mini-enclosure.

H.	Dispose of all used polyethylene plastic sheeting as contaminated waste, sealing it in two 6-mil labeled asbestos waste bags.

LIMITED ABATEMENT OF SPRAY APPLIED ACOUSTIC CEILING MATERIAL

Equipment Required

*	6-mil thick polyethylene sheeting

*	Disposable cloths

*	Duct tape

*	Spray adhesive

*	Razor knife

*	Portable pump sprayer with amended water

*	Portable pump sprayer with encapsulant

*	HEPA vacuum

*	Asbestos disposal bags

*	Disposable full body suit (Klean-Guard)

*	Nonpermeable (rubber) gloves

*	Negative pressure, half-mask respirator equipped with HEPA filters, or Powered Air purifying respirator equipped with HEPA filters

*	Ladder

*	C-Clamps to extend the wood structures

Set-Up

A.	Prepare the work area and mini enclosure according to the procedure described earlier in this section.

B.	Make a hole in the enclosure large enough to insert the HEPA vacuum hose and seal the hole with tape. Turn on the vacuum to create a negative pressure effect inside the penetrated work space. Avoid positioning the hose intake at or near the breathing zone.

C.	Have an asbestos disposal bag ready both inside and outside the mini-enclosure to accept waste as it is generated.

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D.	Enter the mini-enclosure and set up the ladder. Ensure all flaps are properly closed after entry to prohibit the escape of asbestos fibers that might become airborne during the work procedures.

Removal

A.	The enclosure must be as close to the ceiling as possible without impacting or disturbing the sprayed-on material.

B.	Remove less than a three (3) square feet section of sprayed-on acoustic ceiling material from the desired on the ceiling. Ensure area is well wetted with amended water. Use a paint scraping tool while holding an asbestos waste disposal bag directly under the work surface.

C.	Spray encapsulant on all sides of where the material was removed and including the ceiling tile to be positioned back into place. If the ceiling tile is to be replaced with a new tile, dispose of the tile in a properly labeled asbestos disposal bag.

Clean-up

A.	Clean any fixtures inside the enclosure and the interior of the extension with wet rags and the HEPA vacuum.

B.	Using the portable pump sprayer filled with encapsulant, encapsulate all surfaces within the mini-enclosure.

C.	Roll up the polyethylene plastic sheeting cloth used inside the mini-enclosure and place it in an asbestos disposal bag.

D.	Collapse the waste disposal bags by using the HEPA vacuum. Twist and tape asbestos disposal bags for removal from the area.

E.	Thoroughly clean and wet wipe all equipment to be removed from the mini-enclosure, and position it next to the entrance to the change room.

F.	HEPA vacuum the first layer of the disposable full body suit.

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G.	Wet wipe face, hands and respirator with a dampened cloth prior to entering the change room of the mini-enclosure.

H.	Enter the Change Room and remove all equipment from the mini-enclosure.

I.	Remove last disposable full body suit. Dispose of full body suit as asbestos contaminated waste.

J.	After ensuring adequate time for the encapsulant to dry, usually at least 2 hours, dismantle the mini-enclosure.

K.	Dispose of all used poly as contaminated waste by sealing it in two 6-mil thick properly labeled asbestos waste bags.

ELECTRICAL AND TELEPHONE WIRE INSTALLATION

Equipment Required

*	6-mil thick polyethylene sheeting

*	Disposable cloths

*	Duct tape

*	Spray adhesive

*	Razor knife

*	Portable pump sprayer with amended water

*	Portable pump sprayer with encapsulant

*	HEPA vacuum

*	Asbestos disposal bags

*	Disposable full body suit (Klean-Guard)

*	Negative Pressure half-mask respirator equipped with HEPA filters

*	Ladder

Set-Up

Prepare the area and mini-enclosure according to the procedure described earlier.

Performing the Work

A.	Remove the ceiling tile carefully by sliding it atop of an adjacent tile.

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B.	If any gross ACM is present remove it by spraying it lightly with amended water, then removing it with the HEPA vacuum hose.

C.	Clean all tracks where ceiling tiles have been removed using the disposable wet rags and the HEPA vacuum.

D.	Carefully run wire an arms length at a time. To avoid disturbing sprayed-on fireproofing material on deck, the wire being installed shall not be tossed, but placed into the next area.

E.	The wire should be secured wherever possible without impacting the sprayed-on fireproofing. If the material must be disturbed, follow the deck penetration procedures outlined in the previous section (Deck Penetration Procedures) to remove any small areas of sprayed-on fireproofing.

F.	Any section of the wire penetrating through the ceiling must be wet wiped clean and encapsulated prior to penetrating the ceiling tile or wall board.

G.	Spray encapsulant on all sides of the enclosure including the ceiling tile to be positioned back into place. If the ceiling tile is to be replaced with a new tile, dispose of the tile in an asbestos disposal bag.

Clean-up

A.	Collapse the disposal bags by inserting the HEPA vacuum hose. Twist and tape the collapsed asbestos disposal bags for removal from the area.

B.	Thoroughly clean and wet wipe all equipment to be removed from the mini-enclosure, and position it next to the entrance to the change room.

C.	Wet wipe face, hands and respirator with a dampened cloth prior to entering the change room of the mini-enclosure.

D.	Enter the Change Room and remove all equipment from the mini-enclosure.

E.	After ensuring adequate time for the encapsulant to dry, dismantle the mini-enclosure.

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F.	Dispose of all used poly as contaminated waste by sealing it in two 6-mil thick properly labeled asbestos waste bags.

REMOVAL OF ENTIRE STRUCTURES

NOTE: The following method shall only be considered in consultation with the Environmental Consultant.

When pipes are insulated with materials containing asbestos, removal of the entire pipe may be more protective, easier, and more cost-effective than stripping the asbestos insulation from the pipe.

Before such a pipe is cut, the asbestos insulation must be wrapped with 6-mil thick polyethylene plastic and securely sealed with duct tape or an equivalent.

This plastic covering will prevent asbestos fibers from becoming airborne as a result of the vibration created by the power saws used to cut the pipe. If possible, the pipes should be cut at locations that are not insulated to avoid disturbing the asbestos.

If a pipe is completely insulated with ACM, small sections should be stripped using the glove-bag method described above before the pipe is cut at the stripped sections. Follow the glove bag procedures as given in the appropriate section or the mini-enclosure procedures if necessary. The entire removed pipe should be disposed of as asbestos hazardous waste.

Enclosure and encapsulation are two options that may be employed to confine ACM.

Enclosure and Encapsulation of Asbestos Materials

NOTE: The following method should only be considered after consulting with the Environmental Consultant.

Encapsulation

Encapsulation may be used to “lock down” fibers in small areas of ACM. Encapsulation is a temporary solution. Encapsulation of ACM will add weight to the material which may cause the ACM to delaminate. If encapsulation of a large area is being considered, the work should be performed by a certified asbestos abatement contractor.

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Generally, encapsulants are applied with airless spray equipment. Brushes or rollers applied to friable ACM will lead to dangerous fiber releases and, as such, are not recommended. Air spray equipment can cause excessive fiber release due to the air blast against the ACM which accompanies the propelled encapsulant when this type of equipment is used.

The encapsulation method does not negate the isolation and restricted area provisions called for in normal removal procedures. The same provisions for protective equipment, clothing, respirators, and air monitoring are required.

Enclosure

Enclosure is an EPA approved abatement process that is rarely used in practical application. Enclosure refers to the construction of an airtight structure around the ACM. Enclosures often require skills not normally required in the abatement field.

While each area to be enclosed must be evaluated on a case by case basis, the following recommendations should be considered:

A.	The underlying support structure must be capable of withstanding any additional loads imposed by the enclosure.

B.	Power tools used during installation of the enclosure should be equipped with HEPA filtered vacuums.

C.	The enclosure should be constructed in such a manner that will absolutely minimize air movement. While no enclosure will be totally airtight, the use of gypsum board panels with taped seams or tongue-and-groove boards will be sufficient for enclosure purposes. All joints and seams must be caulked. Do not use suspended ceilings with dropping tile (e.g., “T-Bar” design).

D.	If lights are recessed into ACM, they must be removed carefully to minimize fiber release. Lights should be cleaned using HEPA filtered vacuums and wet method sand reinstalled beneath the new ceiling.

E.	Rerouting of plumbing, electrical, computer and phone cables may be required for later access.

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F.	Building records must note the presence of asbestos behind the enclosure to prevent accidental fiber release during remodeling or demolition. Signs should be posted, noting that ACM is present behind the enclosure.

Operations & Maintenance Cleaning Practices

Special cleaning practices should be employed in areas where ACM is present. This section refers to routine cleaning in areas where ACM is present, but has not been disturbed. When ACM has been disturbed, it is considered a fiber release episode. In this case, procedures in the emergency response action section should be employed.

Wet Wiping is the key to proper routine cleaning in areas where ACM is present, but not disturbed. Dry sweeping or dusting may re-suspend asbestos fibers into the buildings air. Wet cloths, rags, and mops may be used for general cleaning. These materials should be discarded as asbestos waste.

HEPA vacuums may be used in carpeted areas.

Special O&M cleaning will not need to be employed in areas where non-friable ACM is present. As long as the ACM is not itself cleaned, special practices can be employed for cleaning of nonfriable materials, e.g. floor tile.

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Emergency Response Action

EMERGENCY RESPONSE ACTIONS

The previous sections of the Operations and Maintenance Program (O&M) are designed to minimize the potential for fiber release from asbestos-containing materials (ACM). Custodial and maintenance workers are required to report the presence of debris on the floor, water or physical damage of confirmed ACM. As long as ACM remains in the building, the potential for fiber release episodes is a possibility. Categories for the potential fiber release episodes are: A) Minor Release Episodes and, B) Major Release Episodes.

Minor Release Episodes

Limited to three square or linear feet or less of ACM that has been disturbed, accidentally, without proper Work Controls having been implemented (according to guidelines used in AHERA).

Contamination Control

The accidental release of ACM debris caused by sudden unexpected events which include, but are not limited to: non routine failures of equipment, earth quake or fire damage.

Maintenance personnel should report the presence of debris on the floor, water or physical damage to ACM, or any other evidence of possible fiber release immediately to the Asbestos Coordinator.

Fiber release episodes can also occur during small scale, short duration maintenance projects. The Asbestos Coordinator should call the Environmental Consultant for an evaluation of the potential for fiber release in such emergencies.

In the event of such an emergency the following procedures must be initiated:

1.	Trained maintenance staff will restrict access to the area, with posted warning signs and barriers until deemed clear by the Environmental Consultant

2.	Notify the Asbestos Coordinator immediately to commence with Emergency Response Procedures

3.	Decontamination procedures will commence immediately

4.	Documentation of the Episode will be processed using the attached form

EMERGENCY RESPONSE

ARCO Plaza, Los Angeles, California

Emergency Response Equipment

The following items will be kept accessible to appropriately trained maintenance personnel in the event of an emergency.

EMERGENCY RESPONSE KIT (ERIK)

As a minimum the following equipment will be secured and kept in an accessible area in the event of an emergency:

1.	One (1)	2-gallon hand pump sprayer containing amended water

2.	One (1)	I-gallon of encapsulant, undiluted

3.	One (1)	HEPA Vacuum

4.	Ten (10)	Glove Bags

5.	One (1)	Utility Knife

6.	One (1-roll)	6-mil-thick polyethylene sheeting

7.	One (1-roll)	6-mil-thick asbestos waste disposal bags

8.	One (1-box)	disposable towels or cotton cloth

9.	One (1-box)	disposable non-permeable full body coveralls

10.	One (1-box)	impermeable disposable gloves

11.	Three (3)	negative pressure half-face respirators complete with two (2) changes of HEPA filters

12.	One (1-roll)	Barrier flagging with Asbestos DANGER printed in red and white lettering

13.	Ten (10)	Asbestos DANGER Signs

14.	One (1)	case duct tape

15.	One (1)	case spray adhesive

16.	Three (3)	pairs safety goggles

Emergency Decontamination Procedures

1.	The HVAC systems serving the area will be shut down to prohibit the contamination of surrounding areas

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2.	Workmen trained for such responses will don personal protection equipment appropriate for the incident consisting of:

A)	Full body covering disposable clothing (Tyvek suits)

B)	Powered, Air Purifying Respirators or Negative Pressure, Half-Face Respirators

C)	Nonpermeable gloves and boots

*NOTE: The determination for using either of the two forms of respiratory protection will be made by the Environmental Consultant in coordination with the assigned Asbestos Coordinator.

3.	Any large pieces of fallen debris shall be immediately wetted with amended water and placed in a 6-mil-thick, properly labeled asbestos waste disposal bag. A second bag will be placed over the first before being transported to the designated hazardous storage area.

4.	All contaminated surfaces must be thoroughly cleaned with a HEPA vacuum, followed by wet wiping of all surfaces.

5.	Permeable materials (e.g., curtains, rugs, fabric chairs or sofas) must be dampened, contained and sealed in plastic until decontamination evaluations will be made by the Environmental Consultant. Evaluations of each contaminated surface material will be conducted by evaluating the contamination source, the permeability of the surface exposed and the adequacy of the decontamination procedures to be used.

6.	After the initial clean-up of all contaminated surfaces, the maintenance staff will place the disposal rags used and the full body disposable suits in proper waste disposal bags.

7.	The Environmental Consultant will evaluate the adequacy of the clean-up procedures. If necessary, encapsulant will be applied to the appropriate surfaces. Air sampling will commence after the area is deemed clean and if encapsulant has had sufficient drying time.

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8.	The contaminated area will remain a Restricted Area until the area is accessed by the Environmental Consultant.

Major Release Episodes

Large amounts of ACM (greater than 3 square or linear feet). Major fiber release episodes are serious events. Large amounts of ACM falling from heights of several feet may contaminate an entire building with asbestos fibers.

The following Emergency response procedures shall be used:

1.	The Asbestos Coordinator and the Environmental Consultant shall be contacted immediately to initiate Emergency Response actions.

2.	The entire functional area will be isolated as soon as possible. Where areas can be sealed by doors, they shall be locked from the inside (escape corridors must remain in operation) and Asbestos Warning Signs will be posted to prevent unauthorized personnel from entering the contaminated area.

3.	The air handling system will be shut off.

4.	Doors, windows, and air registers must be sealed with 6-mil thick polyethylene sheets and duct tape.

NOTE: The following procedures are restricted to CERTIFIED ASBESTOS ABATEMENT WORKERS only. The Environmental Consultant will evaluate each Major Episode Release incident individually.

5.	Appropriately trained workers don Powered Air Purifying Respirators (PAPR) or “type C” Self-contained breathing apparatus (SCBA) respirators operated in pressure demand mode, protective clothing including a full body suit, hood, boots and gloves. Exposure air monitoring must be conducted on representative workers when PAPR’s are utilized. Air monitoring is not required if SCBA equipment is utilized.

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6.	Fallen debris shall be saturated with amended water and placed in properly labelled polyethylene (double layered) bags designed for disposal.

7.	All contaminated surfaces must be thoroughly cleaned with a HEPA vacuum, followed by wet wiping of all surfaces.

8.	Permeable materials (e.g., curtains, rugs, fabric chairs or sofas) must be dampened, and contained and sealed in plastic until decontamination evaluations are made by the Environmental Consultant. Evaluations of each contaminated surface material will be conducted by evaluating the contamination source, the permeability of the surface exposed and the adequacy of the decontamination procedures to be used.

9.	After the initial clean-up of all contaminated surfaces, the maintenance staff will place the used disposal rags and the full body disposable suits in 6 mil properly labeled asbestos bags.

10.	The Environmental Consultant will evaluate the adequacy of the clean-up procedures. If necessary, encapsulant will be applied to the appropriate surfaces. Air sampling will commence after the area is deemed clean and the encapsulant has had sufficient drying time.

11.	The contaminated area will remain a Restricted Area until the area is accessed by the Environmental Consultant and air monitoring is conducted in two phases:

PHASE 1

Non-aggressive sampling method to establish non-residency ambient level. If this first phase of air sampling results with an adequate area clearance level, the next phase of air monitoring will proceed.

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PHASE 2

Aggressive sampling will be conducted to simulate normal occupancy levels. If this phase of air sampling results with an adequate area clearance level, the area will be deemed decontaminated and ready for reoccupancy.

After the barriers have been taken down, a decontamination of the entire building and HVAC system will involve disassembling and cleaning (HEPA-vacuuming and wet wiping) ducts, ventilators, registers, and other system parts. System filters shall also be removed and replaced. Contaminated filters will be considered as contaminated waste and disposed of according to state requirements (See O&M Section entitled: Asbestos Containing Material Waste Handling, Transport and Disposal).

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Asbestos Abatement Contractors

RESPIRATORY PROTECTION 69

ARCO Plaza, Los Angeles, California

ASBESTOS ABATEMENT CONTRACTORS

In some cases it may be necessary to remove the ACM from an area. These instances may include renovation, demolition or extensive damage of material. If a project involves the removal or clean-up of over 100 square feet of asbestos containing material (ACM), a skilled certified asbestos abatement contractor must be hired to perform the task. This removal should be performed according to written guidelines (i.e., project specifications). The Environmental Consultant can provide abatement project specifications for such projects.

Choosing an Asbestos Abatement Contractor

Identification of a responsible abatement contractor requires careful scrutiny of various kinds of documentation that can reflect their experience and reliability. Documents required as a minimum submittal package from the Abatement contractor are listed below.

The Environmental Consultant can assist you in the choice of a qualified abatement contractor.

REQUIRED:

1.	Evidence of certification by the Contractors State License Board. (916) 366-5153 or 557-2037 for verification.

2.	Evidence of Cal/OSHA (Division of Safety and Health) registration to handle asbestos (916) 557-2037.

3.	Certifications of liability insurance. An abatement contractor should be covered by general liability insurance. The amount of insurance should be specified. Evidence of EPA approved training for workers and specific asbestos liability insurance. Occurrence liability policies are more difficult to obtain than claims made and reflect the perceived reliability of the firm.

4.	Certification of workers compensation insurance.

5.	Evidence that a certified Competent Person or Accredited Supervisor trained in an EPA approved training center (or OSHA approved equivalent) will be responsible for daily on-site supervision of the project.

RECOMMENDED:

1.	A list of professional references: consultants, regulators and laboratories with whom the contractor has worked with in the past.

2.	A list of personal references from previous jobs of similar size and scope.

ABATEMENT CONTRACTORS

ARCO Plaza, Los Angeles, California

3.	A list of citations and violations (attempt to verify this independently through Cal/OSHA: (415) 557-1677; 557-2851) or call Federal OSHA for violations: (415) 943-1973.

4.	Evidence of EPA approved training for workers.

5.	Material, product and equipment information.

6.	Hauler and disposal information.

7.	Detailed work plan.

8.	Standard work procedures.

9.	Air monitoring procedures.

10.	Scaffolding permit.

11.	DOHS waste hauler certificate - (if applicable).

During removal it is recommended that the abatement contractor have the following items posted near or on the site:

1.	Notifications from: SCAQMD, NESHAPS, OSHA, workers compensation insurance.

2.	Medicals, physicals and training records.

3.	Certificates from: DOHS Waste Hauler, CAL OSHA Asbestos Regulation, CAL OSHA Carcinogen Registration, Contractors State License #.

4.	Signs: Asbestos warning signs, Emergency exits and phone #’s, OSHA workers rights and workers compensation poster.

5.	On-site records: Hercord communication, emergency action and fire prevention plan, respiratory protection program.

6.	Medical and training documentation of workers.

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Asbestos Waste Handling, Transport and Disposal

ASBESTOS WASTE HANDLING, TRANSPORT AND DISPOSAL

The California Department of Health Services (DOHS) has classified friable material greater than one percent asbestos as hazardous waste. Asbestos, as defined, includes chrysolite, amosite, crocidolite, tremolite, anthophyllite and actinolite.

The management of such wastes is subjected to regulatory agencies operating under separate approved authority. The classification standard can be referenced in the California Code of Regulation Section 66699 of Title 22.

Packaging

Asbestos wastes must be sealed in non-reusable containers such as two layered properly labeled plastic bags of 6-mil-thick polyethylene, cartons, drums or cans.

Wastes within the container should be wetted to prevent blowing of fibers in case the container is broken. If waste will not fit into a container without additional containers it may be transported in closed vehicles (e.g. covered drop boxes or canvas covered truck boxes) provided the wastes are wetted to prevent blowing dust, and are sealed in leak tight wrapping. Material should not be overly wetted; to much water is worse than no water, because it causes breaks/tears in the bags.

Labeling Requirements:

Caution labels are required on containers or drop boxes and must be in conspicuous legible lettering which spells out the following warning:

DANGER

Contains Asbestos Fibers

Avoid Creating Dust

Cancer and Lung Disease Hazard

The Department of Transportation does not require placarding on transportation vehicles.

WASTE HANDLING

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Transportation

Manifest

In accordance with Title 22 Section 25163 (c) of the Health and Safety Code, asbestos hazardous wastes which are transported to a disposal site must be accompanied by a properly completed Uniform Hazardous Waste Manifest.

The generator must obtain an EPA Identification number by calling the Department of Health Services at (916) 324-1781. A new EPA-ID number is required for each job site (i.e., a floor address). A TAX-ID number from the Board of Regulations is required, (916) 739-2582. This number is the same for all jobs performed by one generator.

The generator and disposal site operator must, on a monthly basis, return a copy of each manifest used or received to the DOHS.

Disposal Site Operators:	Department of Health Services

Toxic Substances Control Division

P.O. Box 3000

Sacramento, CA 95802

Generators	Department of Health Services

Toxic Substances Control Division

Attn: Manifest Processing Unit

714/744 P Street

P.O. Box 942732

Sacramento, CA 94234-7320

The manifest consists of six identical pages. The documentation of each page is marked on the bottom right hand side. The generator sends the blue copy to DOHS and retains the gold copy for his or her records. Instructions for completing the Hazardous Waste Manifest are on the back of the first page. The manifest must be signed by the generator or a representative of the generator.

Effective on July 1, 1987, the proper U.S. Department of Transportation description for waste asbestos is:

    Hazardous Waste, Solid, N.O.S., ORM-E, NA9189 (Asbestos)(RQ).

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Weight Restrictions

Over Fifty Pounds (>50 lbs.) - must be transported by a registered hazardous waste hauler to an approved treatment, storage, and disposal facility.

Under Fifty Pounds (<50 lbs.) - A hazardous waste manifest is not required when transporting is less than 50 lbs. of a hazardous waste to a hazardous waste facility provided each of the following provisions are met:

A.	Hazardous wastes are transported in closed containers and packed in a manner that prevents the containers from tipping, spilling, or breaking during the transporting.

B.	Different hazardous waste materials are not mixed within a container during the transporting.

C.	The person transporting the hazardous waste is the producer of that hazardous waste, and the person produces no more than 100 kilograms (220 lbs.) of hazardous waste in any one month.

Disposal

Pursuant to Section 25143.7 of the Health and Safety Code, wastes containing asbestos may be disposed of in any landfill which meets the waste discharge requirements issued by the Regional Water Quality Control Board. Disposal of such waste, is allowed provided that the sites are handled and disposed of in accordance with the Toxic Substances Control Act (Public Law 94-469) and all applicable laws and regulations. Provisions of the Toxic Substances Control Act (TSCA) are found in Title 40, Code of Federal Regulations, Part 763. Other applicable laws and regulations include the Clean Air Act’s National Emission Standards for Hazardous Regulations, Division 4, Chapter 30 (Minimum Standards for the Management of Hazardous and Extremely Hazardous Wastes). The National Emission Standard for Asbestos is found in Title 40, Code of Federal Regulations, Part 61, Subpart M. Non-friable material may be disposed of as non-hazardous waste providing a landfill will accept the material. It must be accompanied by a non-hazardous waste manifest.

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Disposal Site Operators

The owner or operator of any storage facility shall adhere to the following requirements:

A.	Maintain the integrity of leak-tight containers at all times.

B.	Display warning signs at all entrances and at intervals of 330 feet or less along the property line of the site or along the perimeter of the sections of the site where the asbestos containing waste material is being deposited.

C.	Deter access to the general public by maintaining a fence along the perimeter of the site or by the use of a natural barrier.

D.	Maintain a separate disposal section for all ACM.

E.	Cover asbestos containing waste with at least six (6) inches of non-ACM at the end of normal business hours. Compact the waste only after it has been completely covered with the non-ACM. Use a low pressure water spray or a nontoxic dust suppressing chemical for any surface wetting after compaction.

F.	Prior to final closure of the asbestos waste site, cover asbestos containing waste with a minimum of an additional thirty (30) inches of compacted non-ACM, and maintain it to prevent exposure of the asbestos containing waste.

Fees and Taxes

State Law

State law imposes a fee and tax on the land disposal of hazardous waste. Additionally, a fee is imposed on generators of more than five tons/site/year of hazardous waste (regardless of disposition). Fees and taxes apply to asbestos removal and are generally payable directly by the generator of the asbestos waste. In this context, the generator is the person who has arranged for the asbestos removal.

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Federal Law

The annual Hazardous Substance Account (HSA) tax is payable July 1 of each year. The HSA tax is calculated after the Board of Equalization receives disposal returns due March 1 of each year. Persons who disposed of more than 500 pounds per year of asbestos waste will be contacted directly by the Board for verification of the amounts disposed.

The Hazardous Waste Control Account (HWCA) fees are payable quarterly or semi-annually directly by generators who have disposed of more than 500 pounds per year of wastes to land sites.

If the asbestos removal involved is less than 500 pounds, the disposal fee is payable by the facility which accepted the waste.

If the asbestos removal involves amounts over 500 pounds, the manifest should include the generator’s Board of Equalization taxpayer number (listed in Section 2 of the manifest). A Board of Equalization taxpayer number can be obtained from the Board by calling (916) 322-9070, or the Department of Health Services at (916) 324-1781.

Aditional Information

For additional information on regulations governing the management of asbestos wastes in California, write or call the Department of Health Services Toxic Substances Control Division nearest you:

1.	Northern California Section

4250 Power Inn Road

Sacramento, CA 95826

(916) 739-3145

or:

2.	Fresno District Office

5545 East Shields Avenue

Fresno, CA 93727

(209) 445-5938

or:

3.	North Coast California Section

5850 Shellmound Street, Suite 390

Emeryville, CA 94608

(415) 540-2043

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(415) 540-2043

or:

4.	Southern California Section

107 South Broadway, Room 7011

Los Angeles, CA 90012

(213) 620-2380

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Appendix A

Glossary

GLOSSARY/DEFINITIONS

Accessible - Asbestos-containing material that is subject to disturbance by occupants or custodial or maintenance personnel in the course of their normal activities.

Accredited or Accreditation - when referring to a person or laboratory means that such person or laboratory is accredited in accordance with section 206 of Title II of Act.

ACM - asbestos-containing material (see definition below)

ACBM - asbestos-containing building material

Adequate Wetting - is the prevention of fiber emissions by sufficient mixing or coating of asbestos containing material with amended water. Wetting shall be performed using a dispenser or water hose with a nozzle that permits the use of a fine, low pressure spray or mist.

Amended Water - is water to which a chemical wetting agent or surfactant has been added.

Aerosol - A system consisting of particles, solid or liquid, suspended in air.

Air Cell - Insulation normally used on pipes and duct work that is comprised of corrugated cardboard which is frequently comprised of asbestos combined with cellulose or refractory binders.

Air Erosion - means the passage of air over friable ACM which may result in the release of asbestos fibers.

Air Monitoring - The process of measuring the fiber content of a specific volume of air.

Amended Water - Water to which a surfactant has been added.

Asbestos - means asbestiform varieties of - Chrysotile (serpentine); Crocidolite (reibeckite); Amosite (cummingtonite-grunerite); Anthophyllite; Tremolite; and Actinolite.

Asbestos-Containing Material - (ACM) means any construction material or product which contains more than 1 percent asbestos. Classifications fall under Friable and Class I Nonfriable asbestos-containing material.

Asbestos-Containing Building Material - (ACBM) means surfacing ACM, thermal system insulation ACM, or miscellaneous ACM that is found in or on interior structural members or other parts of a building.

Asbestos-Containing Waste Material - Any material which is or is suspected of being or any material contaminated with an asbestos-containing material which is to be removed or has been removed from a work area for disposal.

Asbestos debris - means pieces of ACM that can be identified by color, texture, or fiber content as originating from adjacent ACM.

GLOSSARY	APPENDIX A - 2
ARCO Plaza, Los Angeles, California

Authorized Visitor - The Owner, the Owner’s Representative, testing lab personnel, the Architect/Engineer or a representative of any federal, state and local regulatory or other agency having authority over a project.

Barrier - Any surface that seals off the work area to inhibit the movement of fibers.

Breathing Zone - A hemisphere forward of the shoulders with a radius of approximately 6 to 9 inches.

Ceiling Concentration - The concentration of an airborne substance that shall not be exceeded (see also PEL).

Certified Industrial Hygienist (C.I.H.) - An industrial hygienist certified in Comprehensive Practice by the American Board of Industrial Hygiene.

Class I Nonfriable Asbestos-Containing Material - is non-friable material containing more than one (1) percent asbestos by weight and that can potentially be broken, crumbled, pulverized or reduced to powder in the course of demolition or renovation activities. Non-friable asbestos-containing material may become friable when physically worn, disturbed by mechanical force, such as, but not limited to; sanding, sandblasting, cutting or scraping, improper handling or removal, disposal or leaching of matrix binders. Nonfriable asbestos-containing material that may be rendered friable include, but are not limited to; fractured or crushed asbestos cement products, transite siding, mastic, roofing felts, roofing tiles, cement water pipes, and vinyl floor tile.

Class II Nonfriable Asbestos-Containing Material Damaged (Friable ACM) - means friable miscellaneous ACM which has deteriorated or sustained physical injury such that the internal structure (cohesion) of the material is inadequate or, if applicable, which has delaminated such that its bond to the substrate (adhesion) is inadequate or which for any other reason lacks fiber cohesion or adhesion qualities. Such damage or deterioration may be illustrated by the separation of ACM into layers; separation of ACM from the substrate; flaking, blistering, or crumbling of the ACM surface; water damage; significant or repeated water stains, scrapes, gouges, marks or other signs of physical injury on the ACM debris originating from the ACM in question may also indicate damage.

Damaged Friable Surfacing ACM - means friable surfacing ACM which has deteriorated or sustained physical injury such that the internal structure (cohesion) of the material is inadequate or which has delaminated such that its bond to the substrate (adhesion) is inadequate, or which, for any other reason, lacks fiber cohesion or adhesion qualities. Such damage or deterioration may be illustrated by the separation of ACM into layers; separation of ACM from the substrate; flaking, blistering, or crumbling of the ACM surface; water damage; significant or repeated water stains, scrapes, gouges, mars or other signs of physical injury on the ACM. Asbestos debris originating form the ACBM in question may also indicate damage.

Damaged or Significantly Damaged Thermal System Insulation ACM - means thermal system insulation ACM on pipes, boilers, tanks, ducts, and other thermal system insulation equipment where the insulation has lost its structural integrity, or its covering, in whole or in part, is crushed, water-stained,

GLOSSARY	APPENDIX A - 3
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gouged, punctured, missing, or not intact, such that it is not able to contain fibers. Damage may be further illustrated by occasional punctures, gouges or other signs of physical injury to ACM; occasional water damage on the protective covering/jackets; or exposed ACM ends or joints. Asbestos debris originating from the ACM in question may also indicate damage.

Decontamination Area - a term under Federal OSHA standards meaning an enclosed area adjacent and connected to the regulated area and consisting of an equipment room, shower area, and clean room, which is used for the decontamination of workers, materials, and equipment contaminated with asbestos.

Demolition - a term under Federal OSHA standard meaning the wrecking or taking out of any load-supporting structural member and any related handling operations or the intentional burning of any facility.

Disposal Bag - 6 mil thick leak-tight plastic bags used for transporting asbestos waste from work and to disposal site. Each is labeled appropriately.

Emergency Demolition - is any demolition or remedial action under order of a state or local governmental agency. Such an order is generally issued for a structurally unsound facility in danger of imminent collapse.

Emergency Renovation - is any renovation that was not planned and results form a sudden unexpected event that results in unsafe conditions. Such events include, but are not limited to, renovations necessitated by non-routine failures of equipment, earthquake or fire damage.

Encapsulant - A material that surrounds or embeds asbestos fibers in an adhesive matrix, to prevent release of fibers.

Bridging Encapsulant: an encapsulant that forms a discrete layer on the surface of an in situ asbestos matrix.

Penetrating Encapsulant: an encapsulant that is absorbed by the in situ asbestos matrix without leaving a discrete surface layer.

Removal Encapsulant: a penetrating encapsulant specifically designed for removal of asbestos-containing materials rather that for in situ encapsulation.

Encapsulation - means the treatment of ACBM with a material that surrounds or embeds asbestos fibers in an adhesive matrix to prevent the release of fibers, as the encapsulant creates a membrane over the surface (bridging encapsulant) or penetrates the material and binds its components together (penetrating encapsulant).

Enclosure - means the construction of an airtight, impermeable, permanent barrier around ACM to control the release of fibers into the air.

GLOSSARY	APPENDIX A - 4
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Fiber release episode - means any uncontrolled or unintentional disturbance of ACM resulting in visible emission. The two categories for the purpose of this Operations and Maintenance Manual are:

Major Release Episode: large amounts of asbestos-containing material (greater than 3 linear or square feet) that has been disturbed accidentally with out proper work controls having been implemented.

Minor Release Episode: limited to three square for linear feet or less of asbestos-containing material that has been disturbed accidentally without the use of proper Work Control Practices being implemented.

Filter - A media component used in respirators or air handling machinery to remove solid or liquid particles from the air or water.

Friable Asbestos Material - Material that contains more than 1.0% asbestos by weight or by area as determined by the procedure detailed in the Laboratory Methods of Analysis for Enforcement Samples manual or equivalent as approved; and that can be crumbled, pulverized, or reduced to powder by hand pressure when dry. (See Definitions for Classifications of nonfriable material)

Functional Space - means a room, group of rooms, buildings, or homogeneous area (including crawl spaces or space between a dropped ceiling and the floor or roof deck above), such as a cafeteria, gymnasium, hallway(s), designated by a person accredited to prepare management plans, design abatement projects, or conduct response actions.

Glovebag - A sack (typically constructed of 6 mil transparent polyethylene or polyvinylchloride plastic) with two inward projecting long sleeve gloves, which are designed to enclose an object from which an asbestos-containing material is to be removed.

HEPA Filter - is a High Efficiency Particulate Air (HEPA) filter capable of trapping and retaining at least 99.97 percent of monodispersed particles of 0.3 micrometer in diameter or larger.

HEPA Filter Vacuum Collection Equipment (or vacuum cleaner) - High efficiency particulate air (absolute) filtered vacuum collection equipment with a filter system capable of collecting and retaining monodispersed particles of 0.3 micrometers in diameter or larger.

Isolated Work Area - is the immediate enclosed containment area in which the asbestos abatement activity takes place.

Leak-Tight Container - is a dust-tight container, which encloses the asbestos-containing waste material and prevents solids or liquids from escaping or spilling out. Containers may include, but are not limited to, plastic bags, metal drums, plastic-lined cardboard, sealed plastic sheeting around asbestos-containing waste material.

GLOSSARY	APPENDIX A - 5
ARCO Plaza, Los Angeles, California

Homogeneous Area - an area of surfacing material thermal system insulation or miscellaneous material that is uniform in color and texture.

Miscellaneous Material - means interior building material on structural components, structural members or fixtures, such as floor and ceiling tiles, and does not include surfacing material or thermal system insulation.

Negative Pressure Respirator - A respirator in which the air pressure inside the respiratory-inlet covering is positive during exhalation in relation to the air pressure of the outside atmosphere and negative during inhalation in relation to the air pressure of the outside atmosphere.

Negative Pressure Ventilation System - A local exhaust system, utilizing HEPA filtration capable of maintaining a negative pressure inside the work area and a constant air flow from adjacent areas into the work area and exhausting that air outside the work area.

Negative Pressure - Air pressure lower than surrounding areas, generally caused by exhausting air from a sealed space (work area).

Operations and Maintenance Program - a program of work practices to maintain ACM in good condition, ensure clean up of asbestos fibers previously released, and prevent further release by minimizing and controlling ACM disturbance or damage.

PCM - Phase Contrast Microscopy; this method is utilized for daily air monitoring or personnel air monitoring due to its availability and quick turnaround time. The standard method is the NIOSH 7400 Method. PCM can not distinguish between asbestos fibers and non-asbestos fibers. The result is a total fiber count and not a total asbestos fiber count.

Personal Monitoring - Sampling of the asbestos fiber concentrations within the breathing zone of an employee. Usually performed with a PCM cassette.

Permissible Exposure Limit (PEL) - an term used in Federal OSHA standards to specify the concentration of airborne asbestos to which an employee may be exposed; currently this standard is 0.10 fibers per cubic centimeter of air as an eight (8)-hour time-weighted average (TWA).

Planned Renovation - is a renovation operation, or a number of such operations, in which the amount of asbestos-containing material that will be removed or stripped within a given period of time that can be predicted. Individual nonscheduled operations are included if a number of such operations involve routine maintenance work at an installation and can be predicted to occur during a given period of time based on operating experience.

Potential Damage - means circumstances in which:

(1)	Friable ACM is in an area regularly used by building occupants, including maintenance personnel, in the course of their normal activities, and

GLOSSARY	APPENDIX A - 6
ARCO Plaza, Los Angeles, California

(2)	There are indications that there is a reasonable likelihood that the material or its covering will become damaged, deteriorated, or delaminated due to factors such as changes in building use, changes in operations and maintenance practices, changes in occupancy, or recurrent damage.

Potential Significant Damage - means circumstances in which:

(1)	Friable ACM - is in an area regularly used by building occupants, including maintenance personnel, in the course of their normal activities,

(2)	There are indications that there is a reasonable likelihood that the material or its covering will become significantly damaged, deteriorated, or delaminated due to factors such as changes in building use, changes in operations and maintenance practices, changes in occupancy, or recurrent damage, and

(3)	The material is subject to major or continuing disturbance, due to factors including, but not limited to, accessibility.

Preventative Measures - means actions taken to reduce disturbance of ACM or otherwise eliminate the reasonable likelihood of the materials’s becoming damaged or significantly damaged.

Project Site - The term “project site” is defined as the space available to Contractor for performance of the work, either exclusively or in conjunction with others performing other work as part of the project. The extent of project site is shown on drawings, and may or may not be identical with the description of land upon which the project is to be performed.

Protection Factor - The ratio of the ambient concentration of an airborne substance to the concentration of the substance inside the respirator at the breathing zone of the wearer. The protection factor is a measure of the degree of protection provided by a respirator to the wearer.

Regulated Area - is an area established by the building owner to isolate areas where airborne concentrations of asbestos exceed, or can reasonably be expected to exceed, the permissible exposure limit (PEL). The regulated area may take the form of: 1) a temporary enclosure, or 2) an area segregated in any manner that minimized the number of accessible to the hazard.

Removal - is the taking out of asbestos-containing material or asbestos covered facility components from any facility.

Renovation - is the altering, removing or stripping of one or more facility component, including, but not limited to the stripping or removal of asbestos-containing material from facility components, retrofitting for fire protection, the installation or the removal of heating ventilation, air conditioning (HAC) system. Activity involving the wrecking of load-supporting members are excluded.

GLOSSARY	APPENDIX A - 7
ARCO Plaza, Los Angeles, California

Repair - means returning damaged ACM to an undamaged condition or to an intact state so as to prevent fiber release.

Response Action - means a method including removal, encapsulation, enclosure, repair, operations and maintenance, that protects human health and the environment from friable ACM.

Respirator - A device designed to protect the wearer from the inhalation of harmful atmospheres.

Routine maintenance area - means an area, such as a boiler room or mechanical room, that is not normally frequented by students and in which maintenance employees or contract workers regularly conduct maintenance activities.

Significantly damaged friable miscellaneous ACM - means damaged friable miscellaneous ACM where the damage is extensive and severe.

Significantly Damaged friable surfacing ACM - means damaged friable surfacing ACM in a functional space where the damage is extensive and severe.

Structural member - means any load-supporting member of a school building such as beams, and load- supporting walls, or any nonload-supporting member, such as ceilings and nonload-supporting walls.

Surfacing ACM - means material in a building that is sprayed-on, troweled-on, or otherwise applied to surfaces, such as acoustical plaster on ceilings and fireproofing materials on structural member, or other materials on surfaces for acoustical, fireproofing, or other purposes.

Surfactant - A chemical wetting agent added to water to improve penetration, thus reducing the quantity of water required for a given operation or area.

TEM - Transmission Electron Microscopy, this is the choice for all clearance (final) sampling. This method distinguishes asbestos fibers from other fibers.

Testing Laboratory - The term “testing laboratory” is defined as an independent entity engaged to perform specific inspections or tests of the work, either at project site or elsewhere; and to report and (if required) interpret results of those inspections or tests.

Thermal System Insulation - means material in a school building applied to pipes, fittings, boilers, breaching, tanks, ducts, or other interior structure components to prevent heat loss or gain, or water condensation, or for other purposes.

Thermal System Insulation ACM - means thermal system insulation that is ACM.

GLOSSARY	APPENDIX A - 8
ARCO Plaza, Los Angeles, California

Time Weighted Average (TWA) - The average concentration of a contaminant in air during a specific time period.

Vibration - means the periodic motion of friable ACM which may result in the release of asbestos fibers.

Visible Emissions - Any emissions containing particulate asbestos material that are visually detectable without the aid of instruments. This does not include condensed uncombined water vapor.

Wet Cleaning - The process of eliminating asbestos contamination from building surfaces and objects by using cloths, mops, or other cleaning utensils which have been dampened with amended water or diluted removal encapsulant and afterwards thoroughly decontaminated or disposed of as asbestos contaminated waste.

Work Area - The area where asbestos related work or removal operations are performed which is defined and/or isolated to prevent the spread of asbestos dust, fibers or debris, and entry by unauthorized personnel. Work area is a Regulated Area as defined by 29 CFR 1926.1101

Appendix B

Equipment List

EQUIPMENT FOR PERFORMING O&M ACTIVITIES

The following equipment is suggested to successfully implement the O&M Program. Though not all-inclusive, the list is sufficiently comprehensive to achieve any reasonable goal of the program.

Obtaining all of these materials is not necessarily essential to the program’s success and is certainly not a mandatory part of the O&M Program. Qualified Asbestos Coordinators can reference this section to determine the types of asbestos control equipment that are currently available on the market. Most asbestos equipment and materials suppliers can provide catalogs on these items.

Materials

Air monitoring kit, sample cassettes

Airless encapsulant sprayer

Black polyethylene sheeting

DANGER labels/stickers

DANGER tape

Disposable clothing

Duct tape

Electrical extension cords

Encapsulant

Fiberglass disposal drum(s) - labelled

Fire extinguisher(s)

Glovebags

Gloves

Half-mask negative pressure respirators and HEPA filters

HEPA-filtered vacuum bags

HEPA vacuum(s)

Labelled asbestos disposal bags

Ladders (folding and/or extension - 4’ to 28’)

Low and/or high volume pump(s)

Mop buckets, handles, wringers

Notification forms (EPA, OSHA)

Nylon brushes

OSHA asbestos DANGER signs

Polyethylene sheeting (6-mil / 16’ x 100’ or 20’ x 100’)

Polyvinyl chloride (PVC) piping

EQUIPMENT LIST	APPENDIX B - 2
ARCO Plaza, Los Angeles, California

Materials cont...

Portable pump sprayers (for wetting ACM)

Powered air-purifying respirators and filters

Rags

Rewettable towels

Shower towels

Spray adhesive glue

Surfactant (wetting agent)

ref:equiplst.b

Appendix C

Forms

SUBJECT:

PROJECT: Any and all work that involves asbestos containing material (ACM) in the

Dear Contractor/Subcontractor:

This is notice to all trades who perform work in the subject building that this building has asbestos containing                                                                                  . The                                                                                  , being asbestos-containing material (ACM), requires certain minimum protective practices and equipment be utilized anytime anyone is to work in the above stated area.

This document is meant only as notification and guidance for work that may impact the ACM. For a more definitive understanding of what is required, the contractor/subcontractor needs to review the appropriate specification available from the building manager.

For any questions, please fee free to contact our office.

Respectfully,

I/we have read and understand the above:

this                  day of                             , 19        .

For:

Contractor/Subcontractor Signature

STATEMENT BY MEDICAL DOCTOR

I have performed a comprehensive medical examination of                                 , on                                  which included, as a minimum, completion of the OSHA Medical questionnaire, a chest roentgenogram (Posterior-Anterior 14 x 17 inches) classified according to the ILO-U/C Interpretation Form CSD/NIOSH (m) 2.8, a history to elicit symptomatology of respiratory disease, and pulmonary expiratory volume at 1 second (FEV1.0).

                                 is physically able to perform the work and use the equipment (such as respiratory equipment) required in performing his/her work with no limitation.

The employer has provided me with the following:

*	A copy of OSHA regulation standard 29 CFR, 1926.1101 and Appendices D, E, and F.

*	A description of the affected employee’s duties as they relate to the employer’s exposure.

*	The employee’s representative exposure level or anticipated exposure level.

*	A description of any personal protective and respiratory equipment used or to be used; and

*	Information from previous medical examinations of the affected employee that is not otherwise available to me.

                                 has been informed of the examination and of any medical conditions that may result from asbestos exposure.

Signature of M.D.	Date

O&M EMPLOYEE TRAINING RECORD

The following inventory of employees trained in accordance with Subpart E, section 763.92 to Title II of the Toxic Substances Control Act (TSCA) is provided to document the ongoing employee training program. As required under the Operations and Maintenance Program, all new custodial and maintenance employees must receive “Awareness Training” (2 hours), “Additional Training” (14 hours) must be provided for employees who will disturb asbestos containing materials.

Asbestos Coordinator: Maintain this record under Worker Training Records of the Operations and Maintenance Program.

Employee Name	S.S. Number	Date Employed	2 hour trained	14 hour trained

Maintain separate copies of each individuals training record(s). This form is mean only as an inventory of trained personnel and does not constitute evidence of training.

FIBER RELEASE EPISODE REPORT

Building Location:                                                           Date:

Occurred On:                                                                   Reported On:

Measurement of Area Affected:

Description Of the Episode:

Clean-up Procedures:

As reported, this episode is classified as a [    ] Major [    ] Minor fiber release episode

Signature of Asbestos Coordinator:

Date:

VISUAL INSPECTION

The following schedule is provided to document the performance of visual inspections annually. Contract the Environmental Coordinator for each re-inspection.

Re-Inspection Deadline	Date Executed	Verifying Signature
1 / / 2004
2 / / 2005
3 / / 2006
4 / / 2007
5 / / 2008
6 / / 2009
7 / / 2010

This form is not a guarantee of successful completion of the re-inspection of the property and is only intended as a tool in achieving that goal within the time frame allocated. All Survey Reports shall be maintained.

JOB REQUEST FORM FOR MAINTENANCE WORK

WHICH MAY AFFECT ASBESTOS-CONTAINING MATERIAL

NAME:                                                                                                                                 DATE:

PHONE NO.:                                                                                               JOB REQUEST NO:

1.	Exact Location of Area Involved:

Building No:

Floor No:                                                                       Room No.:

Location within room:

Other:

2.	Requested starting date: Anticipated finish date:

3.	Description of Work:

4.	Description of any asbestos-containing material that might be affected, if know (include location and type:

5.	Name and telephone number of requestor:

6.	Name and telephone number of supervisor:

SUBMIT THIS APPLICATION TO:

(Asbestos Program Manager)

NOTE:	An application must be submitted for all maintenance work whether or not asbestos-containing material might be affected. An authorization must then be received before any work can proceed.

[    ] Granted (Job Req. #:                     ) [    ] With Conditions* [    ] Denied

*Conditions:

MEDICAL EXAMINATION AWARENESS RECORD

This is to inform you that according to the U.S. Department of Labor - Occupational Safety and Health Administration (OSHA) regulations (Title 29 CFR 1910.1001, J; Title 29 CFR 1926.58, Appendix D), your employer is required to provide or make available at no cost to you medical examinations relevant to your occupational exposure to asbestos any time you may be expose to concentrations at or above the “action level” (0.01 f/cc) for more than thirty (30) days per year. This examination is offered for pre-placement, annual, or termination of employment. If you have had a medical examination within the past one (1) year period, no examination is required.

Arrangements for the above referenced medical examination is available at no cost to you through your employer. All examinations must be scheduled during your time, not during company hours. Please contact the physician listed below:

Please complete the forms 29 CFR 1926.58, Appendix D which are attached and return these to your organization’s Respiratory Protection Manager:

I, , will accept to take the medical exam provided by my employer, at not cost to me.
I, , decline the medical exam.
I, , will make other arrangements at my own expense.

Check appropriate box

Signature & Date:

Printed Name:                                                                                                                                        S.S.#:

Work Approval Form #

PERMIT APPLICATION FOR

PERFORMING ASBESTOS MAINTENANCE/RENOVATION WORK

1. Exact Location of Area Involved:

Building No:

Floor No:                                               Room No.

Location within room:

Other:

2. Description of Work Involved:

[ ] Routine	[ ] Small scale, short duration
[ ] Routine maintenance	[ ] Emergency response
[ ] Glove Bagging
[ ] Other
[ ] Mini-enclosure
[ ] Other enclosure
[ ] Encapsulation
[ ] Specific removal
[ ] Other

3. Starting Date:                             Anticipated Comp. Date:

4. Approximate Amount of Asbestos Present:

Linear feet	Square Feet	Size of tank:

5. Airborne Asbestos Control Methods To Be Used

[ ] Glove Bag	[ ] HEPA vacuum	[ ] Wet Methods
[ ] Other

6. Protective Equipment To Be Used

[ ] Respirator	[ ] Coveralls	[ ] Negative Air	[ ] Polyethylene
[ ] Other

7. Supervisor: Name:

                    Telephone Number/Extension:

To Be Filled Out By Asbestos Program Manager
Permit	[ ] Accepted [ ] Rejected
Signed:	Print:
Permit No.:	Emergency Contact
Please Return This Form To:

PERIODIC MEDICAL QUESTIONNAIRE

1.	Name:

2.	Social Security No: - -

3.	Home Address:

4.	Present Occupation:

5.	Department:

6.	Work Address:

7.	Zip Code:

8.	Telephone No.:

9.	Interviewer:

10.	Date:

11.	What is your marital status?
[ ] Single [ ] Married [ ] Widowed [ ] Separated/Divorced

12A.	In the past year, did you work full time (30 hours per week or more for 6 months or more)? [ ] Yes [ ] No lf Yes to 12A:

12B.	In the past year did you work in any dusty job? [ ] Yes [ ] No

12C.	Was the dust exposure: [ ] Mild [ ] Moderate [ ] Severe

12D.	In the past year, were you exposed to any hazardous substances in your work? [ ] Yes [ ] No

12E.	Was the exposure: [ ] Mild [ ] Moderate [ ] Severe

12F.	In the past year, what was your

Job Occupation:

Position/Job Title:

13.	RECENT MEDICAL HISTORY

13A.	Do you consider yourself to be in good medical health? [ ] Yes [ ] No

If No, please state reason:

13B.	In the past year, have you developed:

	Yes	No	Further Comments
Epilepsy
Rheumatic Fever
Kidney disease
Bladder disease
Diabetes
Jaundice
Cancer

14.	CHEST COLD AND ILLNESSES

14A.	If you get a cold, does it usually go into your chest?
[ ] Yes [ ] No [ ] I don’t get colds

15A.	During the past 3 years, have you had any chest illnesses that have kept you off work, indoors at home or in bed?
[ ]	Yes [ ] No

If Yes to 15A

15B.	Did you produce phlegm with any of these chest illnesses?
[ ]	Yes [ ] No [ ] Does not apply

15C.	In the past year, how many such illnesses with increased phlegm did you have which lasted a week or more?
[ ] Yes (Number of illnesses ) [ ] No such illnesses

16.	RESPIRATORY SYSTEM

16A.	In the past year, have you had:

	Yes	No	Further Comments
Asthma
Bronchitis
Hay fever
Other allergies
Pneumonia
Tuberculosis
Chest surgery
Other lung problems
Heart disease

16B.	Do you have:

	Yes	No	Further Comments
Frequent colds
Chronic cough
Shortness of breath when climbing one flight of stairs

16C.	Do you:

	Yes	No	Further Comments
Wheeze
Cough up phlegm
Smoke cigarettes

16D.	If you smoke cigarettes, please indicate how many packs per day:

Number of packs

How many years

Signature:

Date:

Note: Authority cited: Sections 142.3, 9020, 9030 and 9040, Labor code. Reference: Sections 142.3, 9004.(b), 9006, 9009, 9020, 9030, and 9040, Labor Code

INITIAL MEDICAL QUESTIONNAIRE

1.	Name:

2.	Social Security No.: - -

3.	Home Address:

4.	Present Occupation:

5.	Department:

6.	Work Address:

7.	Zip Code:

8.	Telephone Number:

9.	Interviewer:

10.	Date:

11.	Date of Birth:

12.	Place of Birth:

13.	Sex: [ ] Male [ ] Female

14.	What is your marital status?
[ ] Single [ ] Married [ ] Widowed [ ] Separated/Divorced

15. Race:	[ ] White	[ ] Black	[ ] Asian
	[ ] Hispanic	[ ] Indian	[ ] Other

16.	What is the highest grade completed in school?
(For example: 12 years for the completion of high school)

17A.	Have you ever worked full time (30 hours per week or more for 6 months or more)?
[ ] Yes [ ] No

17B.	Have you ever worked for a year or more in any dusty job?

[    ] Yes            [    ] No            [    ] Doesn’t apply

Specific job/industry:

Total years worked:

Was dust exposure: [    ] Mild            [    ] Moderate            [    ] Severe

17C.	Have you ever been exposed to any hazardous substances in your work?
[ ] Yes [ ] No

17D.	What has been your usual occupation or job; the one you have worked the longest?

Job Occupation:

Number of years employed in this occupation:

Position/Job Title:

Business, field or industry:

(Record on lines the years in which you have worked in any of these industries. e.g. 1960-1969).

17E.	In a mine [ ] Yes [ ] No

17F.	In a quarry? [ ] Yes [ ] No

17G.	In a foundry? [ ] Yes [ ] No

17H.	In a pottery? [ ] Yes [ ] No

17I.	In a cotton, flax or hemp mill? [ ] Yes [ ] No

17J.	With asbestos? [ ] Yes [ ] No

18.	PAST MEDICAL HISTORY

A.	Do you consider yourself to be in good medical health? [ ] Yes [ ] No

If No, please state reason

B.	Have you any defect of Vision? [ ] Yes [ ] No

If Yes, state nature of defect

C.	Have you a hearing defect? [ ] Yes [ ] No

If Yes, state nature of defect

D.	Are you suffering from or have you ever suffered from:

i)          Epilepsy (or fits, seizures, convulsions)?                     [    ] Yes                      [    ] No

ii)        Rheumatic fever?                     [    ] Yes                     [    ] No

iii)        Kidney disease?                     [    ] Yes                     [    ] No

iv)        Bladder disease?                   [    ] Yes                     [    ] No

v)        Diabetes?                               [    ] Yes                     [    ] No

vi)        Jaundice?                             [    ] Yes                     [    ] No

19.	CHEST COLDS AND ILLNESSES

A.	If you get a cold, does it usually go into your chest?

[    ] Yes         [    ] No         [    ] I don’t get colds

B.	During the past 3 years, have you had any chest illnesses that have kept you off work, indoors at home or in bed?

[    ] Yes            [    ] No

C.	If Yes to B:

i)     Did you produce phlegm with any of these chest illnesses?

        [    ]Yes                [    ] No

ii)    In the past 3 years, how many such illnesses with increase phlegm did you have which lasted a week or more?

        Number of illnesses                     [    ] No such illnesses

20.	Did you have any lung trouble before the age of 16? [ ] Yes [ ] No

21.	Have you ever had any of the following?

1A.	Attacks of bronchitis? [ ] Yes [ ] No

1B.	If Yes to 1A: Was it confirmed by a doctor? [ ] Yes [ ] No

1C.	At what age was your first attack? Age in years [ ] Does not apply

2A.	Pneumonia (include bronco-pneumonia)? [ ] Yes [ ] No

2B.	If Yes to 2A: Was it confirmed by a doctor? [ ] Yes [ ] No

2C.	At what age did it start? Age in years [ ] Does not apply

3A.	Hayfever? [ ] Yes [ ] No

3B.	If Yes to 3A: Was it confirmed by a doctor? [ ] Yes [ ] No

3C.	At what age did it start? Age in years [ ] Does not apply

22A.	Have you ever had chronic bronchitis? [ ] Yes [ ] No

If Yes to 22A:

B.	Do you still have it? [ ] Yes [ ] No [ ] Does not apply

C.	Was it confirmed by a doctor? [ ] Yes [ ] No

D.	At what age did it start? Age in years [ ] Does not apply

23A.	Have you ever had emphysema? [ ] Yes [ ] No

If Yes to 23A:

B.	Do you still have it? [ ] Yes [ ] No [ ] Does not apply

C.	Was it confirmed by a doctor? [ ] Yes [ ] No

D.	At what age did it start? Age in years [ ] Does not apply

24A.	Have you ever had asthma? [ ] Yes [ ] No

If Yes to 24A:

B.	Do you still have it? [ ] Yes [ ] No [ ] Does not apply

C.	Was it confirmed by a doctor? [ ] Yes [ ] No

D.	At what age did it start? Age in years [ ] Does not apply

E.	If you no longer have it, at what age did it stop?

Age stopped                  [    ] Does not apply

25.	Have you ever had:

A.	Any other chest illness? [ ] Yes [ ] No

If Yes, please specify

B.	Any chest operations? [ ] Yes [ ] No

If Yes, please specify

C.	Any chest injuries? [ ] Yes [ ] No

If Yes, please specify

26A.	Has a doctor ever told you that you have heart trouble? [ ] Yes [ ] No lf Yes to 26A:

B.	Have you ever had treatment for heart trouble in the past 10 years? [ ] Yes [ ] No

27A.	Has a doctor ever told you that you have high blood pressure? [ ] Yes [ ] No

27B.	Have you had any treatment for high blood pressure (hypertension) in the past 10 years?

[ ] Yes [ ] No [ ] Does not apply

28.	When did you last have your chest X-rayed? Year

29.	Where did you have your chest X-rayed (if known)?

What was the outcome?

FAMILY HISTORY

30.	Were either of your natural parents ever told by a doctor that they had a chronic lung condition such as:

	Father			Mother
	Yes	No	Unknown	Yes	No	Unknown
A. Chronic bronchitis
B. Emphysema
C. Asthma
D. Lung Cancer
E. Other chest conditions
F. Is parent currently alive

30G.	Please specify (parents) Father Mother

Age if living:

Age at death:

Unknown:

30H.	Please specify cause of death:

Father
Mother

COUGH

31A.	Do you usually have a cough? [ ] Yes [ ] No
(Count a cough with first smoke or on first going out of doors. Exclude clearing of throat).
If not, skip to question 31C.

31B.	Do you usually cough as much as 4 to 6 times a day or more days out of the week?
[ ] Yes [ ] No

31C.	Do you usually cough at all on getting up or first thing in the morning?
[ ] Yes [ ] No

31D.	Do you usually cough at all during the rest of the day or night?
[ ] Yes [ ] No

If Yes to any of the above (31A, B, C, or D), please answer the following. If no to all, check “Does not apply”, and skip to the next page (WHEEZING).

31E.	Do you usually cough like this on most days for 3 consecutive months or more during the year?
[ ] Yes [ ] No [ ] Does not apply

31F.	For how many years have you had the cough? years

32A.	Do you usually bring up phlegm from your chest? [ ] Yes [ ] No
(Count phlegm with the first smoke or on first going out of doors. Exclude phlegm from the nose. Count swallowed phlegm.) (If No, skip to 32C)

32B.	Do you usually bring up phlegm like this as much as twice a day, 4 of more days out of the week?
[ ] Yes [ ] No

32C.	Do you usually bring up phlegm at all on getting up or first thing in the morning?
[ ] Yes [ ] No

32D.	Do you usually bring up phlegm at all during the rest of the day or at night?
[ ] Yes [ ] No

If Yes to any of the above (32A, B, C or D), answer 32 E and 32F. If no to all, check “Does not apply” and skip to 33A.

32E.	Do you bring up phlegm like this on most days for 3 consecutive months or more during the year?
[ ] Yes [ ] No [ ] Does not apply

32F.	For how many years have you had trouble with phlegm? years.

EPISODES OF COUGH AND PHLEGM

33A.	Have you had episodes of (increased*) cough and phlegm lasting for 3 weeks or more each year?

* For persons who usually have cough and/or phlegm
[ ] Yes [ ] No

lf Yes to 33A:

33B.	For how long have you had at least 1 such episode per year?
Number of episodes

WHEEZING

34A.	Does your chest ever sound wheezy or whistling?

When you have a cold? [ ] Yes [ ] No

Occasionally apart from colds? [ ] Yes [ ] No

Most days or nights? [ ] Yes [ ] No

If Yes to 34A:

34B.	For how many years has this been present?
Number of years [ ] Does not apply

35A.	Have you ever had an attack of wheezing that has made you feel short of breath?
[ ] Yes [ ] No

If Yes to 35A:

35B.	How old were you when you had your first such attack? Years

35C.	Have you had two or more of such episodes? [ ] Yes [ ] No

35D.	Have you ever required medicine or treatment for the(se) attack(s)?
[ ] Yes [ ] No

BREATHLESSNESS

36.	If disabled from walking by any condition other than heart or lung disease, please describe and proceed to question 38A.

Nature of conditions:

37A.	Are you troubled by shortness of breath when hurrying on the level or walking up a slight hill? [ ] Yes [ ] No

In Yes to 37A:

37B.	Do you have to walk slower than people of your age on the level because of breathlessness? [ ] Yes [ ] No

37C.	Do you ever have to stop for breath when walking at your own pace on the level? [ ] Yes [ ] No

37D.	Do you ever have to stop for breath after walking about 100 yards (or after a few minutes) on the level?
[ ] Yes [ ] No

37E.	Are you too breathless to leave the house or breathless on dressing or climbing one flight of stairs? [ ] Yes [ ] No

TOBACCO SMOKING

38A.	Have you ever smoked cigarettes? (No means less than 20 packs of cigarettes or 12 oz. of tobacco in a lifetime or less than 1 cigarette a day for one year). [ ] Yes [ ] No lf Yes to 38A:

38B.	Do you now smoke cigarettes (as of one month ago)? [ ] Yes [ ] No

38C.	How old were you when you first started regular cigarette smoking? Age in years [ ] Does not apply

38D.	If you have stopped smoking cigarettes completely, how old were you when you stopped?
Age stopped [ ] Check if still smoking [ ] Does not apply

38E.	How many cigarettes do you smoke per day now? Cigarettes per day

38F.	On the average of the entire time you smoked, how many cigarettes did you smoke per day?
Cigarettes per day [ ] Does not apply

38G.	Do you or did you inhale the cigarette smoke?
[ ] Does not apply [ ] Not at all [ ] Slightly
[ ] Moderately [ ] Deeply

39A.	Have you ever smoked a pipe regularly? (Yes means more than 12 oz. of tobacco in a lifetime). [ ] Yes [ ] No

If yes to 39A:

FOR PERSONS WHO HAVE EVER SMOKED A PIPE

39B.	How old were you when you started to smoke a pipe regularly?
Age

If you stopped smoking a pipe completely, how old were you when you stopped?
Age stopped [ ] Check if still smoking pipe [ ] Does not apply

39C.	On the average over the entire time you smoked a pipe, how much pipe tobacco did you smoke per week?
oz. per week. (a standard pouch of tobacco contains 1.5 oz.)
[ ] Does not apply

39D.	How much pipe tobacco are you smoking now?
oz. per week. [ ] Not currently smoking a pipe

39E.	Do you or did you inhale the pipe smoke?
[ ] Does not apply [ ] Not at all [ ] Slightly
[ ] Moderately [ ] Deeply

40A.	Have you ever smoked cigars regularly? (Yes means more than 1 cigar per week for a year).
[ ] Yes [ ] No

If Yes to 40A:

FOR PERSONS WHO HAVE EVER SMOKED CIGARS

40B.	How old were you when you started smoking cigars regularly? Age

If you have stopped smoking cigars completely, how old were you when you stopped?

             Age stopped        [    ] Check if still smoking cigars    [    ] Does not apply

40C.	On the average over the entire time you smoked cigars, how many cigars did you smoke per week?

             Cigars per week [    ] Does not apply

40D.	How many cigars are you smoking per week now?

             Cigars per week [    ] Not currently smoking cigars

40E.	Do you or did you inhale the cigar smoke?

[    ] Never smoked        [    ] Not at all            [    ] Slightly

[    ] Moderately            [    ] Deeply

Signature:

Date:

Note: Authority cited: Sections 142.3, 9020, and 9040, Labor Code. Reference: Sections 142.3, 9004(b), 9006, 9009, 9020, 9030, Labor Code.

REASSESSMENT OF ASBESTOS CONTAINING MATERIAL

Type of asbestos-containing material(s):

[    ]    Sprayed or troweled-on ceiling or walls

[    ]    Sprayed or troweled-on structural members

[    ]    Insulation on pipes, tanks or boilers

[    ]    Other - Describe:

Location of asbestos containing materials:

Address                                                                      Building No:

                                                                                  Room No. (s):

General Description:

Abatement Status

[    ]    Encapsulated            [    ]    Enclosed             [    ]    Neither

Assessment

Observation	Comments
Evidence of physical damage
Evidence of water damage
Evidence of delamination or other deterioration
Degree of accessibility of the material
Location in an air plenum, air shaft, or air stream
Other observations (including the condition of the encapsulant or enclosure, if any)

____________________________________

        (Evaluator)                                                                          (Date)

PERIODIC AIR SAMPLING

The following schedule is provided to document the performance of periodic air sampling annually. Contact the Environmental Coordinator for each re-inspection.

Re-Inspection Deadline	Date Executed	Verifying Signature
1 / / 2004
2 / / 2005
3 / / 2006
4 / / 2007
5 / / 2008
6 / / 2009
7 / / 2010

This form is not a guarantee of successful completion of the re-inspection of the property and is only intended as a tool in achieving that goal within the time frame allocated. All Survey Reports shall be maintained.

RESPIRATORY PROTECTION PROGRAM FORM

Building Name/Number:

Building Address/Location:

This certification must be completed prior to initiating asbestos-related work in the above referenced building.

Based on Airborne fiber counts encountered on previous projects working on similar materials under similar conditions to those found on the above referenced property, the following level of respiratory protection is proposed for the indicated operations to maintain an airborne fiber count (as measured by P&CAM 239 Method) below the specified permissible exposure limit (PEL) inside the respirator facepiece. The recommended level of protection by EPA is at the statistical limit of detection using polarized light microscopy (0.01 fibers/cc). The OSHA “action level” is ten times higher (0.10 fibers/cc) using the same method.

The accredited contractor’s qualified representative certifies that to the best of his knowledge and belief the above represents a true and accurate representation of Airborne Fiber Counts to be expected for the operations indicated, and are based on verifiable fiber count data from past projects of similar scope.

Accredited Contractor:

                         By:                                                                                                           Date:

Print Name and Title:

RESPIRATOR TRAINING RECORD

Project Name:                                                                                                                                                                         Job Number:

Employee’s Name:                                                                                                                                                                 S. S. Number:

Your signature on this Respirator Training Record will attest to your having received and understood the basic respiratory training program which both CTL Environmental services and the occupational Safety and Health Administration (OSHA) require as part of their Respiratory Protection Standard.

The basic respirator training program consists of the following items:

*	An explanation of the problems involved in misusing the respirator.

*	A discussion of why engineering controls could not be used effectively and as a result, respiratory protection equipment is required.

*	How and why this particular respirator was chosen for this specific job.

*	The limitations of the respirator that has been selected.

*	How to put on the respirator and properly adjust the facepiece and tension straps.

*	How to wear the respirator

*	What the essential points of the care and maintenance program are.

*	How to recognize and handle emergencies.

*	How to inspect the respirator

*	When to use an Air Purifying Respirator.

*	When a Type C supplied-air respirator is required.

*	The purpose of the medical evaluation.

*	How CTL Environmental Services conducts a proper fit-test.

*	A Powered Air Purifying Respirator (PAPR) is available to you upon request, provided it meets the protection factor for the hazard involved.

Employee’s Signature:                                          Date:

RESPIRATOR TEST SUMMARY

Name of Employee:

Social Security Number:                                                    -                                   -

Test Date:

Conducted by:

Respirator selected:

Manufacturer:                                                                                                                    Model:

Respirator size:                                      MSHA/NIOSH Approval No.: TC-                  -

Type(s) of Test Conducted:

Testing Agent(s) Used:

Signature of Person Conducting Test:

Asbestos Work Activities Checklist

MINI-ENCLOSURE

Floor No.:                                                                                                           Date:

Location:

Personnel performing the work:

Project Authorization:

[                    ]        Signs posted:

[                    ]        Fixtures removed or covered:

[                    ]        Glove bag sealed:

[                    ]        Floor covering:

[                    ]        Smoke test performed:

[                    ]        Respirators:

[                    ]        Full body coveralls:

[                    ]        HEPA vacuums:

[                    ]        Disposal bags:                    [    ] Labeled:                    [    ] Sealed:

[                    ]        Waste Storage:

[                    ]        Final clean-up:

Comments:

CERTIFICATE OF WORKER’S ACKNOWLEDGEMENT AND TRAINING

PROJECT NAME:                                                                       DATE:

PROJECT ADDRESS:

CONTRACTOR’S NAME:

WORKING WITH ASBESTOS CAN BE DANGEROUS, INHALING ASBESTOS FIBERS HAS BEEN LINKED WITH VARIOUS TYPES OF CANCER. IF YOU SMOKE AND INHALE ASBESTOS FIBERS, THE CHANCE THAT YOU WILL DEVELOP LUNG CANCER IS GREATER THAN THAT OF THE NON-SMOKING PUBLIC.

Your employer’s contract with the Owner for the above project requires that: You be supplied with the proper respirator and be trained in it’s use; you be trained in safe work practices and in the use of the equipment found on the job; and you receive a medical examination. These things are to have been done at no cost to you. By signing this certification, you are assuring the Owner that your employer has bet these obligations to you.

RESPIRATORY PROTECTION: I have been trained in the proper use of respirators and informed of the type of respirator to be used on the above referenced project. I have been equipped at no cost with the respiratory equipment to be used on the above project.

TRAINING COURSE: I have been trained in the dangers inherent in handling asbestos and breathing asbestos dust and in proper work practices. Information covered in the course included the following:

PHYSICAL CHARACTERISTICS OF ASBESTOS

HEALTH HAZARDS ASSOCIATED WITH ASBESTOS

RESPIRATORY PROTECTION

USE OF PROTECTIVE EQUIPMENT

NEGATIVE PRESSURE SYSTEMS

WORK PRACTICES INCLUDING HANDS ON OR ON-JOB TRAINING

PERSONAL DECONTAMINATION PROCEDURES

AIR MONITORING, PERSONAL AND AREA

MEDICAL EXAMINATION: I have had a medical examination within the past 12 months which was paid for by my employer. This examination included: health history, pulmonary function tests and may have included an evaluation of a chest x-ray.

SIGNATURE:

PRINTED NAME:

SOCIAL SECURITY NUMBER:

WITNESS:

Appendix D

Survey Report